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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

LaSalle Hotel Properties

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
LaSalle Hotel Properties' Common Shares of Beneficial Interest, par value $0.01 per share ("Common Shares")
LaSalle Hotel Properties' 6.375% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share ("Series I Preferred Shares")
LaSalle Hotel Properties' 6.3% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share ("Series J Preferred Shares")
	(2)	Aggregate number of securities to which transaction applies:
110,382,519 outstanding Common Shares (including 266,749 restricted share awards)
103,935 Common Shares issuable pursuant to outstanding awards of deferred Common Shares
550,118 Common Shares issuable upon the automatic vesting of 550,118 outstanding awards of performance shares with respect to Common Shares
145,223 Common Shares issuable upon conversion of 145,223 outstanding partnership common units (other than common units held by LaSalle Hotel Properties) in LaSalle Hotel Operating Partnership, L.P.
4,400,000 outstanding Series I Preferred Shares
6,000,000 outstanding Series J Preferred Shares
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $3,984,590,132.50. The filing fee was calculated by adding (a) the product of 111,181,795 Common Shares (including restricted share awards and shares issuable upon conversion of operating partnership units, deferred shares and performance shares) that are exchangeable for cash in the mergers and the merger consideration of $33.50 to be paid with respect to each Common Share outstanding immediately prior to the mergers plus (b) the product of 10,400,000 Preferred Shares that are exchangeable for cash in the mergers and the merger consideration of $25.00 to be paid with respect to each Preferred Share outstanding immediately prior to the mergers (the "Total Consideration"). The filing fee equals the product of .0001245 multiplied by the Total Consideration.
	(4)	Proposed maximum aggregate value of transaction: $3,984,590,132.50
	(5)	Total fee paid: $496,081.47
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION — PRELIMINARY PROXY STATEMENT DATED JUNE 18, 2018

7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814

[    •    ], 2018

Dear Shareholder,

              Holders of LaSalle Hotel Properties' common shares of beneficial interest are cordially invited to attend a special meeting of shareholders of LaSalle Hotel Properties, a Maryland real estate investment trust, to be held on [    •    ], 2018 at [    •    ], local time, at [    •    ]. At the special meeting, you will be asked to consider and vote on the merger of LaSalle Hotel Properties with and into BRE Landmark L.P., an affiliate of The Blackstone Group L.P., which we refer to as the merger, and other transactions contemplated by the Agreement and Plan of Merger, dated as of May 20, 2018 and as may be amended from time to time, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and affiliates of The Blackstone Group L.P., which we refer to as the merger agreement. If the merger is completed, you, as a holder of common shares of LaSalle Hotel Properties, will be entitled to receive $33.50 in cash, without interest and less any applicable withholding taxes, in exchange for each common share you own, as more fully described in the enclosed proxy statement.

              After careful consideration, our board of trustees has unanimously (1) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (2) determined and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of LaSalle Hotel Properties, its shareholders and the limited partners of LaSalle Hotel Operating Partnership, L.P. and (3) resolved to recommend that the shareholders of LaSalle Hotel Properties approve the merger and the other transactions contemplated by the merger agreement. Our board of trustees recommends that you vote "FOR" the approval of the merger and the other transactions contemplated by the merger agreement.

              The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares as of the record date for the special meeting, which was the close of business on [    •    ], 2018. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the exhibits. You may also obtain more information about LaSalle Hotel Properties from us or from documents we have filed with the Securities and Exchange Commission.

              Your vote is very important regardless of the number of common shares that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy to vote your common shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or providing voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your common shares voted as instructed in your proxy, or you may withdraw your proxy at the special meeting and vote your common shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote "AGAINST" approval of the merger and the other transactions contemplated by the merger agreement.

              On behalf of the board of trustees, thank you for your continued support.

Sincerely,
Michael D. Barnello
President and Chief Executive Officer

              This proxy statement is dated [    •    ], 2018 and is first being mailed to our shareholders on or about [    •    ], 2018.

LASALLE HOTEL PROPERTIES
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [    •    ], 2018

To the Shareholders of LaSalle Hotel Properties:

              Holders of LaSalle Hotel Properties' common shares of beneficial interest are cordially invited to attend a special meeting of shareholders of LaSalle Hotel Properties, a Maryland real estate investment trust, to be held on [    •    ], 2018 at [    •    ], local time, at [    •    ]. The special meeting is being held for the purpose of acting on the following matters:

  1.
  To consider and vote on a proposal to approve the merger of LaSalle Hotel Properties with and into BRE Landmark L.P., which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 20, 2018 and as may be amended from time to time, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P., BRE Landmark Parent L.P., BRE Landmark L.P. and BRE Landmark Acquisition L.P., which we refer to as the merger agreement;

  2.
  To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

  3.
  To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

              The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to our bylaws, no business may be transacted at the special meeting except as specifically designated in this Notice of Special Meeting. Our board of trustees has fixed the close of business on [    •    ], 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof.

              Our board of trustees has unanimously (1) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (2) determined and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of LaSalle Hotel Properties, its shareholders and the limited partners of LaSalle Hotel Operating Partnership, L.P. and (3) resolved to recommend that the shareholders of LaSalle Hotel Properties approve the merger and the other transactions contemplated by the merger agreement. Our board of trustees recommends that you vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and "FOR" the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

              All holders of record of our common shares and our preferred shares as of the record date, which was the close of business on [    •    ], 2018, are entitled to receive notice of the special meeting or any postponement or adjournment of the special meeting. However, only holders of our common shares as of the record date are entitled to attend and vote at the special meeting or any postponement or adjournment of the special meeting. Holders of our preferred shares are entitled to notice of the special meeting, but are not entitled to attend or vote at the special meeting and no vote or proxy is being solicited from the holders of our preferred shares.

              The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares as of the record date for the special meeting. Accordingly, your vote is very important regardless of the number of common shares that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy to vote your common shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting, you may continue to have your common shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your common shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the common shares that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

              The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will have no effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

              Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting in person at the special meeting. Attendance alone will not be sufficient to revoke a previously authorized proxy.

              Under Maryland law, because our common shares were listed on the New York Stock Exchange at the close of business on the record date, you do not have any appraisal rights, dissenters' rights or the rights of an objecting shareholder in connection with the merger. In addition, common shareholders may not exercise any appraisal rights, dissenters' rights or the rights of an objecting shareholder to receive the fair value of the shareholder's common shares in connection with the merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless expressly required by the Maryland REIT Law.

              We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your common shares will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

BY ORDER OF THE BOARD OF TRUSTEES

Michael D. Barnello President and Chief Executive Officer

Bethesda, Maryland [•], 2018

i

Page
Opinions of Our Financial Advisors	72
Financing	84
Interests of Our Trustees, Executive Officers and Employees in the Mergers	85
Regulatory Matters	91
Material U.S. Federal Income Tax Consequences	91
Delisting and Deregistration of Our Common Shares and Preferred Shares	96
THE MERGER AGREEMENT	97
Structure	97
Effective Times; Closing Date	98
Organizational Documents	98
Trustees and Officers; General Partner and Limited Partners	99
Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares	99
Treatment of Interests in the Operating Partnership	100
No Further Ownership Rights	101
Exchange and Payment Procedures	101
Representations and Warranties	102
Conduct of Our Business Pending the Mergers	107
Shareholders' Meeting	110
Agreement to Take Certain Actions	112
Restriction on Solicitation of Acquisition Proposals	113
Obligation of the Board of Trustees with Respect to Its Recommendation	115
Employee Benefits	119
Financing Cooperation	120
Pre-Closing Transactions	122
Certain Other Covenants	123
Conditions to the Mergers	124
Termination of the Merger Agreement	125
Termination Fees	127
Limited Guarantee and Remedies	127
Amendment and Waiver	128
MARKET PRICE OF OUR COMMON SHARES	129
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	131
NO DISSENTERS' RIGHTS OF APPRAISAL	133
SUBMISSION OF SHAREHOLDER PROPOSALS	133
SHAREHOLDERS SHARING THE SAME ADDRESS	134
OTHER MATTERS	134
WHERE YOU CAN FIND MORE INFORMATION	134
Exhibits:

Exhibit A—Agreement and Plan of Merger, dated as of May 20, 2018, by and among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P., BRE Landmark Parent L.P., BRE Landmark L.P. and BRE Landmark Acquisition L.P.

A-1
Exhibit B—Opinion of Citigroup Global Markets Inc., dated May 20, 2018.	B-1
Exhibit C—Opinion of Goldman Sachs & Co. LLC, dated May 20, 2018.	C-1

ii

SUMMARY

              This summary highlights only selected information from this proxy statement relating to (1) the merger of LaSalle Hotel Properties with and into BRE Landmark L.P., which we refer to as the merger, (2) the merger of BRE Landmark Acquisition L.P. with and into LaSalle Hotel Operating Partnership, L.P., which we refer to as the partnership merger, and (3) other transactions contemplated by the Agreement and Plan of Merger, dated as of May 20, 2018 and as may be amended from time to time, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and affiliates of The Blackstone Group L.P., which we refer to as the merger agreement. References to the mergers refer to both the merger and the partnership merger. In this proxy statement, we refer to the date on which the closing of the mergers occurs as the closing date.

              This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that is important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the terms of the mergers and related transactions, you should read carefully this proxy statement in its entirety, including the exhibits and the other documents to which we have referred you, including the merger agreement attached as Exhibit A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our shareholders on or about [    •    ], 2018.

The Parties to the Mergers (page 29)

LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814
(301) 941-1500

              LaSalle Hotel Properties, which we refer to as "we," "our," "us," or "the Company," was organized as a Maryland real estate investment trust on January 15, 1998, and primarily buys, owns, redevelops and leases upscale and luxury full-service hotels located in convention, resort and major urban business markets. The Company is a self-administered and self-managed real estate investment trust, which we refer to as a REIT, as defined in the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

LaSalle Hotel Operating Partnership, L.P.
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814
(301) 941-1500

              LaSalle Hotel Operating Partnership, L.P., which we refer to as the Operating Partnership, was formed as a Delaware limited partnership on January 13, 1998. We are the sole general partner of the Operating Partnership, and, as of March 31, 2018, we owned, through a combination of direct and indirect interests, approximately 99.9% of the common units of the Operating Partnership. The remaining 0.1% is held by limited partners who owned 145,223 common units of the Operating Partnership as of March 31, 2018.

BRE Landmark Parent L.P.
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
(212) 583-5000

              BRE Landmark Parent L.P., which we refer to as Parent, is a Delaware limited partnership and an affiliate of Blackstone Real Estate Partners VIII L.P. We refer to Blackstone Real Estate Partners VIII L.P. as the Sponsor. Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Sponsor is an affiliate of The Blackstone Group L.P., which we refer to as Blackstone.

              Blackstone is a global leader in real estate investing. Blackstone's real estate business was founded in 1991 and has approximately $120 billion in investor capital under management. Blackstone's real estate portfolio includes hotel, office, retail, industrial and residential properties in the U.S., Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics) and prime office buildings in the world's major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust, Inc.

BRE Landmark L.P.
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
(212) 583-5000

              BRE Landmark L.P., which we refer to as Merger Sub, is a Delaware limited partnership. BRE Landmark LLC, which we refer to as Merger Sub GP, a Delaware limited liability company, is the sole general partner of Merger Sub. Merger Sub was formed solely for purposes of facilitating Parent's acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving entity.

BRE Landmark Acquisition L.P.
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
(212) 583-5000

              BRE Landmark Acquisition L.P., which we refer to as Merger OP, is a Delaware limited partnership. BRE Landmark Acquisition LLC, which we refer to as Merger OP GP, is a Delaware limited liability company, and is the sole general partner of Merger OP. Merger OP was formed solely for purposes of facilitating Parent's acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger OP will merge with and into the Operating Partnership, and the Operating Partnership will continue as the surviving partnership.

The Special Meeting (page 31)

The Proposals

              The special meeting of our shareholders will be held on [    •    ], 2018 at [    •    ], local time, at [    •    ]. At the special meeting, holders of our common shares of beneficial interest, par value $0.01 per share, which we refer to as our common shares, will be asked to consider and vote on (1) a proposal to approve the merger and the other transactions contemplated by the merger agreement, (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and (3) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

              Pursuant to our bylaws, no business may be transacted at the special meeting except as specifically designated in the Notice of Special Meeting.

Record Date, Notice and Quorum

              All holders of record of our common shares and preferred shares as of the record date, which was the close of business on [    •    ], 2018, are entitled to receive notice of the special meeting or any postponement or adjournment of the special meeting. Each common shareholder will be entitled to cast one vote on each matter presented at the special meeting for each common share that such holder owned as of the record date. On the record date, there were [    •    ] common shares outstanding and entitled to vote at the special meeting. Only holders of our common shares as of the record date are entitled to attend and vote at the special meeting or any postponement or adjournment of the special meeting. Holders of our preferred shares are entitled to notice of the special meeting, but are not entitled to attend or vote at the special meeting and no vote or proxy is being solicited from the holders of our preferred shares.

              The presence in person or by proxy of our common shareholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

              Completion of the mergers requires approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares as of the record date for the special meeting, which we refer to as shareholder approval. Because the required vote for this proposal is based on the number of votes our common shareholders are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

              In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

              As of the record date, our trustees and executive officers owned and are entitled to vote an aggregate of approximately [    •    ] common shares, entitling them to exercise approximately [    •    ]% of the voting power of our common shares entitled to vote at the special meeting. Our trustees and executive officers have informed us that they intend to vote the common shares that they own in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and in favor of the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, although they have no obligation to do so.

Proxies; Revocation

              Any of our common shareholders of record entitled to vote may authorize a proxy to vote his, her or its common shares by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the special meeting in person. If the common shares that you own are held in "street name" by your broker, you should instruct your broker on how to vote your common shares using the instructions provided by your broker.

              Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Corporate Secretary or by your voting in person at the special meeting. Attendance alone will not be sufficient to revoke a previously authorized proxy.

The Mergers (page 35)

              Pursuant to the merger agreement, on the closing date, Merger OP will be merged with and into the Operating Partnership and the separate existence of Merger OP will cease. The Operating Partnership will continue as the surviving partnership in the partnership merger. We use the term Surviving Partnership in this proxy statement to refer to the Operating Partnership following the partnership merger effective time.

              The partnership merger will become effective on the date and time at which such certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other date and time agreed between the parties to the merger agreement and specified in such certificate of merger. We use the term partnership merger effective time in this proxy statement to refer to the time the partnership merger becomes effective.

              Also on the closing date, immediately after the partnership merger effective time, we will be merged with and into Merger Sub and the separate existence of the Company will cease. Merger Sub will continue as the surviving entity in the merger. We use the term Surviving Entity in this proxy statement to refer to Merger Sub following the merger effective time.

              We and Merger Sub will execute articles of merger and cause them to be accepted for record by the State Department of Assessments and Taxation of the State of Maryland, and cause a certificate of merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware. The merger will become effective after the partnership merger effective time on the date and time at which the articles of merger have been filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland or at such other date and time as is agreed between the parties to the merger agreement and specified in the articles of merger. We use the term merger effective time in this proxy statement to refer to the time the merger becomes effective.

Recommendation of Our Board of Trustees (page 68)

              Our board of trustees has unanimously:

  •
  approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement;

  •
  determined and declared that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company, our shareholders and the limited partners of the Operating Partnership; and

  •
  resolved to recommend that you vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and "FOR" the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Opinions of Our Financial Advisors (page 72)

Opinion of Citigroup Global Markets Inc.

              In connection with the transactions contemplated by the merger agreement, on May 20, 2018, Citigroup Global Markets Inc., which we refer to as Citi, delivered an oral opinion, subsequently confirmed by the delivery of a written opinion dated May 20, 2018, to our board of trustees as to the fairness, from a financial point of view and as of the date of the opinion, of the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement. The full text of Citi's written opinion dated May 20, 2018, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Exhibit B to this proxy statement and is incorporated herein by reference. The description of Citi's opinion set forth in the section entitled "The Mergers—Opinions of Our Financial Advisors—Opinion of Citi" is qualified in its entirety by reference to the full text of Citi's opinion. Citi's opinion was provided for the information of our board of trustees (in its capacity as such) in connection with its evaluation of the per share merger consideration from a financial point of view and did not address any other terms, aspects or implications of the transactions contemplated by the merger agreement. Citi was not requested to consider, and its opinion did not address, our underlying business decision to effect the mergers, the relative merits of the mergers as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. Citi's opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed mergers or otherwise. Pursuant to an engagement letter between us and Citi, we have agreed to pay Citi an aggregate fee of approximately $20 million, $3 million of which became payable at or prior to the announcement of the mergers (including $1.5 million of which that became payable upon Citi's delivery of the opinion described in the section entitled "The Mergers—Opinions of Our Financial Advisors—Opinion of Citi") and the remainder of which is contingent upon the closing of the mergers.

Opinion of Goldman Sachs & Co. LLC

              At a meeting of our board of trustees held on May 20, 2018, Goldman Sachs & Co. LLC, which we refer to as Goldman Sachs, delivered to our board of trustees its opinion, subsequently confirmed in writing, that, as of May 20, 2018 and based upon and subject to the factors and assumptions set forth therein, the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement was fair from a financial point of view to such holders.

              The full text of the written opinion of Goldman Sachs, dated May 20, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Exhibit C and is incorporated herein by reference. Goldman Sachs provided advisory services and its opinion for the information and assistance of our board of trustees in connection with its consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of our common shares should vote with respect to the transactions contemplated by the merger agreement or any other matter. Pursuant to an engagement letter between us and Goldman Sachs, we have agreed to pay Goldman Sachs an aggregate fee of approximately $20 million, $1.5 million of which became payable at or prior to the announcement of the mergers and the remainder of which is contingent upon the closing of the mergers.

              For further information, see the section entitled "The Mergers—Opinions of Our Financial Advisors" and Exhibit B and Exhibit C.

Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares (page 99)

Common Shares

              The merger agreement provides that, at the merger effective time, each common share issued and outstanding immediately prior to the merger effective time (other than (1) common shares held by us in our treasury or owned by Parent, Merger Sub, Merger OP or any of their respective subsidiaries, which will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor, and (2) any of our outstanding restricted share awards, which will receive the treatment described in the section entitled "The Merger Agreement—Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares—Restricted Share Awards") will be automatically cancelled and converted into the right to receive an amount in cash equal to $33.50 (which per share amount we refer to as the merger consideration), without interest. If we declare a distribution to our shareholders that we determine in good faith to be required to be distributed to qualify as a REIT under the Code or to avoid the incurrence of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to such distribution.

Restricted Share Awards

              In accordance with the terms of the restricted share agreements, the merger agreement provides that, immediately prior to the merger effective time, each outstanding restricted share award will automatically become fully vested and all restrictions and repurchase rights will lapse, and all of our common shares represented thereby will be considered outstanding for all purposes of the merger agreement and subject to the right to receive the merger consideration, less any required tax withholdings.

Performance Shares

              The performance-based share award agreements provide that the number of common shares subject to each award that would become vested upon a change in control is based on the measurement of certain performance criteria as of the closing date of the change in control. Accordingly, the number of earned performance shares under each such performance award could range between zero to 200% of the target number of common shares subject to such performance award. Based on the $33.50 per share merger consideration, the Company calculated at the time the merger agreement was executed that, Michael D. Barnello, our President and Chief Executive Officer, and Alfred L. Young, Jr., our Executive Vice President and Chief Operating Officer, would have received 180% of their target number of common shares and Kenneth G. Fuller, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer, would have received 175% of his target number of common shares. In connection with entering into the merger agreement, the Company and Parent evaluated the number of common shares that could be earned and vested upon the closing of the mergers and, in order to avoid uncertainty, the Company and Parent agreed, and the merger agreement provides, that, immediately prior to the merger effective time, each outstanding performance award, including those held by our executive officers, will automatically become earned and vested with respect to 150% of the target number of common shares subject to such performance award. Such provision does not apply to an aggregate of 24,613 unearned and unvested performance awards (assuming "target" performance) held by Messrs. Barnello and Young that are expected to vest pursuant to the terms of the applicable award agreements in July 2018. Immediately prior to the merger effective time, each earned performance share will be cancelled in exchange for the merger consideration, without interest and less any required tax withholdings. Additionally, in accordance with the terms of the performance-based share award agreements, in connection with the mergers, on the closing date, the Company will pay each holder of a performance award an amount equal to all accrued and unpaid cash dividends that would have been paid on such earned performance shares as if such earned performance shares had been issued and outstanding from the grant date up to, and including, the merger effective time, less any required tax withholdings.

Deferred Shares

              In accordance with the terms of our Trustee Fee Deferral Program, which we refer to as the trustee fee deferral program, the merger agreement provides that, immediately prior to the merger effective time, each outstanding deferred share award will automatically be cancelled and, in exchange therefor, the Company will pay each former holder of any such cancelled deferred common share, including any of our common shares attributable to dividend equivalent rights accrued with respect thereto, an amount equal to the merger consideration, without interest and less any required tax withholdings.

Preferred Shares

              The merger agreement provides that, at Parent's request, we will deliver notices of redemption to the holders of record of (1) our 6.375% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest and (2) our 6.3% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, which we collectively refer to as our preferred shares, in accordance with the articles supplementary related to such preferred shares. The redemption notices will be prepared by Parent, in form and substance reasonably approved by the Company, and will state that each preferred share held by such holder immediately prior to the merger effective time will be redeemed in the merger on the closing date through the payment of an amount, without interest and less any required tax withholdings, equal to $25.00 plus accrued and unpaid dividends. The redemption notices will include the other information required by the articles supplementary. If Parent has not requested us to provide the redemption notices prior to the 32nd day before the scheduled closing date and if we have asked

Parent to make such request or requests prior to such day, we may provide the redemption notices as described above.

Treatment of Interests in the Operating Partnership (page 100)

Limited Partner Interests

              At the partnership merger effective time, each common unit of the Operating Partnership issued and outstanding immediately prior to the partnership merger effective time (other than common units of the Operating Partnership held by us or our subsidiaries immediately prior to the partnership merger effective time) will be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the merger consideration, without interest. Each common unit of the Operating Partnership held by us immediately prior to the partnership merger effective time will be unaffected by the partnership merger and will remain outstanding as common units of the Surviving Partnership held by the Surviving Entity. At the partnership merger effective time, each preferred unit of the Operating Partnership issued and outstanding immediately prior to the partnership merger effective time will be cancelled and will no longer be outstanding. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger.

              As described below, if we declare a distribution to our shareholders that we determine in good faith to be required to be distributed to qualify as a REIT under the Code or to avoid the incurrence of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to such distribution.

General Partnership Interests

              At the partnership merger effective time, the general partnership interests of Merger OP outstanding immediately prior to the partnership merger effective time and owned by Merger OP GP will be converted into general partnership interests of the Surviving Partnership. Immediately following the partnership merger effective time, by virtue of the merger, Merger OP GP will be the general partner of the Surviving Partnership and will have such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.

Financing (page 84)

              In connection with the closing of the mergers, Parent will cause an aggregate of approximately $3.7 billion to be paid to the holders of our common shares, including holders of our restricted share awards, performance shares and deferred shares, and the limited partners (other than the Company) of the Partnership. In connection with our redemption of the preferred shares as described under "The Merger Agreement—Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares," Parent will cause us to deliver notices of redemption to the holders of our preferred shares and we will pay approximately $260 million (plus accrued and unpaid dividends to, but not including, the redemption date) to the holders of our preferred shares immediately prior to the mergers. In addition, Parent has informed us that in connection with the closing of the mergers, Parent expects to cause all of our outstanding term loans and all of the outstanding indebtedness under our senior unsecured credit facility and unsecured revolving credit facility to be prepaid in full at the closing. Parent has informed us that it expects our mortgage loans to be repaid or remain outstanding. As of May 31, 2018, we had approximately $855 million in aggregate principal amount of consolidated indebtedness under our term loans and senior unsecured credit facility and $225 million in aggregate principal amount of consolidated indebtedness under our mortgage loans.

              Parent has informed us that it is currently in the process of obtaining debt financing to be provided in connection with the mergers. In addition, it is expected that the Sponsor and its affiliates will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing.

              Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, and for other costs and expenses related to the financing and the mergers. Parent has informed us that it currently believes that the funds to be borrowed under the debt financing would be secured by, among other things, a first priority mortgage lien on certain properties which are wholly owned by us, escrows, reserves, a cash management account, or a first priority pledge of and security interest in the direct or indirect ownership interests in the owners of the properties, in each case, together with such other pledges and security required by the lender to secure and perfect their interest in the applicable collateral and that such debt financing would be conditioned on the mergers being completed and other customary conditions for similar financings.

              The merger agreement does not contain a financing condition or a "market MAC" condition to the closing of the mergers. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, all cooperation reasonably necessary and customary in connection with the arrangement of debt financing with respect to us or our subsidiaries, or our or our subsidiaries' real property. For more information, see the sections entitled "The Merger Agreement—Financing Cooperation" and "The Merger Agreement—Conditions to the Mergers".

Interests of Our Trustees, Executive Officers and Employees in the Mergers (page 85)

              Our trustees, executive officers and employees have certain interests in the mergers that are different from, or in addition to, the interests of our shareholders generally. These interests may create potential conflicts of interest. The board was aware of these interests and considered them, among other matters, in reaching its decision to approve the mergers and the merger agreement. These interests include the following:

      •
      In accordance with the terms of the trustee fee deferral program, the merger agreement provides that, each award of deferred shares outstanding immediately prior to the merger effective time will automatically be cancelled in exchange for the right to receive the merger consideration, without interest, less any required tax withholdings. Deferred shares issued under the trustee fee deferral program represent amounts previously earned and voluntarily deferred by our non-management trustees.

      •
      In accordance with the terms of the restricted share agreements, the merger agreement provides that, effective immediately prior to the merger effective time, each restricted share award that is outstanding immediately prior to the merger effective time, including those held by our executive officers, will automatically become fully vested and non-forfeitable, and our common shares represented thereby will be considered outstanding for all purposes under the merger agreement and subject to the right to receive the merger consideration, less any required tax withholdings.

      •
      The performance-based share award agreements provide that the number of common shares subject to each award that would become vested upon a change in control is based on the measurement of certain performance criteria as of the closing date of the change in control. Accordingly, the number of earned performance shares under each such performance award could range between zero to 200% of the target number of common shares subject to such performance award. Based on the $33.50 per share merger consideration, the Company calculated at the time the merger agreement was executed that, Messrs. Barnello and Young would have received 180% of their target number of common shares and Mr. Fuller would have received 175% of his target number of common shares. In connection with entering into the merger agreement, the Company and Parent evaluated the number of common shares that could be earned and vested upon the closing of the mergers and, in order to avoid uncertainty, the Company and Parent agreed, and the merger agreement provides, that, immediately prior to the merger effective time, each outstanding performance award, including those held by our executive officers, will automatically become earned and vested with respect to 150% of the target number of common shares subject to such performance award. Such provision does not apply to an aggregate of 24,613 unearned and unvested performance awards (assuming "target" performance) held by Messrs. Barnello and Young that are expected to vest pursuant to the terms of the applicable award agreements in July 2018. Immediately prior to the merger effective time, each earned performance share will be cancelled in exchange for the merger consideration, without interest and less any required tax withholdings. Additionally, in accordance with the terms of the performance-based share award agreements, in connection with the mergers, each holder of a performance award will receive a cash amount equal to all accrued and unpaid cash dividends that would have been paid on the earned performance shares as if the earned performance shares had been issued and outstanding from the grant date through the merger effective time, without interest and less any required tax withholdings.

      •
      As previously disclosed, we entered into an amended and restated change in control severance agreement with Mr. Barnello, effective October 19, 2009, and change in control severance agreements with Mr. Fuller, effective April 25, 2016, Mr. Young, effective November 3, 2009, and Ian Gaum, our Chief Investment Officer, effective December 17, 2013. Each severance agreement provides for certain severance payments and benefits upon termination by the Company without "cause" (as defined in the applicable severance agreement) or by the officer for "good reason" (as defined in the applicable severance agreement) in connection with, or within one year following, a change in control. The merger agreement provides that the occurrence of the merger effective time will be deemed to constitute a change in control under each severance agreement. Immediately after the merger effective time, the employment of each of Messrs. Barnello, Fuller, Young and Gaum, whom we refer to as our senior officers, will be deemed to have been terminated by the Company without "cause" as of the closing date and each officer will be entitled to certain severance payments and benefits as provided under the terms of the applicable severance agreements. Following the closing date, Parent will cause the Surviving Entity to pay all severance payments and benefits that each senior officer would be entitled to receive under the applicable severance agreement upon expiration of the seven-day revocation period following the execution and delivery by the applicable senior officer of a release agreement.

      •
      In order to reduce uncertainty in connection with the proposed mergers, the merger agreement provides that Parent will cause the Surviving Entity to pay pro-rated annual bonuses for the 2018 performance year for certain of our employees (other than our senior officers) no later than January 15, 2019 at 125% of the applicable employee's target bonus amount. The amount due to any employee who is terminated by Parent or the Surviving Entity without "cause" prior to January 15, 2019 will be pro-rated through the termination date and paid upon expiration of the seven-day revocation period following the execution and delivery by the applicable employee of a release agreement.

      •
      Following the Company's receipt of an unsolicited proposal for the acquisition of the Company, the board adopted an employee retention bonus plan to assure that the Company will retain and have the continued dedication of employees during a period of uncertainty at the Company. The aggregate value of the awards payable to certain of our employees (other than our senior officers) under the employee retention bonus plan is approximately $7,500,000. Parent will cause the Surviving Entity to pay, following the closing date, the amounts and benefits due to certain employees (other than our senior officers) under the Company's employee retention bonus plan upon expiration of the seven-day revocation period following the execution and delivery by the applicable participant of a release agreement.

      •
      In exchange for their services to the Company in connection with the mergers, each member of the transaction committee of the board is entitled to receive compensation of $20,000 per month, subject to an overall limit of $100,000 per member. The members of the transaction committee of the board are Jeffrey T. Foland, Darryl Hartley-Leonard and Stuart L. Scott.

      •
      On the closing date, our non-management trustees will be paid by the Company in cash in respect of their earned and unpaid 2018 board compensation.

Restriction on Solicitation of Acquisition Proposals (page 113)

              Under the terms of the merger agreement, we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposal or acquisition inquiry (each as defined in the section entitled "The Merger Agreement—Shareholders' Meeting"), including, among others, restrictions on our ability to furnish to any third parties any non-public information in connection with any acquisition proposal or acquisition inquiry, engage in any discussions or negotiations regarding any acquisition proposal or acquisition inquiry, or propose or agree to do any of the foregoing. Subject to the terms of the merger agreement, we or our subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if we receive an unsolicited bona fide written acquisition proposal from such third party after the date of the merger agreement that did not result from a breach of our obligations described in the sections entitled "The Merger Agreement—Restriction on Solicitation of Acquisition Proposals" and "The Merger Agreement—Obligation of the Board of Trustees with Respect to Its Recommendation" and our board of trustees determines in good faith, after consultation with our outside legal counsel and financial advisor, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal (as defined in the section entitled "The Merger Agreement—Restriction on Solicitation of Acquisition Proposals"). Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the merger agreement if our board of trustees approves, and concurrently with the termination of the merger agreement, we enter into, a definitive agreement providing for the implementation of a superior proposal (provided that such termination will not be effective until we have paid the $112 million company termination fee (as described in the section entitled "The Merger Agreement—Termination Fees")).

Conditions to the Mergers (page 124)

              Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

  •
  obtainment of shareholder approval;

  •
  a temporary restraining order, preliminary or permanent injunction or other writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any governmental entity preventing the consummation of the mergers must not have been issued by any governmental entity of competent jurisdiction and remain in effect, and there must not have been any law enacted or deemed applicable to the mergers that makes consummation of the mergers illegal or otherwise restricts or prohibits consummation of the mergers;

  •
  our and the Operating Partnership's and Parent's, Merger Sub's and Merger OP's respective representations and warranties in the merger agreement must be true and correct in the manner described in the section entitled "The Merger Agreement—Conditions to the Mergers;"

  •
  we and the Operating Partnership and Parent, Merger Sub and Merger OP must have performed in all material respects all obligations required to be performed by us and them under the merger agreement at or prior to the closing date;

  •
  since the date of the merger agreement, there must not have occurred any material adverse effect on us (as defined in the section entitled "The Merger Agreement—Representations and Warranties"); and

  •
  Parent must have received a tax opinion of our counsel, DLA Piper LLP (US), which we refer to as DLA Piper, (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent), dated as of the closing date (which such opinion is subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries), to the effect that beginning with our taxable year ended December 31, 2002 and until the closing of the mergers, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Termination of the Merger Agreement (page 125)

              We and Parent may mutually agree to terminate the merger agreement and abandon the mergers at any time prior to the closing of the mergers, even after we have obtained shareholder approval.

Termination by Either the Company or Parent

              In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement upon written notice to the other at any time prior to the closing of the mergers, even after we have obtained shareholder approval, if:

  •
  the closing date has not occurred on or before November 20, 2018, provided that the right to terminate the merger agreement under this bullet is not available to any party to the merger agreement whose material breach of any provision of the merger agreement has been the cause of, or resulted in, the failure of the mergers to be consummated by November 20, 2018;

  •
  any governmental entity of competent jurisdiction has issued a final and non-appealable writ, judgment, injunction, consent, order, decree, stipulation, award or executive order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided that the party to the merger agreement seeking to terminate the merger agreement must have used its reasonable best efforts to have such writ, judgment, injunction, consent, order, decree, stipulation, award or executive order lifted if and to the extent required by its obligations described in the section entitled "The Merger Agreement—Agreement to Take Certain Actions;" or

  •
  shareholder approval has not been obtained upon a vote taken at the special meeting (or any adjournment or postponement thereof).

Termination by the Company

              We may also terminate the merger agreement by written notice to Parent at any time prior to the closing of the mergers, even after we have obtained shareholder approval, if:

  •
  Parent, Merger Sub or Merger OP has breached any representation, warranty, covenant or other agreement contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018, provided that we will not be entitled to terminate the merger agreement under this bullet if we or the Operating Partnership are in breach of any of our or its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our or its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018;

  •
  prior to obtaining shareholder approval, our board of trustees have effected a change in recommendation in respect of a superior proposal in accordance with the requirements described in the sections entitled "The Merger Agreement—Restriction on Solicitation of Acquisition Proposals" and "The Merger Agreement—Obligation of the Board of Trustees with Respect to its Recommendation" and our board of trustees has approved, and concurrently with the termination under the provision described in this bullet, we enter into a definitive agreement providing for the implementation of such superior proposal, but only if we are not then in breach our obligations described in the section entitled "The Merger Agreement—Restriction on Solicitation of Acquisition Proposals," provided that such termination will not be effective until we have paid the company termination fee (as described in the section entitled "The Merger Agreement—Termination Fees"); or

  •
  all of the following requirements are satisfied:

    o
    all of the mutual conditions to the parties' obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the mergers, provided that each such condition would be satisfied on the date of the notice referenced in the immediately following bullet if the closing of the mergers were to occur on the date of such notice);

    o
    on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have irrevocably notified Parent in writing that all of the mutual conditions to the parties' obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the mergers, provided that each such condition would be satisfied on the date of such notice if the closing were to occur on the date of such notice) and we and the Operating Partnership are ready, willing and able to consummate the mergers; and

    o
    Parent, Merger Sub and Merger OP fail to consummate the mergers within three business days after our delivery to Parent of the notice referenced in the immediately preceding sub-bullet, and we and the Operating Partnership stood ready, willing and able to effect the closing of the mergers through the end of such three business day period.

Termination by Parent

              Parent may also terminate the merger agreement by written notice to us at any time prior to the closing of the mergers, even after we have obtained shareholder approval, if:

  •
  we or the Operating Partnership have breached any of our or its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our or its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018, provided that Parent will not be entitled to terminate the merger agreement under this bullet if any of Parent, Merger Sub or Merger OP is in breach of any of its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018; or

  •
  our board of trustees has (1) effected a change in recommendation in accordance with the requirements described in the section entitled "The Merger Agreement—Obligation of the Board of Trustees with Respect to its Recommendation" or (2) we or any of our subsidiaries enters into any alternative acquisition agreement.

Termination Fees (page 127)

Termination Fee Payable by the Company

              We have agreed to pay a termination fee as directed by Parent of $112 million, which we refer to as the company termination fee, if:

  •
  Parent terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled "The Merger Agreement—Termination of the Merger Agreement—Termination by Parent;"

  •
  we terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled "The Merger Agreement—Termination of the Merger Agreement—Termination by the Company;" or

  •
  all of the following requirements are satisfied:

    o
    we or Parent terminate the merger agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled "The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent" or Parent terminates the merger agreement pursuant to the provision described in the first bullet in the section entitled "The Merger Agreement—Termination of the Merger Agreement—Termination by Parent;" and

    o
    (1) an acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make an acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet in the section entitled "The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent," such acquisition proposal or publicly proposed or announced intention was made prior to the special meeting) and (2) within twelve months after the date of a termination referred to in the immediately preceding sub-bullet we enter into a definitive agreement in respect of, or consummate, any acquisition proposal (provided that for purposes of this sub-bullet, each reference to "20% or more" in the definition of "acquisition proposal" will be deemed to be references to "more than 50%").

Termination Fee Payable by Parent

              Parent has agreed to pay to us a termination fee of $336 million, which we refer to as the parent termination fee, if we terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled "The Merger Agreement—Termination of the Merger Agreement—Termination by the Company."

Limited Guarantee and Remedies (page 127)

              In connection with the merger agreement, the Sponsor entered into a limited guarantee in our favor to guarantee Parent's payment obligations with respect to the parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the limited guarantee.

              The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $336 million, plus all reasonable and documented third-party costs and out-of-pocket expenses (including reasonable fees of counsel) actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under the limited guarantee, if we prevail in such litigation or proceeding.

              We and the Operating Partnership cannot seek specific performance to require Parent, Merger Sub or Merger OP to consummate the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent, Merger Sub or Merger OP relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee under the conditions described in the section entitled "The Merger Agreement—Termination Fees—Termination Fee Payable by Parent." Parent, Merger Sub and Merger OP may, however, seek specific performance to require us and the Operating Partnership to consummate the mergers.

Regulatory Matters (page 91)

              We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of the State of Maryland, and the filing of the certificate of merger with respect to each of the merger and the partnership merger with the Secretary of State of the State of Delaware.

No Dissenters' Rights of Appraisal (page 133)

              We are organized as a real estate investment trust under Maryland law. Under Section 3-202 of the Maryland General Corporation Law, which we refer to as the MGCL, made applicable through Section 8-501.1(j) of the Maryland REIT Law, which we refer to as the MRL (and we refer to the MGCL and the MRL together as Maryland law), because our common shares were listed on the New York Stock Exchange, which we refer to as the NYSE, on the record date for determining shareholders entitled to vote at the special meeting, our common shareholders who object to the merger do not have any appraisal rights, dissenters' rights or the rights of an objecting shareholder in connection with the merger. In addition, holders of our common shares may not exercise any appraisal rights, dissenters' rights or the rights of an objecting shareholder to receive the fair value of the shareholder's shares in connection with the merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless expressly required by the MRL.

Material U.S. Federal Income Tax Consequences (page 91)

              The receipt of the merger consideration for each common share pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration you receive and your adjusted tax basis in your common shares. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Delisting and Deregistration of Our Common Shares and Preferred Shares (page 96)

              If the mergers are completed, our common shares and preferred shares will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Market Price of Our Common Shares (page 129)

              Our common shares have been listed on the NYSE under the symbol "LHO" since April 24, 1998. On May 18, 2018, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common shares reported on the NYSE was $31.90. On [    •    ], 2018, the last trading day before the date of this proxy statement, the closing price of our common shares reported on the NYSE was $[    •    ]. You are encouraged to obtain current market quotations for our common shares.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

              The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Exhibit A.

  Q:
  What is the proposed transaction?

  A:
  The proposed transaction is the acquisition of the Company and its subsidiaries, including the Operating Partnership, by affiliates of Blackstone pursuant to the merger agreement. Once the merger and the other transactions contemplated by the merger agreement have been approved by our common shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger OP will be merged with and into the Operating Partnership, with the Operating Partnership continuing as the Surviving Partnership. Immediately following the partnership merger effective time, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Exhibit A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

  Q:
  As a common shareholder, what will I receive in the merger?

  A:
  For each outstanding common share that you own immediately prior to the merger effective time, you will receive $33.50 in cash, without interest and less any applicable withholding taxes.

  Q:
  As a holder of preferred shares, what will I receive in the merger?

  A:
  For each outstanding preferred share that you own immediately prior to the merger effective time, you will receive $25.00 plus accrued and unpaid dividends, without interest and less any applicable withholding taxes.

  Q:
  Will I receive any regular quarterly dividends with respect to the common shares that I own?

  A:
  On March 15, 2018, our board of trustees declared a regular quarterly dividend of $0.45 per common share for the quarter ended March 31, 2018, which was paid on April 16, 2018 to shareholders of record at the close of business on March 29, 2018. Under the terms of the merger agreement, we may not declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any capital shares of us or our subsidiaries, other than (1) the payment of dividends or distributions declared prior to the date of the merger agreement, (2) the declaration and payment by us and the Operating Partnership of our regular quarterly dividend per common share or common unit of the Operating Partnership for the fiscal quarter ending June 30, 2018 with an anticipated declaration date on or about June 15, 2018, in accordance with past practice and in an amount not to exceed $0.225 per common share or common unit of the Operating Partnership, (3) dividends on our preferred shares in accordance with their respective terms as set forth in the declaration of trust, (4) for distributions on the preferred units of the Operating Partnership in accordance with their respective terms, (5) dividends or distributions, declared, set aside or paid by any of us or our subsidiaries to any other subsidiary that is, directly or indirectly, wholly owned by us, (6) distributions required for us or any of our subsidiaries that is a REIT to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise taxes which will result in a reduction of the merger consideration as described in the section entitled "The Merger Agreement—Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares—Common Shares," and (7) distributions resulting from the vesting or settlement of certain of our compensatory awards.

  Q:
  When do you expect the mergers to be completed?

  A:
  We are working toward completing the mergers as quickly as possible. If our common shareholders vote to approve the merger and the other transactions contemplated by the merger agreement, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will be completed as soon as practicable following the special meeting.

  Q:
  What happens if the mergers are not completed?

  A:
  If the merger and the other transactions contemplated by the merger agreement are not approved by our common shareholders, or if the mergers are not completed for any other reason, our shareholders will not receive any payment for their common shares pursuant to the merger agreement. Instead, the Company will remain a public company and our common shares will continue to be registered under the Exchange Act and listed on the NYSE. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay Parent the company termination fee. In certain other circumstances, Parent will be required to pay us the parent termination fee upon termination of the merger agreement.

  Q:
  If the mergers are completed, how do I obtain the merger consideration for my common shares?

  A:
  Following the completion of the merger, your common shares will automatically be converted into the right to receive your portion of the merger consideration. Shortly after the merger is completed, you will receive a letter of transmittal describing how you may exchange your common shares for the merger consideration.

  Q:
  If I hold my shares in certificated form, should I send in my share certificates now?

  A:
  No. Shortly after the merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your share certificates. You must return your share certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR SHARE CERTIFICATE(S) NOW.

  Q:
  When and where is the special meeting?

  A:
  The special meeting will be held on [    •    ], 2018 at [    •    ], local time, at [    •    ].

  Q:
  Who can vote and attend the special meeting?

  A:
  All holders of record of our common shares as of the record date, which was the close of business on [    •    ], 2018 are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common shareholder will be entitled to cast one vote on each matter presented at the special meeting for each common share that such holder owned as of the record date. Holders of our preferred shares are not entitled to attend or vote at the special meeting, and no vote or proxy is being solicited from the holders of our preferred shares.

  Q:
  What vote of common shareholders is required to approve the merger and the other transactions contemplated by the merger agreement?

  A:
  Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common shareholders are entitled to cast rather than on the number of votes cast, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

  Q:
  What vote of common shareholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger?

  A:
  Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

  Q:
  What vote of common shareholders is required to approve adjournments of the special meeting?

  A:
  Approval of any adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

  Q:
  Why is my vote important?

  A:
  If you do not authorize your proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the proposal to approve the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares as of the record date for the special meeting, your failure to authorize your proxy or voting instructions or to vote in person at the special meeting will have the same effect as voting "AGAINST" the proposal to approve of the merger and the other transactions contemplated by the merger agreement.

  Q:
  How does the merger consideration compare to the market price of our common shares?

  A:
  The merger consideration of $33.50 per share represents a premium of approximately 5.02% over the closing price of our common shares of $31.90 on May 18, 2018, the last trading day prior to the public announcement of the merger agreement. The merger consideration of $33.50 per common share represents a premium of approximately 34.86% over the unaffected closing price of our common shares of $24.84 as of March 27, 2018, the last trading day prior to the public announcement of an unsolicited proposal from a third party to acquire the Company. Over the 12-month period ended May 18, 2018, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common shares ranged from a low of $24.41 to a high of $31.90.

  Q:
  How does our board of trustees recommend that I vote?

  A:
  Our board of trustees recommends that you vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and "FOR" the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

  Q:
  Why am I being asked to consider and cast a vote on the non-binding proposal to approve the merger-related compensation payable to our named executive officers?

  A:
  In July 2010, the Securities and Exchange Commission, which we refer to as the SEC, adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

  Q:
  What will happen if shareholders do not approve the non-binding proposal to approve the merger-related compensation?

  A:
  The vote to approve the non-binding proposal to approve the merger-related compensation is a vote separate and apart from the vote to approve the merger and the other transactions contemplated by the merger agreement. Approval of this proposal is a not a condition to completion of the mergers. The vote on this proposal is an advisory vote only, and it is not binding on us or our board of trustees. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the merger, in accordance with the terms and conditions applicable to such compensation.

  Q:
  Do any of the Company's trustees and executive officers have any interest in the mergers that is different than mine?

  A:
  Our trustees and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our shareholders generally, including the consideration that they would receive with respect to their restricted share awards, earned performance shares and deferred shares in connection with the mergers. Further, our executive officers may become entitled to receive certain severance payments and benefits following the closing of the mergers. See the section entitled "The Mergers—Interests of Our Trustees, Executive Officers and Employees in the Mergers" for additional information about the interests that our trustees and executive officers have in the mergers that are different than yours.

  Q:
  What do I need to do now?

  A:
  After carefully reading and considering the information contained in this proxy statement and the exhibits attached to this proxy statement, please vote your common shares in one of the ways described below as soon as possible. You will be entitled to one vote for each common share that you held and owned as of the record date.

  Q:
  How do I cast my vote?

  A:
  If you are a common shareholder of record on the record date, you may vote in person at the special meeting or authorize a proxy to vote your common shares at the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered shareholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided. If you attend the special meeting in person, you may request a ballot when you arrive. If you are a holder of our restricted share awards, your common shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize a proxy to vote your common shares by telephone or through the Internet.

  Q:
  How do I cast my vote if my common shares are held of record in "street name"?

  A:
  If you own common shares through a broker, bank or other nominee (i.e., in "street name"), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your common shares. If you hold your common shares through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a "legal proxy," executed in your favor, from the broker, bank or other nominee (which may take several days).

  Q:
  What will happen if I abstain from voting or fail to vote?

  A:
  With respect to the proposal to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your common shares in "street name" and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as voting "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement. With respect to the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your common shares in "street name" and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals.

  Q:
  How will proxy holders vote my common shares?

  A:
  If you properly authorize a proxy to vote your common shares prior to the special meeting, your common shares will be voted as you direct. If you authorize a proxy to vote your common shares but no direction is otherwise made, your common shares will be voted "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and "FOR" the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement. Pursuant to our bylaws, no business may be transacted at the special meeting except as specifically designated in the Notice of Special Meeting.

  Q:
  What happens if I sell my common shares before the special meeting?

  A:
  If you held common shares on the record date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for such shares. The right to receive the merger consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

  Q:
  Can I change my vote after I have mailed my proxy card?

  A:
  Yes. If you own common shares as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your common shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

  Q:
  Is the merger expected to be taxable to me?

  A:
  Yes. The receipt of the merger consideration for each common share pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration you receive and your adjusted tax basis in your common shares. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including FIRPTA. See the section entitled "The Mergers—Material U.S. Federal Income Tax Consequences" for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

  Q:
  What rights do I have if I oppose the merger?

  A:
  If you are a common shareholder of record on the record date, you can vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement. You are not, however, entitled to appraisal rights, dissenters' rights or the rights of an objecting shareholder in connection with the merger under Maryland law because our common shares were listed on the NYSE on the record date. In addition, common shareholders may not exercise any appraisal rights, dissenters' rights or the rights of an objecting shareholder to receive the fair value of the shareholder's shares in connection with the merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless expressly required by the MRL. See the section entitled "No Dissenters' Rights of Appraisal."

  Q:
  Where can I find the voting results of the special meeting?

  A:
  We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC's website at www.sec.gov when filed.

  Q:
  Can I participate if I am unable to attend the special meeting?

  A:
  If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet. The special meeting will not be broadcast telephonically or over the Internet.

  Q:
  Have any shareholders already agreed to approve the merger?

  A:
  No. There are no agreements between Parent, Merger Sub, Merger OP or other affiliates of Blackstone and any of our common shareholders in which a shareholder has agreed to vote in favor of a proposal to approve of the merger and the other transactions contemplated by the merger agreement.

  Q:
  Where can I find more information about the Company?

  A:
  We file certain information with the SEC. You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC's website at www.sec.gov and on our website at www.lasallehotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See the section entitled "Where You Can Find More Information."

  Q:
  Who will solicit and pay the cost of soliciting proxies?

  A:
  We will bear the cost of solicitation of proxies for the special meeting. Our board of trustees is soliciting your proxy on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, trustees and other employees. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $17,000 and an additional fee of $8,500 per month after the first two months of the engagement until the engagement is terminated by the Company at its discretion, plus reimbursement of reasonable expenses, and we have agreed to indemnify Innisfree M&A Incorporated against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

  Q:
  Who can help answer my other questions?

  A:
  If after reading this proxy statement you have more questions about the special meeting or the mergers, you should contact Innisfree M&A incorporated, our proxy solicitor, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll-Free: (888) 750-5834

    If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

              This proxy statement and the documents that we incorporate by reference herein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the mergers, the expected timing and completion of the mergers and our future business, performance and opportunities. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "plan," "seek," "should," "will," "likely" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

  •
  our ability to obtain the shareholder approval required to consummate the merger;

  •
  the satisfaction or waiver of other conditions to closing in the merger agreement or the failure of the mergers to close for any other reason;

  •
  unanticipated difficulties or expenditures relating to the mergers;

  •
  the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;

  •
  the outcome of the legal proceedings that may be instituted against us and others related to the mergers and the merger agreement;

  •
  the response of business partners, hotel operators and competitors to the announcement and pendency of the mergers;

  •
  potential difficulties in employee retention as a result of the announcement and pendency of the mergers;

  •
  our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment of the parent termination fee, which may not be adequate to cover our damages;

  •
  our restricted ability to pay dividends to our common shareholders pursuant to the merger agreement;

  •
  the response of activist investors to the mergers;

  •
  uncertainties regarding future actions that may be taken by Pebblebrook Hotel Trust in furtherance of its unsolicited proposal;

  •
  risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions;

  •
  the availability and terms of financing and capital and the general volatility of securities markets;

  •
  our dependence on third-party managers of our hotels, including our inability to implement strategic business decisions directly;

  •
  risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws;

  •
  interest rate increases;

  •
  the possible failure of the Company to maintain its qualification as a REIT as defined in the Code and the risk of changes in laws affecting REITs;

  •
  the possibility of uninsured losses;

  •
  risks associated with redevelopment and repositioning projects, including delays and cost overruns;

  •
  the risk of a material failure, inadequacy, interruption or security failure of our or our hotel managers' information technology networks and systems; and

  •
  the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

              While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and by our future filings with the SEC.

PROPOSAL 1

PROPOSAL TO APPROVE THE MERGER

              We are asking our common shareholders to vote on a proposal to approve the merger of the Company with and into Merger Sub and the other transactions contemplated by the merger agreement.

              For detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this proxy statement, including the information set forth in the sections entitled "The Mergers" and "The Merger Agreement." A copy of the merger agreement is attached as Exhibit A to this proxy statement.

              Approval of the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares as of the record date for the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares "FOR," "AGAINST" or "ABSTAIN" on this Proposal 1, your common shares will be voted in accordance with the recommendation of our board of trustees. Because the required vote for this proposal is based on the number of votes our common shareholders are entitled to cast rather than on the number of votes cast, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

              Approval of this proposal is a condition to the completion of the mergers. In the event this proposal is not approved, the mergers cannot be completed.

Recommendation of Our Board of Trustees

              Our board of trustees unanimously recommends that our common shareholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

PROPOSAL 2

PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION

              Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our common shareholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled "The Mergers—Interests of Our Trustees, Executive Officers and Employees in the Mergers—Quantification of Payments and Benefits."

              The shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of trustees. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, in accordance with the terms and conditions applicable to such compensation. Approval of this proposal is not a condition to the completion of the mergers.

              We are asking our common shareholders to vote "FOR" the following resolution:

  "RESOLVED, that LaSalle Hotel Properties' common shareholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of LaSalle Hotel Properties that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading "The Mergers—Interests of Our Trustees, Executive Officers and Employees in the Mergers—Quantification of Payments and Benefits—'Golden Parachute' Compensation" beginning on page [    •    ] of our proxy statement dated [    •    ], 2018 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K)."

              Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares "FOR," "AGAINST" or "ABSTAIN" on this Proposal 2, your common shares will be voted in accordance with the recommendation of our board of trustees. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of Our Board of Trustees

              Our board of trustees unanimously recommends that our common shareholders vote "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.

PROPOSAL 3

PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING

              We are asking our common shareholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

              Approval of the proposal to approve any such adjournment of the special meeting requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is a not a condition to the completion of the mergers. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your common shares "FOR," "AGAINST" or "ABSTAIN" on this Proposal 3, your common shares will be voted in accordance with the recommendation of our board of trustees. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

              In addition, even if a quorum is not present at the special meeting, our board of trustees or the shareholders by the affirmative vote of a majority of the votes cast at the special meeting may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent's consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

Recommendation of Our Board of Trustees

              Our board of trustees unanimously recommends that our common shareholders vote "FOR" the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

THE PARTIES TO THE MERGERS

LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814
(301) 941-1500

              The Company was organized as a Maryland real estate investment trust on January 15, 1998, and primarily buys, owns, redevelops and leases upscale and luxury full-service hotels located in convention, resort and major urban business markets. The Company is a self-administered and self-managed REIT as defined in the Code. Additional information about us is available on our website at www.lasallehotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Our common shares are listed on the NYSE under the symbol "LHO." For additional information about us and our business, please refer to the section entitled "Where You Can Find More Information."

LaSalle Hotel Operating Partnership, L.P.
7550 Wisconsin Avenue, 10th Floor
Bethesda, Maryland 20814
(301) 941-1500

              The Operating Partnership was formed as a Delaware limited partnership on January 13, 1998. We are the sole general partner of the Operating Partnership, and, as of March 31, 2018, we owned, through a combination of direct and indirect interests, approximately 99.9% of the common units of the Operating Partnership. The remaining 0.1% is held by limited partners who owned 145,223 common units of the Operating Partnership as of March 31, 2018.

BRE Landmark Parent L.P.
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
(212) 583-5000

              Parent is a Delaware limited partnership and an affiliate of the Sponsor. Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Sponsor is an affiliate of Blackstone.

              Blackstone is a global leader in real estate investing. Blackstone's real estate business was founded in 1991 and has approximately $120 billion in investor capital under management. Blackstone's real estate portfolio includes hotel, office, retail, industrial and residential properties in the U.S., Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics) and prime office buildings in the world's major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust, Inc.

BRE Landmark L.P.
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
(212) 583-5000

              Merger Sub is a Delaware limited partnership. Merger Sub GP is a Delaware limited liability company and the sole general partner of Merger Sub. Merger Sub was formed solely for purposes of facilitating Parent's acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving entity.

BRE Landmark Acquisition L.P.
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
(212) 583-5000

              Merger OP is a Delaware limited partnership. Merger OP GP is a Delaware limited liability company and the sole general partner of Merger OP. Merger OP was formed solely for purposes of facilitating Parent's acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger OP will merge with and into the Operating Partnership, and the Operating Partnership will continue as the Surviving Partnership.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

              This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies from holders of our common shares by our board of trustees to be exercised at a special meeting to be held on [    •    ], 2018 at [    •    ], local time. The special meeting will be held at [    •    ]. The purpose of the special meeting is for you to consider and vote on the following matters:

  1.
  A proposal to approve the merger of the Company with and into Merger Sub and the other transactions contemplated by the merger agreement;

  2.
  A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

  3.
  A proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

              No other business may be acted upon at the special meeting or any postponement or adjournment thereof. Holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares entitled to vote at the special meeting must approve the merger and the other transactions contemplated by the merger agreement for the mergers to occur. A copy of the merger agreement is attached as Exhibit A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

              All holders of record of our common shares as of the record date, which was the close of business on [    •    ], 2018, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each common shareholder will be entitled to cast one vote on each matter presented at the special meeting for each common share that such holder owned as of the record date. On the record date, there were [    •    ] common shares outstanding and entitled to vote at the special meeting.

              The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

              Completion of the mergers requires approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares as of the record date for the special meeting. Each common shareholder is entitled to cast one vote on each matter presented at the special meeting for each common share owned by such shareholder on the record date. Because the required vote for this proposal is based on the number of votes our common shareholders are entitled to cast rather than on the number of votes cast, failure to vote your common shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

              In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if a common shareholder fails to cast a vote on such proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

              Accordingly, in order for your common shares to be included in the vote, if you are a shareholder of record of our common shares, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person at the special meeting.

              As of the record date, our trustees and executive officers owned and are entitled to vote an aggregate of approximately [    •    ] common shares, entitling them to exercise approximately [    •    ]% of the voting power of our common shares entitled to vote at the special meeting. Our trustees and executive officers have informed us that they intend to vote our common shares that they own in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and in favor of the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

              Votes cast by proxy or in person at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of common shares represented at the special meeting, in person or by proxy.

How to Authorize a Proxy

              Holders of record of our common shares may vote or cause their shares to be voted by proxy using one of the following methods:

  •
  mark, sign, date and return the enclosed proxy card by mail;

  •
  authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or

  •
  appear and vote in person by ballot at the special meeting.

              Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy to vote your common shares as described above as promptly as possible.

              Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own common shares through a broker, bank or other nominee (i.e., in "street name"), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your common shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your common shares. If you hold your common shares through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a "legal proxy," executed in your favor, from the broker, bank or other nominee (which may take several days). Because the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding common shares, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as voting "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement. Because the approval of each of (1) the non-binding compensation advisory proposal and (2) the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

              If you are a holder of our restricted share awards, your common shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize a proxy to vote your common shares by telephone or through the Internet.

Proxies and Revocation

              If you authorize a proxy to vote your common shares, your common shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your common shares will be voted in accordance with the recommendations of our board of trustees. Our board of trustees recommends that you vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and "FOR" the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

              You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

  •
  by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Corporate Secretary at 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814;

  •
  by delivering to our Corporate Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same common shares; or

  •
  by attending the special meeting and voting in person by ballot.

              Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own common shares in "street name," you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

              No matters other than the proposals set forth above may be brought before the special meeting.

Solicitation of Proxies

              We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, trustees and other employees, for which they will not receive additional compensation. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $17,000 and an additional fee of $8,500 per month after the first two months of the engagement until the engagement is terminated by the Company at its discretion, plus reimbursement of reasonable expenses and we have agreed to indemnify Innisfree M&A Incorporated against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments

              Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of common shares are not present at the special meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the merger and the other transactions contemplated by the merger agreement will not be approved at the special meeting when convened on [    •    ], or when reconvened following any adjournment. Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the special meeting), by the affirmative vote of a majority of the votes cast on the proposal to approve any adjournment, whether or not a quorum exists, or by our board of trustees for any reason (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent's consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

Postponements

              At any time prior to convening the special meeting, our board of trustees may postpone the special meeting for any reason without the approval of our common shareholders (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent's consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

THE MERGERS

General Description of the Mergers

              Under the terms of the merger agreement, affiliates of Blackstone will acquire us and our subsidiaries, including the Operating Partnership, through the merger of us with and into Merger Sub and the merger of Merger OP with and into the Operating Partnership. Pursuant to the terms of the merger agreement, Merger OP will merge with and into the Operating Partnership, with the Operating Partnership continuing as the Surviving Partnership. Immediately following the effective time of the partnership merger, we will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity.

              This proxy statement does not constitute any solicitation of consents in respect of the partnership merger.

Background of the Mergers

              The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among our board of trustees, the transaction committee, members of our management or our representatives and other parties.

              Our board of trustees, together with our management, regularly reviews and, when advisable, revises our long-term strategies and objectives in light of developments in real estate and lodging markets, capital market conditions and our business and capabilities. In the course of reviewing our long-term strategies and objectives, our board of trustees and management have considered various potential strategic alternatives with the goal of maximizing shareholder value, including potential acquisitions, dispositions and business combination transactions, and have recognized that we continue to face challenges as a public company. These challenges include the cyclical nature of the lodging industry and the advanced stage of the lodging industry's current economic recovery cycle, the risk of a slowdown of the economy, expected increases in interest rates which could increase the cost of debt, the increase in supply in the lodging industry which over time could drive down both hotel occupancy and room rates and the challenges of acquiring assets on an accretive basis to expand the portfolio in light of the intensely competitive environment and strong price appreciation for luxury, upper upscale and upscale hotels in our core markets. Our board of trustees considered the potential negative impact of such factors on the results of the operations of the lodging industry, including the Company, and the related downside risks in our common share price.

              On February 20, 2018, we announced our results of operations for the three months and year ended December 31, 2017, including a decrease in room revenue per available room and adjusted earnings before interest, taxes, depreciation and amortization for the fourth quarter and full year 2017 as compared with the fourth quarter and full year 2016. In addition, we provided earnings guidance for the first time in two years and, based on such outlook, disclosed that our board of trustees expected to reduce our quarterly dividend rate during 2018. On February 21, 2018, the closing price of our common shares on the NYSE was $25.37, which represented a 10% decline from the previous trading day's closing price of $28.25.

              On the evening of March 5, 2018, while attending the Citi 2018 Global Property CEO Conference in Hollywood, Florida, Michael D. Barnello, who serves as our President and Chief Executive Officer and is a member of our board of trustees, and Jon E. Bortz, Chairman of the Board, President and Chief Executive Officer of Pebblebrook Hotel Trust (which we refer to as Pebblebrook), met for dinner at the invitation of Mr. Bortz. During this dinner, Mr. Bortz stated that Pebblebrook was interested in a business combination with the Company and that he would be sending a written acquisition proposal to our board of trustees. Mr. Barnello responded that our board of trustees was always open to considering opportunities to maximize shareholder value and would review Pebblebrook's written proposal. Following the dinner, Mr. Barnello informed the other members of our board of trustees about Pebblebrook's expression of interest.

              On March 6, 2018, our board of trustees met to discuss, among other things, Mr. Barnello's dinner with Mr. Bortz. Members of our management and representatives of our outside corporate securities counsel, DLA Piper, were present. Mr. Barnello summarized for our board of trustees his discussion with Mr. Bortz. Representatives of DLA Piper reviewed with our board of trustees their fiduciary duties under applicable law. In light of the imminent written proposal from Pebblebrook, our board of trustees determined that it would be appropriate for the Company to retain outside financial advisors and additional outside legal counsel to assist our board of trustees in its evaluation of the Pebblebrook proposal and related matters. Our board of trustees discussed that management, in consultation with several members of our board of trustees, had contacted financial and legal advisor candidates, including Citi and Goldman Sachs, as financial advisors, and Goodwin Procter LLP (which we refer to as Goodwin), as additional outside legal counsel. Our board of trustees authorized management to continue discussions with representatives of Citi and Goldman Sachs regarding their candidacy to serve as financial advisors. Our board of trustees considered Citi as a potential investment banking firm candidate to assist and advise our board of trustees because of Citi's qualifications, experience and reputation, long-standing relationship with the Company (serving as an underwriter in our equity offerings and as a lender under our credit facility and term loans) and substantial knowledge of the lodging REIT industry. Our board of trustees considered Goldman Sachs as a potential investment banking firm candidate to assist and advise our board of trustees because of Goldman Sachs' qualifications, experience and reputation, its knowledge of the lodging REIT industry and its involvement in recent transactions in the REIT industry and its experience with shareholder activism and acquisition transactions generally.

              Later on March 6, 2018, Stuart L. Scott, Chairman of our board of trustees, and Mr. Barnello received a letter from Mr. Bortz on behalf of Pebblebrook (which we refer to as the March 6 letter, and the proposal set forth therein as the March 6 proposal). The March 6 letter stated that Pebblebrook had believed for several years that there would be tremendous benefits from merging the two companies. The March 6 letter proposed an all-stock business combination of the Company and Pebblebrook at an implied price of $30.00 per share for 100% of our outstanding common shares based on a 10-day volume weighted average price of Pebblebrook's common shares ending on March 5, 2018, paid in Pebblebrook common shares utilizing a fixed exchange ratio of 0.8655 Pebblebrook common shares for each Company common share. The letter stated that the proposal represented a premium of 17.5% to our current common share price. The letter also stated that Pebblebrook had accumulated a 4.8% position in our common shares through open market purchases and proposed that the companies enter into a mutual exclusivity agreement for a mutually-agreed upon duration. In the letter, Pebblebrook requested a response from us by March 16, 2018. The March 6 letter was circulated to our board of trustees. On March 6, 2018, our common share closing price on the NYSE was $25.39.

              On March 7, 2018, our board of trustees met to discuss, among other things, Pebblebrook's March 6 proposal. Members of our management and representatives of DLA Piper were present. Our board of trustees reviewed the terms and conditions of Pebblebrook's March 6 proposal. In reviewing Pebblebrook's March 6 proposal, our board of trustees considered, among other things, that the Pebblebrook common shares being offered as consideration could fluctuate (positively or negatively) prior to the closing of the transaction, and that the proposal therefore lacked the price certainty of a cash proposal or a proposal with a meaningful cash component or a pricing collar or similar type of pricing protection mechanism. Our board of trustees also discussed its concerns that Pebblebrook's common shares trade at a significantly higher EBITDA multiple as compared to other publicly-traded lodging REITs and whether this would continue in the future. Our board of trustees also discussed that Pebblebrook had acquired a 4.8% position in our common shares and that there was significant turnover in our shareholder base following our announcement of financial results on February 20, 2018. After discussion, our board of trustees determined that it should further review Pebblebrook's March 6 proposal and any potential response to Pebblebrook in the context of our standalone plan.

              Mr. Barnello also updated our board of trustees on his recent discussions with representatives of Citi, Goldman Sachs and Goodwin. Our board of trustees determined that it would be appropriate for the Company to retain these financial and legal advisors to assist our board of trustees in its evaluation of the financial and legal aspects of Pebblebrook's March 6 proposal, respectively, any response thereto and related matters. Our board of trustees authorized management to negotiate engagement letters with each of Citi and Goldman Sachs, subject to confirmation by our board of trustees that Citi and Goldman Sachs, respectively, did not have any engagements that would interfere with the ability of Citi and Goldman Sachs to serve as our financial advisors. Our board of trustees also determined that all communications by the Company with Pebblebrook regarding its March 6 proposal would be made solely through Mr. Barnello, so that we communicated with one voice.

              Also at the meeting, our board of trustees established an advisory transaction committee (which we refer to as the transaction committee) to assist our board of trustees, in between board meetings, in considering the Pebblebrook proposal and the range of alternative actions available to the Company, including discussing such matters with Mr. Barnello. Mr. Scott, Jeffery T. Foland and Darryl Hartley-Leonard, all of whom are non-management, independent trustees and have significant experience with acquisition transactions, were appointed to the transaction committee. Throughout the transaction committee's evaluation of Pebblebrook's proposals and a potential sale of the Company, the transaction committee conducted formal meetings, but its members were also in regular informal communication with Mr. Barnello, representatives of our financial and legal advisors and with each other. In addition, the transaction committee, as well as our board of trustees, frequently met in executive session with only the independent trustees and, on certain occasions, representatives of Goodwin and DLA Piper present.

              Later in the week of March 5, 2018, we engaged Goodwin to act as additional outside legal counsel to our board of trustees. In the following weeks, representatives of Goodwin and DLA Piper reviewed our board of trustees' duties under the circumstances and representatives of Citi and Goldman Sachs reviewed various preliminary financial analyses with our board of trustees and the transaction committee to assist our board of trustees and the transaction committee in evaluating Pebblebrook's March 6 proposal and to prepare for a potential public disclosure of the proposal by Pebblebrook.

              On March 8, 2018, Mr. Bortz sent an email to Mr. Scott and indicated that he would be interested in discussing Pebblebrook's March 6 proposal with Mr. Scott. Consistent with our board of trustees' determination on March 7, Mr. Scott replied that all communications between the companies on this topic should be made through Mr. Barnello.

              On March 12, 2018, our board of trustees met to discuss, among other things, Pebblebrook's March 6 proposal. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Goodwin provided our board of trustees with an overview of their fiduciary duties under applicable law and applied these principles to considering Pebblebrook's March 6 proposal. Representatives of Citi and Goldman Sachs reviewed with our board of trustees their preliminary financial analyses of certain financial aspects of Pebblebrook's March 6 proposal based in part on publicly-available Wall Street research consensus estimates of the Company's and Pebblebrook's financial prospects. Representatives of Citi and Goldman Sachs also provided an update on lodging industry fundamentals and an update on trading performance in the lodging REIT sector. In response to questions from our board of trustees about Citi's and Goldman Sachs' relationships with Pebblebrook, representatives of Citi and Goldman Sachs responded in such a manner that satisfied our board of trustees in determining that any such relationships would not interfere with either Citi's or Goldman Sachs' ability to serve as a financial advisor to the Company, subject to review by our board of trustees of customary written relationships disclosure regarding Pebblebrook.

              Our board of trustees discussed the implications of the unsolicited nature of Pebblebrook's proposal, its acquisition of 4.8% of our common shares and the potential courses of action that Pebblebrook might pursue, including publicly disclosing its unsolicited proposal for an acquisition of the Company. Our board of trustees discussed that if Pebblebrook's proposal became public, we could receive additional acquisition offers.

              Following discussion of these topics with management and consultation with representatives of Citi, Goldman Sachs, Goodwin and DLA Piper, our board of trustees noted that we had an existing 2018 budget which included forecasts for the year ending December 31, 2018 and directed management to prepare a five-year standalone plan for consideration in connection with Pebblebrook's March 6 proposal and any other strategic alternatives to be considered by our board of trustees. Our board of trustees decided to meet to discuss these topics in further detail on March 20, 2018. Our board of trustees also directed Goodwin to request that each of Citi and Goldman Sachs provide to our board of trustees its customary written relationships disclosure letter regarding Pebblebrook.

              At the conclusion of the meeting, the independent board members participating in the meeting met in executive session with Goodwin and DLA Piper to further discuss Pebblebrook's March 6 proposal and potential strategic alternatives available to the Company.

              On March 16, 2018, at the direction of our board of trustees, representatives of Citi and Goldman Sachs contacted representatives of Pebblebrook's financial advisor, and indicated that the Company had received the March 6 letter and would respond to Pebblebrook in due course.

              On March 19, 2018, representatives of Pebblebrook's financial advisor contacted representatives of Citi and Goldman Sachs and, as instructed by our board of trustees, the representatives of Citi and Goldman Sachs confirmed that we were carefully reviewing the merits of Pebblebrook's March 6 proposal in consultation with representatives of its financial and legal advisors.

              On March 20, 2018, our board of trustees met to further discuss Pebblebrook's March 6 proposal and our standalone plan. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Goodwin provided our board of trustees with an overview of their fiduciary duties under applicable law and the application of those principles to Pebblebrook's March 6 proposal. Our management discussed with our board of trustees our standalone plan developed at the direction of our board of trustees, which included management's forecasts for the fiscal years ended December 31, 2018 through December 31, 2022 (which are summarized below under the section entitled "—Certain Prospective Financial Information—Financial Projections" and which we refer to as the preliminary projections), and the underlying assumptions to these forecasts. Our board of trustees discussed the risks, challenges and strategic opportunities facing the Company in the context of reviewing the preliminary projections. Following discussion and questions of management about the assumptions on which the plan was based, our board of trustees approved the preliminary projections.

              Our board of trustees then considered the option of the Company continuing as an independent public company and discussed the expected performance of the Company in the future. Our board of trustees discussed the increase in supply and competition in our markets and the expected future negative impact on hotel occupancy and room rates. Our board of trustees also discussed current lodging REIT valuations and our common share price as compared to the valuation proposed in Pebblebrook's March 6 proposal. Our board of trustees reviewed the current macro-environment, the current performance of the REIT industry and lodging REIT sector in particular and observations regarding the perception of the Company and Pebblebrook in the investment community.

              Our board of trustees, with the assistance of our management and in consultation with representatives of our board of trustees' financial and legal advisors, discussed other strategic alternatives available to the Company that could potentially enhance shareholder value, including whether to continue to execute the long-term plan as a standalone company, accelerate the return of capital to shareholders and pursue hotel acquisitions and dispositions, or whether to engage in a process to explore interest in a potential sale of the Company (with both strategic and financial buyers).

              Our board of trustees, with the assistance of our management and in consultation with representatives of the financial and legal advisors, also further discussed Pebblebrook's March 6 proposal, including Pebblebrook's financial prospects based on Pebblebrook's public guidance for 2018 at the time, Wall Street research consensus estimates and the preliminary projections, as well as recent trading prices of Pebblebrook common shares, and the implied value of the share consideration proposed by Pebblebrook. Our board of trustees and management reviewed the possibility of a business combination with Pebblebrook, including the geographical markets in which the Company and Pebblebrook own properties, long-term growth, short- and long-term financial benefits, views of the strengths and weaknesses of the both companies and other factors. Our board of trustees also discussed potential risks regarding the use of Pebblebrook common shares as consideration to be received by our shareholders, including that Pebblebrook's common shares traded at prices between $27.01 and $39.74 over the previous 12 months, Pebblebrook's common shares trade at a significantly higher EBITDA multiple as compared to other publicly-traded lodging REITs and whether this would continue in the future, and the inherent risk associated with a potential decline in the trading price of Pebblebrook's common shares before the closing of a potential transaction. Our board of trustees also considered that Pebblebrook would be the ultimate surviving entity in the proposed combination, and that Company shareholders would own approximately 57% of the combined company. Following these discussions, our board of trustees deliberated potential paths forward to maximize value for shareholders and determined that, given the potential risks associated with Pebblebrook's common share consideration, it would not be in the best interests of shareholders to engage in discussions with Pebblebrook at that time. Our board of trustees authorized and directed our management and representatives of its advisors to contact Pebblebrook and its advisors to express its determination.

              Our board of trustees also discussed potential disruptions to our business if Pebblebrook's March 6 proposal were to be publicly disclosed, including the potential loss of business partners, customers and employees. Following this discussion, our board of trustees approved a cash retention bonus plan for certain of our employees, other than our senior officers (which is summarized under the section entitled "—Interests of Our Trustees, Executive Officers and Employees in the Mergers—Payment of Employee Bonuses").

              Later on March 20, 2018, Messrs. Scott and Barnello received a letter from Mr. Bortz (which we refer to as the March 20 letter) stating that Pebblebrook had not received a response to its March 6 proposal, other than the courtesy call from representatives of our financial advisors to Pebblebrook's financial advisor on March 16, 2018, and reiterating Pebblebrook's interest in pursuing a merger with the Company. The March 20 letter was circulated to our board of trustees that evening.

              On March 21, 2018, as directed by our board of trustees, representatives of Citi and Goldman Sachs informed Pebblebrook's financial advisor that our board of trustees would provide a response to Pebblebrook's March 6 letter on March 22, 2018.

              On March 21, 2018, our board of trustees met to discuss, among other things, Pebblebrook's March 20 letter. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Mr. Barnello reviewed with our board of trustees Pebblebrook's March 20 letter and a proposed response letter to Pebblebrook's March 6 letter based on our board of trustees' discussions at our board meeting on March 20, 2018. Mr. Barnello also reviewed with our board of trustees the proposed communications plans that our management had prepared with the assistance of our advisors to respond to a public disclosure of Pebblebrook's March 6 proposal. Our board of trustees directed Mr. Barnello to send the proposed response letter to Pebblebrook and representatives of Citi and Goldman Sachs to contact Pebblebrook's financial advisor to express the determination made by our board of trustees at its meeting on March 20, 2018 and summarized in the proposed response letter.

              On March 22, 2018, in accordance with the direction from our board of trustees, Messrs. Scott and Barnello sent the response letter to Mr. Bortz, which stated that after careful consideration our board of trustees had unanimously determined that Pebblebrook's March 6 proposal was insufficient from both price and mix of consideration perspectives and was therefore not in the best interests of our shareholders.

              On March 22, 2018, Mr. Barnello received a call from Tyler Henritze, a Senior Managing Director in Blackstone's real estate group, in which Mr. Henritze indicated that in the course of Blackstone's regular review of public companies in the REIT industry, Blackstone noticed an apparent dislocation of our share price to its net asset value. Mr. Henritze indicated that Blackstone would be interested in discussing a potential strategic transaction with the Company if there was mutual interest from our board of trustees. Mr. Barnello responded that our board of trustees was always open to considering opportunities to maximize shareholder value and that he would inform our board of trustees of this discussion.

              On March 23 and March 24, 2018, as directed by our board of trustees, representatives of Citi and Goldman Sachs had discussions with representatives of Pebblebrook's financial advisor regarding Pebblebrook's March 6 proposal and our response. During these discussions, Pebblebrook's financial advisor requested that the companies have an in-person meeting to discuss Pebblebrook's March 6 proposal. Representatives of Citi and Goldman Sachs, at the direction of the transaction committee and management, responded that we did not believe it would be appropriate to hold an in-person meeting at that time.

              On March 25, 2018, our board of trustees met to discuss, among other things, the interactions with Pebblebrook. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Mr. Barnello and representatives of Citi and Goldman Sachs updated our board of trustees on the recent discussions with Pebblebrook's financial advisor. Mr. Barnello reviewed with our board of trustees the current communications plan prepared by our management with the assistance of our advisors in the event that Pebblebrook's proposal became public. Representatives of Citi and Goldman Sachs reviewed with our board of trustees certain preliminary financial analyses of both the Company and Pebblebrook. Our board of trustees also adopted a dividend policy for the remaining quarters of 2018. Mr. Barnello also apprised our board of trustees of his discussion with Blackstone.

              On March 28, 2018, prior to the opening of trading on the NYSE, Pebblebrook issued a press release disclosing its March 6 letter and March 20 letter, as well as our March 22 letter. On March 27, 2018, our common share closing price on the NYSE was $24.84, which was the last closing price prior to the public announcement of Pebblebrook's March 6 proposal.

              Subsequently on March 28, 2018, the Company issued a press release confirming that our board of trustees had unanimously rejected Pebblebrook's unsolicited proposal, and providing its rationale for doing so. The press release also indicated that our board of trustees continued to be open-minded and would consider any alternatives that enhance long-term shareholder value. The Company also announced its dividend policy for the remaining quarters of 2018.

              Also on March 28 and March 29, 2018, respectively, representatives of Goldman Sachs and Citi each received calls from a representative of Blackstone expressing Blackstone's possible interest in acquiring the Company. The representatives of Citi and Goldman Sachs indicated to Blackstone's representatives that they would inform us of Blackstone's possible interest.

              Beginning on March 28, 2018, in light of the public announcement of Pebblebrook's March 6 proposal, the Company and representatives of Citi and Goldman Sachs received unsolicited correspondence from potentially interested financial sponsors and strategic parties. During that time we also received correspondence from certain shareholders of the Company holding individually in the range of 3.0% to 9.1% of our outstanding common shares, including HG Vora Capital Management, LLC and certain affiliated investment funds (which we refer to, collectively, as HG Vora), which filed a Schedule 13D on April 2, 2018. During that time through May 20, 2018, our management, at the direction of, and in consultation with our board of trustees and the transaction committee, and with the assistance of our board of trustees' financial and legal advisors, held discussions with certain of these Company shareholders. During these discussions, several Company shareholders indicated that they expected our board of trustees would independently evaluate all available options to maximize shareholder value, including any proposals received from Pebblebrook.

              Later on March 28, 2018, our board of trustees held a meeting to discuss, among other things, the public announcement of Pebblebrook's March 6 proposal. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Our board of trustees discussed, in consultation with representatives of its financial and legal advisors, the impact on our business of the public announcement of Pebblebrook's March 6 proposal and our public response. Mr. Barnello and representatives of Citi and Goldman Sachs also updated our board of trustees regarding unsolicited correspondence they had received from potentially interested financial and strategic parties and Company shareholders in light of the public announcement of Pebblebrook's March 6 proposal. Following these discussions, our board of trustees concluded that, in light of recent events and the issues and topics discussed at prior board meetings, our board of trustees should discuss at a subsequent meeting the process for exploration of a potential Company sale.

              On April 3, 2018, Mr. Barnello received a call from Mr. Henritze, in which Mr. Henritze expressed Blackstone's interest in acquiring the Company in an all-cash transaction in the range of $28.00 to $30.00 per share. Mr. Barnello said that he would inform our board of trustees of Blackstone's interest. On April 3, 2018, our common share closing price on the NYSE was $29.59.

              On April 3, 2018, our board of trustees met to discuss, among other things, the exploration of a potential Company sale. Members of our management and representatives of Citi, Goldman Sachs,

Goodwin and DLA Piper were present. Mr. Barnello apprised our board of trustees of his discussion with Blackstone. The representatives of Citi and Goldman Sachs reviewed with our board of trustees potential strategic parties, financial sponsors and brand management companies who might have an interest in acquiring the Company. Our board of trustees discussed the potential risks and benefits of commencing a process in which parties would be invited to review confidential information and submit indications of interest with respect to a potential acquisition of the Company. In particular, our board of trustees discussed the potential disruptions to our business during a protracted process, the risk of leaks about the process that might arise from contacting other parties, and the potential impact of such leaks on our business, including the potential loss of business partners, customers and employees. Our board of trustees also discussed the potential need to disclose proprietary and confidential information to current and potential competitors during such process. Our board of trustees also considered the risks and challenges in conducting a strategic process in light of Pebblebrook's publicly disclosed March 6 proposal to acquire the Company.

              Based on the benefits and risks discussed at this meeting and the previous board and transaction committee meetings, our board of trustees determined, based on their knowledge of the lodging REIT industry and the Company, its discussions with representatives of the financial and legal advisors and the strategic alternatives potentially available to the Company, including pursuing a business combination with Pebblebrook and remaining as an independent public company, that it was in the best interests of our shareholders to take steps to further explore a potential sale of the Company.

              Following this discussion, representatives of Goodwin reviewed with our board of trustees their fiduciary duties under applicable law, particularly in the context of exploring a possible sale of the Company. Representatives of Goodwin also discussed the role of our board of trustees in overseeing the strategic review process and ways for doing so, including evaluating potentially forming a special committee of our board of trustees consisting solely of independent and disinterested trustees as well as our management being restricted from having discussions with financial sponsors regarding their future roles, compensation, retention or investment arrangements in connection with a proposed transaction. After discussion with Goodwin, our board of trustees determined that given the facts and circumstances of the situation a special committee was not necessary, but that during the strategic review process the independent trustees of our board of trustees would continue their practice of holding executive sessions and, at the invitation of the independent trustees, representatives of the financial advisors and outside legal counsel would participate in those sessions. Our board of trustees and members of our management then discussed the role of our management in the strategic process. They agreed that, except as otherwise instructed by our board of trustees, management would not engage in discussions regarding any compensation, retention or investment arrangements with bidders so as to avoid any potential conflict or concern of favoring any one bidder over other bidders.

              At the meeting, with input from representatives of Citi and Goldman Sachs and members of management, our board of trustees discussed the types of potential acquirers (strategic, financial and brand management) that might be interested in participating in a formal sale process for the Company. Our board of trustees considered various factors concerning such potential acquirers including, among other things, experience in executing public mergers and/or acquisitions or purchases of significant real estate portfolios, financial ability to pay and capacity to execute a transaction of this size, experience in the lodging REIT space, potential interest in acquiring the Company and confidentiality and competitive concerns.

              Also at the meeting, our board of trustees discussed the customary written relationships disclosure provided by each of Citi and Goldman Sachs at the request of our board of trustees and distributed to our board of trustees prior to the April 3 meeting. After discussion, including with Goodwin, our board of trustees determined that those relationships would not interfere with either

Citi's or Goldman Sachs' ability to serve as a financial advisor to the Company. As part of this discussion, Goodwin outlined the material terms of the proposed engagements of each of Citi and Goldman Sachs. Following this discussion, our board of trustees determined to engage both Citi and Goldman Sachs as our financial advisors to assist our board of trustees in its evaluation of strategic alternatives, including with respect to proposals from Pebblebrook.

              At the conclusion of the meeting, the independent board members participating in the meeting met in executive session with Goodwin and DLA Piper to further discuss the strategic process.

              From April 5 through 17, 2018, at the direction of our board of trustees, representatives of Citi and Goldman Sachs together contacted 20 parties (six strategic parties (including Pebblebrook), nine financial sponsors (including Blackstone) and five brand management companies), that satisfied the criteria discussed and approved by our board of trustees at the April 3, 2018 meeting, to participate in a formal sale process for the Company. Ten of these parties (including Blackstone and Pebblebrook) entered into confidentiality agreements with the Company. These ten parties consisted of three strategic parties, six financial sponsors and one brand management company. Blackstone's confidentiality agreement was entered into on April 10, 2018. All of these confidentiality agreements contained standstill obligations that either automatically terminated upon our announcement of execution of a definitive agreement with a third party to effect the sale of the Company, or allowed the bidder to make confidential proposals to the Company at any time following our announcement of execution of a definitive agreement with a third party to effect the sale of the Company. Bidders that entered into a confidentiality agreement with the Company were provided access to an online data room containing nonpublic information regarding the Company and its properties, including the preliminary projections. Additionally, each such bidder was invited to attend a high-level management presentation conducted by members of our management. The ten parties that did not enter into a confidentiality agreement with the Company indicated that they were not interested in pursuing a transaction with the Company at that time. Pebblebrook's confidentiality agreement was entered into on May 5, 2018, as discussed below.

              On April 5, 2018, a draft mutual confidentiality agreement was distributed on behalf of the Company to Pebblebrook's financial advisor. Our draft confidentiality agreement provided for, among other things, (i) a standstill provision which prohibited us or Pebblebrook, as applicable, from taking various actions including making a proposal to acquire the other party until the earlier of 18 months after the execution of the confidentiality agreement or the public announcement by the other party of its execution of a definitive agreement to effect a Company sale (which we refer to as the standstill provision), (ii) making a public announcement or disclosure of a proposal to acquire the other party (which we refer to as the public acquisition proposal prohibition) and (iii) making any public announcement or disclosure concerning the discussions or negotiations taking place between the Company and Pebblebrook or any proposed terms being discussed (which we refer to as the public disclosure prohibition). This was our first attempt to enter into a confidentiality agreement with Pebblebrook in order to have Pebblebrook participate in the Company's sale process.

              On April 6, 2018, we executed engagement letters with Citi and Goldman Sachs, respectively, as our board of trustees authorized during the April 3, 2018 meeting.

              Also on April 6, 2018, at the direction of the transaction committee, representatives of Citi and Goldman Sachs had discussions with representatives of Pebblebrook's financial advisors regarding the proposed mutual confidentiality agreement. During these discussions, Pebblebrook's financial advisor expressed Pebblebrook's concern that if it were to enter into a confidentiality agreement with standstill obligations Pebblebrook would want assurance that Pebblebrook would be provided the same access to diligence materials and given the same opportunities to participate in the Company's sale process as the other potential bidders in the process. Per their earlier discussions with the transaction committee, representatives of Citi and Goldman Sachs confirmed that we wanted Pebblebrook to execute a mutual confidentiality agreement and participate in the sale process and that Pebblebrook would be provided access to exactly the same diligence information as the other bidders in the process.

              On April 9, 2018, Pebblebrook's outside legal counsel sent to Goodwin a revised draft of the mutual confidentiality agreement which, among other things, (i) reduced the period of the standstill provision from 18 months to three months, (ii) allowed Pebblebrook to publicly disclose its acquisition proposals and (iii) deleted the public disclosure prohibition.

              On April 10, 2018, at the direction of the transaction committee, representatives of our financial and legal advisors had a discussion with Pebblebrook's financial and legal advisors to discuss the draft mutual confidentiality agreement. During the discussion, as directed by the transaction committee, representatives of our financial and legal advisors reiterated our willingness to enter into a mutual confidentiality agreement and our desire to include Pebblebrook in the Company's sale process. At the direction of the transaction committee, representatives of our financial and legal advisors indicated that we were conducting a formal sale process in an attempt to maximize value for our shareholders and that other potentially interested parties would not participate in the sale process if Pebblebrook were invited to participate in the sale process without being restricted from making public acquisition proposals or public announcements about the process and its discussions with us. In these discussions our legal advisors informed Pebblebrook's financial and legal advisors that all of the other parties that had entered into confidentiality agreements with the Company had agreed to the public disclosure prohibition and the public acquisition proposal prohibition. Pebblebrook's financial and legal advisors did not agree to any specific terms during this discussion.

              On April 11, 2018, Goodwin sent to Pebblebrook's outside legal counsel a revised draft of the mutual confidentiality agreement. Our revised draft confidentiality agreement included (i) the standstill provision with a reduced period from 18 months to May 9, 2019, (ii) the public acquisition proposal prohibition and (iii) the public disclosure prohibition. This was our second attempt to enter into a confidentiality agreement with Pebblebrook in order to have Pebblebrook participate in the Company's sale process.

              On April 12, 2018, Pebblebrook inadvertently posted on its website an initial working draft of a document relating to Pebblebrook's first quarter 2018 financial and operating results, and later in the day publicly announced its revised first quarter 2018 financial outlook.

              On April 12, 2018, representatives of Goodwin and Pebblebrook's outside legal counsel had a discussion in which Pebblebrook's outside legal counsel indicated that Pebblebrook was not interested in entering into a mutual confidentiality agreement with us. Representatives of Goodwin reiterated that we wanted Pebblebrook to participate in the Company's sale process, and that we were willing to reduce the length of the time period applicable to (i) the standstill provision, (ii) the public acquisition proposal prohibition and (iii) the public disclosure prohibition. Representatives of Goodwin indicated that we were seeking to have these restrictions in place only for as long a period of time as was necessary for the Company to conduct its sale process. Pebblebrook's outside legal counsel indicated that Mr. Bortz wanted to have a discussion with Mr. Scott. Goodwin responded that it would inform our board of trustees of this request. This was our third attempt to enter into a confidentiality agreement with Pebblebrook in order to have Pebblebrook participate in the Company's sale process.

              From April 12 through May 5, 2018, at the direction of the transaction committee, representatives of our financial and legal advisors had a series of discussions with Pebblebrook's financial advisors in which the representatives of our financial and legal advisors reiterated our willingness to enter into a mutual confidentiality agreement and to reduce the period of time during which the restrictions contained in the confidentiality agreement applied for the minimum period of time necessary for the Company to conduct its sale process.

              Beginning on April 13, 2018, each of the bidders that had entered into a confidentiality agreement with the Company was provided access to an online data room containing nonpublic information regarding the Company and its properties, including the preliminary projections.

              At approximately 9:00 p.m. on April 13, 2018, Mr. Bortz, on behalf of Pebblebrook, sent a letter to our board of trustees (which we refer to as the April 13 letter, and the proposal set forth therein as the April 13 proposal). The April 13 letter stated that Pebblebrook remained committed to a merger of the two companies. The April 13 letter provided a revised proposal with respect to merger consideration. The April 13 proposal provided for a fixed exchange ratio of 0.8944 Pebblebrook common share for each Company common share. The 0.8944 exchange ratio provided in the April 13 proposal represented a 3.3% increase to the 0.8655 exchange ratio provided in Pebblebrook's March 6 proposal. According to the April 13 letter, the April 13 proposal resulted in an implied price of $31.75 per share for 100% of our outstanding common shares based on Pebblebrook's closing price of $35.50 on April 13, 2018. Unlike Pebblebrook's March 6 proposal, Pebblebrook's April 13 proposal did not state an implied price based on a volume weighted average price of Pebblebrook's common shares. The April 13 letter also stated that our shareholders would be provided with the option to elect to receive cash up to a maximum of 15% in aggregate merger consideration, subject to proration. The April 13 letter indicated that the proposal was not subject to a financing condition. The April 13 letter stated that, with our full cooperation, Pebblebrook believed that the companies could sign a definitive merger agreement within ten business days. The letter also included a summary of certain proposed key terms which included: an exclusivity period of ten business days; a 30-day go-shop period in which we could solicit alternative proposals; a break-up fee of 1.25% of equity value during the go-shop period and 3.25% of equity value after the go-shop period; Pebblebrook executives would manage the combined company; and a seven-member board of trustees (three independent trustees from each company and Mr. Bortz) would govern the combined company. In the letter, Pebblebrook requested a response from the Company by April 15, 2018. Mr. Barnello sent the April 13 letter to our board of trustees. On April 13, 2018, our common share closing price on the NYSE was $29.94.

              On April 14, 2018, following discussions with the transaction committee, Mr. Barnello contacted Mr. Bortz to schedule a time to have a discussion the next day regarding the following:

  •
  the Company was open to Pebblebrook's request for a meeting, and that Messrs. Barnello, Scott and Foland were available to meet with Pebblebrook's representatives on Tuesday morning, April 17, 2018, in New York City;

  •
  the Company wanted Pebblebrook to enter into a mutual confidentiality agreement in order for Pebblebrook to participate in the Company's sale process, and that Goodwin would be sending Pebblebrook's outside legal counsel another revised draft of the mutual confidentiality agreement shortly; and

  •
  Pebblebrook's April 13 proposal was shared with our board of trustees and that our board of trustees would evaluate the proposal.

              Later on April 14, 2018, Goodwin sent to Pebblebrook's outside legal counsel a revised draft of the mutual confidentiality agreement as indicated by Mr. Barnello's earlier communication to Mr. Bortz. Our revised draft confidentiality agreement provided for, among other things, (i) the standstill provision with the three-month term proposed by Pebblebrook in its April 9 revised draft of the confidentiality agreement, (ii) the public acquisition proposal prohibition and (iii) the public disclosure prohibition. This was our fourth attempt to enter into a confidentiality agreement with Pebblebrook in order to have Pebblebrook participate in the Company's sale process.

              On April 15, 2018, Mr. Barnello called Mr. Bortz and indicated that our board of trustees had received Pebblebrook's April 13 proposal and was evaluating it. Mr. Barnello also indicated that we were willing to have a meeting as Pebblebrook requested and that we had proposed a revised mutual confidentiality agreement with the standstill provision for a reduced period of three months, consistent with Pebblebrook's original proposal, in order to facilitate Pebblebrook's participation in the Company's sale process. Mr. Barnello also offered to schedule a meeting among Mr. Bortz and certain members of our board of trustees, including Mr. Scott, on April 17, 2018, contingent on Pebblebrook not publicly disclosing its April 13 letter, and preferably after execution of a mutual confidentiality agreement. Mr. Bortz responded that Pebblebrook was not interested in entering into a mutual confidentiality agreement with the Company. Mr. Bortz also indicated that he could not attend a meeting on the date Mr. Barnello proposed and Mr. Bortz did not propose an alternative date. Mr. Bortz also indicated that it would not be appropriate for him to say whether or not Pebblebrook was going to publicly release its April 13 letter.

              Later on April 15, 2018, our board of trustees held a meeting to discuss, among other things, Pebblebrook's April 13 proposal and the strategic process. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Mr. Barnello updated our board of trustees on his discussion with Mr. Bortz. Representatives of Citi and Goldman Sachs updated our board of trustees on their discussions with Pebblebrook's financial advisors. Representatives of Citi and Goldman Sachs also reviewed with our board of trustees certain financial aspects of Pebblebrook's April 13 proposal and certain financial aspects of Pebblebrook's March 6 proposal. Representatives of Citi and Goldman Sachs also updated our board of trustees on the initial stages of the strategic process completed to date, noting the parties that remained interested in engaging in discussions regarding a possible acquisition of the Company, their diligence efforts to date and expressed levels of interest. Our board of trustees discussed the possibility that Pebblebrook could publicly disclose its April 13 proposal and the impact that would have on the strategic process. Our board of trustees also discussed recent discussions and correspondence with certain Company shareholders.

              On April 16, 2018, prior to the opening of trading on the NYSE, Pebblebrook issued a press release disclosing its April 13 letter.

              Subsequently on April 16, 2018, we issued a press release confirming that our board of trustees was reviewing Pebblebrook's April 13 proposal.

              On April 17, 2018, Bloomberg published an article speculating as to a potential sale of the Company, with Blackstone listed as an interested suitor. After discussing the Bloomberg article with representatives of Citi, Goldman Sachs and Goodwin, Mr. Barnello contacted members of our board of trustees to update them on this development. Prior to the publication of this article, on April 16, 2018, our common share closing price on the NYSE was $30.71.

              Between April 18, 2018 and April 21, 2018, an initial bid instruction letter was distributed on behalf of the Company to each of the nine of the potential bidders that had entered into confidentiality agreements with the Company prior to April 21, 2018 (including Blackstone). The letter indicated a deadline for submitting preliminary non-binding indications of interest by May 4, 2018. Because Pebblebrook had not entered into a confidentiality agreement with the Company at that time, it did not receive an initial bid instruction letter.

              On April 19, 2018, Mr. Bortz sent a letter to our board of trustees in which Pebblebrook proposed that we conduct a due diligence review of Pebblebrook to better understand Pebblebrook's business and evaluate Pebblebrook's April 13 proposal. Pebblebrook proposed that we enter into a unilateral confidentiality agreement obligating the Company to maintain the confidentiality and nonuse of Pebblebrook's nonpublic information, and enclosed a copy of a proposed confidentiality agreement. In the letter, Pebblebrook stated that it did not require that we provide it with any information under the proposed unilateral confidentiality agreement. Pebblebrook's proposed confidentiality agreement did not include (i) the standstill provision, (ii) the public acquisition proposal prohibition or (iii) the public disclosure prohibition.

              On April 20, 2018, Mr. Bortz, on behalf of Pebblebrook, sent a letter to our board of trustees (which we refer to as the April 20 letter, and the proposal set forth therein as the April 20 proposal). The April 20 letter stated that Pebblebrook was making a final offer to the Company. The April 20 proposal provided for a fixed exchange ratio of 0.9085 Pebblebrook common share for each Company common share. The 0.9085 exchange ratio provided in the April 20 proposal represented a 1.6% increase to the 0.8944 exchange ratio provided in Pebblebrook's April 13 proposal. According to the April 20 letter, the April 20 proposal resulted in an implied price of $32.49 per share for 100% of our outstanding common shares based on Pebblebrook's closing price of $35.76 on April 19, 2018. Unlike Pebblebrook's March 6 proposal, Pebblebrook's April 20 proposal did not state an implied price based on a volume weighted average price of Pebblebrook's common shares. The April 20 letter also stated that Company shareholders would be provided with the option to elect to receive cash up to a maximum of 20% in aggregate merger consideration, subject to proration. The April 20 letter indicated that the proposal was not subject to a financing condition. The letter stated that the other key terms proposed in Pebblebrook's April 13 letter remained unchanged and that Pebblebrook would send the Company a draft merger agreement shortly.

              On April 21, 2018, Mr. Bortz sent an email to Mr. Scott and indicated that he would be interested in discussing Pebblebrook's April 20 proposal with Mr. Scott. Consistent with our board of trustees' prior determination, Mr. Scott replied that all communications between the companies on this topic should be made through Mr. Barnello.

              On April 22, 2018, our board of trustees held a meeting to discuss, among other things, Pebblebrook's April 20 proposal and the strategic process. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi and Goldman Sachs reviewed with our board of trustees certain financial aspects of Pebblebrook's April 20 proposal and certain financial aspects of Pebblebrook's March 6 and April 13 proposals. Representatives of Citi and Goldman Sachs also updated our board of trustees on the strategic process completed to date, noting the parties that remained interested in engaging in discussions regarding a possible strategic transaction or acquisition transaction involving the Company, their diligence efforts to date and expressed levels of interest, and noting the parties that had declined interest. Our board of trustees discussed the possibility that Pebblebrook could publicly disclose its April 20 proposal and the impact that would have on the strategic process. Our board of trustees also considered Pebblebrook's April 19 letter requesting the Company to enter into an unilateral confidentiality agreement and determined that it would not be appropriate to engage in a unilateral diligence review of Pebblebrook at that time given that we were not conducting reverse due diligence on any other bidders during the initial stages of the sale process. Our board of trustees also discussed recent discussions and correspondence with certain Company shareholders.

              From April 23 through 27, 2018, seven of the potential bidders that had entered into confidentiality agreements with the Company (one strategic party and six financial sponsors) attended high-level management presentations conducted by members of our management (Blackstone attended a presentation on April 26, 2018) and attended by representatives of Citi and Goldman Sachs as requested by the Company. Following these management presentations, members of our management participated in follow-up due diligence sessions with each of these potential bidders and their respective advisors. Representatives of Citi and Goldman Sachs also attended these due diligence sessions as requested by the Company.

              On April 24, 2018, prior to the opening of trading on the NYSE, Pebblebrook issued a press release disclosing its April 20 letter.

              Subsequently on April 24, 2018, we issued a press release confirming that our board of trustees would carefully review Pebblebrook's April 20 letter.

              Later on April 24, 2018, Mr. Bortz, on behalf of Pebblebrook, sent a letter to our board of trustees enclosing a proposed draft merger agreement as referenced in Pebblebrook's April 20 letter and consistent with the terms of the April 20 proposal. The draft merger agreement also provided that Company shareholders would be provided with the option to elect to receive a cash amount per Company common share, up to a maximum of 20% of the aggregate number of Company common shares outstanding immediately prior to the closing, subject to proration.

              On April 27, 2018, Pebblebrook conducted its quarterly earnings call relating to its financial and operating results for the first quarter. During the call, Mr. Bortz reiterated Pebblebrook's interest in pursuing an acquisition of the Company.

              Also on April 27, 2018, representatives of Citi received an unsolicited inquiry from a potential strategic acquirer. After consulting with management and representatives of Goodwin, as directed by management, later that day, representatives of Citi provided the potential strategic acquirer with the same form of confidentiality agreement provided to other potential participants in the Company's sale process. Representatives of Goodwin negotiated the terms and conditions of this draft confidentiality agreement with representatives of the potential strategic acquirer until May 6, 2018, by which point we had received written non-binding preliminary indications of interest from the other participants in the Company's sale process, as described below. Despite repeated requests by representatives of Citi and Goodwin made at the direction of management to move quickly to finalize negotiation of the confidentiality agreement, the potential strategic acquirer was lagging behind other continuing participants in the Company's sale process as of such date, and therefore confidentiality agreement negotiations with the potential strategic acquirer were discontinued as of May 6, 2018.

              On May 1, 2018, further to our board of trustees' direction that Pebblebrook be invited to participate in the formal sale process of the Company and confidentiality agreement negotiations to that end, a representative of Goldman Sachs spoke with Mr. Bortz and indicated our continued interest in negotiating a mutual confidentiality agreement with Pebblebrook, and the willingness of representatives of Goldman Sachs to facilitate discussions to that end. That day, representatives of Goldman Sachs informed our management and the transaction committee regarding this discussion. After a series of discussions on this topic, Mr. Bortz indicated that, under certain terms, Pebblebrook may be interested in re-initiating discussions regarding a mutual confidentiality agreement. This was our fifth attempt to enter into a confidentiality agreement with Pebblebrook in order to have Pebblebrook participate in the Company's sale process.

              On May 2, 2018, Pebblebrook's outside legal counsel sent to Goodwin a revised draft of the mutual confidentiality agreement. In its revised draft confidentiality agreement, Pebblebrook included (i) the standstill provision, (ii) the public acquisition proposal prohibition and (iii) the public disclosure prohibition (each of which Pebblebrook proposed would expire 14 days after the execution of the confidentiality agreement).

              From May 2 through May 5, 2018, representatives of our financial and legal advisors, with input from, and at the direction of, the transaction committee and our management, and Pebblebrook's financial and legal advisors had various discussions regarding the length of the time that the prohibitions set forth in the mutual confidentiality agreement would apply. During these discussions, Pebblebrook's financial and legal advisors indicated that Pebblebrook would not enter into a confidentiality agreement which contained restrictions limiting its ability to act beyond June 4, 2018, which was the week of the Nareit® REITweek: 2018 Investor Conference in New York.

              On the morning of May 4, 2018, Goodwin sent to Pebblebrook's outside legal counsel a revised draft of the mutual confidentiality agreement which provided that the restrictions set forth therein would apply for 45 days. This was our sixth attempt to enter into a confidentiality agreement with Pebblebrook in order to have Pebblebrook participate in the Company's sale process.

              In connection with the May 4, 2018 deadline for submissions of indication of interest, of the nine potential bidders that received a bid process letter on behalf of the Company, three financial sponsors (which we refer to as Party A, Party B and Blackstone) submitted indications of interest to the Company, as described below. All other potential bidders that had entered into confidentiality agreements with the Company declined to submit an indication of interest.

              On May 4, 2018, we received written non-binding preliminary indications of interest from Party A and Blackstone. Party A proposed to acquire the Company in an all-cash transaction at a price of $30.00 per share, and stated that it was prepared to complete its confirmatory due diligence and concurrently negotiate a definitive merger agreement within 21 days, and that the transaction would not be subject to any financing contingency. Blackstone proposed to acquire the Company in an all-cash transaction at a price of $31.50 per share, which price was predicated on no additional dividends being paid to our common shareholders other than our next regularly scheduled dividend. Blackstone's proposal also stated that it was prepared to complete its confirmatory due diligence immediately and concurrently negotiate a definitive merger agreement within seven days, and noted that the transaction would be funded with Blackstone's $15.8 billion fully discretionary Blackstone Real Estate Partners VIII fund, and would not be subject to any financing contingency. Blackstone's proposal also provided that it would expire at the close of business on May 7, 2018. On the prior trading day, May 3, 2018, our common share closing price on the NYSE was $29.78.

              On May 5, 2018, Goodwin sent to Pebblebrook's outside legal counsel a revised draft of the mutual confidentiality agreement which agreed to Pebblebrook's request that the restrictions set forth therein would terminate on June 4, 2018. This was our seventh attempt to enter into a confidentiality agreement with Pebblebrook in order to have Pebblebrook participate in the Company's sale process.

              Later on May 5, 2018, Pebblebrook and the Company entered into a mutual confidentiality agreement. The executed confidentiality agreement included, among other things, (i) the standstill provision, (ii) the public acquisition proposal prohibition and (iii) the public disclosure prohibition (each of which expired on June 4, 2018). The confidentiality agreement also permitted Pebblebrook to make confidential proposals to the Company at any time and provided that the standstill provision would terminate prior to June 4, 2018 if there was a public announcement by the Company of its execution of a definitive agreement to effect a Company sale. Immediately following execution of the mutual confidentially agreement, Pebblebrook was provided access to an online data room containing nonpublic information regarding the Company and its properties (including the preliminary projections), which was the same information provided to the other participants in the Company's sale process upon entering into a confidentiality agreement, and we were provided access to an online data room containing nonpublic information regarding Pebblebrook and its properties.

              On May 7, 2018, we received a written non-binding preliminary indication of interest from Party B. Party B proposed to acquire the Company in an all-cash transaction at a price of $32.00 per share. Party B's proposal also stated that it was prepared to complete its confirmatory due diligence and concurrently negotiate a definitive merger agreement within 45 days, and noted that the transaction would not be subject to any financing contingency.

              On May 7, 2018, our board of trustees held a meeting to discuss, among other things, the proposals received from Party A, Party B and Blackstone and Pebblebrook's April 20 proposal. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi and Goldman Sachs reviewed the financial aspects of the proposals. Representatives of Goodwin reviewed with our board of trustees their fiduciary duties in the context of evaluating the preliminary indications of interest from Party A, Party B and Blackstone and Pebblebrook's April 20 proposal.

              Following this discussion, our board of trustees discussed how best to encourage the parties to improve their respective purchase prices and other terms. Because Party B's and Blackstone's proposals were within close range of each other, our board of trustees determined to advance both parties to the next phase of the strategic process, to provide each party with additional due diligence access and a draft merger agreement with respect to which the parties would be requested to provide comments and to encourage them to increase their respective purchase prices in view of the competitive nature of the process. Because Pebblebrook had entered into a confidentiality agreement with the Company, and on the basis of Pebblebrook's April 20 proposal, our board of trustees determined that Pebblebrook should also be included in the next phase of the strategic process, provided with the same due diligence access as the other bidders and a draft merger agreement with respect to which Pebblebrook would be requested to provide comments, and to encourage Pebblebrook to increase its proposed purchase price.

              Our board of trustees directed management, in consultation with representatives of Citi and Goldman Sachs, to structure the next phase of the process to target a potential conclusion on or about May 18, 2018, which our board of trustees concluded was a realistic deadline for the bidders to complete their due diligence and negotiate and execute a definitive agreement. Because Party A had submitted a proposal that was lower than the others, our board of trustees directed representatives of Citi and Goldman Sachs to inform Party A that it would not be moving forward at that time, unless Party A were to meaningfully increase its proposed price. Our board of trustees also discussed that to date none of the three financial sponsors had, and had not requested to have, discussions with our management regarding any roles, compensation, retention or investment arrangements in connection with a possible transaction.

              At the meeting, Mr. Barnello also provided an update on our financial results that it expected to report for the first quarter, which management expected to be above Wall Street research consensus estimates, and an update on our preliminary financial outlook for the remainder of 2018, which management expected to improve in comparison to our previous guidance.

              On May 8, 2018, bid process letters were sent to Party B, Blackstone and Pebblebrook which, at the direction of our board of trustees, set a second round bid deadline of May 16, 2018, and requested marked drafts of our proposed form of merger agreement by May 14, 2018.

              On May 8, 2018, Party B, Blackstone and Pebblebrook were provided with a draft merger agreement on behalf of the Company. The draft merger agreement provided to the two financial sponsors (Party B and Blackstone) contemplated, among other things, a customary all-cash merger, a Company termination fee equal to 2% of the equity value of the transaction if the merger agreement was terminated under certain circumstances and a reverse termination fee equal to 10% of the equity value of the transaction if the merger agreement was terminated under certain circumstances. Drafts of an equity commitment letter and limited guaranty were concurrently provided to the financial sponsors. The draft merger agreement provided to Pebblebrook contemplated, among other things, a customary business combination merger and a Company termination fee equal to 2% of the aggregate equity value of the Company if the merger agreement was terminated under certain circumstances. The merger agreement provided to Pebblebrook also provided that Company shareholders would be provided with the option to elect to receive a cash amount per Company common share equal to the exchange ratio multiplied by the five-day volume weighted average price of Pebblebrook's common shares ending on the trading day immediately before execution of a definitive merger agreement, up to a maximum of 20% of the aggregate number of Company common shares outstanding immediately prior to the closing, subject to proration.

              On May 8, 2018, at the direction of our board of trustees, representatives of Citi and Goldman Sachs contacted representatives of Party A and informed them that, because their indication of interest was below the level of the other bidders, we would not be proceeding with Party A at that time, unless Party A were to meaningfully improve its proposed price. There were no further discussions between Party A and the Company or its representatives.

              On May 10, 2018, Company announced its financial results for the first quarter. We reported first quarter results that meaningfully exceeded our expectations and raised our guidance for the remainder of 2018. On May 10, 2018, our common share closing price on the NYSE was $31.43.

              Also on May 10, 2018, our board of trustees held a meeting to discuss, among other things, management's standalone plan and the strategic process. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Our board of trustees reviewed certain updated financial projections regarding the Company for the fiscal years ended December 31, 2018 through December 31, 2022, prepared by our management, which were with the same in all respects as the preliminary projections that our management had prepared and provided to our board of trustees on March 20, 2018, except that they incorporated our actual performance for the fiscal quarter ended March 31, 2018 and an updated forecast for the fiscal quarter ending June 30, 2018, and a corresponding roll forward for the fiscal years ending December 31, 2018 through December 31, 2022 (which updated projections are summarized below under the section entitled "—Certain Prospective Financial Information—Financial Projections" and which we refer to as the final projections). Our board of trustees discussed the risks, challenges, and strategic opportunities facing the Company in the context of the final projections. Following discussion and questions of management regarding various matters relating to the final projections, including the assumptions on which they were based, our board of trustees approved the final projections.

              At the meeting, representatives of Goodwin reviewed certain terms contained in the draft merger agreements presented to the bidders. In addition, our board of trustees discussed the updated customary written relationships disclosure letter provided by each of Citi and Goldman Sachs and distributed to our board of trustees before the meeting. In the case of Citi, the disclosure letter listed engagements for which Citi and its affiliates has recognized compensation for investment banking, commercial banking and other financial services provided to Party B (including its portfolio companies and its affiliated public vehicle), Blackstone Real Estate Advisors L.P. (including its portfolio companies and its affiliated public vehicle Blackstone Mortgage Trust, Inc.) and Pebblebrook since January 1, 2016. In the case of Goldman Sachs, the disclosure letter listed engagements for which Goldman Sachs has recognized compensation for financial advisory and underwriting services provided by its investment banking division to Party B (including its affiliates and portfolio companies), Blackstone (including its affiliates and portfolio companies) and Pebblebrook in the two years preceding the meeting. After discussion, including with Goodwin, our board of trustees again determined that those relationships would not interfere with Citi's or Goldman Sachs' ability to continue to provide financial advisory services to the Company. At the conclusion of the meeting, the independent board members participating in the meeting met in executive session with Goodwin and DLA Piper to further discuss the strategic process and negotiations with Party B, Blackstone and Pebblebrook.

              On May 11, 2018, members of our management and Pebblebrook management conducted in-person, reciprocal high-level management presentations with their respective financial advisors also present. Following these management presentations, members of Company and Pebblebrook management participated in follow-up due diligence sessions, which were attended by representatives of their respective financial and legal advisors.

              On May 12, 2018, we made available to Party B, Blackstone and Pebblebrook the final projections.

              On May 14, 2018, HG Vora filed an amendment to its Schedule 13D reporting beneficial ownership of 9.1% of our outstanding common shares. The amendment to HG Vora's Schedule 13D also disclosed a letter that it had sent to our board of trustees stating that it believed that a sale of the Company on the terms of Pebblebrook's April 20 proposal or better would be superior to any credible standalone plan.

              On May 14, 2018, Simpson Thacher & Bartlett LLP (which we refer to as Simpson Thacher), outside legal counsel to Blackstone, provided Blackstone's initial comments on the draft merger agreement, equity commitment letter and limited guarantee to Goodwin. In the drafts, among other things, Blackstone proposed a Company termination fee equal to 3.5% of the equity value of the transaction and replaced our right to specific performance with our right to receive a reverse termination fee equal to 7% of the equity value of the transaction as our sole and exclusive remedy if the merger agreement were terminated under certain circumstances.

              On May 14, 2018, Pebblebrook's outside legal counsel provided Pebblebrook's initial comments on the draft merger agreement to Goodwin.

              Also on May 14, 2018, our board of trustees met to discuss, among other things, the strategic process. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Mr. Barnello updated our board of trustees on the status of the negotiations with Party B, Blackstone and Pebblebrook.

              On May 15, 2018, the transaction committee met to discuss, among other things, management's reverse due diligence review of Pebblebrook. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Our management reviewed with the transaction committee management's reverse due diligence of Pebblebrook and our management, with the assistance of representatives of Citi and Goldman Sachs, reviewed the financial aspects of Pebblebrook's five-year forecasts previously provided by Pebblebrook.

              Also on May 15, 2018, Party B informed representatives of Citi and Goldman Sachs that Party B would need additional time beyond the May 16, 2018 deadline to submit a revised proposal and mark-up of the merger agreement. Our board of trustees was informed of Party B's expected delay in submitting its revised proposal.

              From May 15 through May 20, 2018, representatives of Goodwin, with input from our management and with the benefit of the views of the trustees provided at our board of trustees and transaction committee meetings, and Simpson Thacher exchanged drafts and participated in discussions regarding the terms of the merger agreement and related agreements. The key issues negotiated with respect to the merger agreement and related agreements included, among other things: the representations and warranties to be made by the parties; the restrictions on the conduct of our business until completion of the transaction; the definition of material adverse effect; the conditions to completion of the mergers; our obligations to cooperate with Blackstone's debt financing efforts; our ability to participate in discussions or negotiations with third parties relating to unsolicited acquisition proposals; the right of our board of trustees to change its recommendation that shareholders approve the merger in response to a superior proposal or otherwise; our right to terminate the merger agreement to accept a superior proposal under certain conditions; the other termination provisions and the triggers of the termination fee payable by the Company; the provisions regarding the Company's equity awards, employee benefit plans, severance and other compensation matters; the remedies available to each party under the merger agreement, including the triggers of the reverse termination fee payable to the Company and the terms of the guaranty of certain payment obligations by the Sponsor; and the amounts of the Company termination fee and reverse termination fee.

              Also from May 15 through May 19, 2018, representatives of Goodwin, with input from our management and with the benefit of the views of the trustees provided at our board of trustees and transaction committee meetings, and Pebblebrook's outside legal counsel exchanged drafts and participated in discussions regarding the terms of the merger agreement and related agreements. The key issues negotiated with respect to the merger agreement and related agreements included, among other things: the representations and warranties to be made by the parties; the restrictions on the conduct of the parties' businesses until completion of the transaction; the definition of material adverse effect; the conditions to completion of the mergers; our obligations to cooperate with Pebblebrook's financing efforts; the parties' ability to participate in discussions or negotiations with third parties relating to unsolicited acquisition proposals; the right of the parties' boards to change their recommendation that shareholders approve the merger in response to a superior proposal or otherwise; the parties' right to terminate the merger agreement to accept a superior proposal under certain conditions; the other termination provisions and the triggers of the termination fees payable by the parties; the provisions regarding the Company's equity awards, employee benefit plans, severance and other compensation matters; the remedies available to each party under the merger agreement; and the amounts of the Company termination fee and Pebblebrook termination fee.

              On May 16, 2018, Pebblebrook presented a written confirmation of its proposal at the exchange ratio set forth in Pebblebrook's April 20 proposal (which we refer to as the May 16 proposal). If the implied price of Pebblebrook's May 16 proposal were to be calculated after the closing of trading on that day, it would have been $34.58 per Company common share, based on an exchange ratio of 0.9085 and Pebblebrook's closing price of $38.06 on May 16, 2018 and assuming an all-stock transaction. The 0.9085 exchange ratio was the same as that set forth in Pebblebrook's April 20 proposal and the May 16 proposal also included the same 20% cash election provision in included in the April 20 proposal. Pebblebrook provided a bank commitment letter with its May 16 proposal to fund any cash required by Pebblebrook to complete the proposed transaction.

              Also on May 16, 2018, Blackstone presented a revised written proposal to acquire the Company in an all-cash transaction at a price of $33.00 per share, which price was predicated on no additional dividends being paid to our common shareholders other than its next regularly scheduled dividend. Blackstone's proposal also provided that it would expire at 5:00 p.m. on May 20, 2018 if Blackstone and we had not entered into a definitive agreement prior to that time or if another bidder was granted exclusivity. On May 16, 2018, our common share closing price on the NYSE was $31.39.

              Later on May 16, 2018, Goodwin provided a revised draft of the merger agreement to each of Simpson Thacher and Pebblebrook's outside legal counsel and instructed each of them that any further revisions should be presented by noon on May 18, 2018.

              In connection with the submission of their proposals, Party B, Blackstone and Pebblebrook were informed that our board of trustees would hold a meeting later in the week to consider their proposals with the goal of selecting a winning bidder, finalizing definitive documentation and publicly announcing a transaction prior the opening of trading on May 21, 2018.

              On May 17, 2018, Party B presented a written confirmation of its proposal at the same price of $32.00 per share as set forth in Party B's May 4 proposal. Party B's proposal also stated that it expected to be able to complete all confirmatory due diligence and concurrently negotiate a definitive merger agreement within 20 days, and noted that the transaction remained subject to final approval from Party B's investment committee. Party B also presented initial comments on the draft merger agreement with its May 17 proposal, and stated that additional comments would be provided if Party B were to continue in the strategic process. Party B did not provide comments on the drafts of the equity commitment letter or limited guarantee.

              On May 17, 2018, the transaction committee met to discuss, among other things, the strategic process. Other members of our board of trustees, members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. The transaction committee, with the assistance of management and in consultation with our board of trustees' financial and legal advisors, discussed the revised proposals received from Blackstone and Pebblebrook on May 16 and Party B on May 17. Representatives of Citi and Goldman Sachs also reviewed with the transaction committee certain financial aspects of the three revised proposals and preliminary financial analyses with respect to the Company. Representatives of Goodwin reviewed with our board of trustees key execution risks associated with each of the three proposals and the material open points on the latest drafts of the merger agreements received from each of the three parties.

              The transaction committee discussed the advantages and risks of a proposed transaction with Blackstone or Pebblebrook, including, among other things, whether the proposals represented an attractive valuation of the Company for shareholders when considered in light of our board of trustees' knowledge and understanding of the business, operations, management, financial condition and prospects of the Company, including the various challenges presented if our board of trustees were to reject both of the offers and the Company were to continue as a standalone company.

              Based on the transaction committee's discussion at this meeting and previous board and transaction committee meetings, the transaction committee concluded that both Blackstone's and Pebblebrook's revised proposals would, if consummated, provide greater certainty of value (and less risk) at that time to our shareholders relative to the potential trading price of our common shares over a longer period as a standalone company. The transaction committee determined to continue the discussion at our board meeting scheduled for the following day.

              On May 18, 2018, Simpson Thacher provided a revised draft of the merger agreement to Goodwin.

              On May 18, 2018, our board of trustees met to discuss, among other things, the strategic process. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Our board of trustees, with the assistance of management and in consultation with our board of trustees' financial and legal advisors, discussed each of the revised proposals received from Blackstone and Pebblebrook on May 16 and Party B on May 17. Representatives of Citi and

Goldman Sachs also reviewed with our board of trustees certain financial aspects of the three revised proposals and preliminary financial analyses with respect to the Company and Pebblebrook's May 16 proposal. Representatives of Goodwin reviewed with our board of trustees key execution risks associated with each of the three proposals and the material open points on the latest drafts of the merger agreements received from each of the three parties.

              Our board of trustees discussed the advantages and risks of a proposed transaction with Blackstone or Pebblebrook, including, among other things, whether the proposals represented an attractive valuation of the Company for shareholders when considered in light of our board of trustees' knowledge and understanding of the business, operations, management, financial condition and prospects of the Company, including the various challenges presented if our board of trustees were to reject both of the offers and we were to continue as a standalone company. Based on the discussion at this meeting and previous board and transactions committee meetings, our board of trustees concluded that both Blackstone's and Pebblebrook's revised proposals would, if consummated, provide greater certainty of value (and less risk) to our shareholders relative to the potential trading price of the Company shares over a longer period after accounting for the long-term risks to our business resulting from operational execution risk and evolving industry dynamics. Our board of trustees then discussed how best to further enhance shareholder value by encouraging each of Blackstone and Pebblebrook to increase their offer price and enter into definitive documentation for a transaction.

              Our board of trustees also discussed that, from a timing perspective, Party B was significantly behind Blackstone and Pebblebrook in its evaluation of the Company and would not be prepared to enter into a definitive agreement for at least 20 days. Additionally, our board of trustees noted that Party B had not improved its offer price in the second round of the strategic process and had reaffirmed a lower value than the revised proposal from Blackstone. Our board of trustees discussed the substantial extra time that would be required by Party B as compared to Blackstone and Pebblebrook and the risk that Blackstone would withdraw its all-cash proposal if we were to materially deviate from the proposed timing. Following these discussions, our board of trustees directed representatives of Citi and Goldman Sachs to contact Party B and indicate that our board of trustees would be pursuing a transaction with a different party unless Party B were to materially improve its proposed offer price and to expedite its timing to reach a definitive merger agreement.

              Our board of trustees also discussed, with the assistance of our management and in consultation with financial and legal advisors, the certainty of value in Blackstone's all-cash offer as opposed to the share consideration offered by Pebblebrook. Our board of trustees discussed concerns including, among others, that Pebblebrook's proposal used a fixed exchange ratio pursuant to which our shareholders would receive a specific fraction of a Pebblebrook common share for each of their common shares regardless of the value of Pebblebrook's common shares at the time of the closing of a transaction with Pebblebrook. Given that a transaction with Pebblebrook would take several months to close, our shareholders would have no certainty of the value of the consideration they would receive at the closing. In this regard, representatives of Citi and Goldman Sachs reviewed with our board of trustees that as of March 27, 2018, the last trading day prior to public announcement of Pebblebrook's unsolicited proposal, the 52-week intraday trading range of Pebblebrook's common shares was $27.57 to $39.74, and that as recently as March 23, 2018 the closing price of Pebblebrook's common shares was $32.73. Our board of trustees also discussed its concerns that Pebblebrook's common shares trade at a significantly higher EBITDA multiple as compared to other publicly-traded lodging REITs and that it is difficult to predict whether this would continue in the future. Our board of trustees also considered that Company shareholders would be provided with the option to elect to receive a cash amount per Company common share equal to the exchange ratio multiplied by the five-day volume weighted average price of Pebblebrook's common shares ending on the trading day immediately before execution of a definitive merger agreement (which was a price of $34.41 per Company common share based on a five-day volume weighted average price of Pebblebrook's common shares ending on May 16, 2018), up to a maximum of 20% of the aggregate number of Company common shares outstanding immediately prior to the closing, subject to proration. Given the certainty of Blackstone's all-cash proposal, our board of trustees determined that it would request that Pebblebrook revise its proposal to provide more protection to our shareholders in the event that Pebblebrook's share price declined between the signing and the closing of the transaction. Our board of trustees noted that this could be accomplished in various ways, including by increasing the cash component of its proposed merger consideration, or implementing a pricing collar or similar type of pricing protection mechanism with respect to the share consideration.

              During our board meeting, a representative of Goodwin received a call from a representative of Pebblebrook's financial advisor who requested an update on the status of the Company's sale process and our board of trustees' deliberations. The representative of Goodwin indicated that representatives of our financial advisors would contact Pebblebrook's financial advisors following the conclusion of our board meeting.

              Following these discussions, our board of trustees instructed representatives of Citi and Goldman Sachs to inform Pebblebrook's financial advisors that our board of trustees was seeking an increase in Pebblebrook's proposed exchange ratio and also requesting that Pebblebrook revise its proposal to provide more protection to our shareholders in the event that Pebblebrook's share price declined between the signing and the closing of the transaction, which could be accomplished in various ways including by increasing the cash component of its proposed merger consideration, offering a fixed value transaction or implementing a pricing collar with respect to the share consideration. Our board of trustees also instructed representatives of Citi and Goldman Sachs, following receipt of feedback from Pebblebrook, to request that Blackstone submit a best and final revised offer. Following the meeting, representatives of Citi and Goldman Sachs communicated these points to each of Blackstone's and Pebblebrook's financial advisors.

              The independent trustees then met in executive session and continued discussions. Representatives of Goodwin and DLA Piper were in attendance. The independent trustees discussed the merits of the different proposals and agreed to discuss them again after final proposals were in hand.

              On the afternoon of May 18, 2018, at the direction of our board of trustees, representatives of Citi and Goldman Sachs contacted Pebblebrook's financial advisors and informed them of the feedback from our board of trustees on Pebblebrook's proposal. In these discussions, as directed by our board of trustees, the representatives of Citi and Goldman Sachs indicated that our board of trustees was seeking an increase in the exchange ratio and more protection for our shareholders in the event that Pebblebrook's share price declined between the signing and the closing of the transaction. The representatives of Citi and Goldman Sachs indicated, as directed by our board of trustees, that our board of trustees was open to discussing various different ways to accomplish these objectives with Pebblebrook and its financial advisors, including by increasing the cash component of its proposed merger consideration or implementing a pricing collar or similar type of pricing protection mechanism with respect to the share consideration. In response, Pebblebrook's financial advisors provided no specific feedback to the requests presented by the representatives of Citi and Goldman Sachs. Pebblebrook's financial advisors concluded by stating that Pebblebrook was considering whether or not it wanted to continue participating in the Company's sale process.

              Later on the afternoon of May 18, 2018, representatives of Pebblebrook's financial advisors contacted representatives of Citi and Goldman Sachs and indicated that Pebblebrook would continue to participate in the Company's sale process, but that Pebblebrook was not willing to increase the exchange ratio or provide more protection for our shareholders in the event that Pebblebrook's share price declined between the signing and the closing of the transaction. Pebblebrook's financial advisors indicated that Pebblebrook stood by its most recent proposal and that Pebblebrook understood that we may have a proposal from another party which our board of trustees was considering.

              Throughout the remainder of the afternoon and evening of May 18, 2018, pursuant to the direction of our board of trustees, representatives of our financial and legal advisors participated in a series of discussions with Pebblebrook's financial advisors concerning Pebblebrook's need to increase its proposed exchange ratio and provide more protection to our shareholders in the event of a decline of Pebblebrook's share price in between signing and closing of the transaction. Our financial and legal advisors reiterated throughout these discussions that this protection could be provided in one of various ways, including by use of a pricing collar or similar type of pricing protection mechanism. In response, Pebblebrook's financial advisor stated that in order to make progress in the negotiations, the Company should delineate the specific deal terms that our board of trustees was requesting from Pebblebrook. Representatives of our financial advisors responded that they would discuss this request with the Company and revert back.

              On May 18, 2018, at the direction of our board of trustees, representatives of Citi and Goldman Sachs contacted representatives of Blackstone and indicated that our board of trustees had met that day and was continuing its review of Blackstone's latest proposal.

              On May 18, 2018, representatives of Citi and Goldman Sachs contacted Party B as directed by our board of trustees. Per our board of trustees' direction, representatives of Citi and Goldman Sachs indicated that Party B needed to materially improve its proposed offer price and to expedite its timing to reach a definitive merger agreement with the Company. Thereafter, there were no further discussions with Party B.

              Later on May 18, 2018, Pebblebrook's outside legal counsel provided a revised draft of the merger agreement to Goodwin, which reflected no progress on the open points in the merger agreement, as it was in substantially the same form as the revised draft of the merger agreement provided to Goodwin on May 14, 2018. On May 18, 2018, the closing price of Pebblebrook's common shares was $39.01.

              Later in the evening on May 18, 2018, representatives of Goodwin and representatives of Simpson Thacher had discussions regarding the merger agreement. During these discussions, representatives of Simpson Thacher indicated that Blackstone did not want to further discuss open points on the merger agreement until we had responded to Blackstone's May 16 proposal.

              Also, later on the evening on May 18, 2018, further to the direction of our board of trustees, representatives of Citi had a discussion with representatives of Pebblebrook's financial advisor and indicated that the next morning we would provide Pebblebrook, through representatives of our and their financial advisors, with specific guidance on what improvements Pebblebrook would need to make to its proposal in order to increase its chance of being successful.

              Early in the morning of May 19, 2018, our board of trustees met to discuss the strategic process. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi and Goldman Sachs updated our board of trustees as to the discussions they had with each of Blackstone's and Pebblebrook's financial advisors at the direction of our board of trustees. Representatives of Citi and Goldman Sachs reviewed with our board of trustees that, based on the previous day's closing prices, Pebblebrook's proposal had an implied value of $35.44 per share for 100% of our outstanding common shares. Representatives of Citi and Goldman Sachs also reviewed with our board of trustees that Pebblebrook had declined to increase the value of its proposal from what it offered in its April 20 proposal or provide our shareholders with any protection in the event of a decrease in Pebblebrook's share price between signing and closing of the transaction. Representatives of Citi and Goldman Sachs also reported that Pebblebrook's financial advisors had asked for specific guidance on valuation. Representatives of Citi and Goldman Sachs acknowledged that symmetrical collars were more common in these types of transactions than asymmetrical collars, and our board of trustees discussed being open to a symmetrical collar. Our board of trustees also discussed the risk that Blackstone would withdraw its all-cash proposal if we were to materially deviate from our proposed timing to announce a transaction prior to market opening on May 21, 2018.

              Following these discussions, our board of trustees instructed representatives of Citi and Goldman Sachs to inform Pebblebrook's financial advisors that by noon on May 19, 2018, Pebblebrook would need to improve its proposed exchange ratio from 0.9085 to 0.9250, provide for an asymmetrical collar with 10% downside protection for the Company and provide a revised draft of the merger agreement which was more responsive than the draft merger agreement provided by Pebblebrook's outside legal counsel to Goodwin on May 18, 2018. Our board of trustees indicated that if Pebblebrook agreed to these terms our board of trustees would seek to enter into definitive documentation for a transaction with Pebblebrook as soon as possible. Our board of trustees determined to meet again later in the day to further consider the status of the current proposals from Blackstone and Pebblebrook.

              At approximately 9:00 a.m. on May 19, 2018, as directed by our board of trustees, representatives of Citi and Goldman Sachs communicated the feedback from our board of trustees to Pebblebrook's financial advisors on the following business terms:

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  Pebblebrook would need to improve its proposed exchange ratio from 0.9085 to 0.9250;

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  Pebblebrook would need to agree to an asymmetrical collar with 10% downside protection for the Company; and

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  Pebblebrook would need to submit a new revised draft of the merger agreement which was more responsive than the draft merger agreement provided by Pebblebrook's outside legal counsel to Goodwin on May 18, 2018.

              In these discussions, as directed by our board of trustees, representatives of Citi and Goldman Sachs acknowledged that symmetrical collars were more common in these types of transactions than asymmetrical collars and suggested that our board of trustees could be open to a symmetrical collar. Representatives of Citi and Goldman Sachs concluded by emphasizing, as directed by our board of trustees, that our board of trustees was focused on the risk to our shareholders of a decline in the Pebblebrook share price between signing and closing of the transaction and that our board of trustees would be open to considering any other potential mechanisms which Pebblebrook could suggest to ameliorate these concerns.

              Also in these discussions, as directed by our board of trustees, representatives of Citi and Goldman Sachs indicated to Pebblebrook's financial advisors that the Company would need definitive responses from Pebblebrook on our request to increase the exchange ratio, to provide protection against a decline in Pebblebrook's common share price between signing and closing, and a revised draft of the merger agreement by noon on May 19, 2018. As directed by our board of trustees, representatives of Citi and Goldman Sachs also indicated that in the meantime the Company would not have discussions with any other parties regarding a transaction. As directed by our board of trustees, representatives of Citi and Goldman Sachs further indicated that if Pebblebrook would agree with the above terms, we would seek to execute a definitive merger agreement with Pebblebrook as soon as possible. Alternatively, representatives of Citi and Goldman Sachs indicated, as directed by our board of trustees, that if Pebblebrook did not agree to these terms our board of trustees was likely to move forward with a proposal from another party.

              Shortly before noon on May 19, 2018, Pebblebrook's financial advisors verbally provided representatives of Citi and Goldman Sachs with a revised proposal consisting of the following terms (which we refer to as the May 19 proposal) and indicated to the representatives of Citi and Goldman Sachs that this was Pebblebrook's best and final offer:

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  Pebblebrook would improve its proposed exchange ratio to 0.9200 (which would have resulted in a price of $35.05 per share for the cash election shares);

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  Pebblebrook would not agree to provide our shareholders with a collar (whether symmetrical or asymmetrical) or any other protection from a decrease in Pebblebrook's share price between the signing and closing of the transaction; and

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  Pebblebrook wanted to have a call to discuss the merger agreement rather than submitting a revised draft.

              Shortly thereafter, on May 19, 2018, at the direction of our board of trustees, representatives of Goodwin had a call with representatives of Pebblebrook's outside legal counsel to discuss the open issues in the merger agreement.

              In the afternoon of May 19, 2018, our board of trustees met to discuss the status of the negotiations with Blackstone and Pebblebrook. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi and Goldman Sachs reviewed the financial aspects of the latest proposal from Pebblebrook and the latest discussions with Pebblebrook's financial advisors. Representatives of Goodwin updated our board of trustees on the status of the merger agreement negotiation with Pebblebrook. Our board of trustees discussed that while Pebblebrook had improved the exchange ratio, it again refused to include a collar or any other mechanism to protect the value of the transaction for our shareholders. Our board of trustees determined that because Pebblebrook had not met our board of trustees' request for a collar (whether symmetrical or asymmetrical) or any other protection from a decrease in Pebblebrook's share price between the signing and closing of the transaction, the best pathway to maximize value for Company's shareholders was to expeditiously seek an improved offer price from Blackstone, in light of the expiration of Blackstone's offer at 5:00 p.m. on May 20, 2018. Our board of trustees considered, among other things, the certainty of value in Blackstone's all-cash offer as opposed to the share consideration offered by Pebblebrook, and Blackstone's proven ability to complete large acquisition transactions on the agreed terms. Following these discussions, our board of trustees instructed representatives of Citi and Goldman Sachs to request that Blackstone increase its purchase price to $34.25 per share. Following the meeting, representatives of Citi and Goldman Sachs communicated this information to Blackstone. Our board of trustees determined to meet again later in the day to further consider the status of the current proposals from Blackstone and Pebblebrook.

              Later on May 19, 2018, at the direction of our board of trustees, representatives of Citi and Goldman Sachs had discussions with a representative of Blackstone in which they asked Blackstone to increase its price to $34.25 per share.

              In a subsequent discussion also on May 19, 2018, the Blackstone representative indicated that Blackstone would not be able to pay $34.25 per share, but that it would increase its price to $33.50 per share, assuming no additional dividends were paid to our common shareholders other than our regular dividend for the quarter ending June 30, 2018 and that the Company termination fee would equal $112 million (representing approximately 3.0% of our equity value and 2.3% of our enterprise value, based on the merger consideration) and the reverse termination fee payable to the Company would equal $336 million (representing approximately 9.0% of our equity value and 6.9% of our enterprise value, based on the merger consideration). During that discussion, the Blackstone representative stated that Blackstone was not willing to increase its offer beyond $33.50 per share and that the Company should not contact Blackstone again other than to accept its revised offer of $33.50 per share.

              Later in the afternoon on May 19, 2018, our board of trustees met to discuss the status of the negotiations with Blackstone and Pebblebrook. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi and Goldman Sachs provided our board of trustees with an update regarding the discussions with Blackstone and Pebblebrook since the last board meeting, including that Blackstone had offered $33.50 per share, plus the regular dividend for the quarter ending June 30, 2018, as its best and final offer, and that Pebblebrook was not willing to improve its offer presented earlier that day. Although the exchange ratio last proposed by Pebblebrook resulted in an implied price of $35.89 per share for 100% of our outstanding common shares based on Pebblebrook's closing price of $39.01 on May 18, 2018, representatives of Citi and Goldman Sachs reviewed with our board of trustees that based on 30-, 60-and 90-day volume weighted average share prices, the implied consideration of Pebblebrook's last proposal was less than $33.50 per Company common share. Representatives of Goodwin then summarized the material terms of the merger agreement and ancillary documentation that had been negotiated with Blackstone, including that the Company termination fee would equal $112 million (which our board of trustees viewed as reasonable and not likely to preclude any other party from making a competing acquisition proposal) and that the reverse termination fee payable to the Company would equal $336 million. Our board of trustees again considered, among other things, the certainty of value in Blackstone's all-cash offer as opposed to the share consideration offered by Pebblebrook and Blackstone's proven ability to complete large acquisition transactions on the agreed terms.

              Our board of trustees further discussed the advantages and risks of the proposed transaction with Blackstone that are described below in greater detail under the section entitled "—Reasons for the Mergers." Our board of trustees believed that Blackstone would not improve upon its latest offer and that asking for additional improvement on this offer would put at risk the ongoing negotiations with Blackstone to finalize the terms of the merger agreement. In light of these discussions, our board of trustees concluded that Blackstone's improved and final offer would, if consummated, provide greater certainty of value (and less risk) to our shareholders relative to the potential trading price of our common shares over a longer period as a standalone company after accounting for the long-term risks to our business resulting from operational execution risk and evolving industry dynamics. Our board of trustees also considered that Blackstone could withdraw from the process if our board of trustees did not accept its proposal by the stated deadline of entering into a definitive merger agreement by 5:00 p.m. May 20, 2018. After considering our strategic alternatives to a potential transaction with Blackstone and our ability to continue as a standalone company, our board of trustees instructed Goodwin to work with Simpson Thacher to finalize the merger agreement and related documents. The independent trustees then met in executive session and continued discussions. Representatives of Goodwin and DLA Piper were in attendance.

              Subsequently on May 19, 2018, as directed by our board of trustees, representatives of Citi and Goldman Sachs informed a representative of Blackstone that our board of trustees was willing to move forward with negotiating and finalizing a definitive merger agreement concerning Blackstone's offer of $33.50 per share. The representatives of Blackstone indicated that it expected the Company to work with Blackstone to finalize and execute a definitive merger agreement by 5:00 p.m. on May 20, 2018.

              Subsequently on May 19, 2018, Goodwin and Simpson Thacher had a call to resolve open issues on the merger agreement. Thereafter, Goodwin and Simpson Thacher exchanged revised drafts of the merger agreement and related documents.

              In the morning of May 20, 2018, our board of trustees met to receive an update on the status of the discussions with Blackstone. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi, Goldman Sachs and Goodwin provided an update on the discussions with Blackstone since the last board meeting, including that negotiations between the Company and Blackstone were substantially complete. Following discussion, our board of trustees instructed our management and our board of trustees' advisors to work with Blackstone and its advisors to finalize the merger agreement and related documents. Our board of trustees determined to meet again later in the day to further consider the final terms of the proposed transaction with Blackstone.

              In the afternoon of May 20, 2018, our board of trustees held a meeting to discuss the final terms of the proposed transaction with Blackstone. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi, Goldman Sachs and Goodwin updated our board of trustees on the discussions with Blackstone since the last board meeting. Representatives of Goodwin provided an overview of the negotiation process to date with Blackstone's representatives, indicating that negotiations with Blackstone were complete, as well as a presentation regarding the terms of the merger agreement and related documents. Representatives of Goodwin also reviewed with our board of trustees their fiduciary duties in connection with a potential sale of the Company. Our board of trustees discussed that to date Blackstone had not had, and had not requested to have, discussions with our management regarding their future roles, compensation, retention or investment arrangements in connection with the proposed transaction.

              Also at this meeting, representatives of Citi and Goldman Sachs reviewed the financial analyses supporting their proposed opinions. After discussion among our board of trustees and its financial advisors, representatives of each of Citi and Goldman Sachs each delivered an oral opinion, subsequently confirmed by the delivery of a written opinion from each financial advisor, both dated May 20, 2018, to our board of trustees to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken described in each financial advisor's written opinion, the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement was fair from a financial point of view to such holders.

              After the discussion, and taking into account the opinions delivered by Citi and Goldman Sachs, and other factors described below in greater detail under the section entitled "—Reasons for the Mergers," including our board of trustees' belief that the merger is more favorable to our shareholders than other strategic transactions available to the Company, including remaining as an independent public company, our board of trustees unanimously adopted resolutions which, among other things, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

              Later on May 20, 2018, the Company and Blackstone executed the merger agreement and all signatories to the equity commitment letter and limited guarantee executed such agreements.

              On the morning of May 21, 2018, prior to the opening of trading on the NYSE, the Company and Blackstone issued a joint press release announcing the execution of the merger agreement.

              On the morning of June 11, 2018, prior to the opening of trading on the NYSE, Mr. Bortz, on behalf of Pebblebrook, sent a letter to our board of trustees (which we refer to as the June 11 letter, and the proposal set forth therein as the June 11 proposal). The June 11 proposal provided for a fixed exchange ratio of 0.9200 Pebblebrook common shares for each Company common share (the same exchange ratio as set forth in Pebblebrook's verbal proposal on May 19, 2018). As in Pebblebrook's April 20 proposal and May 19 proposal, the June 11 letter stated that our shareholders would be provided with the option to elect cash up to a maximum of 20% of the aggregate number of Company common shares outstanding immediately prior to the closing, subject to proration. As in Pebblebrook's May 19 proposal, the per share cash amount was based on the exchange ratio multiplied by the five-day volume weighted average price of Pebblebrook's common shares as of the end of the last trading day before the proposal was made. Thus, the June 11 letter indicated that the per share cash amount for the June 11 proposal was $37.80 per share, based on the exchange ratio multiplied by the five-day volume weighted average price of Pebblebrook's common shares ending on June 8, 2018, as opposed to the per share cash amount for the May 19 proposal of $35.05 per share, based on the exchange ratio multiplied by the five-day volume weighted average price of Pebblebrook's common shares ending on May 18, 2018. The letter also included a summary of certain proposed key terms which included: Pebblebrook executives would manage the combined company; the June 11 proposal was not contingent on financing or further due diligence; a break-up fee of $112 million; and no payments or vesting under change in control severance agreements for Pebblebrook's executive officers. The June 11 letter also stated that Pebblebrook was prepared to enter into a merger agreement essentially identical to the Blackstone merger agreement adapted to reflect the terms of the June 11 proposal and that Pebblebrook would send us a draft merger agreement under separate cover. Pebblebrook's outside legal counsel subsequently sent the draft merger agreement to Goodwin.

              On the morning of June 11, 2018, prior to the opening of trading on the NYSE, Pebblebrook issued a press release disclosing its June 11 letter and Pebblebrook also publicly disclosed a related investor presentation.

              On the morning of June 11, 2018, prior to the opening of trading on the NYSE, we issued a press release confirming receipt of Pebblebrook's June 11 proposal and indicating that our board of trustees would carefully review Pebblebrook's June 11 proposal in accordance with the provisions of the Blackstone merger agreement.

              Later on June 11, 2018, the transaction committee met to discuss, among other things, Pebblebrook's June 11 proposal. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Citi and Goldman Sachs reviewed with the transaction committee certain preliminary financial analyses with respect to the June 11 proposal. Representatives of Goodwin provided an overview of their fiduciary duties under applicable law and the application of those principles to Pebblebrook's June 11 proposal. Representatives of Goodwin also reviewed the Company's obligations under the Blackstone merger agreement related to the June 11 proposal. Thereafter, the information discussed at this meeting was provided to the other members of our board of trustees and Mr. Barnello regularly briefed and consulted with other members of our board of trustees regarding the June 11 proposal.

              On June 12, 2018, HG Vora filed an amendment to its Schedule 13D reporting beneficial ownership of 9.1% of the Company's outstanding common shares. The amendment to HG Vora's Schedule 13D also disclosed a letter that it had sent to our board of trustees stating that it believed that Pebblebrook's June 11 proposal constituted a superior proposal under the Blackstone merger agreement.

              On June 14, 2018, our board of trustees met to discuss Pebblebrook's June 11 proposal. Members of our management and representatives of Goodwin and DLA Piper were present. Our board of trustees, with the assistance of management and in consultation with representatives of Goodwin, discussed Pebblebrook's June 11 proposal. Representatives of Goodwin reviewed with our board of trustees that in connection with Pebblebrook's June 11 proposal, and in accordance with the Blackstone merger agreement, our board of trustees was permitted to determine whether or not in comparison to the Blackstone merger, Pebblebrook's June 11 proposal constituted a superior proposal (as defined under the Blackstone merger agreement, which we refer to as a superior proposal) or could reasonably be expected to lead to a superior proposal (as more fully described below in the sections entitled "The Merger Agreement—Restriction on Solicitation of Acquisition Proposals"). Representatives of Goodwin also provided our board of trustees with an overview of their fiduciary duties under applicable law and the application of those principles to Pebblebrook's June 11 proposal.

              Our board of trustees discussed the terms of Pebblebrook's June 11 proposal including: that the price per share for the cash election shares had been increased from $35.05 in the May 19 proposal to $37.80 in the June 11 proposal; that Pebblebrook would have to pay the cash termination fee of $112 million to Blackstone if we were to terminate the Blackstone merger agreement to execute a merger agreement with Pebblebrook (Pebblebrook's draft merger agreement did not contemplate Pebblebrook paying such termination fee); that Pebblebrook had not improved the exchange ratio from its last proposal on May 19, 2018; that the June 11 proposal continued to have a fixed exchange ratio pursuant to which our shareholders would receive a specific fraction of a Pebblebrook common share for each of our common shares regardless of the value of Pebblebrook's common shares at the time of the closing of a transaction with Pebblebrook, and given that a transaction with Pebblebrook would be expected to take several months to close, our shareholders would have no certainty of the value of the consideration they would receive at the closing of the transaction; and that despite multiple requests from our board of trustees and our financial advisors between May 18 and 19, 2018, the June 11 proposal did not contain a pricing collar or similar type of pricing protection mechanism with respect to the share consideration. Our board of trustees again considered, among other things, the certainty of value in Blackstone's all-cash offer as opposed to the share consideration offered by Pebblebrook, and Blackstone's proven ability to complete large acquisition transactions on the agreed terms. Following these discussions, our board of trustees determined to meet again to further consider Pebblebrook's June 11 proposal.

              On June 17, 2018, our board of trustees held another meeting to further discuss Pebblebrook's June 11 proposal. Members of our management and representatives of Citi, Goldman Sachs, Goodwin and DLA Piper were present. Representatives of Goodwin reviewed with our board of trustees that, in connection with the June 11 proposal and in accordance with the Blackstone merger agreement, our board of trustees was permitted to determine in good faith, after consultation with its outside legal counsel and financial advisors, whether or not in comparison to the Blackstone merger, Pebblebrook's June 11 proposal constituted a superior proposal or could reasonably be expected to lead to a superior proposal. Representatives of Goodwin also reviewed with our board of trustees their fiduciary duties under applicable law and the application of those principles to an evaluation of Pebblebrook's June 11 proposal. Also at this meeting, representatives of Citi and Goldman Sachs reviewed certain financial aspects of Pebblebrook's June 11 proposal, including the implied value of the consideration set forth in Pebblebrook's June 11 proposal since the announcement of the Blackstone merger agreement and a comparison of Blackstone price of $33.50 per share and Pebblebrook's June 11 proposal.

              Our board of trustees discussed that, among other things, the key terms included in Pebblebrook's June 11 proposal were substantially similar to the prior proposal submitted by Pebblebrook on May 19, 2018, which our board of trustees previously evaluated alongside the Blackstone proposal submitted on the same date. Our board of trustees also discussed that, as in

Pebblebrook's May 19 proposal, the June 11 proposal included the same 80% stock consideration and provided that our shareholders would be provided with the option to elect cash up to a maximum of 20% of the aggregate number of Company common shares outstanding immediately prior to the closing, subject to proration; however, unlike the May 19 proposal, under the June 11 proposal the shareholders of the combined company resulting from the combination of the Company and Pebblebrook would bear the expense of the $112 million termination fee that would be payable to Blackstone under the Blackstone merger agreement. Our board of trustees also discussed that Pebblebrook's June 11 proposal continued to fail to address the significant price risks and uncertainties for our shareholders that our board of trustees had previously communicated to Pebblebrook, and that in previous discussions, Pebblebrook refused to agree to any possible terms that would protect our shareholders against downside risks in the event of a decline in Pebblebrook's share price between the signing and closing of a transaction with Pebblebrook. Our board of trustees also discussed that the Blackstone merger agreement represents immediate and certain cash value, is in the best interest of our shareholders and is expected to close as early as August 2018, and Blackstone's proven ability to complete large acquisition transactions on the agreed terms. Based on the discussions at this meeting and prior board meetings, our board of trustees unanimously determined in good faith, after consultation with its outside legal counsel and financial advisors, that in comparison to the Blackstone mergers, Pebblebrook's June 11 proposal did not constitute a superior proposal and could not reasonably be expected to lead to a superior proposal.

              On the morning of June 18, 2018, prior to the opening of trading on the NYSE, the Company issued a press release disclosing that our board of trustees had determined that Pebblebrook's June 11 proposal did not constitute a superior proposal and could not reasonably be expected to lead to a superior proposal. The press release further disclosed that our board of trustees had reaffirmed its recommendation in support of the Blackstone merger agreement.

              Also on the morning of June 18, 2018, prior to the opening of trading on the NYSE, the Company filed this preliminary proxy statement with the SEC.

Reasons for the Mergers

              In reaching its unanimous decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that our shareholders approve the merger and the other transactions contemplated by the merger agreement, our board of trustees consulted with our management team, as well as its financial and legal advisors, and considered a number of factors, including the following material factors which our board of trustees viewed as supporting its decisions:

  •
  we conducted a thorough and diligent transaction process, inviting 20 potential bidders to participate in the sale process (comprising six strategic parties, nine financial sponsors and five brand managing companies), ten of which conducted due diligence investigations of the Company, and despite the public disclosures of Pebblebrook's proposals to acquire the Company and the publication of the Bloomberg article speculating as to a potential sale of the Company, other than Blackstone, only Party A, Party B and Pebblebrook expressed interest in submitting an offer to acquire the Company and only Blackstone and Pebblebrook engaged in significant negotiations with the Company;

  •
  at the conclusion of the transaction process, Blackstone's acquisition proposal was more favorable than Pebblebrook's acquisition proposal presented to the Company for the following reasons, among others:

    o
    a strategic transaction with Pebblebrook would be subject to a greater degree of uncertainty, because, among other things, Pebblebrook's proposal used a fixed exchange ratio pursuant to which our shareholders would receive a specific fraction of a Pebblebrook common share for each of our common shares regardless of the value of Pebblebrook's common shares at the time of the closing of a transaction with Pebblebrook, and given that a transaction with Pebblebrook would take several months to close, our shareholders would have no certainty of the value of the consideration they would receive at the closing of the transaction;

      o
      despite public assertions about the positive future prospects for its shares, Pebblebrook was unwilling to offer protection to our shareholders in the event that Pebblebrook's share price declined between the signing and the closing of the transaction;

      o
      as of March 27, 2018, the last trading day prior to public announcement of Pebblebrook's unsolicited proposal, the 52-week intraday trading range of Pebblebrook's common shares was $27.57 to $39.74. As recently as March 23, 2018 the closing price of Pebblebrook's common shares was $32.73, and over the past two years prior to May 18, 2018 (when the closing price of Pebblebrook's common shares was $39.01), there were only five trading days that Pebblebrook's common share closing price was above $39.00;

      o
      based on 30-, 60- and 90-day volume weighted average share prices, the implied consideration of Pebblebrook's best and final offer was less than Blackstone's all-cash offer of $33.50 per Company common share; and

      o
      Pebblebrook's common shares trade at a significantly higher EBITDA multiple as compared to other publicly-traded lodging REITs. It is difficult to predict whether or not this EBITDA multiple level will continue in the future.

  •
  the merger consideration was the result of arm's-length negotiations between the Company and Blackstone, including three negotiated price increases from Blackstone's initial April 3, 2018 price range proposal of $28.00—$30.00 per share, and our board of trustees' belief that the merger consideration represented the highest price that Blackstone was willing to pay;

  •
  the current and historical trading prices of our common shares, and the fact that the merger consideration of $33.50 per share represents a premium of approximately 35% to the closing price of $24.84 on March 27, 2018, the last trading day prior to public announcement of Pebblebrook's unsolicited proposal, and which is one of the largest premiums ever paid in a public company REIT transaction;

  •
  the merger consideration of $33.50 per share represents a premium of approximately 13% over our consensus net asset value of $29.64 per share per FactSet as of May 18, 2018;

  •
  our board of trustees' belief that, in light of the strategic process we engaged in, the responses we received from participants in the process and the best and final offers received from each of Blackstone and Pebblebrook, it was unlikely that any other party would be willing to acquire the Company at an all-cash price in excess of $33.50 per share;

  •
  the merger consideration is a fixed cash amount, providing our shareholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainties that would be inherent in engaging in a transaction in which all or a portion of the consideration is payable in shares (including the offer from Pebblebrook, where at least 80% of the consideration was payable in common shares);

  •
  our board of trustees' knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which we operate, including economic and market conditions;

  •
  the risks and uncertainties of remaining as an independent public company and being able to expand our portfolio through acquisitions and development, including, among other things, the cyclical nature of the lodging industry and the advanced stage of the lodging industry's current economic recovery cycle, the risk of a slowdown of the economy, expected increases in the interest rates which could increase the cost of debt, the increase in supply in the lodging industry, which over time could drive down both hotel occupancy and room rates, and the challenges of acquiring assets on an accretive basis to expand the portfolio in light of the intensely competitive environment and strong price appreciation for luxury, upper upscale and upscale hotels in our core markets;

  •
  the belief that the merger is more favorable to our shareholders than other strategic alternatives available to the Company, including remaining as an independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

  •
  favorable conditions for sale transactions in the real estate and lodging markets generally, including prices for urban upscale lodging real estate assets being at or near historical highs while capitalization rates are at or near historical lows, the moderate interest rate environment and the possibility that interest rates may rise in the near future;

  •
  the high probability that the mergers would be completed based on, among other things, Blackstone's proven ability to complete large acquisition transactions on the agreed terms, Blackstone's extensive experience in the real estate and lodging industries, the absence of a financing condition, and the $336 million reverse termination fee payable to the Company if the merger agreement is terminated in certain circumstances, which payment is guaranteed by the Sponsor;

  •
  the terms and conditions of the merger agreement, which were reviewed by our board of trustees with its legal advisors, and the fact that such terms were the product of arm's-length negotiations between the parties;

  •
  the financial analysis presentation of Citi and Goldman Sachs and the opinions of Citi and Goldman Sachs rendered to our board of trustees to the effect that, as of May 20, 2018 and based upon and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken described therein, the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement was fair from a financial point of view to such holders (as more fully described below in the sections entitled "—Opinions of Our Financial Advisors—Opinion of Citi" and "—Opinions of Our Financial Advisors—Opinion of Goldman Sachs");

  •
  our ability under the merger agreement, in response to unsolicited acquisition proposals, to furnish information to, and conduct negotiations with, third parties in certain circumstances;

  •
  our board of trustees' ability, under certain circumstances under the merger agreement, to withhold, withdraw, modify or qualify its recommendation that our shareholders approve the merger and the other transactions contemplated by the merger agreement, subject to payment of a termination fee of $112 million if Parent elects to terminate the merger agreement in such circumstances;

  •
  our ability to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal if our board of trustees determines in good faith, after consultation with financial advisors and outside legal counsel, taking into account any changes to the merger agreement proposed in writing by Parent, that the superior proposal continues to constitute a superior proposal, upon payment of a termination fee of $112 million;

  •
  the $112 million termination fee payable by the Company in certain circumstances (representing approximately 3.0% of our equity value and 2.3% of our enterprise value, based on the merger consideration) was viewed by our board of trustees, after consultation with its legal advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal, and was lower than the termination fee proposed by Pebblebrook of 3.25% of our equity value and 2.5% of our enterprise value; and

  •
  the fact that the merger would be subject to the approval of our shareholders, and our shareholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the shareholders' meeting (although we may be required to pay a $112 million termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

              Our board of trustees also considered the following potentially negative factors in its consideration of the merger, the merger agreement and the other transactions contemplated by the merger agreement:

  •
  our inability to solicit competing acquisition proposals and the possibility that the $112 million termination fee payable by the Company upon the termination of the merger agreement could discourage other potential bidders from making a competing bid to acquire the Company;

  •
  following the merger, we will no longer exist as an independent public company and our existing shareholders will not participate in our future earnings or growth;

  •
  the mergers might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to the closing of the mergers;

  •
  if any of Parent, Merger Sub or Merger OP fails, or threatens to fail, to satisfy its obligations under the merger agreement, we are not entitled to specifically enforce the merger agreement or the equity commitment letter, and that our exclusive remedy, available if the merger agreement is terminated in certain circumstances, would be limited to a reverse termination fee payable by Parent in the amount of $336 million (the payment of which is guaranteed by the Sponsor);

  •
  the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the mergers;

  •
  an all-cash merger would be taxable to our shareholders for U.S. federal income tax purposes;

  •
  under Maryland law, our shareholders are not entitled to appraisal rights, dissenters' rights or similar rights of an objecting shareholder in connection with the merger;

  •
  the significant costs involved in connection with entering into the merger agreement and completing the mergers and the substantial time and effort of management required to consummate the mergers and related disruptions to the operation of our business;

  •
  the announcement and pendency of the transactions contemplated by the merger agreement, or the failure to complete the mergers, may have an adverse impact on our employees and our existing and prospective business relationships with hotel operators and other third parties; and

  •
  some of our trustees and executive officers have interests in the mergers that are different from, or in addition to, those of our shareholders generally (see "—Interests of Our Trustees, Executive and Employees Officers in the Mergers").

              The foregoing discussion of the factors considered by our board of trustees is not intended to be exhaustive, but rather includes the material factors considered by our board of trustees. In reaching its unanimous decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of trustees did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual trustees may have given different weights to different factors. Our board of trustees did not reach any specific conclusion with respect to any of the factors or reasons considered.

              The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section of this proxy statement entitled "Cautionary Statement Regarding Forward-Looking Statements."

Recommendation of Our Board of Trustees

              Our board of trustees has unanimously:

  •
  approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement;

  •
  determined and declared that the merger agreement, the mergers and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company, our shareholders and the limited partners of the Operating Partnership; and

  •
  resolved to recommend that you vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and "FOR" the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Certain Prospective Financial Information—Financial Projections

              We do not, as a matter of course, make public projections as to future performance or earnings beyond the current fiscal year and generally do not make public projections for extended periods due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, in connection with our evaluation of potential strategic alternatives and specifically the mergers, our management prepared two sets of long-term financial projections for fiscal years ending December 31, 2018 through December 31, 2022, one of which we refer to as the final projections and one of which we refer to as the preliminary projections, and which we refer to collectively as the financial projections.

              Following the end of the fiscal quarter ended March 31, 2018 and based on our review of our results for such period, our management updated the preliminary projections in early May 2018 to further refine certain of the assumptions and estimates included therein to better reflect the information available to our management at the time of such update. The final projections replaced the preliminary projections and are the same in all respects as the preliminary projections except that they incorporated actual performance for the fiscal quarter ended March 31, 2018 and an updated forecast for the fiscal quarter ending June 30, 2018, and a corresponding roll forward for the fiscal years ending December 31, 2018 through December 31, 2022.

Final Projections

              The final projections were provided to, and approved by, our board of trustees at its meeting held on May 10, 2018. The final projections were also provided to Citi and Goldman Sachs, and our management directed Citi and Goldman Sachs to use and rely upon the final projections in connection with their respective financial analyses and opinions to our board of trustees as described above in the section entitled "—Opinions of Our Financial Advisors." Consequently, neither Citi nor Goldman Sachs relied upon the preliminary projections in connection with their respective financial analyses and opinions to our board of trustees as described above under the section entitled "—Opinions of Our Financial Advisors." On May 12, 2018, we made available to Blackstone the final projections. The table below presents selected elements of the final projections.

Final Projections(1)(2)

(1)
Dollar amounts in millions, except room revenue per available room, which we refer to as RevPAR, which is in dollars.
(2)
The projected financial data provided in this table has not been updated following May 10, 2018 to reflect our current views of our future financial performance, and should not be treated as guidance with respect to projected results for the fiscal year ending December 31, 2018 or any other period.
(3)
RevPAR represents hotel room revenue, which is the portion of hotel operating revenues attributable to rooms, divided by the total number of available room nights in our portfolio during the respective period.
(4)
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, represents net income or loss (computed in accordance with generally accepted accounting principles, which we refer to as GAAP), excluding interest expense, income tax, depreciation and amortization. Hotel EBITDA represents total hotel revenue minus total hotel expenses.
(5)
Adjusted EBITDA represents EBITDA adjusted for certain additional items, including impairment losses (to the extent included in EBITDA), loss from extinguishment of debt, acquisition transaction costs, costs associated with management transitions or the departure of executive officers, costs associated with the recognition of issuance costs related to the redemption of preferred shares, non-cash ground rent and certain other items.
(6)
Unlevered Free Cash Flow represents Adjusted EBITDA less capital expenditures and income tax expense, plus income tax benefit.

Preliminary Projections

              Prior to the preparation of the final projections, in March 2018, our management prepared the preliminary projections, a preliminary set of long-term financial projections for fiscal years ending December 31, 2018 through December 31, 2022 that we provided to, and which were approved by, our board of trustees at its meeting held on March 20, 2018 in connection with its evaluation of a potential strategic transaction. The preliminary projections were provided to Citi and Goldman Sachs to permit them to conduct preliminary financial analyses of us. On April 13, 2018, we made available to

Blackstone the financial information contained in the preliminary projections. The table below presents selected elements of the preliminary projections.

Preliminary Projections(1)(2)

(1)
Dollar amounts in millions, except RevPAR, which is in dollars.
(2)
The projected financial data provided in this table has not been updated following March 20, 2018 to reflect our current views of our future financial performance, and should not be treated as guidance with respect to projected results for the fiscal year ending December 31, 2018 or any other period. Since the date the preliminary projections were prepared, we have made publicly available our actual results of operations for the quarter ended March 31, 2018. You should review our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 to obtain this information. See the section entitled "Where You Can Find More Information."
(3)
RevPAR represents hotel room revenue, which is the portion of hotel operating revenues attributable to rooms, divided by the total number of available room nights in our portfolio during the respective period.
(4)
EBITDA represents net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization. Hotel EBITDA represents total hotel revenue minus total hotel expenses.
(5)
Adjusted EBITDA represents EBITDA adjusted for certain additional items, including impairment losses (to the extent included in EBITDA), loss from extinguishment of debt, acquisition transaction costs, costs associated with management transitions or the departure of executive officers, costs associated with the recognition of issuance costs related to the redemption of preferred shares, non-cash ground rent and certain other items.
(6)
Unlevered Free Cash Flow represents Adjusted EBITDA less capital expenditures and income tax expense, plus income tax benefit.

Important Information About the Financial Projections

              The financial projections are included solely to give our shareholders access to certain long-term financial projections that were made available to our board of trustees and Citi and Goldman Sachs (and which were made available to Blackstone), and are not included in this proxy statement to influence any of our common shareholders to vote to approve the merger and the other transactions contemplated by the merger agreement or for any other purpose. The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. The financial projections were prepared solely for our internal use and for Citi and Goldman Sachs and are subjective in many respects. Our independent registered public accounting firm has not compiled, examined, audited, or performed any procedures with respect to the financial projections, and has not expressed any opinion or any other form of assurance regarding this information or its achievability. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information is material.

              Certain of the above financial projections above were not prepared in accordance with GAAP, including Hotel EBITDA, Adjusted EBITDA and Unlevered Free Cash Flow. We use these non-GAAP financial measures in analyzing our financial results and believe that they enhance investors' understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of other REITs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company's calculation of non-GAAP financial measures may differ from others in the industry and Hotel EBITDA, Adjusted EBITDA and Unlevered Free Cash Flow are not necessarily comparable with similar titles used by other companies. The non-GAAP financial measures used in the final projections were relied upon by Citi and Goldman Sachs, as directed by our management, for purposes of their respective opinions to our board of trustees as described above in the section entitled "—Opinions of Our Financial Advisors" and by our board of trustees in connection with its consideration of the mergers. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Citi or Goldman Sachs for purposes of their respective opinions to our board of trustees as described above in the section entitled "—Opinions of Our Financial Advisors" or by our board of trustees in connection with its consideration of the mergers. Accordingly, we have not provided a reconciliation of the financial measures included in the financial projections above.

              In the view of our management, the financial projections were prepared on a reasonable basis reflecting management's best available estimates and judgments regarding our future financial performance at the time they were prepared.

              The financial projections, while presented with numerical specificity, were based on numerous variables, estimates and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond our control. The financial projections were developed under the assumption of continued standalone operation, do not take into account any circumstances, transactions or events occurring after the date on which the financial projections were prepared and do not give effect to any changes or expenses as a result of the mergers or any effects of the mergers. Further, the financial projections do not take into account the effect of any failure of the mergers to be consummated and should not be viewed as accurate or continuing in that context. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Given that the financial projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and the achievability of the financial projections include, but are not limited to, local market conditions, general economic conditions and disruptions in the financial, debt, capital, credit or securities markets, developing industry dynamics, competition, our ability to obtain financing, construction, development and redevelopment costs, changes in business strategy and those risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and our Current Reports on Form 8-K. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized above, see the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

              The financial projections also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for our business, changes in general business or economic conditions, certain accounting assumptions, timing of business investments, changes in actual or projected cash flows, competitive pressures and changes in tax or other laws or regulations or any other transaction or event that has occurred or that may occur and that was not anticipated when the financial projections were prepared. In addition, the financial projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, actual results will differ, and may differ materially, from those contained in the financial projections. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. There can be no assurance that the financial results in the financial projections will be realized, or that future actual financial results will not materially vary from those estimated in the financial projections.

              The inclusion of selected elements of the financial projections and accompanying narrative in the tables above should not be regarded as an indication that we, Blackstone, our or its affiliates and/or any of our or their respective officers, trustees, advisors or other representatives consider the financial projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. None of us, Blackstone, our or its affiliates nor any of our or their respective officers, trustees, advisors or other representatives gives any of our shareholders or any other person any assurance that actual results will not differ materially from the financial projections, and we, Blackstone, our or its affiliates and/or our or their respective officers, trustees, advisors or other representatives undertake no obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the dates on which the financial projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the financial projections are shown to be in error. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of us, Blackstone and/or our or its respective affiliates intend to make publicly available any update or other revision to or reconciliation of the financial projections. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. None of us, our affiliates and/or our or their respective officers, trustees, advisors or other representatives has made or makes any representation to any of our shareholders regarding our ultimate performance compared to the information contained in the financial projections or that the financial projections will be achieved.

              In light of the foregoing factors and the uncertainties inherent in the financial projections, our shareholders are cautioned not to place undue, if any, reliance on the financial projections.

Opinions of Our Financial Advisors

Opinion of Citi

              On May 20, 2018, Citi delivered to our board of trustees an oral opinion, subsequently confirmed by the delivery of a written opinion dated May 20, 2018, to the effect that, as of such date and based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in the written opinion, the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement was fair from a financial point of view to such holders.

              The full text of Citi's written opinion, dated May 20, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Exhibit B and is incorporated into this proxy statement by reference in its entirety. The summary of Citi's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read the opinion carefully and in its entirety. Citi's opinion, the issuance of which was authorized by Citi's fairness opinion committee, was provided for the information of our board of trustees (in its capacity as such) in its evaluation of the proposed mergers and was limited to the fairness, from a financial point of view, as of the date of the opinion, of the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement. Citi's opinion does not address any other aspects or implications of the transactions contemplated by the merger agreement and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed mergers. Citi's opinion does not address our underlying business decision to effect the mergers, the relative merits of the mergers as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. The following is a summary of Citi's opinion.

              In arriving at its opinion, Citi, among other things:

      •
      reviewed the merger agreement;

      •
      held discussions with certain of our senior officers, trustees and other representatives and advisors, and our board of trustees' advisors, concerning our business, operations and prospects;

      •
      examined certain publicly available business and financial information relating to us;

      •
      examined certain financial forecasts and other information and data relating to us which were provided to or discussed with Citi by our management, which are referred to as the final projections and selected elements of which are presented below in the section entitled "—Certain Prospective Financial Information—Financial Projections;"

      •
      reviewed the financial terms of the mergers as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of our common shares, our historical and projected earnings and other operating data and our capitalization and financial condition;

      •
      considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the mergers;

      •
      analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of ours; and

      •
      conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

              In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of our management that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the final projections provided to or otherwise reviewed by or discussed with Citi, Citi was advised by our management that the final projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Citi also relied, at our direction, upon the assessments of our management as to the potential impact on us of certain market trends and other developments in and prospects for, and governmental or other regulatory matters relating to or affecting, the lodging real estate market and related credit and financial markets and potential future acquisitions and dispositions

(including, in each case, the timing and amount thereof) of lodging properties contemplated to be undertaken by us. Citi assumed, with our consent, that there would be no developments with respect to any such matters that would have an adverse effect on us or the mergers or that otherwise would be meaningful in any respect to Citi's analyses or opinion. In connection with Citi's engagement and at our direction, Citi was requested to approach, and Citi held discussions with, third parties to solicit indications of interest in the possible acquisition of us.

              Citi also assumed, with our consent, that the mergers would be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the mergers, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on us or the mergers. Citi did not make and it was not provided with an independent evaluation or appraisal of our assets or liabilities (contingent or otherwise) and Citi did not make any physical inspection of our properties or assets. Citi was advised by us and assumed, with our consent, that we have operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1998 and that the mergers would not adversely affect such status or our operations. Citi's opinion did not address our underlying business decision to effect the mergers, the relative merits of the mergers as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. Citi also expressed no view as to, and Citi's opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, trustees or employees of any parties to the mergers, or any class of such persons, relative to the per share merger consideration or otherwise. Citi's opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its written opinion.

              For a summary of the material financial analyses presented by Citi to our board of trustees in connection with the delivery of Citi's opinion, see the section entitled "—Summary of Material Financial Analyses" beginning on page 78.

              Pursuant to an engagement letter between us and Citi, we have agreed to pay Citi an aggregate fee of approximately $20 million, $3 million of which became payable at or prior to the announcement of the mergers (including $1.5 million of which that became payable upon Citi's delivery of the opinion described in this section) and the remainder of which is contingent upon the closing of the mergers. Subject to certain limitations, we also have agreed to reimburse Citi, subject to certain conditions, for reasonable expenses incurred by Citi in performing its services, and to indemnify Citi and related persons against certain liabilities arising out of its engagement.

              Citi and its affiliates in the past have provided, and currently provide, services to us unrelated to the mergers, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2016 and May 20, 2018, having acted or acting as (i) senior co-manager for our preferred equity offering in 2016, (ii) administrative agent, joint lead arranger and joint bookrunner for a term loan in 2017, (iii) administrative agent, joint lead arranger and joint bookrunner for a revolving credit facility and term loan in 2017, and (iv) administrative agent, joint lead arranger and joint bookrunner for the Westin Copley Place mortgage loan in 2018. Citi has also provided services to us with respect to securitization lending, our common share buyback program and, in 2016, Citi provided derivative-related services to us. For the foregoing services, Citi and its affiliates received aggregate fees between January 1, 2016 and May 20, 2018 of approximately $6 million. Citi and its affiliates in the past have also provided, and currently provide, services to Blackstone Real Estate Advisors L.P. and its portfolio companies and its affiliated public vehicle Blackstone Mortgage Trust, Inc. unrelated to the mergers, for which services Citi and its affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2016 and May 20, 2018, (i) financial advisory services related to the acquisition of BioMed Realty Trust, Inc. in January 2016, the acquisition of International Market Centers, Inc. in September 2017, the disposal of Logicor Europe in December 2017, the pending acquisition of Gramercy Property Trust, and the then-pending acquisition of Pure Industrial Real Estate Trust which closed on May 24, 2018, (ii) margin loans on shares of Hilton Worldwide Holdings Inc., Brixmor Property Group Inc., and Hudson Pacific Properties, Inc. in January 2016, advisory services for an Extended Stay America, Inc. follow-on equity offering in February 2016, block trade execution for Brixmor Property Group Inc. in June 2016, block trade execution for Extended Stay America, Inc. in December 2016, March 2017 and May 2017, a margin loan on Hudson Pacific Properties, Inc. shares in April 2017, acting as joint bookrunner for a Blackstone Mortgage Trust, Inc. convertible senior note offering in May 2017, margin loans on shares of Invitation Homes Inc. and Hilton Worldwide Holdings Inc. in September 2017, block trade execution for Blackstone Mortgage Trust, Inc. in November 2017, acting as joint bookrunner for Blackstone Mortgage Trust, Inc.'s convertible senior notes offering in March 2018 and margin loans on shares of Hilton Worldwide Holdings Inc. and Invitations Homes Inc. in April 2018, (iii) acting as sole underwriter of secured financing for the Greensborough Plaza shopping center in Melbourne, Australia for Blackstone Real Estate Australia in 2016, joint bookrunner for ESH Hospitality, Inc.'s senior notes offering in March 2016, joint bookrunner for Brixmor Property Group Inc.'s senior notes offering in June 2016, joint lead arranger for Extended Stay America, Inc.'s revolving credit facility and term loan in August 2016, co-manager for Hilton Worldwide Holdings Inc.'s high yield bond offering in November 2016, joint lead arranger for Extended Stay America, Inc.'s term loan repricing in March 2017, joint bookrunner for Brixmor Property Group Inc.'s senior notes offering in March 2017, co-lead manager and joint bookrunner for Blackstone Mortgage Trust, Inc.'s collateralized loan obligation in December 2017 and co-manager for Hilton Worldwide Holdings Inc.'s high yield bond offering in April 2018, (iv) committed financing in connection with the then-pending acquisition of Pure Industrial Real Estate Trust which closed on May 24, 2018, a senior secured guidance facility of Blackstone REIT, a revolving credit facility of Hilton Worldwide Holdings Inc. and a revolving credit facility of La Quinta Holdings Inc. and (v) securitization and commercial mortgage-backed securities services for which services Citi and its affiliates received aggregate fees between January 1, 2016 and May 20, 2018 of approximately $55 million.

              In the ordinary course of Citi's business, Citi and its affiliates may actively trade or hold our securities for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with us, Parent and our and its respective affiliates.

              Our board of trustees selected Citi to act as one of its financial advisors in connection with the mergers to assist and advise our board of trustees because of Citi's qualifications, experience and reputation, long-standing relationship with us (serving as an underwriter in our equity offerings and as a lender under our credit facility and term loans) and substantial knowledge of the lodging REIT industry.

Opinion of Goldman Sachs

              At a meeting of our board of trustees held on May 20, 2018, Goldman Sachs delivered to our board of trustees its opinion, subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement was fair from a financial point of view to such holders.

              The full text of the written opinion of Goldman Sachs, dated May 20, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Exhibit C and is incorporated into this proxy statement by reference in its entirety. Goldman Sachs provided advisory services and its opinion for the information and assistance of our board of trustees in connection with its consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of our common shares should vote with respect to the mergers or any other matter.

              In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  our annual reports to shareholders and our Annual Reports on Form 10-K for the five years ended December 31, 2017;

  •
  certain of our interim reports to shareholders and our Quarterly Reports on Form 10-Q;

  •
  certain other communications from us to our shareholders;

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  certain publicly available research analyst reports for us; and

  •
  certain internal financial analyses and forecasts for us prepared by our management, as approved for Goldman Sachs' use by us, which are referred to as the final projections and selected elements of which are presented below in the section entitled "—Certain Prospective Financial Information—Financial Projections."

              Goldman Sachs also held discussions with members of our senior management regarding their assessment of our past and current business operations, financial condition and future prospects; reviewed the reported price and trading activity for our common shares; compared certain financial and stock market information for us with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the U.S. REIT industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

              For purposes of rendering its opinion, Goldman Sachs, with our consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with our consent that the final projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management. Goldman Sachs did not make an independent evaluation or appraisal of assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) or any of our subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement would be obtained without any adverse effect on the expected benefits of the transactions contemplated by the merger agreement in any way meaningful to its analysis. Goldman Sachs also assumed that the transactions contemplated by the merger agreement would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

              Goldman Sachs' opinion does not address our underlying business decision to engage in the transactions contemplated by the merger agreement, or the relative merits of the transactions contemplated by the merger agreement as compared to any strategic alternatives that may be available to us, including a proposal for a transaction provided by a third party that may have resulted in greater value than the $33.50 in cash per common share to be paid to the holders (other than Parent and its affiliates) of common shares pursuant to the merger agreement, which proposal we advised Goldman Sachs we have determined not to pursue; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of our outstanding common shares, as of the date of the opinion, of the $33.50 in cash per outstanding common share to be paid to such holders pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transactions contemplated by the merger agreement or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transactions contemplated by the merger agreement, including the merger of Merger OP with and into the Operating Partnership, the fairness of the transactions contemplated by the merger agreement to, or any consideration received in connection therewith by, the holders of any other class of securities of ours, including our 6.375% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, and our 6.3% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, any class of securities of the Operating Partnership, or any other person, creditors, or other constituencies of us or the Operating Partnership; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of our officers, trustees or employees, or class of such persons in connection with the transactions contemplated by the merger agreement, whether relative to the $33.50 in cash per outstanding common share to be paid to the holders (other than Parent and its affiliates) of our outstanding common shares pursuant to the merger agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the impact of the transactions contemplated by the merger agreement on the solvency or viability of us or Parent or the ability of us or Parent to pay our or their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

              Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of us, Parent, any of our or their respective affiliates and third parties, including Blackstone and any of its affiliates and portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the merger agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as our financial advisor in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. During the two year period ended May 20, 2018, other than acting as our financial advisor in connection with the transactions contemplated by the merger agreement, the Investment Banking Division of Goldman Sachs has not been engaged by us or our affiliates to provide financial advisory and/or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to Parent and/or its affiliates, including Blackstone and its affiliates and portfolio companies, from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the offering of

5.000% Senior Secured Notes due 2027 by Cheniere Energy Partners LP Holdings, LLC ($1,500,000,000 aggregate principal amount), a portfolio company of Blackstone, in September 2016; as joint lead arranger with respect to a bank loan ($1,500,000,000 aggregate principal amount) for Blackstone in December 2016; as financial advisor to Fisterra Energy, an affiliate of Blackstone, in connection with the sale of Ventika wind farm in December 2016; as joint lead arranger with respect to a bank loan (aggregate principal amount $2,270,000,000) for Michaels Stores, Inc., a portfolio company of Blackstone, in March 2017; as joint lead agent with respect to a bank loan (aggregate principal amount $2,425,000,000) for Avaya Inc., a portfolio company of Blackstone, in December 2017; and as joint bookrunner with respect to the offering of 5.125% Senior Notes due 2026 by Hilton Worldwide Inc. (aggregate principal amount $1,500,000,000), a portfolio company of Blackstone, in April 2018. During the two year period ended May 20, 2018, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Blackstone and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Blackstone) of approximately $275 million.

              Goldman Sachs may also in the future provide financial advisory and/or underwriting services to us, Parent, and our and their respective affiliates, including Blackstone and any of its affiliates and portfolio companies, for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Blackstone and its affiliates from time to time and may have invested in limited partnership units of affiliates of Blackstone from time to time and may do so in the future.

              Our board of trustees selected Goldman Sachs to act as one of its financial advisors in connection with the mergers to assist and advise our board of trustees because of Goldman Sachs' qualifications, experience and reputation, its knowledge of and involvement in recent transactions in the REIT industry and its experience with shareholder activism and acquisition transactions generally. Pursuant to an engagement letter between us and Goldman Sachs, we have agreed to pay Goldman Sachs an aggregate fee of approximately $20 million, $1.5 million of which became payable at or prior to the announcement of the mergers and the remainder of which is contingent upon the closing of the mergers. Subject to certain limitations, we also have agreed to reimburse Goldman Sachs, subject to certain conditions, for reasonable expenses incurred by Goldman Sachs in performing its services, and to indemnify Goldman Sachs and related persons against certain liabilities arising out of its engagement.

Summary of Material Financial Analyses

              The following is a summary of the material financial analyses delivered by Citi and Goldman Sachs to our board of trustees in connection with rendering their respective opinions described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Citi and Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Citi and Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the financial analyses of Citi and Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 18, 2018, and is not necessarily indicative of current market conditions.

              The preparation of financial opinions is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, financial opinions are not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying each financial opinion. In arriving at their respective fairness determinations, Citi and Goldman Sachs each considered the results of all of their analyses and did not attribute any particular weight to any factor or analysis considered by them. Rather, each of Citi and Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the following analyses as a comparison is directly comparable to us or the mergers.

              The financial advisors prepared these analyses for purposes of providing their respective opinions to our board of trustees as to the fairness, from a financial point of view, to the holders (other than Parent and its affiliates) of our outstanding common shares, as of the date of the opinions, of the $33.50 in cash per share to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of us, Citi, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

              The merger consideration was determined through arm's-length negotiations between us and Parent, rather than by Citi and Goldman Sachs, and was approved by our board of trustees. Citi and Goldman Sachs provided advice to us during these negotiations. Citi and Goldman Sachs did not, however, recommend any specific amount of consideration to us or our board of trustees or that any specific amount of consideration constituted the only appropriate consideration for the mergers.

              As described above, the respective opinions of Citi and Goldman Sachs to our board of trustees was one of many factors taken into consideration by our board of trustees in making its determination to approve the merger agreement. The following summary does not purport to be a complete description of the analyses performed by Citi and Goldman Sachs in connection with their respective opinions and is qualified in its entirety by reference to their respective written opinions attached as Exhibit B for Citi and Exhibit C for Goldman Sachs.

Illustrative Discounted Cash Flow Analysis

              Citi and Goldman Sachs performed separate discounted cash flow analyses of us.

Citi

              Using discount rates ranging from 8.1% to 9.1%, reflecting estimates of our weighted average cost of capital, Citi discounted to present value as of March 31, 2018 (i) estimates of our unlevered free cash flow for the period from April 1, 2018 to December 31, 2022, as reflected in the final projections and (ii) a range of illustrative terminal values for the Company, which were calculated by applying terminal forward multiples ranging from 12.4x to 14.4x, to a terminal year estimate of our adjusted EBITDA, as reflected in the final projections. As directed by our management, Citi derived the estimate of our unlevered free cash flow for the period from April 1, 2018 through December 31, 2018 by subtracting our actual unlevered free cash flow for the period from January 1, 2018 through March 31, 2018, as provided by our management, from the estimate of our unlevered free cash flow for the fiscal year ended December 31, 2018 reflected in the final projections. Citi derived such discount rates from a weighted average cost of capital calculation for the Company, which Citi performed utilizing the Capital Asset Pricing Model with inputs that Citi determined were relevant based on publicly available data and Citi's professional judgment. The range of multiples was derived by Citi utilizing its professional judgment and experience, primarily taking into account our 2018 EBITDA trading multiple during the period prior to the public announcement of an unsolicited proposal from a third party to acquire the Company and also taking into account current EBITDA trading multiples of companies comparable to us (see also our discussion under the section entitled "—Comparable Companies Analysis" below). Citi derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Citi then subtracted from the range of illustrative enterprise values it derived for the Company net debt, preferred equity and noncontrolling interests (other than common units in the Operating Partnership not held by the Company) as of March 31, 2018, in each case, as provided by our management, to derive a range of illustrative equity values for the Company. Citi then divided the range of illustrative equity values it derived by the fully-diluted number of outstanding Company common shares, as provided by our management, which fully-diluted number included common units in the Operating Partnership not held by the Company, to derive a range of illustrative present values per Company common share of $28.50 to $35.19.

Goldman Sachs

              Using discount rates ranging from 7.5% to 8.5%, reflecting estimates of our weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2018 (i) estimates of our unlevered free cash flow for the period from April 1, 2018 to December 31, 2022, as reflected in the final projections and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 1.5% to 2.5%, to a terminal year estimate of our unlevered free cash flow, as reflected in the final projections (which analysis implied terminal year enterprise value / adjusted EBITDA multiples ranging from 11.3x to 15.8x). As directed by our management, Goldman Sachs derived the estimate of our unlevered free cash flow for the period from April 1, 2018 through December 31, 2018 by subtracting our actual unlevered free cash flow for the period from January 1, 2018 through March 31, 2018, as provided by our management, from the estimate of our unlevered free cash flow for the fiscal year ended December 31, 2018 reflected in the final projections. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the final projections and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company net debt, preferred equity and noncontrolling interests (other than common units in the Operating Partnership not held by the Company) as of March 31, 2018, in each case, as provided by our management, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the fully-diluted number of outstanding Company common shares, as provided by our management, which fully-diluted number included common units in the Operating Partnership not held by the Company, to derive a range of illustrative present values per Company common share of $26.33 to $39.65.

Comparable Companies Analysis

Citi

              Citi performed a comparable companies analysis, which is an analysis designed to estimate an implied value of a company through an analysis of the public valuation and trading multiples of similar publicly-traded companies. Citi reviewed financial and stock information of the Company and the selected publicly-traded companies described below, which we refer to as the selected companies, which include full-service lodging REITs. No publicly-traded company is identical to us, but the companies listed were selected because, among other reasons, they possessed certain financial, operational or business characteristics that, in Citi's view, were sufficiently comparable to those of the Company or otherwise relevant for purposes of comparison.

              Citi reviewed, among other information, enterprise values of the selected companies, calculated as equity values (based on closing stock prices of the selected companies on May 18, 2018) plus net debt and any preferred equity and non-controlling interest, as a multiple of estimated EBITDA for calendar year 2018. The observed multiples of enterprise value to estimated 2018 EBITDA for the selected companies ranged from 12.7x to 14.7x (with a median of 13.0x), with such multiple for each of the selected companies being set forth in the table below.

Selected Company	Enterprise Value / 2018E EBITDA Multiple
Chesapeake Lodging Trust	14.7x
DiamondRock Hospitality Company	12.8x
Host Hotels & Resorts, Inc.	13.1x
Park Hotels & Resorts Inc.	12.7x
Sunstone Hotel Investors, Inc.	14.0x
Xenia Hotels & Resorts, Inc.	13.0x

              Citi then applied this multiple range to our estimated 2018 adjusted EBITDA, as reflected in the final projections, to calculate an implied enterprise value reference range for the Company. Citi then subtracted from the range of implied enterprise values it derived for the Company net debt, preferred equity and noncontrolling interests (other than common units in the Operating Partnership not held by the Company) as of March 31, 2018, in each case, as provided by our management, to derive a range of implied equity values for the Company. Citi then divided the range of implied equity values it derived by the fully-diluted number of outstanding Company common shares, as provided by our management, which fully-diluted number included common units in the Operating Partnership not held by the Company. Financial data of the selected companies was based on publicly available research analysts' estimates, public filings and other information. Financial data of the Company were based on the final projections and our public filings. From this analysis, Citi derived an implied per Company common share equity value reference range of $24.74 to $30.06.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs

              Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per Company common share, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's financial multiples. Using the final projections, Goldman Sachs derived a range of illustrative future values per Company common share as of December 31 for each of the fiscal years 2018 to 2021, by: (i) applying a range of illustrative one-year forward enterprise value / adjusted EBITDA multiples of 12.0x to 14.0x, which illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account the historical average enterprise value / adjusted EBITDA multiples for the Company during the five-year period ended March 27, 2018, the last trading day prior to the public announcement of an unsolicited proposal from a third party to acquire the Company, to estimates of our one-year forward adjusted EBITDA as of the end of that fiscal year, as reflected in the final projections, to derive a range of implied enterprise values for the Company as of December 31 of each year; (ii) subtracting from the range of implied enterprise values as of December 31 of each year estimated year-end net debt, preferred equity and noncontrolling interests

(other than common units in the Operating Partnership not held by the Company), as provided by our management, to yield a range of implied equity values for the Company as of December 31 of each fiscal year; and (iii) dividing the range of implied equity values by the estimated fully-diluted number of Company common shares outstanding as of December 31 of each fiscal year, as provided by our management, which fully-diluted number included common units in the Operating Partnership not held by us. Using an illustrative discount rate of 10.5%, reflecting an estimate of our cost of equity derived by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the U.S. financial markets generally, Goldman Sachs discounted to present value as of March 31, 2018 both the range of illustrative values it derived above and estimated accrued future dividends as of December 31 of each of the fiscal years 2018 to 2021 (excluding declared dividends as of March 31, 2018), as provided by our management, to yield illustrative present values per Company common share ranging from $24.16 to $32.94.

Premia Analysis

Goldman Sachs

              Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash and majority-cash mixed consideration acquisition transactions announced during the time period from January 1, 2013 through May 18, 2018 involving a public company in the REIT industry as the target where the disclosed enterprise values for such transaction were greater than $1.0 billion. The following table lists the acquisition transactions:

Announcement Date	Acquiror	Target / Seller
May 2018	Blackstone	Gramercy Property Trust
March 2018	Brookfield Property Partners L.P.	GGP Inc.
July 2017	APG Asset Management N.V. / Greystar Real Estate Partners / GIC Pte Ltd. / Ivanhoe Cambridge	Monogram Residential Trust, Inc.
June 2017	Canada Pension Plan Investment Board	Parkway, Inc.
June 2017	Government Properties Income Trust	First Potomac Realty Trust
February 2017	Tricon Capital Group Inc.	Silver Bay Realty Trust Corp.
January 2017	Starwood Capital	Milestone Apartments Real Estate Investment Trust
January 2016	Brookfield Asset Management Inc.	Rouse Properties, Inc.
December 2015	DRA Advisors LLC	Inland Real Estate Corporation
October 2015	Harrison Street Real Estate Capital	Campus Crest Communities, Inc.
October 2015	Blackstone	BioMed Realty Trust, Inc.
September 2015	Blackstone	Strategic Hotels & Resorts, Inc.
June 2015	Lone Star Investment Advisors	Home Properties, Inc.
May 2015	Brookfield Asset Management Inc.	Associated Estates Realty Corporation
April 2015	Blackstone	Excel Trust
September 2014	Washington Prime Group Inc.	Glimcher Realty Trust
August 2014	Health Care REIT, Inc.	HealthLease Properties Real Estate Investment Trust
May 2013	American Realty Capital Properties, Inc.	CapLease, Inc.
April 2013	Brookfield Office Properties Inc.	MPG Office Trust, Inc.

              For the entire period, using publicly available information, Goldman Sachs calculated the low, median, mean and high premia of the price paid in these transactions relative to the target's last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a low premium of 5.1%, a median premium of 17.4%, a mean premium of 18.0% and high premium of 35.3%. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 5.1% to 35.3% to the undisturbed closing price per Company common share of $24.84 as of March 27, 2018, the last trading day prior to the public announcement of an unsolicited proposal from a third party to acquire the Company, and calculated a range of implied equity values per Company common share of $26.11 to $33.60.

Selected Transactions Analysis

              Citi and Goldman Sachs performed a selected transactions analysis, which is an analysis designed to estimate an implied illustrative value of a company through an analysis of the multiples paid in acquisitions of similar companies and businesses. Citi and Goldman Sachs reviewed certain publicly available information for selected transactions in the lodging REIT industry announced between 2006 and 2018, which we refer to collectively as the selected transactions.

              Although none of the target companies in the selected transactions are directly comparable to us and none of the selected transactions are directly comparable to the transactions contemplated by the merger agreement, the selected transactions were chosen because they involved lodging REITs with financial, operational or business characteristics that, in Citi's and Goldman Sachs' view, based on their respective professional judgment and experience, made them sufficiently comparable to us and/or the transactions contemplated by the merger agreement or otherwise relevant for purposes of analysis. For each of the selected transactions, Citi and Goldman Sachs reviewed the total enterprise value, which we refer to as TEV, of the selected transaction as a multiple of the relevant target company's trailing 12 months (which we refer to as TTM) EBITDA as of the time of the most recently completed quarter prior to the close of the transaction. The observed TEV / TTM EBITDA multiples for the selected transactions are set forth in the table below and ranged from 10.4x to 18.6x.

Announcement Date	Target Name	Acquiror	TEV / TTM EBITDA
April 24, 2017	FelCor Lodging Trust Incorporated	RLJ Lodging Trust	12.9x
April 14, 2016	Apple REIT Ten, Inc.	Apple Hospitality REIT, Inc.	13.5x
September 8, 2015	Strategic Hotels & Resorts, Inc.	Blackstone	18.6x
November 29, 2012	Apple REIT Six Inc.	Blackstone	13.4x
July 25, 2007	Apple Hospitality Five, Inc.	Inland American Real Estate Trust, Inc.	14.9x
June 21, 2007	Equity Inns, Inc.	Whitehall Street Global Real Estate	15.0x
April 30, 2007	Eagle Hospitality Properties Trust, Inc.	Apollo Real Estate Consortium	12.1x
April 24, 2007	Highland Hospitality Corporation	JER Partners	16.2x
April 16, 2007	Innkeepers USA Trust	Apollo Investment Corporation	14.8x
April 3, 2007	Winston Hotels, Inc.	Inland American Real Estate Trust, Inc.	13.0x
February 15, 2007	Apple Hospitality Two, Inc.	ING Clarion Partners, LLC	10.4x
February 21, 2006	MeriStar Hospitality Corporation	Blackstone	13.4x

              Based on their respective professional judgment and experience, and taking into consideration the observed multiples for the selected transactions, Citi and Goldman Sachs then applied a reference range of multiples of 13.0x to 14.9x (reflecting the 25th and 75th percentiles of TEV/TTM EBITDA multiples for the selected transactions) to derive an implied equity value per share for the Company. Financial data of the selected transactions were based on public filings and other information. Financial data of the Company were based on financial information provided by, and used by Citi and Goldman Sachs at the direction of, our management. Citi and Goldman Sachs applied the 13.0x to 14.9x range of TEV / TTM EBITDA multiples to our TTM EBITDA for the 12-month period ended March 31, 2018 to derive a range of implied enterprise values for the Company. Citi and Goldman Sachs then subtracted from the range of implied enterprise values they derived for the Company net debt, preferred equity and noncontrolling interests (other than common units in the Operating Partnership not held by the Company) as of March 31, 2018, in each case, as provided by our management, to derive a range of implied equity values for the Company. Citi and Goldman Sachs then divided the range of implied equity values they derived by the fully-diluted number of outstanding Company common shares, as provided by our management, which fully-diluted number included common units in the Operating Partnership not held by the Company, resulting in an implied equity value per Company common share of $28.43 to $34.10.

Financing

              In connection with the closing of the mergers, Parent will cause an aggregate of approximately $3.7 billion to be paid to the holders of our common shares, including holders of our restricted share awards, performance shares and deferred shares, and the limited partners (other than the Company) of the Partnership. In connection with our redemption of the preferred shares as described under "The Merger Agreement—Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares," Parent will cause us to deliver notices of redemption to the holders of our preferred shares and we will pay approximately $260 million (plus accrued and unpaid dividends to, but not including, the redemption date) to the holders of our preferred shares immediately prior to the mergers. In addition, Parent has informed us that in connection with the closing of the mergers, Parent expects to cause all of our outstanding term loans and all of the outstanding indebtedness under our senior unsecured credit facility and unsecured revolving credit facility to be prepaid in full at the closing. Parent has informed us that it expects our mortgage loans to be repaid or remain outstanding. As of May 31, 2018, we had approximately $855 million in aggregate principal amount of consolidated indebtedness under our term loans and senior unsecured credit facility and $225 million in aggregate principal amount of consolidated indebtedness under our mortgage loans.

              Parent has informed us that it is currently in the process of obtaining debt financing to be provided in connection with the mergers. In addition, it is expected that the Sponsor and its affiliates will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing.

              Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, and for other costs and expenses related to the financing and the mergers. Parent has informed us that it currently believes that the funds to be borrowed under the debt financing would be secured by, among other things, a first priority mortgage lien on certain properties which are wholly owned by us, escrows, reserves, a cash management account, or a first priority pledge of and security interest in the direct or indirect ownership interests in the owners of the properties, in each case, together with such other pledges and security required by the lender to secure and perfect their interest in the applicable collateral and that such debt financing would be conditioned on the mergers being completed and other customary conditions for similar financings.

              The merger agreement does not contain a financing condition or a "market MAC" condition to the closing of the mergers. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, all cooperation reasonably necessary and customary in connection with the arrangement of debt financing with respect to us or our subsidiaries, or our or our subsidiaries' real property. For more information, see "The Merger Agreement—Financing Cooperation" and "The Merger Agreement—Conditions to the Mergers."

Interests of Our Trustees, Executive Officers and Employees in the Mergers

              In considering the recommendation of the board to approve the merger and the merger agreement and the other proposals described above, our shareholders should be aware that our trustees, executive officers and employees have certain interests in the mergers that are different from, or in addition to, the interests of our shareholders generally. These interests may create potential conflicts of interest. The board was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger and the merger agreement. These interests are discussed below.

Deferred Shares

              In accordance with the terms of the trustee fee deferral program, the merger agreement provides that each award of deferred shares outstanding immediately prior to the merger effective time will automatically be cancelled in exchange for the right to receive the merger consideration, without interest and less any required tax withholdings. Deferred shares issued under the trustee fee deferral program represent amounts previously earned and voluntarily deferred by our non-management trustees.

              The following table sets forth the number of deferred shares held by our non-management trustees as of May 17, 2018, as well as the value of those shares based on the merger consideration of $33.50 per share. As noted above, the amounts in the table below reflect compensation previously earned and voluntarily deferred by the applicable trustee and are therefore not uniform.

Trustee	Number of Deferred Shares (#)(1)	Value of Deferred Shares ($)
Denise M. Coll	—	—
Jeffrey T. Foland	—	—
Darryl Hartley-Leonard	16,675	558,613
Jeffrey L. Martin	1,384	46,364
Stuart L. Scott	85,876	2,876,846
Donald A. Washburn	—	—

(1)
Holders of deferred shares will receive additional deferred shares in an amount equal to the amount of the dividend paid on our common shares for the quarter ending June 30, 2018, divided by the average closing price of our common shares on the NYSE during the 10 trading days preceding the first day on which our common shares begin trading without entitlement to such dividend.

              For more information regarding the beneficial ownership of our securities by our trustees and executive officers, see "Security Ownership of Certain Beneficial Owners and Management."

Restricted Share Awards

              In accordance with our 2014 Equity Incentive Plan, as amended, and the terms of the restricted share agreements, the merger agreement provides that, effective immediately prior to the merger effective time, each restricted share award that is outstanding immediately prior to the merger effective time, including those held by our executive officers, will automatically become fully vested, and non-forfeitable, and all restrictions and repurchase rights will lapse, and our common shares represented thereby will be considered outstanding for all purposes under the merger agreement and subject to the right to receive the merger consideration, less any required tax withholdings.

              As of May 17, 2018, our senior officers collectively owned 189,870 unvested restricted share awards, including 107,635 unvested restricted share awards granted to our senior officers in January 2018. The following table sets forth the number of unvested restricted share awards held by our current senior officers as of May 17, 2018, as well as the value of those shares based on the merger consideration of $33.50 per share.

Officer	Unvested Restricted Share Awards (#)	Value of Unvested Restricted Share Awards ($)
Michael D. Barnello	93,820	3,142,970
Kenneth G. Fuller	28,860	966,810
Alfred L. Young, Jr.	44,499	1,490,717
Ian Gaum	22,691	760,149

Performance Shares

              The performance-based share award agreements provide that the number of common shares subject to each award that would become vested upon a change in control is based on the measurement of certain performance criteria as of the closing date of the change in control. Accordingly, the number of earned performance shares under each such performance award could range between zero to 200% of the target number of common shares subject to such performance award. Based on the $33.50 per share merger consideration, the Company calculated at the time the merger agreement was executed that Messrs. Barnello and Young would have received 180% of their target number of common shares and Mr. Fuller would have received 175% of his target number of common shares. In connection with entering into the merger agreement, the Company and Parent evaluated the number of common shares that could be earned and vested upon the closing of the mergers and, in order to avoid uncertainty, the Company and Parent agreed, and the merger agreement provides, that, immediately prior to the merger effective time, each outstanding performance award, including those held by our executive officers, will automatically become earned and vested with respect to 150% of the target number of common shares subject to such performance award. Such provision does not apply to an aggregate of 24,613 unearned and unvested performance awards (assuming "target" performance) held by Messrs. Barnello and Young that are expected to vest pursuant to the terms of the applicable award agreements in July 2018. Immediately prior to the merger effective time, each earned performance share will be cancelled in exchange for the merger consideration, without interest and less required tax withholdings. Additionally, in accordance with the terms of the performance-based share award agreements, in connection with the mergers, each holder of a performance award will receive a cash amount equal to all accrued and unpaid cash dividends that would have been paid on the earned performance shares as if the earned performance shares had been issued and outstanding from the grant date through the merger effective time, without interest and less any required tax withholdings.

              As of May 17, 2018, our senior officers collectively owned 391,359 unearned and unvested performance awards (assuming "target" performance), including 152,024 performance awards (assuming "target" performance) granted to our senior officers in January 2018. The following table sets forth the number of performance awards held by our senior officers as of May 17, 2018 (excluding performance awards held by Messrs. Barnello and Young that are expected to vest in accordance with the terms of the applicable award agreements in July 2018), as well as the value of those awards with a performance level of 150% of "target," as agreed upon in the merger agreement. The dollar amounts set forth below are based on the merger consideration of $33.50 per share.

Officer	Number of Unvested Performance Awards at 150% of "Target" Performance (#)	Value of Unvested Performance Awards at 150% of "Target" Performance ($)
Michael D. Barnello	297,616	9,970,136
Kenneth G. Fuller	83,739	2,805,257
Alfred L. Young, Jr.	141,114	4,727,319
Ian Gaum	27,649	926,241

Change in Control Severance Agreements

              As previously disclosed, we entered into an amended and restated change in control severance agreement with Mr. Barnello, effective October 19, 2009, and change in control severance agreements with Mr. Fuller, effective April 25, 2016, Mr. Young, effective November 3, 2009, and Mr. Gaum, effective December 17, 2013.

              Each severance agreement provides for certain severance payments and benefits, as described more fully below, upon termination by the Company without "cause" (as defined in the applicable severance agreement) or by the officer for "good reason" (as defined in the applicable severance agreement) in connection with or within one year following a change in control. The merger agreement provides that the occurrence of the merger effective time will be deemed to constitute a change in control under each severance agreement. Immediately after the merger effective time, the employment of each of Messrs. Barnello, Fuller, Young and Gaum will be deemed to have been terminated by the Company without "cause" as of the closing date and each officer will be entitled to the following severance payments and benefits provided under the terms of the applicable severance agreements, subject to the applicable individual's execution and non-revocation of a general release of claims:

      •
      an amount, which we refer to as the cash severance payment, equal to the sum of the officer's then-current annual base salary plus average bonus over the prior three years (as adjusted for such lesser number of years that the officer has been employed by us), multiplied by:

        o
        with respect to Mr. Barnello, three, or

        o
        with respect to Messrs. Fuller, Young and Gaum, two;

      •
      the amount of any annual base salary and accrued vacation time earned but not paid to the date of termination;

      •
      an amount equal to the officer's average bonus over the prior three years (as adjusted for such lesser number of years that the officer has been employed by us) that is pro-rated for the portion of the year elapsed;

      •
      continuation of then-current health, dental, disability and life insurance benefits at the same level as in effect immediately preceding such termination for (a) three years for Mr. Barnello, (b) 18 months for Mr. Fuller and (c) two years for Messrs. Young and Gaum, following the respective officer's termination of employment; and

      •
      additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

              The severance agreements with Messrs. Barnello and Young provide for tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Code.

              As a condition to receiving accelerated vesting under the existing terms of our performance shares, each of Messrs. Barnello, Fuller, Young and Gaum agreed to a 12-month limited non-compete with the Company that restricts such officer from participating in any business operation primarily engaged in owning (as compared to, for example, franchising or managing) luxury or upscale hotels in urban, resort or convention markets in the United States. The severance agreements also contain non-solicitation provisions which apply during the term of the officer's employment and the 12-month period following employment termination.

              The table below under "—Quantification of Payments and Benefits" reflects the amount of severance payments and benefits that our executive officers would be entitled to receive under the applicable executive officer's severance agreement upon termination of such executive officer's employment by us without "cause" or by the executive officer for "good reason" following the mergers.

Payment of Employee Bonuses

              In order to reduce uncertainty in connection with the proposed mergers, the merger agreement provides that Parent will cause the Surviving Entity to pay pro-rated annual bonuses for the 2018 performance year for certain of our employees (other than our senior officers) no later than January 15, 2019 at 125% of the applicable employee's target bonus amount. The amount due to any employee who is terminated by Parent or the Surviving Entity without "cause" prior to January 15, 2019 will be pro-rated through the termination date and paid upon expiration of the seven-day revocation period following the execution and delivery by the applicable employee of a release agreement.

              Following the Company's receipt of an unsolicited proposal for the acquisition of the Company, the board adopted an employee retention bonus plan to assure that the Company will retain and have the continued dedication of employees during a period of uncertainty at the Company. The aggregate value of the awards payable to certain of our employees (other than our senior officers) under the employee retention bonus plan is approximately $7,500,000. Parent will cause the Surviving Entity to pay, following the closing date, the amounts and benefits due to certain employees (other than our senior officers) under the Company's employee retention bonus plan upon expiration of the seven-day revocation period following the execution and delivery by the applicable participant of a release agreement.

Payment of Trustee Compensation

              In exchange for their services to the Company in connection with the mergers, each member of the transaction committee of the board is entitled to receive compensation of $20,000 per month, subject to an overall limit of $100,000 per member. The members of the transaction committee of the board are Messrs. Foland, Hartley-Leonard and Scott.

              On the closing date, our non-management trustees will be paid by the Company in cash in respect of their earned and unpaid 2018 board compensation.

Indemnification of Our Trustees and Executive Officers

              The merger agreement provides that from and after the merger effective time, each of Parent and the Surviving Entity will indemnify and hold harmless each individual who at the merger effective time is, or at any time prior to the merger effective time was, our or our subsidiaries' trustee, director or officer , which persons we refer to as the indemnified persons, for any and all costs and expenses (including reasonable fees and expenses of legal counsel), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such indemnified party in connection with or arising out of any action, suit, arbitration or other proceedings (whether civil or criminal) in which such indemnified party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (we refer to the foregoing as an indemnified party proceeding) (1) by reason of such indemnified party's being or having been such trustee, director or officer or an employee or agent of us or any of our subsidiaries or otherwise in connection with any action taken or not taken at the request of us or any of our subsidiaries at, or at any time prior to, the merger effective time or (2) arising out of such indemnified party's service in connection with any other corporation or organization for which he or she serves or has served as a trustee, director, officer, employee, agent, trustee or fiduciary at our request (including in any capacity with respect to any employee benefit plan) at, or at any time prior to, the merger effective time, in each of (1) or (2), whether or not the indemnified party continues in such position at the time such indemnified party proceeding is brought or threatened, to the fullest extent permitted under applicable law, subject to certain limitations set forth in the merger agreement.

              The parties have agreed not to terminate or modify the obligations described above regarding indemnification of indemnified persons in such a manner as to adversely affect such indemnified persons, and such obligations must be assumed by any successor entity to the Surviving Entity as a result of any consolidation or merger or transfer or conveyance of all or substantially all of its properties and assets.

              The merger agreement also provides that for a period of six years from and after the merger effective time, Parent will, or will cause the Surviving Entity to, maintain officers' and directors' liability insurance in respect of acts or omissions occurring prior to the merger effective time covering each such person currently covered by our officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement. This requirement is subject to a maximum cost of 300% of our annual premium paid for such insurance in the fiscal year ended December 31, 2017, which we refer to as the maximum cost. If the cost to maintain or procure such insurance coverage would exceed the maximum cost, the Surviving Entity must cause to be maintained policies of insurance that, in the Surviving Entity's good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to the maximum cost. Additionally, Parent and the Surviving Entity are required to fulfill and honor in all respects our obligations pursuant to specified agreements in effect as of the date of the merger agreement between us and any indemnified party; and any indemnification provision (including advancement of expenses) and any exculpation provision set forth in our or our subsidiaries' organizational documents as in effect on the date of the merger agreement.

Quantification of Payments and Benefits

              The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC regarding certain compensation which each of our "named executive officers" may receive that is based on or that otherwise relates to the mergers. This compensation is referred to as "golden parachute" compensation in Item 402(t) of Regulation S-K. This compensation payable to our named executive officers is subject to a non-binding advisory vote of our common shareholders as described above under the section entitled "Proposal 2: Proposal to Approve the Merger-Related Compensation." For additional details regarding the terms of the payments quantified below, see the section entitled "—Interests of Our Trustees, Executive Officers and Employees in the Mergers" above.

              The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below. The actual value to be received by our named executive officers may be greater or less than the amounts presented below. For purposes of calculating such amounts, we have assumed, among other things:

    •
    November 20, 2018 (which is the "end date" under the merger agreement) as the closing date of the mergers;

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    per share merger consideration of $33.50; and

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    the deemed termination of our named executive officers' employment by us without "cause" in connection with closing of the merger.

"Golden Parachute" Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Michael D. Barnello	8,869,976	13,781,268	150,000	8,695,088	31,496,332
Kenneth G. Fuller	2,114,916	3,930,125	50,000	—	6,095,041
Alfred L. Young, Jr.	2,730,938	6,536,000	80,000	3,446,792	12,793,730

(1)
This figure represents the sum of (a) the cash severance payment, and (b) an amount equal to the applicable executive's average bonus over the prior three years (as adjusted for such lesser number of years that the executive has been employed by us) that is pro-rated for the portion of the year elapsed.

The cash severance payment, as further described above under "—Interests of Our Trustees, Executive Officers and Employees in the Mergers—Change in Control Severance Agreements," is an amount equal to the sum of the executive's then-current annual base salary plus average bonus over the prior three years (as adjusted for such lesser number of years that the executive has been employed by us), multiplied by (a) three, for Mr. Barnello, or (b) two, for Messrs. Fuller and Young. The calculations in the table are based on each executive's 2018 annual base salary ($850,000 for Mr. Barnello, $450,000 for Mr. Fuller and $530,000 for Mr. Young) and each executive's average bonus for the three-year period (as adjusted for such lesser period that the executive has been employed by us) ended December 31, 2017 ($1,625,646 for Mr. Barnello, $403,410 for Mr. Fuller and $578,645 for Mr. Young). The cash severance payment will be paid in a lump sum upon expiration of the seven-day revocation period following the executive's execution and non-revocation of a general release of claims.

(2)
Represents the value of the accelerated vesting of restricted share awards and performance awards (assuming 150% of "target" performance of the performance awards and including the value of all accrued and unpaid cash dividends that would have been paid with respect to the earned performance shares), as applicable, for each named executive officer. See "—Interests of Our Trustees, Executive Officers and Employees in the Mergers—Restricted Share Awards" and "—Interests of Our Trustees, Executive Officers and Employees in the Mergers—Performance Shares" above for more information. Estimated amounts included in this column with respect to restricted share awards and performance awards are "single trigger" benefits that will be paid in cash within five business days after the merger effective time, or at such later time as necessary to avoid a violation or adverse tax consequences under Section 409A of the Code to our named executive officers.

(3)
With respect to Messrs. Barnello, Fuller and Young, this figure represents the sum of the amount needed to pay for then-current health, dental, disability and life insurance benefits for

  (a) 36 months for Mr. Barnello, (b) 18 months for Mr. Fuller, and (c) 24 months for Mr. Young, with such amounts payable following the executive's termination of employment at the same level as in effect immediately preceding his termination of employment. The health insurance benefits amounts were determined using the estimated premiums currently in effect. Estimated amounts included in this column will be paid in a lump sum upon expiration of the seven-day revocation period following the executive's execution and non-revocation of a general release of claims.

(4)
The severance agreements with Messrs. Barnello and Young provide for tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Code. This figure represents the estimated potential cost of such tax gross-up.

Regulatory Matters

              We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of the State of Maryland, and the filing of the certificate of merger with respect to each of the merger and the partnership merger with the Secretary of State of the State of Delaware.

Material U.S. Federal Income Tax Consequences

              The following is a summary of the material U.S. federal income tax consequences of the merger to common shareholders whose shares are surrendered in the merger in exchange for the right to receive the merger consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, which we refer to as the IRS, concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

              This summary does not address (1) U.S. federal taxes other than income taxes, (2) state, local or non-U.S. taxes, (3) tax reporting requirements or (4) withholding taxes under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA). This summary assumes that our common shares are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of our restricted share awards, our preferred shares, equity received as compensation, or common units of the Operating Partnership. In addition, this summary does not address the tax treatment of special classes of common shareholders, including, for example:

      •
      banks and other financial institutions;

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      insurance companies;

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      regulated investment companies;

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      REITs;

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      tax-exempt entities or persons holding our common shares in a tax-deferred or tax advantaged account;

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      mutual funds;

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      subchapter S corporations;

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      dealers in securities or currencies;

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      traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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      persons whose functional currency is not the U.S. dollar;

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      persons holding our common shares as part of a hedge or conversion transaction or as part of a "straddle" or a constructive sale;

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      U.S. expatriates;

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      persons subject to the alternative minimum tax;

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      holders who acquired our common shares as compensation;

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      holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

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      qualified foreign pension funds, as defined in Section 897(l) of the Code;

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      qualified shareholders, as defined in Section 897(k) of the Code;

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      non-U.S. holders, as defined below, that hold, or at any time have held, more than 10% of any class of our shares (except to the extent specifically set forth below); and

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      "controlled foreign corporations," "passive foreign investment companies," or corporations that accumulate earnings to avoid U.S. federal income tax.

              If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding our common shares, you should consult your tax advisors. Moreover, each holder should consult its tax advisors regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

              For purposes of this section, a "U.S. holder" means a beneficial owner of our common shares that is, for U.S. federal income tax purposes:

      •
      an individual citizen or resident of the United States;

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      a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

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      a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more "United States persons" (as defined under the Code) have the authority to control all substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

      •
      an estate the income of which is subject to U.S. federal income taxation regardless of its source.

              As used in this section, a "non-U.S. holder" means a beneficial owner of our common shares that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Consequences of the Merger to U.S. Common Shareholders

              General.    The receipt of cash by U.S. holders in exchange for their shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

      •
      the amount of cash received in exchange for our common shares; and

      •
      the U.S. holder's adjusted tax basis in our common shares.

              Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the shares have been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rate applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured section 1250 gain."

              Special Rule for U.S. Holders Who Have Held our Common Shares for Less than Six Months.    A U.S. holder who has held our common shares for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common shares in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder's share of any designated retained capital gains, with respect to such shares.

Consequences of the Merger to Non-U.S. Common Shareholders

              General.    The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration is treated as a distribution from us to our shareholders that is attributable to gain from the sale of "United States real property interests." The consequences also may vary depending on whether the non-U.S. holder has held not more than 10% of our common shares during specified periods. The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder's receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Company shares in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for our common shares will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT shares by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

              Distribution of Gain from the Disposition of U.S. Real Property Interests.    Subject to the discussion below regarding non-U.S. holders who have not owned more than 10% of our common shares during the one year period ending on the date of the merger, to the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by non-U.S. holders in the merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such cash), then such amount will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. holder has not owned more than 10% of our common shares at any time during the one-year period ending on the date of the merger and our common shares are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market located in the United States, the 21% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below in the section entitled "—Taxable Sale of our Common Shares." We believe that our common shares are regularly traded on an established securities market in the United States as of the date of this proxy statement.

              Taxable Sale of our Common Shares.    Subject to the discussion of backup withholding below and to the discussion of distribution of gain from the disposition of United States real property interests above, if the merger is treated as a taxable sale of our common shares, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the merger unless: (1) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (3) such shares constitute a "United States real property interest" under FIRPTA.

              A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described in clause (1) of the previous paragraph.

              A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

              If a non-U.S. holder's share constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the merger will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder's common shares generally will not constitute a U.S. real property interest if either (1) we are a "domestically controlled qualified investment entity" at the merger effective time, or (2) both (a) that class of our shares is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. holder holds 10% or less of the total fair market value of that class of shares at all times during the shorter of (x) the five-year period ending with the effective date of the merger and (y) the non-U.S. holder's holding period for the shares. As discussed above, we believe that our common shares are regularly traded on an established securities market as of the date of this proxy statement. A "qualified investment entity" includes a REIT. Assuming we qualify as a REIT, we will be a "domestically controlled qualified investment entity" at the merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our common shares at all times during the five-year period ending with the merger effective time. No assurances can be given that the actual ownership of our shares has been or will be sufficient for us to qualify as a "domestically controlled qualified investment entity" at the merger effective time.

              U.S. Withholding Tax.    As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common shares or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the mergers. Accordingly, we intend to withhold U.S. federal income tax at a rate of 21% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 10% exception described above. If a non-U.S. holder holds its shares through a nominee, that nominee may take a contrary position and conclude that withholding applies to the merger consideration payable to such non-U.S. holder.

              A non-U.S. holder may be entitled to a refund or credit against the holder's U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Information Reporting and Backup Withholding

              Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of our common shares in the merger. Backup withholding will not apply, however, to a holder who:

      •
      in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

      •
      in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

      •
      is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

              Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder's U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

              THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGERS AND IS NOT TAX ADVICE. THEREFORE, COMMON SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Our Common Shares and Preferred Shares

              If the mergers are completed, our common shares and preferred shares will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

              The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Exhibit A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Exhibit A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

              The merger agreement contains representations and warranties made by, and to, us, the Operating Partnership, Parent, Merger Sub and Merger OP. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Exhibit A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our shareholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of us or our affiliates.

              As used in the summary of the material terms of the merger agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our "subsidiaries" do not include certain joint venture entities in which we, directly or indirectly through our subsidiaries, own interests.

Structure

The Partnership Merger

              At the partnership merger effective time, Merger OP will be merged with and into the Operating Partnership and the separate existence of Merger OP will cease. The Operating Partnership will continue as the Surviving Partnership in the partnership merger. At the partnership merger effective time, all of the properties, rights, privileges, powers and franchises of the Operating Partnership and Merger OP will vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Operating Partnership and Merger OP will become the debts, liabilities, duties and obligations of the Surviving Partnership.

The Merger

              At the merger effective time, the Company will be merged with and into Merger Sub and the separate existence of the Company will cease. Merger Sub will continue as the surviving entity in the merger. At the merger effective time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Entity, and all debts, liabilities, duties and obligations of the Company and Merger Sub will become the debts, liabilities, duties and obligations of the Surviving Entity. Following the completion of the merger, our common shares will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

Effective Times; Closing Date

              On the closing date, Merger OP and the Operating Partnership will cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The partnership merger will become effective on the date and time at which such certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other date and time agreed between the parties to the merger agreement and specified in such certificate of merger.

              Immediately following the partnership merger effective time, we and Merger Sub will execute articles of merger and cause them to be accepted for record by the State Department of Assessments and Taxation of the State of Maryland, and cause a certificate of merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware. The merger will become effective after the partnership merger effective time on the date and time at which the articles of merger have been filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland or at such other date and time as is agreed between the parties to the merger agreement and specified in the articles of merger. The parties to the merger agreement will cause the merger effective time to occur immediately after the partnership merger effective time.

              Unless otherwise agreed, the parties to the merger agreement will cause the partnership merger effective time and the merger effective time to occur on the closing date.

              The closing of the mergers will take place as soon as practicable (and, in any event, within three business days) following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the mergers described in the section entitled "—Conditions to the Mergers" (other than those conditions that by their terms are to be satisfied at the closing of the mergers, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) unless another date, time or place is agreed to in writing by us and Parent.

Organizational Documents

              At the partnership merger effective time, unless otherwise jointly determined by us and Parent prior to the partnership merger effective time, the certificate of limited partnership of Merger OP, as in effect immediately prior to the partnership merger effective time, will be the certificate of limited partnership of the Surviving Partnership, amended in accordance with applicable law. At the partnership merger effective time, unless otherwise jointly determined by us and Parent prior to the partnership merger effective time, the limited partnership agreement of Merger OP, as in effect immediately prior to the partnership merger effective time, will be the limited partnership agreement of the Surviving Partnership, until thereafter amended in accordance with the provisions thereof and applicable law.

              At the merger effective time, unless otherwise jointly determined by us and Parent prior to the merger effective time, the certificate of limited partnership of Merger Sub, as in effect immediately prior to the merger effective time, will be the certificate of limited partnership of the Surviving Entity, until amended in accordance with applicable law. At the merger effective time, unless otherwise jointly determined by us and Parent prior to the merger effective time, the limited partnership agreement of Merger Sub, as in effect immediately prior to the merger effective time, will be the limited partnership agreement of the Surviving Entity, until thereafter amended in accordance with the provisions thereof and applicable law.

Trustees and Officers; General Partner and Limited Partners

              Following the partnership merger effective time, Merger OP GP will be the sole general partner of the Surviving Partnership. From and after the partnership merger effective time, the officers of Merger OP immediately prior to the partnership merger effective time will be the officers of the Surviving Partnership.

              Following the merger effective time, Merger Sub GP will be the sole general partner of the Surviving Entity. From and after the merger effective time, the officers of Merger Sub immediately prior to the merger effective time will be the officers of the Surviving Entity.

              Following the merger effective time, the Surviving Entity will be the limited partner of the Surviving Partnership.

Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares

Common Shares

              At the merger effective time, each common share issued and outstanding immediately prior to the merger effective time (other than (1) common shares held by us in our treasury or owned by Parent, Merger Sub, Merger OP or any of their respective subsidiaries, which will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor, and (2) any of our outstanding restricted share awards, which will receive the treatment described in the section entitled "—Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares—Restricted Share Awards") will be automatically cancelled and converted into the right to receive the merger consideration, without interest. If we declare a distribution to our shareholders that we determine in good faith to be required to be distributed to qualify as a REIT under the Code or to avoid the incurrence of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to such distribution.

Restricted Share Awards

              The merger agreement provides that, immediately prior to the merger effective time, each outstanding restricted share award will automatically become fully vested and all restrictions and repurchase rights will lapse, and all of our common shares represented thereby will be considered outstanding for all purposes of the merger agreement and subject to the right to receive the merger consideration, less any required tax withholdings.

Performance Shares

              The merger agreement provides that, immediately prior to the merger effective time, each outstanding performance award will automatically become earned and vested with respect to 150% of the target number of our common shares subject to such performance award. Immediately prior to the merger effective time, each earned performance share will be cancelled and, in exchange therefor, the Company will pay each former holder of any such cancelled earned performance share an amount equal to the merger consideration, without interest and less any required tax withholdings. In addition, on the closing date, the Company will pay each holder of a performance award an amount equal to all accrued and unpaid cash dividends that would have been paid on such earned performance shares as if such earned performance shares had been issued and outstanding from the grant date up to, and including, the merger effective time, less any required tax withholdings.

Deferred Shares

              The merger agreement provides that, immediately prior to the merger effective time, each outstanding deferred share award will automatically be cancelled and, in exchange therefor, the Company will pay each former holder of any such cancelled deferred common share, including any of our common shares attributable to dividend equivalent rights accrued with respect thereto, an amount equal to the merger consideration, without interest and less any required tax withholdings.

Preferred Shares

              The merger agreement provides that, at Parent's request, we will deliver notices of redemption to the holders of record of our preferred shares, in accordance with the articles supplementary related to such preferred shares. The redemption notices will be prepared by Parent, in form and substance reasonably approved by the Company, and will state that each preferred share held by such holder immediately prior to the merger effective time will be redeemed in the merger on the closing date through the payment of an amount, without interest and less any applicable withholding taxes, equal to $25.00 plus accrued and unpaid dividends. The redemption notices will include the other information required by the articles supplementary. If Parent has not requested us to provide the redemption notices prior to the 32nd day before the scheduled closing date and if we have asked Parent to make such request or requests prior to such day, we may provide the redemption notices as described above.

Treatment of Interests in the Operating Partnership

Limited Partner Interests

              At the partnership merger effective time, each common unit of the Operating Partnership issued and outstanding immediately prior to the partnership merger effective time (other than common units of the Operating Partnership held by us or our subsidiaries immediately prior to the partnership merger effective time) will be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the merger consideration, without interest. Each common unit of the Operating Partnership held by us immediately prior to the partnership merger effective time will be unaffected by the partnership merger and will remain outstanding as common units of the Surviving Partnership held by the Surviving Entity. At the partnership merger effective time, each preferred unit of the Operating Partnership issued and outstanding immediately prior to the partnership merger effective time will be cancelled and will no longer be outstanding. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger.

              As described above, if we declare a distribution to our shareholders that we determine in good faith to be required to be distributed to qualify as a REIT under the Code or to avoid the incurrence of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to such distribution.

General Partnership Interests

              At the partnership merger effective time, the general partner interests of Merger OP outstanding immediately prior to the partnership merger effective time and owned by Merger OP GP will be converted into general partner interests of the Surviving Partnership. Immediately following the partnership merger effective time, by virtue of the merger, Merger OP GP will be the general partner of the Surviving Partnership and will have such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.

No Further Ownership Rights

              The merger consideration paid upon surrender of any certificates (or automatically in the case of book-entry common units of the Operating Partnership) will be deemed to have been paid in full satisfaction of all rights pertaining to such certificates. From and after the partnership merger effective time, the holders of common units of the Operating Partnership outstanding immediately prior to the partnership merger effective time will cease to have any rights with respect to such units of the Operating Partnership except as otherwise provided for in the merger agreement or by applicable law.

              The merger consideration paid upon surrender of any certificates (or automatically in the case of book-entry common shares) will be deemed to have been paid in full satisfaction of all rights pertaining to such certificates. From and after the merger effective time, holders of common shares outstanding immediately prior to the merger effective time will cease to have any rights with respect to such shares except as otherwise provided for in the merger agreement or by applicable law.

Exchange and Payment Procedures

              Prior to the partnership merger effective time, Parent will deposit, or cause to be deposited, with an exchange agent reasonably acceptable to us, cash amounts sufficient to enable the exchange agent to make payments to common shareholders and holders of common units of the Operating Partnership, as applicable, outstanding immediately prior to the partnership merger effective time. At the merger effective time, Parent will deposit with the Surviving Entity cash in the amount necessary, together with the other funds of the Surviving Entity, to make the payments to the holders of our restricted share awards, performance shares, deferred shares and preferred shares, other than payments in respect of accrued and unpaid cash dividends to the holders of performance shares, and Parent will cause the Surviving Entity to make such payments through the Surviving Entity's payroll within five business days after the merger effective time, or at such later time as necessary to avoid certain adverse tax consequences.

              Within five business days after the partnership merger effective time, the exchange agent will mail to each holder of record of a certificate or certificates that, immediately prior to the merger effective time, represented outstanding common shares or that, immediately prior to the partnership merger effective time, represented common units of the Operating Partnership, whose shares or units, as applicable, were converted into the right to receive or be exchanged for the merger consideration, a letter of transmittal and instructions for use in effecting the surrender of certificates previously representing such common shares or common units of the Operating Partnership in exchange for payment therefor. The letter of transmittal and instructions will tell you how to surrender your certificates representing our common shares and any common units of the Operating Partnership, as applicable, in exchange for the merger consideration. Upon surrender to the exchange agent of each such certificates (or affidavits of loss in lieu of a certificate as described below), together with a properly executed letter of transmittal, the holder of such certificates (or the transferee of our common shares or units of the Operating Partnership previously represented by such certificates as described below) will promptly receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled. Exchange of book-entry shares or book-entry units representing common shares or common units of the Operating Partnership will be effected in accordance with the exchange agent's customary procedures with respect to securities represented by book entry.

              If any certificate has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, to the reasonable satisfaction of Parent and the exchange agent and the taking of such other actions as may be reasonably requested by the exchange agent, the exchange agent will pay in exchange for such lost, stolen or destroyed certificate the cash amount payable in respect thereof pursuant to the merger agreement.

              Parent, the Surviving Entity, any affiliate thereof or the exchange agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law, and such amounts so deducted and withheld will be treated as having been paid to the person in respect of which such deduction and withholding was made.

              As of the partnership merger effective time, the unit transfer books of the Operating Partnership will be closed and thereafter there will be no further registration of transfers of any units of the Operating Partnership outstanding immediately prior to the partnership merger effective time on the records of the Operating Partnership. If, after the partnership merger effective time, certificates representing such units of the Operating Partnership are presented to the Surviving Partnership for transfer, they will be cancelled and exchanged as provided in the merger agreement. As of the merger effective time, our share transfer books will be closed and thereafter there will be no further registration of transfers of any of our common shares outstanding immediately prior to the merger effective time on our records. If, after the merger effective time, certificates representing such common shares are presented to the Surviving Entity for transfer, they will be cancelled and exchanged as provided in the merger agreement.

              On or after the first anniversary of the partnership merger effective time, the Surviving Entity will be entitled to cause the exchange agent to deliver to the Surviving Entity any funds made available by Parent to the exchange agent which have not been disbursed to holders of certificates, and thereafter such holders will be entitled to look to Parent and the Surviving Entity with respect to the cash amounts payable upon surrender of their certificates. Neither the exchange agent nor the Surviving Entity will be liable to any holder of a certificate for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law. Any amounts remaining unclaimed by holders of the certificates, book-entry shares or book-entry units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental entity will, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Representations and Warranties

              We and the Operating Partnership, jointly and severally, have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

  •
  the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate the properties and assets and to conduct the businesses as presently conducted of us and our subsidiaries;

  •
  our declaration of trust and bylaws and the similar organizational documents of us and our subsidiaries;

  •
  the capital structure and indebtedness of us and our subsidiaries, including our equity awards, the absence of restrictions or encumbrances with respect to the equity interests of us and our subsidiaries, and the absence of declared and unpaid dividends and distributions of us and our subsidiaries;

  •
  our SEC filings since January 1, 2016 and the financial statements contained in those filings;

  •
  our and our subsidiaries' internal controls over financial reporting and disclosure controls and procedures;

  •
  the absence of liabilities required to be recorded on a balance sheet under GAAP of us and our subsidiaries since March 31, 2018;

  •
  the absence of any material adverse effect (as described below), conduct of business in all material respects in the ordinary course consistent with past practice and certain other changes and events with respect to us and our subsidiaries since December 31, 2017;

  •
  real property owned and leased by us and our subsidiaries; our and our subsidiaries' ground leases, leases and real property management agreements;

  •
  environmental matters relating to us and our subsidiaries;

  •
  our and our subsidiaries' material contracts and the absence of any breach of or default under the terms of any material contract;

  •
  possession of all permits necessary for us and our subsidiaries to own, lease and operate our and our subsidiaries' properties and assets and to carry on and operate our and our subsidiaries' businesses as currently conducted and the absence of a failure by us or our subsidiaries to comply with such permits;

  •
  the conduct by us and our subsidiaries of our and our subsidiaries' businesses in compliance with applicable laws; including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

  •
  the absence of any investigations by any governmental entity;

  •
  the absence of certain lawsuits, court actions, arbitrations or other proceedings related to us or our subsidiaries;

  •
  tax matters affecting us and our subsidiaries;

  •
  our and our subsidiaries' employee benefit plans;

  •
  labor matters related to us and our subsidiaries;

  •
  ownership of or rights with respect to the intellectual property of us and our subsidiaries;

  •
  our and our subsidiaries' insurance policies;

  •
  our and the Operating Partnership's power and authority to enter into and perform our obligations under the merger agreement, and, subject to the approval of the merger and the other transactions contemplated by the merger agreement by our common shareholders, to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the enforceability of the merger agreement against us and the Operating Partnership;

  •
  the vote of our common shareholders required in connection with the approval of the merger and the other transactions contemplated by the merger agreement and the approval of us as the general partner of the Operating Partnership;

  •
  the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents, notices or approvals under, conflicts with or defaults under contracts to which we or any of our subsidiaries is a party, in each case as a result of us or the Operating Partnership executing, delivering and performing under or consummating the transactions contemplated by the merger agreement;

  •
  approvals of, or filings with, governmental entities required in connection with entering into or consummating the transactions contemplated by the merger agreement;

  •
  the receipt by our board of trustees of a fairness opinion from each of Citi and Goldman Sachs, each to the effect that, as of the date of such opinions and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the merger consideration to be paid to our common shareholders, other than Parent or any affiliate of Parent, pursuant to the merger agreement is fair, from a financial point of view, to such common shareholders;

  •
  the absence of any broker's or finder's fees, other than those payable to our and the Operating Partnership's financial advisors, in connection with the transactions contemplated by the merger agreement;

  •
  our and our subsidiaries' status under the Investment Company Act of 1940, as amended; and

  •
  the exemption of the mergers and the merger agreement from the requirements of any business combination, control share acquisition, fair price, moratorium, or other similar antitakeover statutes or regulations, including in the MRL, MGCL or the Delaware Revised Uniform Limited Partnership Act.

              Many of our representations and warranties are qualified by the concept of a "material adverse effect." Under the merger agreement, a "material adverse effect" means, with respect to us and our subsidiaries, any effect, change, event, occurrence, circumstance or development that has had or would reasonably be expected to have a material adverse effect on (1) the business, financial condition, assets or results of operations of us and our subsidiaries, taken as a whole or (2) the ability of us and the Operating Partnership to timely consummate the mergers prior to November 20, 2018; provided that, for purposes of clause (1), in no event will any of the following, alone or in combination, or any effect, change, event, occurrence, circumstance or development to the extent any of the foregoing results from any of the following, be taken into account in determining whether there will have occurred a material adverse effect:

  •
  changes in our share price or trading volume;

  •
  any failure by us to meet, or changes to, published revenue, earnings or other financial projections, or any failure by us to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, that the exception in this bullet and in the first bullet will not in any way prevent or otherwise affect a determination that any effect, change, event, occurrence, circumstance or development underlying such failures has resulted in, or contributed to, a material adverse effect);

  •
  changes in general business, economic or political conditions in the United States or any other country or region in the world;

  •
  conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including (a) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (b) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

  •
  changes in conditions in the industries in which we and our subsidiaries conduct business, including changes in conditions in the real estate industry generally or the lodging industry generally;

  •
  changes in political conditions in the United States or any other country or region in the world;

  •
  acts of hostilities, war, sabotage or terrorism, including cyber-terrorism (including any outbreak, escalation or general worsening of any such acts) in the United States or any other country or region in the world;

  •
  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any escalation of the foregoing;

  •
  the entry into or the announcement, pendency or performance of the merger agreement or the transactions contemplated by the merger agreement or the consummation of any transactions contemplated by the merger agreement, including (a) the identity of Parent and its affiliates, (b) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of us and our subsidiaries following the closing of the mergers, (c) the failure to obtain any third party consent in connection with the transactions contemplated by the merger agreement, and (d) the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, franchisors, managers, lenders, suppliers, vendors, business partners, employees or any other persons;

  •
  (a) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (b) the taking of any action expressly required by the merger agreement or (c) the failure to take any action expressly prohibited by the merger agreement;

  •
  changes in law, regulation or other legal or regulatory conditions (or the interpretation thereof);

  •
  changes in GAAP or other accounting standards (or the interpretation thereof); and

  •
  any claim, lawsuit, court action, arbitration or other proceeding asserted or commenced by or on behalf of any of the current or former shareholders or equityholders of us or any of our subsidiaries (or on behalf of us or any of our subsidiaries, but in any event only in their capacities as current or former shareholders or equityholders) arising out of the merger agreement or the mergers, provided that, in each of the exceptions set forth in the third, fourth, fifth, sixth, seventh, eighth, eleventh and twelfth bullets above, such effects referred to therein may be taken into account to the extent that we are disproportionally affected relative to other companies in the United States in the industry in which we and our subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a material adverse effect; provided, further, that the ninth bullet above will not apply to the use of material adverse effect in certain representations and warranties.

              The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent, Merger Sub and Merger OP that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

  •
  their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to conduct their businesses as presently conducted;

  •
  the ownership of Merger Sub and Merger OP and absence of prior conduct of activities or business of Merger Sub and Merger OP;

  •
  the absence of any lawsuits, court actions, arbitrations or other proceedings against them which would be reasonably likely to prevent or materially delay the abilities of them to consummate the mergers;

  •
  their power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  the enforceability of the merger agreement against them;

  •
  the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each case as a result of them executing, delivering and performing under or consummating the transactions contemplated by the merger agreement;

  •
  approvals of, or notices to, governmental entities required in connection with entering into or consummating the transactions contemplated by the merger agreement;

  •
  the absence of beneficial ownership of our common shares or units of the Operating Partnership within the past five years;

  •
  the equity commitment letter having been made available by Parent to us, the enforceability thereof, and, assuming that the equity financing is funded in accordance with the equity commitment letter, the accuracy of the representations and warranties under the merger agreement and the performance in all material respects by us and the Operating Partnership of our obligations under the merger agreement, at the closing Parent will have sufficient cash on hand to consummate the transactions contemplated by the merger agreement and satisfy all of its obligations under the merger agreement, including the payment of the merger consideration, any fees or expenses of or payable by Parent, Merger Sub, Merger OP or the Surviving Entity in connection with, or as a result of, the mergers, any payments in respect of equity compensation obligations required to be made in connection with the mergers, and any repayment or refinancing of indebtedness required in connection therewith;

  •
  the solvency of Parent and the Surviving Entity as of the merger effective time and immediately after the consummation of the transactions contemplated by the merger agreement;

  •
  the limited guarantee executed by the Sponsor;

  •
  no broker, finder or investment banker being entitled to any brokerage, finder's or other fee or commission payable by us in connection with the mergers based upon arrangements made by and on behalf of them;

  •
  the absence of any agreements (1) that entitle any of our shareholders or any limited partner of the Operating Partnership to receive consideration of a different amount or nature than the merger consideration or pursuant to which any of our shareholders or any limited partner of the Operating Partnership has agreed to vote to approve the merger and the other transactions contemplated by the merger agreement or to vote against any superior proposal or (2) pursuant to which any of our shareholders or any limited partner of the Operating Partnership has agreed to make an investment in Parent, Merger Sub or Merger OP in connection with the transactions contemplated by the merger agreement, in each case that would not terminate concurrently with any termination of the merger agreement;

  •
  the absence of any contract or arrangement between Parent, Merger Sub or Merger OP or any of their respective controlled affiliates and any of our or the Operating Partnership's trustees, officers, employees or shareholders relating to the transactions contemplated by the merger agreement or the operations of the Surviving Entity after the merger effective time or the Surviving Partnership after the partnership merger effective time; and

  •
  the conduct by them and their businesses in compliance with applicable laws, unless it would not reasonably be likely to prevent or materially delay the abilities of them to consummate the mergers.

              The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Conduct of Our Business Pending the Mergers

              Under the merger agreement, we and the Operating Partnership have each agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the merger effective time or the partnership merger effective time, as applicable, we and the Operating Partnership will, and will cause our and its subsidiaries to:

  •
  use commercially reasonable efforts to conduct our and our subsidiaries' operations in the ordinary course of business consistent with past practice in all material respects; and

  •
  use commercially reasonable efforts to maintain and preserve substantially intact the business organization of us and our subsidiaries, to retain the services of our and our subsidiaries' current officers and key employees, to preserve our and our subsidiaries' assets and properties in good repair and condition and to preserve the goodwill and current relationships of us and our subsidiaries with persons with which we and our subsidiaries have significant business relations.

              We and the Operating Partnership have also each agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the merger effective time or the partnership merger effective time, as applicable, without the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed), we and the Operating Partnership will not, and will cause our and its subsidiaries not to, do any of the following, among other things:

  •
  amend our and our subsidiaries' organizational documents;

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any capital shares of us or our subsidiaries, other than (1) the payment of dividends or distributions declared prior to the date of the merger agreement, (2) the declaration and payment by us and the Operating Partnership of our regular quarterly dividend per common share or common unit of the Operating Partnership for the fiscal quarter ending June 30, 2018 with an anticipated declaration date on or about June 15, 2018, in accordance with past practice and in an amount not to exceed $0.225 per common share or common unit of the Operating Partnership, (3) dividends on our preferred shares in accordance with their respective terms as set forth in the declaration of trust, (4) for distributions on the preferred units of the Operating Partnership in accordance with their respective terms, (5) dividends or distributions, declared, set aside or paid by any of us or our subsidiaries to any other subsidiary that is, directly or indirectly, wholly owned by us, (6) distributions required for us or any of our subsidiaries that is a REIT to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise taxes which will result in a reduction of the merger consideration as described in the section entitled "—Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares—Common Shares," and (7) distributions resulting from the vesting or settlement of certain of our compensatory awards;

  •
  split, combine or reclassify any capital shares of us or our subsidiaries;

  •
  issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, capital shares of any of us or our subsidiaries;

  •
  purchase, redeem or otherwise acquire any of our securities;

  •
  enter into any amendment or other modification to the material terms of any material indebtedness for borrowed money of us or our subsidiaries;

  •
  issue, deliver, sell, grant, pledge, transfer, subject to any lien or dispose of any of our or the Operating Partnership's securities or any other securities convertible into or exchangeable our or the Operating Partnership's securities, other than (1) the issuance of our common shares upon the settlement of deferred shares or performance shares that are outstanding on the date of the merger agreement in accordance with such equity award's terms in effect on such date, (2) the issuance of our common shares upon conversion of preferred shares or upon redemption of units of the Operating Partnership, in accordance with their respective terms in effect as of date of the merger agreement, or (3) certain specified grants or awards of our securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of date of the merger agreement;

  •
  amend any term of any security of us or our subsidiaries;

  •
  adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to any of us or our subsidiaries;

  •
  increase the salary, wages, benefits, bonuses, severance or other compensation payable or to become payable to our current or former trustees or employees, except for (1) increases or payments in the ordinary course of business consistent with past practice with respect to any employee with an annual base salary below $150,000, or (2) increases required under certain of our specified employee benefit plans or under applicable law;

  •
  terminate the employment of any employee, other than for "cause," or hire any new employee other than those for whom an offer of employment has already been extended prior to the date of the merger agreement;

  •
  enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement enter into, adopt, amend or terminate any of our employee benefit plans or take any action to fund, accelerate or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or our employee benefit plans;

  •
  acquire any business, assets or capital shares of any person or division thereof, whether in whole or in part (and whether by purchase of shares, purchase of assets, merger, consolidation, or otherwise), other than (1) one or more acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $2,500,000 and (2) acquisitions of assets or real property pursuant to certain specified contracts;

  •
  sell, lease, license, pledge, transfer, ground lease, subject to any lien or otherwise dispose of any material assets or material properties except (1) pursuant to existing contracts, (2) certain permitted liens incurred in the ordinary course of business, (3) sales of inventory or used equipment in the ordinary course of business, or (4) other than with respect to any real property in cases that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

  •
  change any of the accounting methods used by us or the Operating Partnership materially affecting our or their assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in reports, schedules, forms, statements and other documents required to be filed or furnished by us or the Operating Partnership with the SEC prior to the date of the merger agreement;

  •
  incur, assume, refinance or guarantee any long-term or short-term indebtedness or issue any debt securities, except (1) for borrowings and guarantees under our or any of our subsidiaries' current credit facilities in the ordinary course of business, or (2) in respect of indebtedness owing by any of our wholly owned Subsidiaries to us or another of our wholly owned subsidiaries;

  •
  assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, other than us or any of our subsidiaries;

  •
  prepay any indebtedness, except for (1) repayments of indebtedness in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any of our or our subsidiaries' real property), and (2) mandatory payments under the terms of any indebtedness in accordance with its terms;

  •
  make loans, advances or capital contributions to or investments in any person, other than (1) as required by any joint venture agreement or (2) as permitted pursuant to the following bullet point;

  •
  make any capital expenditures or enter into any contract for any renovation, construction or capital expenditure other than (1) certain specified capital expenditures set forth in the capital expenditure budget, provided that we will not commit capital of $1,000,000 or more to any project referred to in such capital expenditure budget without the prior written consent of Parent, (2) capital expenditures required by law, (3) expenditures permitted to be made by third party hotel operators from reserved funds pursuant to and as permitted under management agreements entered into by us or any of our subsidiaries, (4) emergency capital expenditures in any amount that we determine is necessary in our reasonable judgment to maintain our ability to operate our businesses in the ordinary course, (5) capital expenditures in any amount not exceeding $5,000,000 in the aggregate for all projects of us or any of our subsidiaries, provided that we will consult in good faith with Parent before undertaking any capital expenditures exceeding $20,000 per key at any of our or our subsidiaries' real property, and (6) contracts related to capital expenditures permitted by clauses (1) through (5) above;

  •
  settle or compromise any claim or any lawsuits, court actions, arbitrations or other proceedings (whether or not commenced prior to the date of the merger agreement), other than any lawsuits, court actions, arbitrations or other proceedings providing solely for the payment of an amount less than $2,000,000 individually or $5,000,000 in the aggregate (net of any amount covered by insurance or indemnification), provided that in no event will we or our subsidiaries settle any claim or any lawsuits, court actions, arbitrations or other proceedings relating directly or indirectly to the merger agreement, the mergers or any of the transactions contemplated by the merger agreement or disclosures relating to such transactions, except in accordance with the specific requirements set forth in the merger agreement;

  •
  enter into any new line of business;

  •
  fail to maintain in full force and effect material insurance policies or comparable replacement policies covering us and our subsidiaries, and our and our subsidiaries' respective properties, assets and businesses in a form and amount consistent with past practice;

  •
  amend in any material respect or terminate, or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any material leases;

  •
  enter into, amend, terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any other material contract;

  •
  enter into a new material contract;

  •
  initiate or consent to any material zoning reclassification of any of our or our subsidiaries' real property or any material change to any approved site plan (in each case, that is material to such real property or plan, as applicable), special use permit or other land use entitlement affecting any of our or our subsidiaries' material real property in any material respect;

  •
  amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any of our or our subsidiaries' material permits;

  •
  except in each case to the extent we determine, after prior consultation with Parent, that such action is reasonably necessary to preserve the status of the Company as a REIT or to preserve the status of any of our subsidiaries as a REIT, partnership, disregarded entity, taxable REIT subsidiary, or qualified REIT subsidiary for U.S. federal income tax purposes, file any material tax return materially inconsistent with past practice, make or change any material tax election (it being understood and agreed, for the avoidance of doubt, that nothing in the merger agreement will preclude us from designating dividends paid by us as "capital gain dividends" within the meaning of Section 857 of the Code), settle or compromise any material tax claim or assessment by any governmental entity, change any accounting method with respect to taxes, enter into any closing agreement with a taxing authority, surrender any right to claim a refund of a material amount of taxes or consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

  •
  enter into or amend any tax protection agreement or take any action or fail to take any action that would violate or be inconsistent with any tax protection agreement or otherwise give rise to a material liability with respect thereto; or

  •
  authorize, commit or agree to take any of the foregoing actions.

              Notwithstanding the foregoing, we and our subsidiaries will not be restricted from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among us and our subsidiaries.

Shareholders' Meeting

              Under the merger agreement, we are required, as promptly as reasonably practicable following the date that this proxy statement is cleared by the SEC, in accordance with applicable law and our declaration of trust, to duly call, give notice of, convene and hold a special meeting of our shareholders, which we refer to as the special meeting, for the purpose of obtaining shareholder approval. We may postpone or adjourn the special meeting after consultation with Parent:

  •
  with the consent of Parent;

  •
  for the absence of a quorum;

  •
  to ensure that any required supplement or amendment to this proxy statement is provided to our common shareholders within a reasonable amount of time in advance of the special meeting; or

  •
  to allow additional solicitation of votes in order to obtain shareholder approval,

provided that, in the case of the second and fourth bullets above, the special meeting may not, without the written consent of Parent, be held on a date that is more than 30 days after the date on which the special meeting was originally scheduled.

              Unless our board of trustees or any committee thereof has withdrawn its recommendation to shareholders to approve the merger and the other transactions contemplated by the merger agreement, we, through our board of trustees, will recommend to our common shareholders that they vote in favor of the merger and the other transactions contemplated by the merger agreement, so that we may obtain shareholder approval. We will use commercially reasonable efforts to solicit shareholder approval (including by soliciting proxies from our shareholders) and take all other action necessary or advisable to secure shareholder approval.

              We will keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent. Unless the merger agreement is terminated:

  •
  we will not submit to the vote of our shareholders any acquisition proposal; and

  •
  our obligation to duly call, give notice of, convene and hold the special meeting and mail this proxy statement (and any amendment or supplement thereto that may be required by law) to our shareholders will not be affected by a change in recommendation (as described below).

              For purposes of the merger agreement, "acquisition proposal" means any proposal or offer from any third party relating to, in a single transaction or series of related transactions:

  •
  any direct or indirect acquisition or issuance (whether by merger, consolidation or otherwise) of 20% or more of any class of our equity interests (by vote or by value) or 20% or more of any class of the equity interests in the Operating Partnership (by vote or by value) by any third party;

  •
  any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital shares of or interest in any subsidiary or affiliate of ours) representing, directly or indirectly, 20% or more of the consolidated assets of us and our subsidiaries, taken as a whole (as determined on a book-value basis (including indebtedness secured solely by such assets));

  •
  the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, 20% or more of the consolidated assets of us and our subsidiaries, taken as a whole (as determined on a book-value basis (including indebtedness secured solely by such assets));

  •
  any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 20% or more of our outstanding common shares (or any class of our voting securities) or 20% or more of the outstanding equity interests in the Operating Partnership;

  •
  any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving us;

  •
  any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of us or any of our subsidiaries having a fair market value equal to or greater than 20% of the fair market value of all of the assets of the us and our subsidiaries, taken as a whole, immediately prior to such transaction; or

  •
  any combination of the foregoing.

Agreement to Take Certain Actions

              Each party to the merger agreement has agreed:

  •
  as promptly as practicable to make and effect all registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the Exchange Act and other applicable law with respect to the mergers;

  •
  use commercially reasonable efforts to obtain all consents and approvals required from third parties in connection with the transactions contemplated by the merger agreement; and

  •
  use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by the merger agreement, including if necessary the divestiture, hold separate or other disposition of any asset or business of Parent, Merger Sub, Merger OP or us or our subsidiaries.

              Without the prior written consent of Parent, neither we nor the Operating Partnership take any action referenced in the bullet immediately above relating to the divestiture, holding separate or other disposition of any asset or business of the Parent, Merger Sub, Merger OP or us or our subsidiaries, or pay any fee, penalty or other consideration, make any commitment or incur any liability to any person for any consent or approval in connection with the transactions contemplated by the merger agreement. None of Parent, Merger Sub or Merger OP or any of their affiliates will be required to pay any fee, penalty or other consideration, make any commitment or incur any liability to any person for any consent or approval in connection with the transactions contemplated by the merger agreement.

              Notwithstanding anything to the contrary in the merger agreement, Parent, Merger Sub and Merger OP are not required to take or agree to take any action with respect to any of their affiliates, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such affiliates or any direct or indirect portfolio companies (as such term is understood in the private equity industry) of investment funds advised or managed by one or more of their affiliates. In the event that any party fails to obtain any such consent or approval, the parties to the merger agreement will use commercially reasonable efforts to minimize any adverse effect upon us and Parent and our respective affiliates and business resulting, or which would reasonably be expected to result, after the partnership merger effective time, from the failure to obtain such consent.

              Each party to the merger agreement will:

  •
  give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding by or before any governmental entity with respect to the merger or any of the other transactions contemplated by the merger agreement;

  •
  keep the other parties informed as to the status of any such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding; and

  •
  promptly inform the other parties of (and provide copies of) any communication to or from any governmental entity and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the mergers or other transactions contemplated by the merger agreement.

              Each party to the merger agreement has the right to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any governmental entity in connection with the transactions contemplated by the merger agreement. In addition, except as may be prohibited by any governmental entity or by any law, in connection with any such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding, each party to the merger agreement will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any governmental entity in connection with such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding.

              In the event that any lawsuit, court action, arbitration or other proceeding is commenced challenging the mergers or any of the other transactions contemplated by the merger agreement and such lawsuit, court action, arbitration or other proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of the mergers or the other transactions contemplated by the merger agreement, the parties to the merger agreement will use reasonable best efforts to resolve any such lawsuit, court action, arbitration or other proceeding and each of the parties to the merger agreement will cooperate with each other and use their respective reasonable best efforts to contest any such lawsuit, court action, arbitration or other proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other writ, consent, order, stipulation, award or executive order of or by any governmental entity, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the mergers or the other transactions contemplated by the merger agreement.

Restriction on Solicitation of Acquisition Proposals

              We have agreed that, from and after the date of the merger agreement, we will, and will cause each of our subsidiaries and our and our subsidiaries' officers, trustees and directors to, and will direct our and our subsidiaries' other representatives to, immediately cease any solicitations, discussions, negotiations or communications with any person that may be ongoing with respect to any acquisition proposal (as described below) and will turn off any data rooms maintained by us.

              We have further agreed that, except as permitted by certain exceptions described below, we will not, and will cause each of our subsidiaries and our and our subsidiaries' officers, trustees and directors not to, and will not authorize and will use commercially reasonable efforts to cause our and our subsidiaries' other representatives not to:

  •
  solicit, initiate, or knowingly encourage or knowingly facilitate the submission or announcement of any acquisition proposal or acquisition inquiry (including by approving any transaction, or approving any person acquiring our common shares such that the person does not become an "interested stockholder," for purposes of Maryland law);

  •
  furnish any non-public information regarding us and our subsidiaries to any third party with respect to an acquisition proposal or acquisition inquiry;

  •
  engage in or otherwise participate in any discussions or negotiations with any third party with respect to any acquisition proposal or acquisition inquiry;

  •
  otherwise knowingly facilitate any effort or attempt to make an acquisition proposal or acquisition inquiry;

  •
  terminate, waive, amend, release or modify any provision of, grant permission under, or take any other action having a similar effect with respect to, any standstill, confidentiality or similar agreement to which we or any of our subsidiaries is a party, except to the extent necessary to allow the counterparty thereof to make a private acquisition proposal to our board of trustees in accordance with the terms of the merger agreement;

  •
  provide any further information with respect to us and or subsidiaries or any acquisition proposal to any third party or its representatives;

  •
  approve or recommend an acquisition proposal or enter into any alternative acquisition agreement (as described below); or

  •
  resolve, propose or agree to do any of the foregoing.

              Prior to obtaining shareholder approval, in response to an unsolicited bona fide written acquisition proposal made after the date of the merger agreement that did not result from a breach of our obligations described under this section "—Restriction on Solicitation of Acquisition Proposals" and in the section entitled "—Obligation of the Board of Trustees with Respect to Its Recommendation," we and our representatives may engage in any such discussions or negotiations and provide any such information if:

  •
  prior to providing any non-public information regarding us to any third party in response to an acquisition proposal, we receive from such third party (or there is then in effect with such party) an executed customary confidentiality agreement with such third party containing terms no more favorable in any material respect to the third party than the confidentiality agreement between an affiliate of Parent and us (but that may contain provisions that permit us to comply with our obligations described under this section "—Restriction on Solicitation of Acquisition Proposals" and in the section entitled "—Obligation of the Board of Trustees with Respect to Its Recommendation");

  •
  a copy of such executed confidentiality agreement is provided to Parent promptly (and, in any event, within 24 hours); and

  •
  our board of trustees determines in good faith, after consultation with our outside legal counsel and financial advisor, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.

              Promptly (and, in any event, within 24 hours) with providing any non-public information to such third party, we will make such non-public information available to Parent (to the extent such non-public information has not been previously made available to Parent).

              If we receive an acquisition proposal or acquisition inquiry, we must:

  •
  promptly (and in no event later than 24 hours after receipt of such acquisition proposal or acquisition inquiry): (1) notify Parent in writing of such acquisition proposal or acquisition inquiry; (2) identify the third party or group making such acquisition proposal or acquisition inquiry; (3) indicate the material terms and conditions of such acquisition proposal or acquisition inquiry, to the extent known, and (4) provide to Parent copies of any such acquisition proposal or acquisition inquiry made in writing and any proposed agreements related thereto;

  •
  promptly (and in no event later than 24 hours) notify Parent in writing if we enter into discussions or negotiations concerning any acquisition proposal or provides non-public information to any third party in each case in accordance with our obligations described under this section "—Restriction on Solicitation of Acquisition Proposals" and in the section entitled "—Obligation of the Board of Trustees with Respect to Its Recommendation;" and

  •
  keep Parent reasonably informed, on a reasonably prompt basis, of any material change to the status and any change to the financial and other material terms of any and all acquisition proposals or acquisition inquiries we have received (including any amendments and updates thereto), including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto.

              For purposes of the merger agreement, "acquisition inquiry" means any inquiry, indication of interest or request for information or discussions from a third party that constitutes, or could reasonably be expected to lead to, an acquisition proposal. For purposes of the merger agreement, "superior proposal" means any bona fide written acquisition proposal (with all of the references to 20% included in the definition of acquisition proposal increased to 50%) that: (1) includes a proposed alternative acquisition agreement with respect thereto or confirms in writing that any purchase agreement in connection therewith will be on substantially the same terms as the merger agreement, and is not withdrawn; (2) is made by a third party that did not result from a breach of our obligations described under this section "—Restriction on Solicitation of Acquisition Proposals" and in the section entitled "—Obligation of the Board of Trustees with Respect to Its Recommendation;" (3) is on terms that our board of trustees (or a committee thereof) determines in good faith, after consultation with our financial advisor and outside legal counsel, would result, if consummated, in a transaction that is more favorable to our common shareholders (solely in their capacity as such) from a financial point of view than the mergers, taking into consideration, among other things, all of the terms and conditions of such acquisition proposal and the merger agreement (including any revisions to the terms of the merger agreement proposed by Parent in writing prior to the time of such determination); and (4) is reasonably likely to be completed in accordance with its terms, in each case taking into account all legal, financial, financing, regulatory approvals, conditionality, identity of the third party making the acquisition proposal, certainty and likelihood of closing, breakup fee provisions and other aspects of such acquisition proposal and the merger agreement that our board of trustees (or a committee thereof) deems relevant (including any revisions to the terms of the merger agreement proposed by Parent in writing prior to the time of such determination).

              Under this section "—Restriction on Solicitation of Acquisition Proposals" and in the section entitled "—Obligation of the Board of Trustees with Respect to Its Recommendation," references to us include our board of trustees, and references to us or our board of trustees include our representatives. Any breach of the obligations described under this section "—Restriction on Solicitation of Acquisition Proposals" and in the section entitled "—Obligation of the Board of Trustees with Respect to Its Recommendation" by our board of trustees or any of our or our board of trustees' representatives constitute a breach of the merger agreement by us.

Obligation of the Board of Trustees with Respect to Its Recommendation

              Except in the circumstances and pursuant to the procedures described below, neither our board of trustees nor any committee thereof will:

  •
  withdraw, withhold, modify, amend or qualify, in a manner adverse to Parent, Merger Sub and Merger OP, its recommendation that our common shareholders approve the merger and the other transactions contemplated by the merger agreement;

  •
  adopt, endorse, approve, recommend or otherwise declare advisable any acquisition proposal;

  •
  fail to include in this proxy statement its recommendation that our common shareholders approve the merger and the other transactions contemplated by the merger agreement;

  •
  if any acquisition proposal (other than an acquisition proposal in the circumstances described in the immediately subsequent bullet) has been made public, fail to publicly affirm or reaffirm its recommendation that our common shareholders approve the merger and the other transactions contemplated by the merger agreement upon request of Parent within five business days after the date an acquisition proposal has been publicly announced (or if the special meeting is scheduled to be held within five business days from the date an acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meeting is scheduled to be held), provided that Parent may make any such request only once with respect to such acquisition proposal unless such acquisition proposal is subsequently materially modified in which case Parent may make such request once each time such material modification is made is;

  •
  fail to publicly recommend against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our shareholders) within ten business days after the commencement of such tender or exchange offer;

  •
  publicly propose or publicly announce an intention to take any action in the foregoing five bullets; and

  •
  approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit us or any of our subsidiaries to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other agreement, contract, understanding or commitment (other than a customary confidentiality agreement with a third party containing terms no more favorable in any material respect to the third party than the confidentiality agreement between an affiliate of Parent and us (but that may contain provisions that permit us to comply with our obligations described under this section "—Restriction on Solicitation of Acquisition Proposals" and in the section entitled "—Obligation of the Board of Trustees with Respect to Its Recommendation")) contemplating an acquisition proposal or requiring us or the Operating Partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, which we refer to as an alternative acquisition agreement, or otherwise resolve or agree to do so.

We refer to any action in the first six bullets above as a "change in recommendation."

              Prior to obtaining shareholder approval, our board of trustees is permitted to make a change in recommendation in response to an unsolicited written bona fide acquisition proposal or terminate the merger agreement as described in the second bullet of the section entitled "—Termination of the Merger Agreement—Termination by the Company," or both, if and only if:

  •
  such acquisition proposal is not withdrawn and we are not in breach of our obligations described in the section entitled "—Restriction on Solicitation of Acquisition Proposals" and under this section "—Obligation of the Board of Trustees with Respect to Its Recommendation;"

  •
  our board of trustees (or a committee thereof) determines in good faith after consultation with our outside legal counsel and financial advisor, (1) that such acquisition proposal would, if the merger agreement was not amended or an alternative transaction with Parent were not entered into, constitute a superior proposal and (2) that in light of such acquisition proposal, a failure to make a change in recommendation or terminate the merger agreement as described in the second bullet of the section entitled "—Termination of the Merger Agreement—Termination by the Company," or both, absent revision to the terms of the merger agreement as contemplated in the fourth bullet, below, would be inconsistent with our board of trustees' fiduciary obligations to our shareholders under applicable law;

  •
  we deliver to Parent a written notice, which we refer to as a superior proposal notice, that includes (1) a statement that our board of trustees intends to make a change in recommendation or terminate the merger agreement as described in the second bullet of the section entitled "—Termination of the Merger Agreement—Termination by the Company," or both, (2) the identity of the third party or group making the acquisition proposal and (3) all material terms and conditions of the acquisition proposal (including copies of all material documents, relevant proposed agreements, amendments and financing commitments, relating to the proposed alternative acquisition agreement);

  •
  during the four business day period commencing on the date of Parent's receipt of such superior proposal notice, we have made our representatives reasonably available for the purpose of engaging in negotiations and have negotiated, and have caused our representatives to negotiate, in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of the merger agreement or a possible alternative transaction so that the acquisition proposal that is the subject of the superior proposal notice ceases to constitute a superior proposal;

  •
  after the expiration of the negotiation period described in the immediately preceding bullet, our board of trustees (or a committee thereof) has determined in good faith, after consultation with its outside legal counsel and financial advisor, and after taking into account any amendments to the merger agreement proposed in writing by Parent, Merger Sub and Merger OP as a result of the negotiations described the immediately preceding bullet, that (1) such acquisition proposal continues to constitute a superior proposal, and (2) the failure to make a change in recommendation or terminate the merger agreement as described in the second bullet of the section entitled "—Termination of the Merger Agreement—Termination by the Company," or both, would be inconsistent with our board of trustees' fiduciary obligations to our shareholders under applicable law; and

  •
  in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such acquisition proposal, we have, in each case, delivered to Parent an additional superior proposal notice and a new notice period has commenced (except that the four business day notice period referred to in the fourth bullet, above, will instead be equal to the longer of (1) two business days and (2) the period remaining under the notice period described in the fourth bullet, above, immediately prior to the delivery of such additional notice under this bullet during which time we will be required to comply with our requirements described in the section entitled "—Restriction on Solicitation of Acquisition Proposals" and under this section "—Obligation of the Board of Trustees with Respect to Its Recommendation" anew with respect to such additional notice).

              Prior to obtaining shareholder approval, our board of trustees is permitted to make a change in recommendation not related to an acquisition proposal if:

  •
  a change in circumstances occurred or arose after the date of the merger agreement;

  •
  our board of trustees (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that, in light of such change in circumstances, a failure to effect a change in recommendation would be inconsistent with our board of trustees' fiduciary obligations to our shareholders under applicable law;

  •
  such change in recommendation is not effected prior to the fourth business day after Parent receives written notice from us that includes (1) a statement confirming that our board of trustees intends to effect such change in recommendation and (2) a reasonably detailed description of the change in circumstances;

  •
  during such four business day period, if requested by Parent, we have engaged in good faith negotiations, and have caused our representatives to engage in good faith negotiations, with Parent to amend the merger agreement or to enter into an alternative transaction in order to obviate the need to make such change in recommendation; and

  •
  at the end of such four business day period, our board of trustees (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and after taking into account any amendments to the merger agreement proposed in writing by Parent, Merger Sub and Merger OP as a result of the negotiations described in the fourth bullet, above, that, in light of such change in circumstances, a failure to effect a change in recommendation would continue to be inconsistent with our board of trustees' fiduciary obligations to our shareholders under applicable law.

              For purposes of the merger agreement, "change in circumstances" means any material change in circumstances with respect to us and our subsidiaries, taken as a whole that, in each case, occurred or arose after the date of the merger agreement, which (x) was not known by, nor reasonably foreseeable to, our board of trustees as of, or prior to, the date of the merger agreement and (y) becomes known to our board of trustees prior to obtaining shareholder approval, provided that none of the following will constitute, or be considered in determining whether there has been, a change in circumstances:

  •
  the receipt by us of, existence of or terms of an acquisition proposal or acquisition inquiry or any matter relating thereto or consequence thereof;

  •
  any change in law or GAAP;

  •
  changes, in and of itself, in the market price or trading volume of our common shares or our credit rating; or

  •
  the fact that, in and of itself, we meet or exceed internal or public projections or forecasts or estimates of revenues, earnings or other financial results for any period.

              Nothing contained in the merger agreement prohibits us, our board of trustees or our representatives from:

  •
  taking and disclosing to our shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of our or its position thereunder, provided that any such disclosure does not contain an express change in recommendation;

  •
  disclosing to our shareholders any factual information regarding our business, financial condition or results of operations or the fact that an acquisition proposal has been made, the identity of the party making such acquisition proposal or the material terms of such acquisition proposal, in each case, that our board of trustees (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) is required under applicable law, and disclosure under this bullet will not limit or otherwise affect our or our board of trustees' obligations (or the obligations of any committee thereof) under the merger agreement and no such disclosure will, taken by itself, be deemed to be a change in recommendation; or

  •
  communicating in writing with any third party that makes any acquisition proposal or acquisition inquiry or its representatives to the extent necessary to direct such third party to our obligations described in the section entitled "—Restriction on Solicitation of Acquisition Proposals" and under this section "—Obligation of the Board of Trustees with Respect to Its Recommendation," provided, that (1) our board of trustees must not make any change in recommendation except in accordance with its obligations described under this section "—Obligation of the Board of Trustees with Respect to Its Recommendation," and (2) any such statement or disclosure made by our board of trustees (or a committee thereof) pursuant to this bullet must be subject to the terms and conditions of the merger agreement and that nothing in the foregoing will be deemed to permit us or our board of trustees (or a committee thereof) to effect a change in recommendation.

Employee Benefits

              From and after the merger effective time, for a period ending on the first anniversary of the closing date (or, if shorter, during any applicable period of employment), Parent will provide, or cause the Surviving Entity to provide, to each of our and our subsidiaries' employees who is employed immediately prior to the merger effective time and who continues employment with Parent or with the Surviving Entity following the merger effective time, each of which we refer to as a company employee, a base salary at a rate that is no less favorable than the rate of base salary provided to such employee immediately prior to the merger effective time and an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such employee immediately prior to the merger effective time, and Parent will provide, or cause the Surviving Entity to provide, to each company employee other compensation and benefits (including severance benefits, paid time off and health insurance but excluding equity-based compensation and long-term incentive compensation) that are substantially comparable, in the aggregate, to the other compensation and benefits provided to each such employee immediately prior to the merger effective time.

              With respect to each benefit plan, program, policy or arrangement maintained by Parent or the Surviving Entity in which any of the company employees participate, and except to the extent necessary to avoid duplication of benefits, service with us or any of our subsidiaries and any predecessor of us or any of our subsidiaries will be treated as service with Parent or the Surviving Entity (for all purposes, including eligibility to participate, vesting (if applicable), benefit accrual, and entitlement to benefits including vacation and severance) (but not for accrual of or entitlement to defined benefit pension benefits which may be in effect from time to time), to the extent such service was recognized by us as of the date of the merger agreement. Parent will, or will cause the Surviving Entity to, credit unused vacation time credited to company employees through the merger effective time under our and our subsidiaries' vacation time policies.

              All limitations as to preexisting conditions, waiting periods or any other restriction that would prevent immediate or full participation of company employees under Parent's or the Surviving Entity's health and welfare plans will be waived by Parent and the Surviving Entity, other than limitations, exclusions, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the closing date under any of our employee benefit plans. Additionally, each company employee and his or her dependents will be provided with full credit for any co-payments, out-of-pocket maximums, and deductibles satisfied prior to the closing date for the plan year within which the merger effective time occurs in order to satisfy any applicable deductible or out-of-pocket requirements.

              At and after the closing date, Parent will, and will cause the Surviving Entity and their respective subsidiaries to, honor in accordance with their terms certain agreements, including each specified employment, change in control, retention, severance, and termination protection plan, policy or agreement of or between us and our subsidiaries and any of our current or former officers, trustees, directors or employees existing as of immediately prior to the merger effective time, all obligations in effect as of the merger effective time under equity-based, bonus or compensation deferral plans, programs or agreements of us, our subsidiaries or our respective affiliates, and all vested and accrued benefits under our benefit plans. Parent agrees that the transactions contemplated by the merger agreement will constitute a "change in control" for purposes of each our benefit plans that uses such term or a similar term, including certain specified change in control severance agreements and rendition agreements.

              The merger agreement provides that Parent will cause the Surviving Entity to pay pro-rated annual bonuses for the 2018 performance year for certain of our employees (other than our senior officers) no later than January 15, 2019 at 125% of the applicable employee's target bonus amount. The amount due to any employee who is terminated by Parent or the Surviving Entity without "cause" prior to January 15, 2019 will be pro-rated through the termination date and paid upon expiration of the seven-day revocation period following the execution and delivery by the applicable employee of a release agreement.

              Immediately after the merger effective time, each of our senior officers will be deemed to have been terminated without "cause" as of the closing date and each officer will be entitled to certain severance payments and benefits as provided under the terms of the applicable severance agreements. See the section entitled "The Mergers—Interests of Our Trustees, Executive Officers and Employees in the Mergers."

Financing Cooperation

              Prior to the closing date, we will use our commercially reasonable efforts to provide, and will cause each of our subsidiaries to use its commercially reasonable efforts to provide, to Parent and Merger Sub, in each case at Parent's sole expense, all cooperation reasonably necessary and customary in connection with the arrangement of debt financing with respect to us, our subsidiaries or our or our subsidiaries' real property, which we refer to as the debt financing, reasonably requested in writing by Parent, including using commercially reasonable efforts to:

  •
  upon reasonable notice, cause our and our subsidiaries' management with appropriate seniority and expertise to participate in a reasonable number of meetings and presentations with prospective lenders and rating agencies at reasonable times and locations mutually agreed;

  •
  assist with the preparation of materials for customary rating agency presentations and bank information memoranda and similar documents reasonably necessary in connection with the debt financing and provide reasonable cooperation with the due diligence efforts of any source of any debt financing to the extent reasonable and customary;

  •
  furnish Parent and its potential debt financing sources, which we refer to as the lenders, reasonably promptly upon written request with such financial, statistical and other pertinent information and projections relating to us and our subsidiaries as may be reasonably requested by Parent and reasonably available and prepared by or for us or our subsidiaries (or made available to us or our subsidiaries pursuant to any management agreements) in the ordinary course of business;

  •
  assist with the preparation of customary definitive loan documentation contemplated by the debt financing (including schedules), including executing and delivering any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents will be effective no earlier than as of the partnership merger effective time);

  •
  provide to Parent upon written request all documentation and other information with respect to us and our subsidiaries required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the debt financing;

  •
  as may be reasonably requested by Parent to facilitate the debt financing, following the obtainment of shareholder approval, form new direct and indirect wholly owned subsidiaries of us and our subsidiaries pursuant to documentation reasonably satisfactory to Parent and us;

  •
  as may be reasonably requested by Parent, and no earlier than immediately prior to the partnership merger effective time on the closing date and provided such actions would not adversely affect our tax status or that of any of our subsidiaries or cause us to be subject to additional taxes that are not indemnified by Parent, transfer or otherwise restructure our ownership of our existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably acceptable to Parent and us;

  •
  subject to confidentiality requirements, provide reasonably timely and customary access to diligence materials reasonably available to us and our subsidiaries and properties during normal business hours and on reasonable advance notice to allow the lenders and their representatives to complete all reasonable and customary due diligence;

  •
  provide reasonable and customary assistance with respect to attempting to obtain any consents associated therewith (effective no earlier than the partnership merger effective time);

  •
  to the extent reasonably requested by a lender, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to reciprocal easement agreements in form and substance reasonably satisfactory to such lender;

  •
  cooperate in connection with the repayment or defeasance of any of our existing indebtedness or that of any of our subsidiaries as of the partnership merger effective time and the release of related liens following the repayment in full of such indebtedness, including using commercially reasonably efforts to deliver such customary payoff, defeasance or similar notices under any of our existing loans or those of any of our subsidiaries as are reasonably requested by Parent (provided that we and our subsidiaries will not be required to deliver any notices that are not conditioned on the occurrence of the partnership merger effective time);

  •
  to the extent reasonably requested by Parent, obtain customary accountants' comfort letters and consents to the use of accountants' audit reports relating to us and our subsidiaries;

  •
  cooperate with obtaining title insurance with respect to each real estate property owned by us or our subsidiaries and each real estate property in which we or our subsidiaries hold a ground lease interest; and

  •
  to the extent reasonably requested by a lender, permit Parent and its representatives to conduct survey, appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which we will use reasonable efforts to obtain), leased by us or any of our subsidiaries (except that (1) neither Parent, any lender, their respective representatives, nor any other person will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) Parent will schedule and coordinate all inspections with us upon reasonable advance notice, and (3) we will be entitled to have representatives present at all times during any such inspection).

              Notwithstanding the foregoing, we will not be required to provide, or cause our subsidiaries to provide, cooperation to the extent that it:

  •
  unreasonably interferes with the our or our subsidiaries' ongoing business;

  •
  requires us or our subsidiaries to incur any liability (including, without limitation, any commitment fees and expense reimbursement) in connection with the debt financing prior to the closing of the mergers (except those fees and expenses that are reimbursed promptly or advanced by Parent);

  •
  except with respect to the fifth, sixth and seventh bullets above, requires us or our subsidiaries or our or our subsidiaries' respective directors, trustees, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the debt financing (other than with respect to customary authorization letters with respect to bank information memoranda) or adopt resolutions approving the agreements, documents and instruments pursuant to which the debt financing is obtained that is not contingent upon the closing of the mergers or that would be effective at or prior to the company merger effective time;

  •
  requires us or our subsidiaries or our or our subsidiaries' counsel to give any legal opinion;

  •
  requires us or our subsidiaries to provide any information that is prohibited or restricted by applicable law;

  •
  provide access to or disclose information that we or any of our subsidiaries determines would result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided that we will use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this bullet);

  •
  requires us or our subsidiaries to take any action that is prohibited or restricted by, or will conflict with or violate, our or our subsidiaries' organizational documents, or would result in a violation or breach of, or default under, any material contract to which we or our subsidiaries is a party;

  •
  results in any of our or our subsidiaries' officers, trustees or directors incurring personal liability with respect to any matter relating to the debt financing or requires any officer, trustee, director or other representative of the us or any of our subsidiaries to deliver any certificate that such officer, trustee, director or other representative reasonably believes, in good faith, contains any untrue certifications; or

  •
  requires us or our subsidiaries or our or their representatives, as applicable, to waive or amend any terms of the merger agreement.

              In no event will we or our subsidiaries be required to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by us, our subsidiaries or any of our or our subsidiaries' respective affiliates or representatives) or expense (including legal and accounting expenses) in connection with assisting Parent and Merger Sub in arranging the debt financing or as a result of any information provided by us, our subsidiaries or any of our or their respective affiliates or representatives in connection with the debt financing (except those fees and expenses reimbursed promptly by Parent).

Pre-Closing Transactions

              In addition, the merger agreement requires that we use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (1) convert any of our wholly owned subsidiaries organized as a corporation or a limited partnership into a limited liability company on the basis of organizational documents as reasonably requested by Parent, (2) sell or cause to be sold shares, partnership interests or limited liability interests owned, directly or indirectly, by us in any wholly owned subsidiary on terms designated by Parent, (3) exercise any of our or our subsidiaries' rights to terminate or cause to be terminated any contract to which we or one of our wholly-owned subsidiaries is a party and (4) sell or cause to be sold any of our or our wholly owned subsidiaries' assets on terms designated by Parent.

              These rights of Parent are limited, however, in that (1) Parent may not require us or any of our subsidiaries to take any action that contravenes any of our or any of our subsidiaries' organizational documents, material contracts or applicable law, (2) any such conversions, exercises of any rights of termination or other terminations, sales or transactions must be contingent upon all conditions to the mergers under the merger agreement having been satisfied or waived and our receipt of a written notice from Parent to such effect and that Parent, Merger Sub and Merger OP are prepared to proceed immediately with the closing of the mergers and any other evidence reasonably requested by us that the closing of the mergers will occur, (3) these actions (or the inability to complete them) will not affect or modify the obligations of Parent, Merger Sub and Merger OP under the merger agreement, including the amount of or timing of the payment of the merger consideration, (4) we and our subsidiaries will not be required to take any action that could adversely affect our classification, or the classification of any of our subsidiaries that is classified as a REIT, as a REIT within the meaning of the Code or that could subject us or any such subsidiary to any "prohibited transactions" taxes or certain other material taxes under the Code (or other material entry-level taxes), and (5) we and our subsidiaries will not be required to take any such action that could result in any U.S. federal, state or local income tax being imposed on any holder of units of the Operating Partnership other than us or any of our subsidiaries. Parent will, promptly upon our request, reimburse us for all reasonable out-of-pocket costs incurred by us or our subsidiaries in connection with our or our subsidiaries' performance of these obligations.

Certain Other Covenants

              The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:

  •
  giving Parent and its authorized representatives reasonable access to our and our subsidiaries' properties, facilities, officers, offices and other facilities and books and records;

  •
  the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

  •
  actions necessary to eliminate or mitigate the effects any applicable anti-takeover statutes on the merger agreement, the mergers and the transactions contemplated by the merger agreement;

  •
  the consultation regarding any press releases or other public statements with respect to the merger agreement or the mergers;

  •
  the indemnification of our and our subsidiaries' trustees and officers;

  •
  certain tax matters;

  •
  confidentiality; and

  •
  providing prompt notice to Parent, and giving Parent the opportunity to participate in, any claim, lawsuit, court action, arbitration or other proceeding relating directly or indirectly to the merger agreement, the mergers or the transactions contemplated by the merger agreement.

Conditions to the Mergers

              The obligation of the parties to the merger agreement to consummate the mergers is subject to the satisfaction or waiver of the following mutual conditions:

  •
  obtainment of shareholder approval; and

  •
  no temporary restraining order, preliminary or permanent injunction or other writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any governmental entity preventing the consummation of the mergers has been issued by any governmental entity of competent jurisdiction and remain in effect, and there has not been any law enacted or deemed applicable to the mergers that makes consummation of the mergers illegal or otherwise restricts or prohibits consummation of the mergers.

              The obligation of Parent, Merger Sub and Merger OP to consummate the mergers is subject to the satisfaction or waiver of the following conditions:

  •
  our and the Operating Partnership's representations and warranties must be true and correct (without giving effect to any materiality or material adverse effect qualifications set forth therein) as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect, except for (1) certain of our and the Operating Partnership's representations and warranties regarding organization and good standing, subsidiaries, certain aspects of our capitalization, our indebtedness, the absence of certain changes, authority to enter into the merger agreement and to consummate the transactions contemplated thereby, the binding nature of the merger agreement, brokers and takeover statutes, which must be true and correct in all material respects (without giving effect to any materiality or material adverse effect qualifications set forth therein), (2) certain our and the Operating Partnership's representations and warranties regarding our capitalization, which must be true and correct in all respects, except for de minimis inaccuracies and (3) our and the Operating Partnership's representations and warranties regarding our and our subsidiaries' conduct of business in all material respects in the ordinary course consistent with past practice and the absence of a material adverse effect, which must be true and correct in all respects, in each case, as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);

  •
  we and the Operating Partnership must have performed in all material respects all obligations required to be performed by us and the Operating Partnership under the merger agreement at or prior to the closing date;

  •
  since the date of the merger agreement, there must not have occurred any material adverse effect; and

  •
  Parent must have received a tax opinion of our counsel, DLA Piper (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent), dated as of the closing date (which such opinion is subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries), to the effect that beginning with our taxable year ended December 31, 2002 and until the closing of the mergers, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

              Our and the Operating Partnership's obligation to consummate the mergers is subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Parent, Merger Sub and Merger OP must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all material respects only as of such earlier date); and

  •
  each of Parent, Merger Sub and Merger OP must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date.

Termination of the Merger Agreement

              We and Parent may mutually agree to terminate the merger agreement and abandon the mergers at any time prior to the closing of the mergers, even after we have obtained shareholder approval.

Termination by Either the Company or Parent

              In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement upon written notice to the other at any time prior to the closing of the mergers, even after we have obtained shareholder approval, if:

  •
  the closing date has not occurred on or before November 20, 2018, provided that the right to terminate the merger agreement under this bullet is not available to any party to the merger agreement whose material breach of any provision of the merger agreement has been the cause of, or resulted in, the failure of the mergers to be consummated by November 20, 2018;

  •
  any governmental entity of competent jurisdiction has issued a final and non-appealable writ, judgment, injunction, consent, order, decree, stipulation, award or executive order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided that the party to the merger agreement seeking to terminate the merger agreement must have used its reasonable best efforts to have such writ, judgment, injunction, consent, order, decree, stipulation, award or executive order lifted if and to the extent required by its obligations described above in the section entitled "—Agreement to Take Certain Actions;" or

  •
  shareholder approval has not been obtained upon a vote taken at the special meeting (or any adjournment or postponement thereof).

Termination by the Company

              We may also terminate the merger agreement by written notice to Parent at any time prior to the closing of the mergers, even after we have obtained shareholder approval, if:

  •
  Parent, Merger Sub or Merger OP has breached any representation, warranty, covenant or other agreement contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018, provided that we will not be entitled to terminate the merger agreement under this bullet if we or the Operating Partnership are in breach of any of our or its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our or its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018;

  •
  prior to obtaining shareholder approval, our board of trustees have effected a change in recommendation in respect of a superior proposal in accordance with the requirements described above in the sections entitled "—Restriction on Solicitation of Acquisition Proposals" and "—Obligation of the Board of Trustees with Respect to Its Recommendation" and our board of trustees has approved, and concurrently with the termination under the provision described in this bullet, we enter into a definitive agreement providing for the implementation of such superior proposal, but only if we are not then in breach our obligations described above in the section entitled "—Restriction on Solicitation of Acquisition Proposals," provided that such termination will not be effective until we have paid the company termination fee (as described below); or

  •
  all of the following requirements are satisfied:

    o
    all of the mutual conditions to the parties' obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the mergers, provided that each such condition would be satisfied on the date of the notice referenced in the immediately following bullet if the closing of the mergers were to occur on the date of such notice);

    o
    on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have irrevocably notified Parent in writing that all of the mutual conditions to the parties' obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the mergers, provided that each such condition would be satisfied on the date of such notice if the closing were to occur on the date of such notice) and we and the Operating Partnership are ready, willing and able to consummate the mergers; and

    o
    Parent, Merger Sub and Merger OP fail to consummate the mergers within three business days after our delivery to Parent of the notice referenced in the immediately preceding sub-bullet, and we and the Operating Partnership stood ready, willing and able to effect the closing of the mergers through the end of such three business day period.

Termination by Parent

              Parent may also terminate the merger agreement by written notice to us at any time prior to the closing of the mergers, even after we have obtained shareholder approval, if:

  •
  we or the Operating Partnership have breached any of our or its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our or its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018, provided that Parent will not be entitled to terminate the merger agreement under this bullet if any of Parent, Merger Sub or Merger OP is in breach of any of its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by November 20, 2018; or

  •
  our board of trustees has (1) effected a change in recommendation in accordance with the requirements described above in the section entitled "—Obligation of the Board of Trustees with Respect to its Recommendation" or (2) we or any of our subsidiaries enters into any alternative acquisition agreement.

Termination Fees

Termination Fee Payable by the Company

              We have agreed to pay the company termination fee as directed by Parent of $112 million, if:

  •
  Parent terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled "—Termination of the Merger Agreement—Termination by Parent;"

  •
  we terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled "—Termination of the Merger Agreement—Termination by the Company;" or

  •
  all of the following requirements are satisfied:

    o
    we or Parent terminate the merger agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled "—Termination of the Merger Agreement—Termination by Either the Company or Parent" or Parent terminates the merger agreement pursuant to the provision described in the first bullet in the section entitled "—Termination of the Merger Agreement—Termination by Parent;" and

    o
    (1) an acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make an acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet in the section entitled "—Termination of the Merger Agreement—Termination by Either the Company or Parent," such acquisition proposal or publicly proposed or announced intention was made prior to the special meeting) and (2) within 12 months after the date of a termination referred to in the immediately preceding sub-bullet we enter into a definitive agreement in respect of, or consummate, any acquisition proposal (provided that for purposes of this sub-bullet, each reference to "20% or more" in the definition of "acquisition proposal" will be deemed to be references to "more than 50%").

Termination Fee Payable by Parent

              Parent has agreed to pay to us the parent termination fee of $336 million, if we terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled "—Termination of the Merger Agreement—Termination by the Company."

Limited Guarantee and Remedies

              In connection with the merger agreement, the Sponsor entered into a limited guarantee in our favor to guarantee Parent's payment obligations with respect to the parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the limited guarantee.

              The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $336 million, plus all reasonable and documented third-party costs and out-of-pocket expenses (including reasonable fees of counsel) actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under the limited guarantee, if we prevail in such litigation or proceeding.

              We and the Operating Partnership cannot seek specific performance to require Parent, Merger Sub or Merger OP to consummate the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent, Merger Sub or Merger OP relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee under the conditions described in the section entitled "—Termination Fees—Termination Fee Payable by Parent." Parent, Merger Sub and Merger OP may, however, seek specific performance to require us and the Operating Partnership to consummate the mergers.

Amendment and Waiver

              The merger agreement may be amended with the mutual agreement of the parties thereto at any time, whether before or after we have obtained shareholder approval, provided that after such approval has been obtained, no amendment or waiver may be made that pursuant to applicable law requires further approval or adoption by our shareholders without such further approval or adoption being obtained.

MARKET PRICE OF OUR COMMON SHARES

              Our common shares have been listed on the NYSE under the symbol "LHO" since April 24, 1998. On [    •    ], 2018, there were approximately [    •    ] holders of record. Certain common shares are held in "street" name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

              The following table sets forth, for the periods indicated, the high and low prices for our common shares on the NYSE and the dividends we declared per common share.

	Range
					Cash Dividend per Share
Year	High		Low
Fiscal Year Ended December 31, 2015
First Quarter		$43.56		$36.54	$0.375
Second Quarter		$39.70		$34.87	$0.450
Third Quarter		$38.46		$27.70	$0.450
Fourth Quarter		$32.10		$24.91	$0.450
Fiscal Year Ended December 31, 2016
First Quarter		$26.85		$19.01	$0.450
Second Quarter		$25.31		$21.56	$0.450
Third Quarter		$29.10		$23.02	$0.450
Fourth Quarter		$31.15		$23.05	$0.450
Fiscal Year Ended December 31, 2017
First Quarter		$31.87		$27.80	$0.450
Second Quarter		$31.75		$27.67	$0.450
Third Quarter		$31.39		$27.48	$0.450
Fourth Quarter		$30.87		$27.44	$0.450
Fiscal Year Ending December 31, 2018
First Quarter		$30.99		$24.10	$0.450
Second Quarter (through [•], 2018)	$	[•]	$	[•]	N/A

              On May 18, 2018, the last trading day prior to the date of the public announcement of the merger agreement, the closing price for our common shares reported on the NYSE was $31.90. On [    •    ], 2018, the last trading day before the date of this proxy statement, the closing price for our common shares reported on the NYSE was $[    •    ]. You are encouraged to obtain current market quotations for our common shares.

              On March 15, 2018, our board of trustees declared a regular quarterly dividend of $0.45 per common share for the quarter ended March 31, 2018, which was paid on April 16, 2018 to shareholders of record at the close of business on March 29, 2018. Under the terms of the merger agreement, we may not declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any capital shares of us or our subsidiaries, other than (1) the payment of dividends or distributions declared prior to the date of the merger agreement, (2) the declaration and payment by us and the Operating Partnership of our regular quarterly dividend per common share or common unit of the Operating Partnership for the fiscal quarter ending June 30, 2018 with an anticipated declaration date on or about June 15, 2018, in accordance with past practice and in an amount not to exceed $0.225 per common share or common unit of the Operating Partnership, (3) dividends on our preferred shares in accordance with their respective terms as set forth in the declaration of trust, (4) for distributions on the preferred units of the Operating Partnership in accordance with their respective terms, (5) dividends or distributions, declared, set aside or paid by any of us or our subsidiaries to any other subsidiary that is, directly or indirectly, wholly owned by us, (6) distributions required for us or any of our subsidiaries that is a REIT to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise taxes which will result in a reduction of the merger consideration as described in the section entitled "The Merger Agreement—Treatment of Common Shares, Restricted Share Awards, Performance Shares, Deferred Shares and Preferred Shares—Common Shares," and (7) distributions resulting from the vesting or settlement of certain of our compensatory awards.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth as of June 4, 2018, except as otherwise set forth in the footnotes to the table, the beneficial ownership of our common shares, for (1) each person who is a beneficial owner of 5% or more of our outstanding common shares, (2) each of our named executive officers, (3) each trustee and (4) named executive officers and trustees as a group. In accordance with SEC rules, each listed person's beneficial ownership includes all shares the person actually owns beneficially or of record, all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days, except as otherwise set forth in the footnotes to the table. We are not aware of any arrangements, including any pledge of our common shares, that could result in a change in control of the Company.

	Common Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent of Total
BlackRock, Inc.(2)	15,126,088	13.40
HG Vora Capital Management, LLC(3)	10,000,000	9.10
Long Pond Capital, LP/Long Pond Capital GP, LLC/John Khoury(4)	5,780,546	5.10
State Street Corporation(5)	5,904,588	5.22
The Vanguard Group—23-1945930(6)	18,257,393	16.12
Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924(7)	7,623,462	6.73
Wellington Management Group LLP/Wellington Group Holdings LLP/Wellington Investment Advisors Holdings LLP/Wellington Management Company LLP(8)	6,421,305	5.67
Michael D. Barnello	240,751	*
Denise M. Coll	23,651	*
Jeffrey T. Foland	15,636	*
Darryl Hartley-Leonard(9)	9,697	*
Jeffrey L. Martin(9)	5,317	*
Stuart L. Scott(9)	76,022	*
Donald A. Washburn	66,330	*
Kenneth G. Fuller	34,270	*
Alfred L. Young, Jr.	108,698	*
All Trustees and Named Executive Officers as a group (9 persons)	580,372	*
*
Represents less than one percent of class.

(1)
For purposes of computing the percentage of outstanding common shares held by each person, any common shares which such person has the right to acquire within 60 days of June 4, 2018 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(2)
As reflected in a statement on Schedule 13G/A filed by BlackRock, Inc., which we refer to as BlackRock, with the SEC on January 19, 2018. Based on information contained in the Schedule 13G/A, BlackRock, in its capacity as the parent holding company of several subsidiaries, is deemed to have the sole power to vote or to direct the vote with respect to 14,846,549 common shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 15,126,088 common shares. BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns 5% or more of the common shares outstanding. BlackRock has its principal business office at 55 East 52nd Street, New York, New York 10055.

(3)
As reflected in a statement on Schedule 13D/A filed by HG Vora with the SEC on June 12, 2018. Based on information contained in the Schedule 13D/A, HG Vora, in its capacity as investment manager of HG Vora Special Opportunities Master Fund, Ltd., is deemed to have the sole power to vote or to direct the vote with respect to 10,000,000 common shares and is deemed to have the sole power to dispose or to direct the disposition with respect to 10,000,000 common shares. HG Vora has its principal business office at 330 Madison Avenue, 20th Floor, New York, NY 10017.

(4)
As reflected in a statement on Schedule 13G filed by Long Pond Capital, LP, which we refer to as Long Pond LP, Long Pond Capital GP, LLC, which we refer to as Long Pond LLC, and John Khoury with the SEC on February 13, 2018. Based on information contained in the Schedule 13G, each of Long Pond LP, in its capacity as an investment adviser, and Long Pond LLC and Mr. Khoury, in their capacity as a parent holding company or control person, is deemed to have the shared power to vote or direct the vote with respect to 5,780,546 common shares and the shared power to dispose or direct the disposition with respect to 5,780,546 common shares. Long Pond LP, Long Pond LLC and Mr. Khoury have their principal business office at 527 Madison Avenue, 15th Floor, New York, New York 10022.

(5)
As reflected in a statement on Schedule 13G filed by State Street Corporation, which we refer to as State Street, with the SEC on February 14, 2018. Based on information contained in the Schedule 13G, State Street, in its capacity as a parent holding company, is deemed to have the shared power to vote or direct the vote with respect to 5,904,558 common shares and the shared power to dispose or direct the disposition with respect to 5,904,558 common shares. State Street has its principal business office at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(6)
As reflected in a statement on Schedule 13G/A filed by The Vanguard Group—23-1945930, which we refer to as Vanguard, with the SEC on February 9, 2018. Based on information contained in the Schedule 13G/A, Vanguard, in its capacity as an investment adviser, is deemed to have the sole power to vote or direct the vote with respect to 253,439 common shares, the shared power to vote or direct the vote with respect to 151,106 common shares, the sole power to dispose or to direct the disposition with respect to 17,990,785 common shares and the shared power to dispose or direct the disposition with respect to 266,608 common shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 115,502 common shares or less than 1% of the common shares outstanding as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 289,043 common shares or less than 1% of the common shares outstanding as a result of its serving as investment manager of Australian investment offerings. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
As reflected in a statement on Schedule 13G/A filed by Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924, which we refer to as Vanguard Funds, with the SEC on February 2, 2018. Based on information contained in the Schedule 13G/A, Vanguard Funds, in its capacity as an investment company, is deemed to have the sole power to vote or to direct the vote with respect to 7,623,462 common shares. Vanguard Funds has its principal business office at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
As reflected in a statement on Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP, which we collectively refer to as Wellington, with the SEC on February 8, 2018. Based on information contained in the Schedule 13G/A, (a) each of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP, in its capacity as a parent holding company, are deemed to have the shared power to vote or direct the vote with respect to 4,438,554 common shares and the shared power to dispose or direct the disposition with respect to 6,421,305 common shares, and (b) Wellington Management Company LLP, in its capacity as an investment adviser, is deemed to have the shared power to vote or direct the vote with respect to 4,270,817 common shares and the shared power to dispose or direct the disposition with respect to 6,033,075 common shares. Wellington has its principal business office at c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(9)
The number of common shares beneficially owned by the following persons does not include the number of common shares deferred as a portion or all of such trustees' annual retainer (as discussed in "Interests of Our Trustees, Executive Officers and Employees in the Merger—Deferred Shares"): Mr. Hartley-Leonard—16,675; Mr. Martin—1,384; and Mr. Scott—85,876. Holders of deferred shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the common shares exchangeable for the outstanding deferred shares, divided by the average closing price of our common shares on the NYSE during the ten trading days preceding the first day on which the common shares begin trading without entitlement to the applicable dividend. The total number of deferred shares for each trustee discussed in this footnote 9 includes additional deferred shares acquired through dividend reinvestment through June 4, 2018.

 NO DISSENTERS' RIGHTS OF APPRAISAL

              We are organized as a REIT under Maryland law. Under Section 8-501.1(j) of the MRL and Section 3-202 of the MGCL, because our common shares were listed on the NYSE on the record date for determining shareholders entitled to vote at the special meeting, our common shareholders who object to the merger do not have any appraisal rights, dissenters' rights or the rights of an objecting shareholder in connection with the merger. In addition, common shareholders may not exercise any appraisal rights, dissenters' rights or the rights of an objecting shareholder to receive the fair value of their shares in connection with the merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless expressly required by the MRL. However, our common shareholders can vote against the merger and the other transactions contemplated by the merger agreement.

SUBMISSION OF SHAREHOLDER PROPOSALS

              We intend to hold an annual meeting of shareholders in 2019 only if the mergers are not completed. If we hold such an annual meeting, proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2019 must be received by us no later than November 22, 2018, in order to be included in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must comply with the requirements established by the SEC for such proposals in order to be included in the proxy statement.

              In order for an eligible shareholder or group of shareholders to nominate a trustee nominee for election at our 2019 Annual Meeting of Shareholders pursuant to the proxy access provision of our bylaws, notice of such nomination and other required information must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on October 23, 2018 and no later than the close of business on November 22, 2018. Our bylaws state that such notice and other required information must be received by our Corporate Secretary not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of shareholders (with adjustments if the date of the upcoming annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the prior year's annual meeting).

              Any shareholder proposal or nomination that is not submitted for inclusion in our 2019 Proxy Statement, but is instead sought to be presented directly at our 2019 Annual Meeting of Shareholders, must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on February 1, 2019 and no later than the close of business on March 3, 2019. Our bylaws state that such notice and other required information must be received by our Corporate Secretary not earlier than 90 days nor later than 60 days prior to the first anniversary of the date of the prior year's annual meeting of shareholders (with adjustments if the date for the upcoming annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the prior year's annual meeting).

              Any such proposal or nomination should be mailed to: LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attention: Kenneth G. Fuller, Corporate Secretary.

              If the shareholder fails to give timely notice as required by our current bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our current bylaws include other requirements for trustee nominations and proposals of other business with which a shareholder must comply to make a nomination or business proposal.

 SHAREHOLDERS SHARING THE SAME ADDRESS

              The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more shareholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement. If you would like to opt out of this practice for future mailings and receive separate proxy statements for each shareholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement without charge by sending a written request to LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attention: Kenneth G. Fuller, Corporate Secretary, or by telephone at (301) 941-1500. We will promptly send additional copies of the proxy statement upon receipt of such request. Shareholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of future proxy statements and annual reports by contacting their broker, bank or other intermediary or sending a written request to us at the address above.

OTHER MATTERS

              No matter may be presented at the special meeting which is not listed on the Notice of Special Meeting and discussed above.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including this proxy statement, are also available to you on the SEC's website at www.sec.gov.

              The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC (other than any portion of these documents that is furnished or otherwise deemed not to be filed):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 20, 2018;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2018;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 10, 2018; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 24, 2018, March 28, 2018, April 16, 2018, April 24, 2018, May 2, 2018, May 21, 2018 and June 11, 2018.

              All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this proxy statement and prior to the date of the special meeting are deemed to be incorporated by reference into this proxy statement and will automatically update and supersede the information in this proxy statement and any previously filed documents.

              To the extent that any information contained in any filing with the SEC, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

              We will provide without charge to each person, including any beneficial owner of our common shares, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attention: Kenneth G. Fuller, Corporate Secretary or by telephone at (301) 941-1500.

              If you have any questions about this proxy statement, the special meeting or the mergers, or if you would like additional copies of this proxy statement, please contact Innisfree M&A Incorporated, our proxy solicitor, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll-Free: (888) 750-5834

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR COMMON SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •    ], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO OUR SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 Exhibit A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG:

BRE LANDMARK PARENT L.P.,

BRE LANDMARK L.P.,

BRE LANDMARK ACQUISITION L.P.,

LASALLE HOTEL PROPERTIES

and

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

Dated as of May 20, 2018

A-i

A-ii

 AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is made and entered into as of May 20, 2018, by and among: BRE Landmark Parent L.P., a Delaware limited partnership ("Parent"); BRE Landmark L.P., a Delaware limited partnership ("Merger Sub"); BRE Landmark Acquisition L.P., a Delaware limited partnership ("Merger OP" and, collectively with Parent and Merger Sub, the "Parent Parties"); LaSalle Hotel Properties, a Maryland real estate investment trust (the "Company") and LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership and whose sole general partner is the Company (the "Operating Partnership" and, together with the Company, the "Company Parties"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in Section 1.1.

RECITALS

        A.    BRE Landmark LLC, a Delaware limited liability company ("Merger Sub GP"), as the sole general partner of Merger Sub has approved this Agreement and determined that it is advisable and in the best interests of Merger Sub and its limited partner to enter into this Agreement and consummate the merger of the Company with and into Merger Sub (the "Company Merger"), with Merger Sub surviving the Company Merger as a wholly-owned Subsidiary of Parent pursuant to the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") and the Maryland REIT Law, as amended (the "MRL"), pursuant to which each outstanding common share of beneficial interest, par value $0.01 per share, of the Company (the "Company Common Shares") (other than Excluded Shares) shall be converted into the right to receive cash as set forth herein, upon the terms and conditions of this Agreement.

        B.    The board of trustees of the Company (the "Company Board") has unanimously (a) approved this Agreement, the Mergers and the other Transactions, (b) determined that this Agreement, the Mergers and the other Transactions are advisable and in the best interests of the Company, its shareholders and the limited partners of the Operating Partnership and (c) resolved to recommend that its shareholders approve the Company Merger.

        C.    Each of the Company, as the sole general partner of the Operating Partnership and BRE Landmark Acquisition LLC, a Delaware limited liability company ("Merger OP GP"), as the sole general partner of Merger OP have approved this Agreement and determined that it is advisable and in the best interests of their respective limited partners to consummate the merger of Merger OP with and into the Operating Partnership (the "Partnership Merger" and, together with the Company Merger, the "Mergers"), with the Operating Partnership surviving the Partnership Merger in accordance with the DRULPA, pursuant to which each outstanding common unit of the Operating Partnership (the "Partnership Common Units") (other than Excluded Units) shall be converted into the right to receive cash as set forth herein, upon the terms and conditions of this Agreement.

        D.    Concurrently with the execution and delivery of this Agreement, and as an inducement to the Company Parties' willingness to enter into this Agreement, the Sponsor (as defined below) is entering into a guarantee in favor of the Company (the "Guarantee"), with respect to certain obligations of the Parent Parties under this Agreement.

        E.    Concurrently with the execution and delivery of this Agreement, and as an inducement to each party's willingness to enter into this Agreement, Blackstone Real Estate Partners VIII L.P. (the "Sponsor") is entering into an equity financing commitment letter in favor of Parent (the "Equity Commitment Letter"), pursuant to which the Sponsor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein.

        F.     Merger Sub GP, in its capacity as the sole general partner of Merger Sub, and Merger OP GP, in its capacity as the sole general partner of Merger OP, have taken all actions required for the execution of this Agreement by Merger Sub and Merger OP and to adopt and approve this Agreement and to approve the consummation by Merger Sub and Merger OP of the Mergers, as applicable.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.1    Definitions.

          (a)   As used herein, the following terms have the following meanings:

        "1964 Civil Rights Acts" means the Civil Rights Act of 1964.

        "Acceptable Confidentiality Agreement" means a customary confidentiality agreement containing terms no more favorable in any material respect to the counterparty thereto than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement may contain provisions that permit the Company to comply with the provisions of Section 5.2.

        "Acquired Companies" means the Company and each of its Subsidiaries, including, for the avoidance of doubt, the Operating Partnership, collectively.

        "Acquisition Inquiry" means an inquiry, indication of interest or request for information or discussions from a Third Party that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

        "Acquisition Proposal" means any proposal or offer from any Third Party relating to, in a single transaction or series of related transactions: (i) any direct or indirect acquisition or issuance (whether by merger, consolidation or otherwise) of twenty percent (20%) or more of any class of the equity interests in the Company (by vote or by value) or twenty percent (20%) or more of any class of the equity interests in the Operating Partnership (by vote or by value) by any Third Party; (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the consolidated assets of the Acquired Companies, taken as a whole (as determined on a book-value basis (including Indebtedness secured solely by such assets)); (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of equity interest in any Entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the consolidated assets of the Acquired Companies, taken as a whole (as determined on a book-value basis (including Indebtedness secured solely by such assets)); (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty percent (20%) or more of the outstanding Company Common Shares (or any class of voting securities of the Company) or twenty percent (20%) or more of the outstanding equity interests in the Operating Partnership; (v) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company (vi) any other transaction or series of related transactions pursuant to which any Third Party proposes to acquire control of assets of any Acquired Company having a fair market value equal to or greater than twenty percent (20%) of the fair market value of all of the assets of the Acquired Companies, taken as a whole, immediately prior to such transaction or (vii) any combination of the foregoing.

        "ADA" means the Americans with Disabilities Act.

        "ADEA" means the Age Discrimination in Employment Act.

        "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to be closed.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Benefit Plan" means each "employee benefit plan", as defined in Section 3(3) of ERISA, and each other benefit arrangement, including share bonus, share purchase, share option, restricted shares, share appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, severance, separation, vacation, paid time off, or fringe benefit or other benefit or compensation plan, policy, program, Contract, arrangement or agreement sponsored, maintained or contributed or required to be contributed to by the Acquired Companies or any ERISA Affiliate or with respect to which any Acquired Company or any ERISA Affiliate has any Liability.

        "Company Bylaws" means the Fourth Amended and Restated Bylaws of the Company, as in effect as of the date hereof, including any amendments.

        "Company Compensatory Award" means each Deferred Share Award, Performance Award and Company Restricted Share.

        "Company Declaration of Trust" means the Company's Articles of Amendment and Restatement of Declaration of Trust (including all articles of amendment and articles supplementary).

        "Company Disclosure Schedule" means the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement.

        "Company Equity Incentive Plan" means each of the Company's 1998 Share Option and Incentive Plan, the Company's 2009 Equity Incentive Plan and the Company's 2014 Equity Incentive Plan, in each case, including any amendments.

        "Company Intellectual Property Assets" means all Intellectual Property Assets owned by the Acquired Companies.

        "Company Material Adverse Effect" means, with respect to the Company Parties, any Effect that has had or would reasonably be expected to have a material adverse effect on (I) the business, financial condition, assets or results of operations of the Acquired Companies, taken as a whole or (II) the ability of the Company Parties to timely consummate the Mergers prior to the End Date; provided that, for purposes of clause (I), in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (i) changes in the Company's share price or trading volume; (ii) any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, that the exception in this clause (ii) and in clause (i) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Company Material Adverse Effect); (iii) changes in general business, economic or political conditions in the United States or any other country or region in the world; (iv) conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (v) changes in conditions in the industries in which the Acquired Companies conduct business, including changes in conditions in the real estate industry generally or the lodging industry generally; (vi) changes in political conditions in the United States or any other country or region in the world; (vii) acts of hostilities, war, sabotage or terrorism, including cyber-terrorism (including any outbreak, escalation or general worsening of any such acts) in the United States or any other country or region in the world; (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any escalation of the foregoing; (ix) the entry into or the announcement, pendency or performance of this Agreement or the Transactions or the consummation of any Transactions, including (A) the identity of Parent and its Affiliates, (B) by reason of any communication by Parent or any of its Affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Acquired Companies following the Closing, (C) the failure to obtain any Third Party consent in connection with the Transactions, and (D) the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, franchisors, managers, lenders, suppliers, vendors, business partners, employees or any other Persons; (x) (A) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (B) the taking of any action expressly required by this Agreement or (C) the failure to take any action expressly prohibited by this Agreement; (xi) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof); (xii) changes in GAAP or other accounting standards (or the interpretation thereof); and (xiii) any claim or Legal Proceeding asserted or commenced by or on behalf of any of the current or former shareholders or equityholders of the Company or any Subsidiary of the Company (or on behalf of the Company or any Subsidiary of the Company, but in any event only in their capacities as current or former shareholders or equityholders) arising out of this Agreement or the Mergers; provided that, in each of the foregoing clauses (iii), (iv), (v), (vi), (vii), (viii) (xi) and (xii), such effects referred to therein may be taken into account to the extent that the Company is disproportionally affected relative to other companies in the United States in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect; provided, further, that clause (ix) shall not apply to the use of Company Material Adverse Effect in Section 3.18 (or Section 6.2(a) as it relates to Section 3.18).

        "Company Preferred Shares" means the Company Series I Preferred Shares and the Company Series J Preferred Shares.

        "Company Real Property" means, collectively, the Owned Real Property and the Ground Leased Real Property.

        "Company Series I Preferred Shares" means the 6.375% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of the Company.

        "Company Series J Preferred Shares" means the 6.3% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of the Company.

        "Company Termination Fee" means an amount equal to $112,000,000.

        "Confidentiality Agreement" means the Confidentiality Agreement, between the Company and Blackstone Real Estate Advisors L.P., dated as of April 10, 2018.

        "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, deed of trust, debenture, note, option, warrant, warranty, purchase order, license, Permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        "Davis Bacon Act" means the Davis-Bacon Act of 1931.

        "Effect" means any effect, change, event, occurrence, circumstance or development.

        "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity (including any Governmental Entity).

        "Environmental Claims" means any Legal Proceedings or Orders alleging potential responsibility or Liability arising out of (a) the presence, release or threatened release of any Hazardous Materials at any location or (b) any violation or alleged violation of any Environmental Law.

        "Environmental Law" means any Law concerning pollution or protection of the environment, including any Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any harmful or deleterious material.

        "Environmental Permits" means all Permits issued or required under applicable Environmental Law.

        "Equal Pay Act" means the Equal Pay Act of 1963.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

        "ERISA Affiliate" means any Entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any ERISA Affiliate under ERISA Section 4001(b) or part of the same "controlled group" with the Company or any ERISA Affiliate for purposes of Code Section 414.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FLSA" means the Fair Labor Standards Act.

        "FMLA" means the Family and Medical Leave Act.

        "Franchise Agreement Documents" means any franchise, trademark or license agreement entered into by any of the Acquired Companies pursuant to which any Company Real Property is flagged under a hotel brand owned by any Third Party (each a "Franchise Company"), and each amendment, guarantee, license (whether with the Franchise Company or any Affiliate thereof) or other Contract related to such franchise agreement and entered into by any of the Acquired Companies, in each case that are material to any Company Real Property.

        "GAAP" means United States generally accepted accounting principles.

        "Government Official" means any officer or employee of a Governmental Entity, including state-owned Entities, or of a public organization or any Person acting in an official capacity for or on behalf of any Governmental Entity or public organization.

        "Governmental Entity" means any federal, domestic, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality,

tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

        "Hazardous Materials" means all substances, materials or wastes that are defined or classified or regulated as hazardous, toxic, explosive or radioactive, as pollutants or contaminants, or any other terms of similar meaning, under Environmental Law, including petroleum or petroleum distillates, asbestos, radon, and polychlorinated biphenyls.

        "Indebtedness" means, as to the Acquired Companies, without duplication, all (a) indebtedness of the Acquired Companies for borrowed money, (b) obligations of the Acquired Companies evidenced by notes, debentures or similar instruments, (c) obligations of the Acquired Companies under leases required to be treated as capitalized leases in accordance with GAAP, (d) obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction to the extent such letters of credit, banker's acceptances or similar credit transactions have been drawn upon, (e) net obligations of the Acquired Companies in respect of interest rate, currency and other swaps, hedges or similar arrangements, (f) obligations of the Acquired Companies to guarantee any of the foregoing types of payment obligations on behalf of any Person other than the Acquired Companies and (g) all outstanding prepayment premium obligations of the Acquired Companies, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (e); provided that, for clarification, Indebtedness shall not include "trade debt" or "trade payables". Notwithstanding the foregoing, Indebtedness does not include any intercompany obligations between or among the Acquired Companies which are wholly-owned.

        "Intellectual Property Assets" means any and all of the following, as they exist throughout the world: (a) patents and patent applications of any kind (collectively, "Patents"); (b) rights in registered and unregistered trademarks, service marks, trade names, logos and Internet domain names, and registrations and applications for registration of any of the foregoing (collectively, "Marks"); (c) copyrights in both published and unpublished works, and all copyright registrations and applications (collectively, "Copyrights"); (d) rights under applicable trade secret Law in any information, including inventions, discoveries and invention disclosures (whether or not patented), compilations, programs, methods, strategies, techniques and processes, in each case that derives independent economic value, actual or potential, from not being generally known or readily ascertainable by others who can obtain economic value from its disclosure or use; and (e) any and all other intellectual property rights under applicable Law.

        "IRS" means the Internal Revenue Service.

        "Knowledge of the Company", or "to the Company's Knowledge", whether or not capitalized, or any similar expression used with respect to the Company, means the actual knowledge of the individuals set forth in Part 1.1(a) of the Company Disclosure Schedule.

        "Law" shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, Permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

        "Legal Proceeding" means any lawsuit, court action, arbitration or other proceeding.

        "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, right of first refusal, preemptive right, community property right or other similar adverse restriction in respect of such property or asset.

        "made available to Parent" means that such information, document or material was: (a) publicly available on the SEC EDGAR database prior to the execution of this Agreement; (b) delivered to Parent or Parent's Representatives via electronic mail or in hard copy form prior to the execution of this Agreement; or (c) made available for review by Parent or Parent's Representatives prior to the execution of this Agreement in the virtual data room maintained by the Company in connection with the Mergers.

        "Management Agreement Documents" means the management agreements entered into by any of the Acquired Companies pursuant to which any Third Party hotel operator manages or operates any Company Real Property (each a "Management Company") on behalf of any of the Acquired Companies and each amendment, guarantee, license or franchise agreement (whether with the Management Company or any Affiliate thereof) or other Contracts related to such management agreements and entered into by any of the Acquired Companies, in each case that are material to any Company Real Property.

        "Material Company Lease" means any lease, sublease or occupancy agreement of real property (other than Ground Leases) under which any of the Acquired Companies is the tenant or subtenant or serves in a similar capacity, (a) providing for annual rentals of $250,000 or more or (b) demising more than 5,000 square feet of space, in each case other than agreements exclusively among the Acquired Companies.

        "Material Space Lease" means any lease, sublease, license or occupancy agreement of real property (other than Ground Leases) under which any of the Acquired Companies is the landlord or sub-landlord or serves in a similar capacity, (a) providing for annual rentals of $250,000 or more or (b) demising more than 5,000 square feet of space, in each case other than agreements exclusively among the Acquired Companies.

        "Most Recent Balance Sheet" means the consolidated balance sheet of the Acquired Companies as of March 31, 2018, and the footnotes thereto set forth in the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 2018.

        "NYSE" means the New York Stock Exchange.

        "Order" means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

        "Organizational Documents" means, with respect to any Entity, (a) if such Entity is a corporation, such Entity's certificate or articles of incorporation, by-laws and similar organizational documents, as amended and in effect on the date hereof, (b) if such Entity is a limited liability company, such Entity's certificate or articles of formation and operating agreement, as amended and in effect on the date hereof, (c) if such Entity is a trust, such Entity's declaration of trust, by-laws and similar organizational documents, as amended and in effect on the date hereof, and (d) if such Entity is a limited partnership, such Entity's certificate of limited partnership, partnership agreement and similar organizational documents, as amended and in effect on the date hereof.

        "Parent Material Adverse Effect" means, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or materially delay the abilities of the Parent Parties to consummate the Mergers.

        "Parent-Related Parties" means, collectively, the Parent Parties, the Sponsor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, successor or assignee of any of the foregoing.

        "Parent Termination Fee" means an amount equal to $336,000,000.

        "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998 among the Company and the other partners named therein, as amended by the First Amendment thereto, dated as of March 6, 2002, the Second Amendment thereto, dated as of September 30, 2003, the Third Amendment thereto, dated as of August 31, 2005, the Fourth Amendment thereto, dated as of August 22, 2005, the Fifth Amendment thereto, dated as of February 8, 2006, the Sixth Amendment thereto, dated November 17, 2006, the Seventh Amendment thereto, dated November 17, 2006, the Eighth Amendment thereto, dated April 15, 2009, the Ninth Amendment thereto, dated January 24, 2011, the Tenth Amendment thereto, dated March 4, 2013 and the Eleventh Amendment thereto, dated May 25, 2016.

        "Partnership Preferred Units" means the Series I Preferred Units and the Series J Preferred Units in the Operating Partnership.

        "Partnership Units" means the Partnership Common Units and the Partnership Preferred Units.

        "Permitted Liens" means (i) Liens disclosed on the Most Recent Balance Sheet (ii) Liens for Taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (iii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, the existence of which does not, and would not reasonably be expected to, materially interfere with the present use of any of the Company Real Property subject thereto or affected thereby, and do not otherwise have a Company Material Adverse Effect, (iv) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use or occupancy of real property or the operation of the business thereon or which do not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property, (v) conditions, covenants, restrictions, easements and reservations of rights, including rights of way, for sewers, electric lines, telegraph and telephone lines and other similar purposes, and affecting the fee title to any real property owned or leased by the Company which are disclosed on existing title reports or existing surveys or which would be shown on current title reports or current surveys performed by Parent as of the date hereof and the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property, (vi) Liens imposed by Law, (vii) rights of tenants or other parties in possession, without any right of first refusal, right of first offer or other option to purchase any Company Real Property (or any portion thereof), (viii) title to any portion of any owned or leased real property lying within the boundary of any public or private road, easement or right of way and (ix) deposits or pledges to secure the payment of workers' compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable.

        "Person" means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, Entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

        "Prior Sale Agreements" means any purchase or sale Contract relating to any real property or leasehold interest in any Ground Lease conveyed, transferred, assigned or otherwise disposed of by the Company or any of its Subsidiaries since January 1, 2014, except for easements and similar interests.

        "Representatives" means, with respect to any Person, the trustees, directors, officers, employees, agents, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity and, in the case of Parent, its financing sources.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Series I Preferred Unit" means a limited partnership interest in the Partnership designated as a "6.375% Series I Cumulative Redeemable Preferred Unit" under the Partnership Agreement.

        "Series J Preferred Unit" means a limited partnership interest in the Partnership designated as a "6.3% Series J Cumulative Redeemable Preferred Unit" under the Partnership Agreement.

        "Service Contract Act" means the McNamara—O'Hara Service Contract Act of 1965.

        "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal Entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal Entity.

        "Subsidiary REIT" means any Subsidiary that for the applicable period has filed an election under Code Section 856(c) to be taxed as a REIT or otherwise intended (or intends) to qualify as a REIT for the applicable period.

        "Superior Proposal" means a bona fide written Acquisition Proposal (with all of the references to twenty percent (20%) included in the definition of Acquisition Proposal increased to fifty percent (50%)) that: (i) includes a proposed Alternative Acquisition Agreement with respect thereto or confirms in writing that any purchase agreement in connection therewith will be on substantially the same terms as this Agreement, and is not withdrawn; (ii) is made by a Third Party that did not result from a breach of Section 5.2; (iii) is on terms that the Company Board (or a committee thereof) determines in good faith, after consultation with the Company's financial advisor and outside legal counsel, would result, if consummated, in a transaction that is more favorable to the holders of Company Common Shares (solely in their capacity as such) from a financial point of view than the Mergers, taking into consideration, among other things, all of the terms and conditions of such Acquisition Proposal and this Agreement (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination as set forth in Section 5.2(d)), and (iv) is reasonably likely to be completed in accordance with its terms, in each case taking into account all legal, financial, financing, regulatory approvals, conditionality, identity of the Third Party making the Acquisition Proposal, certainty and likelihood of closing, breakup fee provisions and other aspects of such Acquisition Proposal and this Agreement that the Company Board (or a committee thereof) deems relevant (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination as set forth in Section 5.2(d)).

        "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, severance, stamp, occupation, windfall profits, profits, environmental, customs, duties, capital stock, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, estimated, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any taxing authority, and including any obligations to indemnify or otherwise assume or succeed to the tax Liability of another Person.

        "Tax Protection Agreements" means any Contract to which the Company or a Subsidiary of the Company is a party pursuant to which: (a) any liability to holders of equity of a Subsidiary of the Company (including holders of Partnership Units) relating to Taxes may arise and give rise to an indemnity obligation by the Company or any Subsidiary of the Company, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of equity of a Company Subsidiary (including holders of Partnership Units), the Company or any of the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt or allow a partner or member to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specific method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties, and/or (vii) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; or (c) limited partners of the Operating Partnership have guaranteed debt of the Operating Partnership.

        "Tax Return" means any return, report, document, declaration or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

        "Third Party" means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company Parties or the Parent Parties.

        "Transaction Litigation" means any claim or Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving any of the Company Parties, the Company Board, any committee thereof and/or any of the Company's trustees or officers relating directly or indirectly to this Agreement, the Mergers or any of the Transactions or disclosures relating to the Transactions (including any such claim or Legal Proceeding based on allegations that the Company Parties' entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company Parties).

        "Transfer Right" means, with respect to the Company or any Acquired Company, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company or any Acquired Company, on the one hand, or another Person, on the other hand, could be required to purchase or sell the applicable equity interests of any Person or any real property.

        "Transactions" means the transactions contemplated by this Agreement, including the Mergers.

        "Walsh Healey Act" means the Walsh—Healey Act of 1936.

        "WARN Act" means the United States Worker Adjustment and Retraining Notification Act, as amended, or any state or local Law requiring advance notice of termination to employees.

          (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.2(c)
Amended Partnership Agreement	Section 2.4(b)(iii)
Articles of Merger	Section 2.3(b)
Bankruptcy and Equity Exception	Section 3.8(c)
Capitalization Date	Section 3.3(a)

Term	Section
Certificate	Section 2.5(a)(i)
Change in Circumstances	Section 5.2(d)(ii)
Change in Recommendation	Section 5.2(c)
Chosen Courts	Section 8.5
Citigroup	Section 3.19
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 3.16(a)
Company Capital Shares	Section 3.3(a)
Company Common Shares	Recitals
Company Financial Statements	Section 3.4(b)
Company Merger	Recitals
Company Merger Certificate	Section 2.3(b)
Company Merger Effective Time	Section 2.3(b)
Company Parties	Preamble
Company Permits	Section 3.9(a)
Company Restricted Shares	Section 2.8(a)
Company SEC Documents	Section 3.4(a)
Company Series I Preferred Share Redemption	Section 2.5(d)
Company Series J Preferred Share Redemption	Section 2.5(e)
Company Shareholder Approval	Section 3.16(a)
Continuing Employee	Section 5.8(a)
Current Premium	Section 5.9(a)
Debt Financing	Section 5.12(b)
Deferred Share Award	Section 2.8(c)
Deferred Share Award Dividends	Section 2.8(c)
Deferred Share Payments	Section 2.8(c)
DRULPA	Recitals
DSOS	Section 2.3(b)
Effective Time	Section 2.3(c)
End Date	Section 7.1(b)
Equity Commitment Letter	Recitals
Equity Financing	Section 4.6
Evaluation Material	Section 5.5
Exchange Agent	Section 2.7(a)
Exchange Fund	Section 2.7(a)
Excluded Shares	Section 2.5(a)(i)
Excluded Units	Section 2.6(b)
FCPA	Section 3.9(c)
Goldman Sachs	Section 3.19
Ground Lease	Section 3.6(b)
Ground Leased Real Property	Section 3.6(b)
Guarantee	Recitals
Indemnified Party	Section 5.9(b)
Indemnified Party Proceeding	Section 5.9(b)
Lenders	Section 5.12(b)
Material Contract	Section 3.8(c)
Mergers	Recitals

Term	Section
Merger Consideration	Section 2.5(a)(i)
Merger OP	Preamble
Merger OP GP	Recitals
Merger Sub	Preamble
Merger Sub GP	Recitals
MRL	Recitals
Parent	Preamble
Operating Partnership	Preamble
Owned Real Property	Section 3.6(a)
Parent-Approved Transaction	Section 5.14
Parent Expenses	Section 7.3(c)
Parent Liability Cap	Section 8.11(c)
Parent Parties	Preamble
Partnership Common Units	Recitals
Partnership Merger	Recitals
Partnership Merger Certificate	Section 2.3(c)
Partnership Merger Effective Time	Section 2.3(c)
Performance Award	Section 2.8(b)
Performance Award Dividends	Section 2.8(b)
Performance Award Payments	Section 2.8(b)
Permit	Section 3.9(a)
Proxy Statement	Section 5.3(a)
QRS	Section 3.11(b)
Qualifying Income	Section 7.4(a)
Recovery Costs	Section 7.3(c)
Registered Company Intellectual Property Assets	Section 3.14(a)
REIT	Section 3.11(b)
SDAT	Section 2.3(b)
Series I Articles Supplementary	Section 2.5(d)
Series I Preferred Share Merger Consideration	Section 2.5(d)
Series I Redemption Notice	Section 2.5(d)
Series J Articles Supplementary	Section 2.5(e)
Series J Preferred Share Merger Consideration	Section 2.5(e)
Series J Redemption Notice	Section 2.5(e)
Shareholders Meeting	Section 5.3(c)
Solvent	Section 4.7
Specified Agreements	Section 5.8(c)
Sponsor	Recitals
Superior Proposal Notice	Section 5.2(d)(i)
Surviving Entity	Section 2.1(a)
Surviving Partnership	Section 2.1(b)
Takeover Statutes	Section 3.22
Third Party IP Rights	Section 3.14(b)(iii)
Transfer Taxes	Section 5.16(b)
TRS	Section 3.11(b)

        Section 1.2    Other Definitional and Interpretative Provisions.     The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

References to Articles, Sections, Parts, Exhibits and Schedules are to Articles, Sections, Parts, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. The word "or" is not exclusive. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to "$" and "dollars" are to the currency of the United States. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to "days" shall be to calendar days unless otherwise indicated as a "Business Day." Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of "Business Day" and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States.

ARTICLE 2
THE MERGERS

        Section 2.1    The Mergers.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA and the MRL, at the Company Merger Effective Time, the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall thereupon cease. Merger Sub will continue as the surviving Entity (the "Surviving Entity") in the Company Merger.

          (b)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, Merger OP shall be merged with and into the Operating Partnership, and the separate existence of Merger OP shall thereupon cease. The Operating Partnership will continue as the surviving partnership (the "Surviving Partnership") in the Partnership Merger.

        Section 2.2    Effect of the Mergers.

          (a)   The Company Merger shall have the effects provided in this Agreement and as set forth in the DRULPA and the MRL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Entity.

          (b)   The Partnership Merger shall have the effects provided in this Agreement and as set forth in the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Operating Partnership and Merger OP shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Operating Partnership and Merger OP shall become the debts, liabilities, duties and obligations of the Surviving Partnership.

        Section 2.3    Closing; Effective Times.

          (a)   The closing of the Mergers (the "Closing") shall take place at 10:00 a.m., Eastern time, as soon as practicable (and, in any event, within three (3) Business Days) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY, 10018, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          (b)   Upon the terms and subject to the provisions of this Agreement, on the Closing Date and immediately following the Partnership Merger Effective Time, Merger Sub and the Company shall (i) duly execute and file articles of merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland ("SDAT") in accordance with the Laws of the State of Maryland and cause a certificate of merger (the "Company Merger Certificate") to be executed, acknowledged, and filed with the Delaware Secretary of State (the "DSOS") in accordance with the DRULPA, and (ii) make any other filings, recordings or publications required to be made by the Company or Merger Sub in connection with the Company Merger. The Company Merger shall become effective after the Partnership Merger Effective Time on the date and time at which the Articles of Merger have been filed with, and accepted for record by, the SDAT or at such other date and time as is agreed between the parties hereto and specified in the Articles of Merger (such date and time being hereinafter referred to as the "Company Merger Effective Time"). The parties shall cause the Effective Time to occur immediately after the Partnership Merger Effective Time.

          (c)   As soon as practicable on the Closing Date, Merger OP and the Operating Partnership will (i) cause a certificate of merger (the "Partnership Merger Certificate") to be executed, acknowledged and filed with the DSOS in accordance with the DRULPA, and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Merger OP in connection with the Partnership Merger. The Partnership Merger shall become effective on the date and time at which the Partnership Merger Certificate has been duly filed with, and accepted for record by, the DSOS, or at such other date and time agreed between the parties and specified in the Partnership Merger Certificate (the "Partnership Merger Effective Time" or the "Effective Time"). The parties shall cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time.

          (d)   Unless otherwise agreed, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date.

        Section 2.4    Organizational Documents; Officers and General Partners

          (a)   At the Company Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Company Merger Effective Time:

              (i)  the name of the Surviving Entity shall be "BRE Landmark L.P.";

             (ii)  the certificate of limited partnership of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the certificate of limited partnership of the Surviving Entity until, subject to Section 5.9, amended in accordance with applicable Law;

            (iii)  the limited partnership agreement of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the limited partnership agreement of the Surviving Entity, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law, subject to Section 5.9;

            (iv)  from and after the Company Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger Sub immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Entity; and

             (v)  Merger Sub GP shall be the sole general partner of the Surviving Entity following the Company Merger Effective Time, entitling Merger Sub GP to such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Entity.

          (b)   At the Partnership Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Partnership Merger Effective Time:

              (i)  the name of the Surviving Partnership shall be "LaSalle Hotel Operating Partnership, L.P.";

             (ii)  the certificate of limited partnership of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time shall be the certificate of limited partnership of the Surviving Partnership, subject to Section 5.9, amended in accordance with applicable Law;

            (iii)  the limited partnership agreement of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership (the "Amended Partnership Agreement"), until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law, subject to Section 5.9;

            (iv)  from and after the Partnership Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger OP immediately prior to the Partnership Merger Effective Time shall be the officers of the Surviving Partnership; and

             (v)  Merger OP GP shall be the sole general partner of the Surviving Partnership following the Partnership Merger Effective Time entitling Merger OP GP to such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.

        Section 2.5    Merger Consideration; Effect on Company Capital Shares.

          (a)   At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Common Shares:

              (i)  Each Company Common Share, issued and outstanding immediately prior to the Effective Time (other than Company Common Shares to be cancelled or converted pursuant to Section 2.5(a)(iii), Section 2.5(a)(iv), and Section 2.8(a) (collectively, "Excluded Shares")), subject to the terms and conditions set forth herein, shall be automatically cancelled and converted into the right to receive an amount in cash equal to $33.50 per Company Common Share (the "Merger Consideration"), without interest. At the Effective Time, all of the Company Common Shares (other than Excluded Shares) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate representing ownership of the Company Common Shares (other than Excluded Shares) or, if applicable, Partnership Common Units (other than Excluded Units) outstanding immediately prior to the Effective Time or Partnership Merger Effective Time, as applicable, or any book-entry shares or book-entry units representing Company Common Shares or Partnership Common Units (each such certificate, book-entry share or book-entry unit, a "Certificate") shall thereafter represent only the right to receive the Merger Consideration, without interest, and each Certificate formerly representing Company Common Shares (other than Excluded Shares), shall thereafter only represent the right to receive the payment to which reference is made in Section 2.6.

             (ii)  Each unit of partnership interest in Merger Sub issued and outstanding immediately prior to the Effective Time shall remain as one issued and outstanding unit of partnership interest of the Surviving Entity.

            (iii)  Any Company Common Shares then held by the Company in the Company's treasury shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (iv)  Any Company Common Shares held by the Parent Parties or any of their Subsidiaries shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b)   Without duplication of the effects of Section 2.5(a), if, between the date hereof and the Company Merger Effective Time or the Partnership Merger Effective Time, the outstanding Company Common Shares or Partnership Common Units are changed into a different number or class of shares by reason of any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, reorganization, recapitalization or other similar transaction, then the amount of cash into which each Company Common Share is converted in the Company Merger and each Partnership Common Units is converted in the Partnership Merger shall be adjusted to provide the holders the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing set forth in this Section 2.5(b) shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1.

          (c)   At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, (i) each Company Series I Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into the right to receive the Series I Preferred Share Merger Consideration and (ii) each Company Series J Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into the right to receive the Series J Preferred Share Merger Consideration.

          (d)   Promptly following Parent's request after the date the Proxy Statement is mailed to the shareholders of the Company, the Company shall deliver a notice of redemption (the "Series I Redemption Notice") contemplated by Section 6(a) and (b) of the Articles Supplementary relating to the Company Series I Preferred Shares (the "Series I Articles Supplementary") to the holders of record of Company Series I Preferred Shares. The Series I Redemption Notice shall be prepared by Parent, in form and substance reasonably approved by the Company, and shall state that each Company Series I Preferred Share held by such holder immediately prior to the Company Merger Effective Time shall be redeemed in the Company Merger on the Closing Date through the payment of an amount, without interest, equal to $25.00 per share plus accrued and unpaid distributions, if any, to and including the Closing Date (such amount, the "Series I Preferred Share Merger Consideration"), conditioned on the occurrence of the Closing. The Series I Redemption Notice shall include the other information required by Section 6(a) and (b) of the Series I Articles Supplementary. If Parent has not requested that the Company provide the Series I Redemption Notice prior to the 32nd day before the scheduled Closing Date and if the Company has asked Parent to make such request or requests prior to such day, the Company may provide the Series I Redemption Notice as described above.

          (e)   Promptly following Parent's request after the date the Proxy Statement is mailed to the shareholders of the Company, the Company shall deliver a notice of redemption (the "Series J Redemption Notice") contemplated by Section 6(a) and (b) of the Articles Supplementary relating to the Company Series J Preferred Shares (the "Series J Articles Supplementary") to the holders of record of Company Series J Preferred Shares. The Series J Redemption Notice shall be prepared by Parent, in form and substance reasonably approved by the Company, and shall state that each Company Series J Preferred Share held by such holder immediately prior to the Company Merger Effective Time shall be redeemed in the Company Merger on the Closing Date through the payment of an amount, without interest, equal to $25.00 per share plus accrued and unpaid distributions, if any, to, but not including, the Closing Date (such amount, the "Series J Preferred Share Merger Consideration"), conditioned on the occurrence of the Closing. The Series J Redemption Notice shall include the other information required by Section 6(a) and (b) of the Series J Articles Supplementary. If Parent has not requested that the Company provide the Series J Redemption Notice prior to the 32nd day before the scheduled Closing Date and if the Company has asked Parent to make such request or requests prior to such day, the Company may provide the Series J Redemption Notice as described above.

        Section 2.6    Merger Consideration; Effect on Partnership Units.     At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Merger OP, the Operating Partnership or any holder of partnership interests in the Operating Partnership or partnership interests in Merger OP, as applicable:

          (a)   Each Partnership Common Unit held by a holder other than the Acquired Companies issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Units), subject to the terms and conditions set forth herein, shall be converted into, and shall be cancelled in exchange for, the right to receive an amount in cash equal to Merger Consideration, without interest.

          (b)   Each Partnership Common Unit held by the Company ("Excluded Units") immediately prior to the Partnership Merger Effective Time shall be unaffected by the Partnership Merger and shall remain outstanding as Partnership Common Units of the Surviving Partnership held by the Surviving Entity.

          (c)   The general partner interests of Merger OP outstanding immediately prior to the Partnership Merger Effective Time and owned by Merger OP GP shall be converted into general partner interests of the Surviving Partnership, entitling Merger OP GP to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement.

          (d)   Each limited partnership interest in Merger OP shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

          (e)   The general partnership interests in the Operating Partnership shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

          (f)    Each Partnership Preferred Unit outstanding immediately prior to the Partnership Merger Effective Time shall be cancelled and shall no longer be outstanding.

        Section 2.7    Payment of Merger Consideration.

          (a)   Prior to the Effective Time, (i) Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent with respect to the Mergers (the "Exchange Agent"), and (ii) Parent shall deposit, or shall cause to be deposited, with the Exchange Agent cash amounts sufficient to enable the Exchange Agent to make payments pursuant to Section 2.5 or Section 2.6(a), as applicable, to holders of Company Common Shares and Partnership Common Units outstanding immediately prior to the Effective Time (the "Exchange Fund"). The Exchange Agent shall make payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.

          (b)   Within five (5) Business Days after the Effective Time, Parent and the Surviving Entity shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Company Merger Effective Time, represented outstanding Company Common Shares or that, immediately prior to the Partnership Merger Effective Time, represented Partnership Common Units whose shares or units, as applicable, were converted into the right to receive or be exchanged for the Merger Consideration, as applicable, pursuant to Section 2.5 or Section 2.6(a), as applicable: (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Exchange Agent, only upon delivery of the Certificates or affidavits of loss in lieu thereof in accordance with Section 2.7(d) to the Exchange Agent, and which letter shall be in such form and have such other provisions as are mutually approved by Parent and the Company) and (ii) instructions for use in effecting the surrender of Certificates previously representing such Company Common Shares or Partnership Common Units in exchange for payment therefor. Parent shall ensure that, upon surrender to the Exchange Agent of each such Certificates (or affidavits of loss in lieu of a Certificate pursuant to Section 2.7(d)), together with a properly executed letter of transmittal, the holder of such Certificates (or, under the circumstances described in Section 2.7(e), the transferee of the Company Common Shares or Partnership Units previously represented by such Certificates) shall promptly receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to Section 2.5 or Section 2.6(a), as applicable. Exchange of book-entry shares or book-entry units representing Company Common Shares or Partnership Common Units shall be effected in accordance with the Exchange Agent's customary procedures with respect to securities represented by book entry.

          (c)   On or after the first anniversary of the Effective Time, the Surviving Entity shall be entitled to cause the Exchange Agent to deliver to the Surviving Entity any funds made available by Parent to the Exchange Agent which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent and the Surviving Entity with respect to the cash amounts payable upon surrender of their Certificates. Neither the Exchange Agent nor the Surviving Entity shall be liable to any holder of a Certificate for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat Law. Any amounts remaining unclaimed by holders of the Certificates, book-entry shares or book-entry units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

          (d)   If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, to the reasonable satisfaction of Parent and the Exchange Agent and the taking of such other actions as may be reasonably requested by the Exchange Agent, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the cash amount payable in respect thereof pursuant to this Agreement.

          (e)   In the event of a transfer of ownership of Company Common Shares or Partnership Common Units that is not registered in the transfer records of the Company or the Operating Partnership, as applicable, payment may be made with respect to such Company Common Shares or Partnership Common Units to a transferee of such Company Common Shares or Partnership

  Common Units if the Certificate (if applicable) previously representing such Company Common Shares or Partnership Common Units is presented to the Exchange Agent, accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

          (f)    As of the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of any Company Capital Shares outstanding immediately prior to the Company Merger Effective Time on the records of the Company. The Merger Consideration paid in accordance with the terms of this Article 2 upon surrender of any Certificates (or automatically in the case of book-entry shares of Company Common Shares) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates. From and after the Company Merger Effective Time, the holders of Company Common Shares outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect to such shares of Company Common Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates representing such Company Common Shares are presented to the Surviving Entity for transfer, they shall be cancelled and exchanged as provided in this Agreement.

          (g)   As of the Partnership Merger Effective Time, the unit transfer books of the Operating Partnership shall be closed and thereafter there shall be no further registration of transfers of any Partnership Units outstanding immediately prior to the Partnership Merger Effective Time on the records of the Operating Partnership. The Merger Consideration paid in accordance with the terms of this Article 2 upon surrender of any Certificates (or automatically in the case of book-entry units of Partnership Units) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates. From and after the Partnership Merger Effective Time, the holders of Partnership Units outstanding immediately prior to the Partnership Merger Effective Time shall cease to have any rights with respect to such Partnership Units except as otherwise provided for herein or by applicable Law. If, after the Partnership Merger Effective Time, Certificates representing such Partnership Units are presented to the Surviving Partnership for transfer, they shall be cancelled and exchanged as provided in this Agreement.

          (h)   After the Closing Date, the Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Entity. Any interest and other income resulting from such investments shall be paid to the Surviving Entity. Until the termination of the Exchange Fund, to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Entity shall promptly replace or restore the cash portion of the Exchange Fund lost through investments or other events so as to ensure that the cash portion of the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.

        Section 2.8    Company Compensatory Awards.

          (a)   Treatment of Company Restricted Shares. Immediately prior to the Company Merger Effective Time, each of the outstanding restricted Company Common Shares ("Company Restricted Shares") granted pursuant to the Company Equity Incentive Plans, shall automatically become fully vested and all restrictions and repurchase rights thereon shall lapse, and thereafter all Company Common Shares represented thereby shall be considered outstanding for all purposes of this Agreement and shall only have the right to receive an amount in cash equal to the Merger Consideration (less required withholdings as provided in Section 2.11).

          (b)   Treatment of Performance Shares. Immediately prior to the Company Merger Effective Time, each outstanding award of performance shares with respect to Company Common Shares (each, a "Performance Award") granted pursuant to the Company Equity Incentive Plans shall automatically become earned and vested with respect to 150% of the target number of Company Common Shares subject to such Performance Award and thereafter shall be cancelled and, in exchange therefor, each holder of any such cancelled vested Performance Award shall cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Performance Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of so-determined earned performance shares subject to such vested Performance Award, without interest (such amounts, the "Performance Award Payments") (less required withholdings as provided in Section 2.11). In addition, on the Closing Date, the Company shall pay each holder of a Performance Award an amount equal to all accrued and unpaid cash dividends that would have been paid on such earned and vested Performance Awards as if they had been issued and outstanding from the date of grant up to, and including, the Company Merger Effective Time (such dividend amounts, the "Performance Award Dividends") (less required withholdings as provided in Section 2.11).

          (c)   Treatment of Deferred Shares. Immediately prior to the Company Merger Effective Time, each outstanding award of deferred Company Common Shares (each, a "Deferred Share Award") granted pursuant to the Company Equity Incentive Plans, shall be cancelled and, in exchange therefor, each holder of any such cancelled Deferred Share Award shall cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration of the cancellation of such Deferred Share Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of deferred shares subject to such Deferred Share Award, including any shares attributable to dividend equivalent rights accrued with respect thereto, without interest (such amounts payable hereunder, the "Deferred Share Payments").

          (d)   Further Action. At or prior to the Company Merger Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.8.

          (e)   Termination of Company Equity Incentive Plans. As of the Company Merger Effective Time, each Company Equity Incentive Plan shall terminate, and the Company shall ensure that following the Company Merger Effective Time, no participant in the Company Equity Incentive Plans or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Entity or any subsidiary thereof.

          (f)    Parent Funding. At the Company Merger Effective Time, Parent shall deposit with the Surviving Entity cash in the amount necessary, together with the other funds of the Surviving Entity, to make the payments required under this Section 2.8, other than the Performance Award Dividends, and Parent shall cause the Surviving Entity to make the payments required under this Section 2.8 through the Surviving Entity's payroll within five (5) Business Days after the Company Merger Effective Time, or at such later time as necessary to avoid a violation and/or adverse Tax consequences under Section 409A of the Code.

        Section 2.9    Appraisal Rights.     No dissenters' or appraisal rights shall be available with respect to the Mergers or other Transactions.

        Section 2.10    Further Action.     If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the officers of the Surviving Entity and Parent shall (in the name of Merger Sub, in the name of the Company or otherwise) take such action.

        Section 2.11    Withholding of Tax.     Each of Parent, the Surviving Entity, any Affiliate thereof or the Exchange Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement to any Person such amount as Parent, the Surviving Entity, any Affiliate thereof or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Entity, any Affiliate thereof or the Exchange Agent and withheld amounts are paid over to the applicable Governmental Entity in accordance with Laws or Order, then for all purposes of this Agreement such amounts shall be treated as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.12    Tax Consequences.     The parties intend that for U.S. federal, and applicable state, income tax purposes (a) the Company Merger shall be treated as a taxable sale by the Company of all of the Company's assets to Merger Sub in exchange for the applicable Merger Consideration to be provided to the stockholders of the Company and the assumption of all of the Company's liabilities, followed by a distribution of such Merger Consideration to the stockholders of the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a "plan of liquidation" of the Company for U.S. federal income tax purposes, and (b) the Partnership Merger shall be treated as a taxable sale of the Partnership Common Units by holders other than the Acquired Companies in exchange for the applicable Merger Consideration. The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

        Except (x) as disclosed in the Company Disclosure Schedule (it being acknowledged and agreed that disclosure of any item in any Part or sub-Part of the Company Disclosure Schedule shall be deemed disclosed with respect to any other Part or sub-Part of the Company Disclosure Schedule to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Schedule to such other Part or sub-Part is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and (y) as set forth in the Company SEC Documents furnished or filed prior to the date hereof to the extent it is reasonably apparent that any such disclosure set forth in the Company SEC Documents would qualify the representations and warranties contained herein, and further excluding from the Company SEC Documents any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein (other than those disclosures which relate to specific historical events or circumstances affecting the Company), the Company Parties jointly and severally represent and warrant to the Parent Parties as follows:

        Section 3.1    Organization and Good Standing; Subsidiaries.

          (a)   Each of the Acquired Companies (i) is a corporation or other Entity that is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Entity that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign Entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   Part 3.1(b) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization or incorporation and the ownership interest

  (and percentage interest) of the Company Parties or their Subsidiaries, as applicable, in such Subsidiary. None of the Acquired Companies owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other Entity, other than in the Acquired Companies.

        Section 3.2    Organizational Documents.     The Company has made available to Parent (or included as an exhibit to the Company SEC Documents) accurate and complete copies of the Organizational Documents of the Company, the Operating Partnership and each other material Subsidiary of the Company, each as amended to date, and each as so provided was duly adopted and is in full force and effect. Neither the Company nor the Operating Partnership, as applicable, is in violation of any of the provisions of its Organizational Documents. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

        Section 3.3    Capitalization.

          (a)   The authorized shares of beneficial interest of the Company, as of the close of business on May 17, 2018 (the "Capitalization Date"), consist of: (i) 200,000,000 Company Common Shares, of which 113,251,427 were issued, 110,382,519 were outstanding (which includes 266,749 unvested Company Restricted Shares) and 2,868,908 were held by the Company as treasury shares; and (ii) 40,000,000 Company Preferred Shares, of which (A) 4,600,000 Company Series I Preferred Shares are authorized, of which 4,400,000 were issued and outstanding as of the Capitalization Date, and (B) 6,000,000 Company Series J Preferred Shares are authorized, of which 6,000,000 were issued and outstanding as of the Capitalization Date (the Company Common Shares and the Company Preferred Shares are collectively referred to herein as the "Company Capital Shares"). All of the outstanding Company Capital Shares have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Company's Subsidiaries owns any Company Capital Shares. As of the Capitalization Date, 103,935 Company Common Shares were subject to issuance pursuant to outstanding Deferred Share Awards and 782,717 Company Common Shares were subject to issuance pursuant to outstanding Performance Awards (assuming achievement based on maximum performance). From the Capitalization Date until the date of this Agreement, no Company Capital Shares or Company Compensatory Awards have been issued or granted.

          (b)   Part 3.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Deferred Share Award and Performance Award as of the Capitalization Date: (i) the name of the holder of such Deferred Share Award or Performance Award; (ii) the number of Company Common Shares subject to such Deferred Share Award or Performance Award; (iii) the date on which such Deferred Share Award or Performance Award was granted; and (iv) the extent to which such Deferred Share Award or Performance Award is vested and/or non-forfeitable, as of the Capitalization Date, and the times and extent to which such Deferred Share Award or Performance Award (assuming achievement based on maximum performance) is scheduled, notwithstanding anything to the contrary in this Agreement, to become vested and/or non-forfeitable thereafter.

          (c)   Except as set forth in Part 3.3(c) of the Company Disclosure Schedule, (i) none of the outstanding Company Common Shares are entitled or subject to any preemptive right, right of repurchase, right of participation or any similar right; (ii) none of the outstanding Company Common Shares are subject to any right of first refusal in favor of any of the Acquired Companies; and (iii) there is no Contract to which any of the Acquired Companies is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Company Common Shares. Except as provided in Part 3.3(c) of the Company Disclosure Schedule, none of the Acquired Companies is under any obligation, nor is any of the Acquired Companies bound by any Contract pursuant to which it will become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Common Shares or other securities.

          (d)   Except as set forth on Part 3.3(d) of the Company Disclosure Schedule, there is no Indebtedness of the Acquired Companies issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote.

          (e)   Except as set forth in this Section 3.3, the Company Compensatory Awards, the redemption and conversion features of the Partnership Units and for changes since the Capitalization Date resulting from the exercise or settlement of Company Compensatory Awards outstanding on such date or granted thereafter as permitted under Section 5.1(b), there was no: (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of beneficial interest, restricted share units, share-based performance units, phantom shares, share appreciation rights, profit participation rights or any other right that is linked to, or the value of which is based on or derived from, the value of any shares of beneficial interest of the Company; (ii) outstanding security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; or (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

          (f)    Except as provided in Section 3.3(g) and except as set forth Part 3.3(f) of the Company Disclosure Schedule, the Company or another of its Subsidiaries owns, directly or indirectly, all of the issued and outstanding shares of share capital or other equity securities of each of the Acquired Companies, free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Company Parties or their Subsidiaries, and all of such outstanding shares or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. Except (i) pursuant to the Organizational Documents of the Company, the Operating Partnership and each other material Subsidiary of the Company, (ii) for equity securities and other instruments (including loans) in wholly owned Subsidiaries and (iii) as set forth in Part 3.3(f) of the Company Disclosure Schedule, neither the Company Parties nor any of their Subsidiaries has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Subsidiary of the Company).

          (g)   As of the Capitalization Date, the Operating Partnership had outstanding: (i) in addition to Partnership Common Units held by the Company, 145,223 Partnership Common Units, each of which was redeemable in exchange for cash, or at the Company's option, one Company Common Share as of the Capitalization Date, subject to the terms and conditions of the Partnership Agreement; and (ii) 10,400,000 Partnership Preferred Units held by the Company, of which (A) 4,400,000 Series I Preferred Units are outstanding, each of which was redeemable in exchange for one Company Series I Preferred Share as of the Capitalization Date, subject to the terms and conditions of the Partnership Agreement and (B) 6,000,000 Series J Preferred Units are outstanding, each of which was redeemable in exchange for one Company Series J Preferred Share as of the Capitalization Date, subject to the terms and conditions of the Partnership Agreement. All of the outstanding Partnership Units have been duly authorized and validly issued, and are fully paid and nonassessable. The Company is the sole general partner of the Operating Partnership and, as of the date hereof, owns approximately 99.9% of the Partnership Common Units as well as 100% of the Partnership Preferred Units. Part 3.3(g) of the Company Disclosure

  Schedule sets forth a list of all other holders of the Partnership Common Units, and the exact number and type (e.g., general or limited) of Partnership Common Units held. Except as set forth in Part 3.3(g) of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Operating Partnership to issue, transfer or sell any partnership interests of the Operating Partnership. Except as set forth in Part 3.3(g) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Operating Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Operating Partnership or any securities convertible into or exchangeable for any partnership interests of the Operating Partnership. Except as set forth in Part 3.3(g) of the Company Disclosure Schedule, the Operating Partnership interests owned by the Company are free and clear of any Liens and subject only to the restrictions on transfer set forth in the Partnership Agreement, and those imposed by applicable securities laws. From the Capitalization Date until the date of this Agreement, no Partnership Units have been issued or granted.

          (h)   All dividends or other distributions on the Company Capital Shares, the Partnership Common Units and the Partnership Preferred Units and any dividends or other distributions on any securities of any of the Company's Subsidiaries that have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

          (i)    As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Company and its Subsidiaries in excess of $5,000,000 in principal amount, other than Indebtedness in the principal amounts identified by instrument in Part 3.3(i) of the Company Disclosure Schedule.

        Section 3.4    SEC Filings; Financial Statements.

          (a)   All reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company Parties with the SEC since January 1, 2016 (as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof) (the "Company SEC Documents") have been filed with or furnished to the SEC on a timely basis. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Documents contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

          (b)   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any related notes or schedules thereto) and the consolidated Subsidiaries of the Company contained or incorporated by reference in the Company SEC Documents (collectively, the "Company Financial Statements"): (i) complied in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the financial position of the Company Parties and their consolidated Subsidiaries as of the respective dates thereof and the results of their operations and their cash flows for the periods covered thereby. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

          (c)   The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Acquired Companies. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure.

          (d)   The Company is in compliance in all material respects with all current listing requirements of the NYSE.

          (e)   None of the Acquired Companies has effected, entered into or created any securitization transaction or "off-balance sheet arrangement" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Acquired Companies in their published financial statements or other Company SEC Documents.

          (f)    As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or the Operating Partnership, on the other hand, since January 1, 2016. As of the date hereof, to the Company's Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review.

          (g)   Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any "extensions of credit" (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or trustee of the Company.

          (h)   As of the date hereof, none of the Acquired Companies has liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for: (i) Liabilities disclosed in the financial statements as of March 31, 2018 (including any related notes) contained in the Company SEC Documents; (ii) Liabilities incurred in the ordinary course of business consistent with past practice in all material respects since March 31, 2018; (iii) Liabilities to perform under Contracts entered into by the Acquired Companies; (iv) Liabilities that have not had, and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect; and (v) Liabilities and obligations incurred in connection with the Transactions.

        Section 3.5    Absence of Certain Changes.     Since December 31, 2017 through the date hereof (a) the Acquired Companies have conducted their businesses in all material respects in the ordinary course consistent with past practice, (b) since and through such dates, there has not been any Effect that has had or would not, individually or in the aggregate, reasonable be expected to have, a Company Material Adverse Effect and (c) except for regular quarterly cash dividends or other distributions on the Company Capital Shares and Partnership Units, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Shares or Partnership Units.

        Section 3.6    Properties.

          (a)   Subject to the immediately succeeding sentence, Part 3.6(a) of the Company Disclosure Schedule lists the common street address for all real property owned by the Acquired Companies in fee as of the date hereof (the "Owned Real Property") and sets forth the Subsidiary owning such Owned Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies have good and valid fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.

          (b)   Subject to the immediately succeeding sentence, Part 3.6(b) of the Company Disclosure Schedule lists the common street address for all real property in which an Acquired Company holds a ground lease interest in any real property (the "Ground Leased Real Property"), each ground lease (or ground sublease) with a Third Party pursuant to which any Acquired Company is a lessee (or sublessee) as of the date hereof, including each amendment or guaranty related thereto (individually, a "Ground Lease" and collectively, "Ground Leases") and the applicable Acquired Company holding such leasehold interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies hold a good and valid leasehold interest in the Ground Leased Real Property free and clear of all Liens except for Permitted Liens. Accurate and complete copies of the Ground Leases have been made available to the Parent Parties.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, as of the date hereof, none of the Acquired Companies has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened, with respect to any of the Company Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property held or used by them at the Company Real Property, free and clear of all Liens other than Permitted Liens.

          (d)   Except as set forth in Management Agreement Documents, no Acquired Company is a party to any material agreement pursuant to which a Person other than an Acquired Company manages or manages the development of any of the Company Real Property that is not terminable without cost or penalty by the Acquired Companies within 30 days.

          (e)   Except as set forth on Part 3.6(e) of the Company Disclosure Schedule, as of the date hereof, (i) no Acquired Company has exercised any Transfer Right with respect to any real property or Person in an amount in excess of $1,000,000, individually or in the aggregate, which transaction has not yet been consummated and (ii) no Third Party has exercised in writing any Transfer Right with respect to any Company Subsidiary or Company Real Property, which transaction has not yet been consummated.

          (f)    Part 3.6(f) of the Company Disclosure Schedule lists each real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned or otherwise disposed of by any Acquired Company since January 1, 2014, except for easements or similar interests. Other than as set forth in Part 3.6(f) of the Company Disclosure Schedule, to the Knowledge of the Company, as of the date hereof, no Acquired Company has received any written notice of any outstanding claims under any Prior Sale Agreements which would reasonably be expected to result in liability to any Acquired Company in an amount, in the aggregate, in excess of $500,000. To the Company's Knowledge, none of the Acquired Companies has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation, for any Company Real Property, in each case which has had, or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.7    Environmental Matters.     Except for such matters that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect (i) each of the Acquired Companies is in compliance with all Environmental Laws applicable to its operations as currently conducted and possesses and is in compliance with all Environmental Permits applicable to its operations as currently conducted; (ii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against any of the Acquired Companies; (iii) none of the Acquired Companies has received any written claim or written notice of violation from any Governmental Entity or any other Person alleging that such Acquired Company is in violation of, or liable under, any Environmental Law, the subject of which remains unresolved (or resolved with any remaining obligations), and to the Knowledge of the Company, no such claim or notice has been threatened in writing; and (iv) (x) none of the Acquired Companies has released any Hazardous Materials at any location, and (y) to the Knowledge of the Company, there has been no release of any Hazardous Materials and Hazardous Materials are not otherwise present at any Company Real Property, in each case, in an amount or manner that would reasonably be expected to result in an Environmental Claim against or liability of any of the Acquired Companies. All environmental reports, assessments and audits in the possession or reasonable control of the Acquired Companies, in each case containing information that would reasonably be expected to be material to the Acquired Companies, taken as a whole, have been made available to Parent.

        Section 3.8    Material Contracts.

          (a)   All Contracts, including amendments thereto, required to be filed as an exhibit to any Company SEC Documents filed on or after January 1, 2017 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.

          (b)   Other than the Contracts described in Section 3.8(a), Part 3.8(b) of the Company Disclosure Schedule sets forth a complete list, except for this Agreement, in each case as of the date hereof, of each Contract (or the accurate description of principal terms on case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect, to which any of the Acquired Companies is a party to or by which it is bound or to which any of their respective assets is subject (other than any of the foregoing solely between the Company and any of the wholly-owned Acquired Companies or solely between any wholly-owned Acquired Companies) that:

              (i)  is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

             (ii)  is a (A) limited liability company agreement, partnership agreement or joint venture agreement or similar Contract or (B) a Management Agreement Document, Franchise Agreement Document, Material Space Lease, Ground Lease or Material Company Lease;

            (iii)  contains covenants of any Acquired Company purporting to limit, in any material respect, either the type of business in which the Company or any of its Subsidiaries or any of their affiliates may engage or the geographic area in which any of them may so engage, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, contained in the Material Company Leases or contained in other recorded documents by which real property was conveyed by the Company to any user;

            (iv)  evidences Indebtedness for borrowed money in excess of $5,000,000 of any of the Acquired Companies, whether unsecured or secured;

             (v)  provides for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or other right to purchase, sell, dispose of, or ground lease, by merger, purchase or sale of assets or stock or otherwise, any real property (including any Owned Real Property or any portion thereof) including any Prior Sale Agreement;

            (vi)  other than the Partnership Agreement, contains a put, call or similar right pursuant to which any of the Acquired Companies could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $5,000,000;

           (vii)  (x) requires any of the Acquired Companies to provide any funds to or make any investment in (in each case, in the form of a loan, capital contribution or similar transaction) any other Acquired Company or other Person in excess of $2,000,000 or (y) evidences a loan (whether secured or unsecured) made to any other Person in excess of $2,000,000;

          (viii)  relates to the settlement (or proposed settlement) of any pending or threatened Legal Proceeding, other than any settlement that provides solely for the payment of less than $1,000,000;

            (ix)  would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act; or

             (x)  except to the extent such Contract is described in the clauses above, is a Company Benefit Plan or is terminable by the Acquired Companies within 180 days, calls for (A) aggregate payments by, or other consideration from, any of the Acquired Companies of more than $7,500,000 over the remaining term of such Contract or (B) annual aggregate payments by, or other consideration from, any of the Acquired Companies of more than $5,000,000.

          (c)   Each Contract, arrangement, commitment or understanding of the type described above in Section 3.8(b), whether or not set forth in Part 3.8(b) of the Company Disclosure Schedule is referred to herein as a "Material Contract". The Company has made available to Parent true and complete copies of all Material Contracts as of the date hereof, including amendments and supplements thereto. As of the date hereof, all of the Material Contracts are valid and binding on the Acquired Companies, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors' rights generally and by general principles of equity (the "Bankruptcy and Equity Exception"). No Acquired Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect and, as of the date hereof, no Acquired Company has received written notice of any of the foregoing.

        Section 3.9    Permits; Compliance.

          (a)   Each of the Acquired Companies is in possession of all franchises, authorizations, licenses, permits, certificates, variances, exemptions, approvals, Orders, registrations and clearances of any Governmental Entity (each, a "Permit") necessary for the Acquired Companies to own, lease and operate its properties and assets (including the Company Real Property), and to carry on and operate its businesses as currently conducted (including giving effect to the Management Agreement Documents and Franchise Agreement Documents) (the "Company Permits"), and all such Company Permits are in full force and effect, in each case except where the failure to have, or the failure to be in full force and effect of, any Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any Company Permits is pending or, to the Knowledge of the Company, threatened in writing and no such suspension or cancellation will result from the Transactions, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   Each of the Acquired Companies is in compliance with all Laws applicable to its businesses, except where the failure to comply with such Laws would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of the Acquired Companies is pending, except for such investigations the outcomes of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies has, during the one-year period prior to the date hereof: (i) received any written notice from any Governmental Entity regarding any material violation by the Acquired Companies of any Law; or (ii) provided any written notice to any Governmental Entity regarding any material violation by any of the Acquired Companies of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.9(b) with respect to environmental matters.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Acquired Companies nor, to the Company's Knowledge, any trustee, director, officer or employee of any of the Acquired Companies in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

        Section 3.10    Legal Proceedings; Orders.

          (a)   Except for Transaction Litigation, there is no Legal Proceeding pending (or, to the Knowledge of the Company, threatened) against any of the Acquired Companies that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (b)   There is no material Order, specific to any of the Acquired Companies under which any of them is subject to ongoing obligations that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (c)   To the Knowledge of the Company, there is no pending or threatened investigation by any Governmental Entity with respect to any of the Acquired Companies that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (d)   As of immediately prior to the date of this Agreement, there is no Legal Proceeding pending (or, to the Knowledge of the Company, threatened) against any of the Acquired Companies seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the Transactions.

        Section 3.11    Tax Matters.

          (a)   Each of the Acquired Companies has timely filed (or had filed on their behalf) all income and all other material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity), and all such filed Tax Returns are correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of each of the Acquired Companies (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. No power of attorney with respect to any Tax matter is currently in force.

          (b)   The Company (i) for all taxable years commencing with its taxable year ended December 31, 1998 through December 31, 2017 has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has been organized and operated in conformity with all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2017 to the date hereof, and intends to continue to operate until the Closing, in such a manner as to permit it to continue to qualify as a REIT, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in the Company's failure to qualify as a REIT, and no challenge to the Company's status or qualification as a REIT is pending or, to the Company's knowledge, threatened in writing. Part 3.11(b) of the Company Disclosure Schedule sets forth each Subsidiary of the Company and its classification for U.S. federal income tax purposes as of the date hereof. Each entity that is listed in Part 3.11(b) of the Company Disclosure Schedule as a partnership, joint venture, or limited liability company has, since the later of the date of its formation and the date on which the Company acquired an interest in such entity, been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each entity that is listed in Part 3.11(b) of the Company Disclosure Schedule as a corporation has, since the later of the date of its formation or the date on which the Company acquired an interest in such entity, been treated for U.S. federal income tax purposes as a REIT, a "qualified REIT subsidiary" pursuant to Section 856(i) of the Code (a "QRS") or a "taxable REIT subsidiary" pursuant to Section 856(l) of the Code (a "TRS") as set forth on such schedule. Each entity that is listed in Part 3.11(b) of the Company Disclosure Schedule as a REIT has been, since the date of its formation, treated as a REIT for U.S. federal income tax purposes. Except as set forth in Part 3.11(b) of the Company Disclosure Schedule, the Company does not directly or indirectly hold any asset the disposition of which would subject it to Tax on built-in gain pursuant to IRS Notice 88-19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code or any elections made thereunder.

          (c)   Since its taxable year ended December 31, 1998, the Acquired Companies have not incurred (i) any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder) or (ii) any other material liability for Taxes that have become due and that have not been previously paid other than in the ordinary course of business. Since its formation, none of the Acquired Companies (other than a TRS or any subsidiary of a TRS) has engaged at any time in any "prohibited transaction" within the meaning of Section 857(b)(6) of the Code. Since its formation, none of the Acquired Companies has engaged in any transaction that would give rise to "redetermined rents, redetermined deductions and excess interest" described in Section 857(b)(7) of the Code. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Subsidiary of the Company.

          (d)   There are no Tax Protection Agreements currently in force.

          (e)   Each of the Acquired Companies: (i) is not currently the subject of any audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter by any Governmental Entity; (ii) has not received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending; (iii) has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; (iv) has not received a request for waiver of the time to assess any material Taxes, which request is still pending; (v) is not contesting any liability for material Taxes before any Governmental Entity; (vi) to the knowledge of the Company, is not subject to a claim or deficiency for any material Tax which has not been satisfied by payment, settled or been withdrawn; (vii) to the knowledge of the Company, is not subject to a claim by a Governmental Entity in a jurisdiction where such Acquired Company does not file Tax Returns that the Acquired Company is or may be subject to material taxation by that jurisdiction; (viii) has no outstanding requests for any Tax ruling from any Governmental Entity and has not received a Tax ruling; and (ix) is not the subject of a "closing agreement" within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law).

          (f)    Each of the Acquired Companies: (i) has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate Governmental Entity all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws, (iii) has in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) has collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or has been furnished properly completed exemption certificates and have in all material respects maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.

          (g)   The Company has made available to Parent correct and complete copies of (i) all U.S. federal and other material income Tax Returns of the Company and the Company Subsidiaries relating to the taxable periods ending since the Company's taxable year ended December 31, 2014 and (ii) any material audit report issued within the last four (4) years relating to any Taxes due from or with respect to the Company or any Company Subsidiaries.

          (h)   None of the Acquired Companies: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Acquired Company or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.

          (i)    None of the Acquired Companies nor any other Person on behalf of the Acquired Companies has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.

          (j)    None of the Acquired Companies is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) any agreement or arrangement between the Company and any Company Subsidiary (or between any Company Subsidiaries), and (ii) provisions in commercial contracts not primarily relating to Taxes.

          (k)   None of the Acquired Companies has participated in a "listed transaction" within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations.

          (l)    In the past two (2) years, none of the Acquired Companies has been a "distributing corporation" or a "controlled corporation" in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (m)  None of the Acquired Companies (i) is or has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is/was a "taxable REIT subsidiary" (within the meaning of Section 856 of the Code)) or (ii) has any liability for the Taxes of any Person (other than another Acquired Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

        Section 3.12    Employee Benefit Plans.

          (a)   Part 3.12(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each material Company Benefit Plan.

          (b)   With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles (or, to the extent no such plan exists, a written summary of material terms); (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent IRS Form 5500 (including schedules and attachments) and financial statements; (iv) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code; (v) the most recent financial statements and actuarial valuations, if applicable; and (vi) all material correspondence regarding the Company Benefit Plan with any Governmental Entity.

          (c)   None of the Acquired Companies maintains, sponsors, contributes to or is required to contribute to (and such entities have not, in the past six (6) years, had an obligation to contribute to) or has any Liability under or with respect to any (i) "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) "multiple employer plan" (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) "multiple employer welfare arrangement" (as such term is defined in Section 3(40) of ERISA), or (v) plan, program, Contract, policy, arrangement or agreement that provides for material post-retirement or post-termination health, life insurance or other welfare type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code. None of the Acquired Companies is or has been subject to any Liability by reason of at any time being considered a single employer with any other Person under Section 414 of the Code. None of the Acquired Companies nor any ERISA Affiliate has incurred any present or contingent liability under Title IV of ERISA, nor does any condition exist which would reasonably be expected to result in any such liability.

          (d)   Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a current favorable determination or opinion letter from the IRS as to its qualified status and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that has would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

          (e)   The Company Benefit Plans have been maintained, funded and administered in accordance with their terms and applicable Law, including, without limitation, ERISA and the Code, except where the failure to so maintain, fund and administer would not reasonably be expected to have a Company Material Adverse Effect. All required payments and/or contributions (including all employer contributions and employee salary reduction contributions) have either been made or have been accrued in accordance with the terms of the applicable Company Benefit Plan and applicable Law, including to any funds or trusts established thereunder or in connection therewith. There are no pending or, to the Knowledge of the Company, threatened, suits, Legal Proceedings, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan (other than for benefits payable in the ordinary course of business) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (f)    Except as expressly set forth on the applicable clause of Part 3.12(f)(i) or (ii) of the Company Disclosure Schedule, none of the Transactions, entry into this Agreement, or shareholder approval of this Agreement and/or the Transactions (either alone or in connection with any other event) will (i) result in, or cause the acceleration of, vesting in, increase of or payment of, any benefits or compensation under any Company Benefit Plan or (ii) result in any payment or benefit to any Person which would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code). Except as set forth on Part 3.12(f)(iii) of the Company Disclosure Schedule, none of the Acquired Companies have any obligations to gross-up, indemnify or otherwise reimburse any current or former employee, director, trustee or individual independent contractor of the Acquired Companies for any Taxes incurred by such individual, including, but not limited to, Taxes incurred under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

        Section 3.13    Labor Matters.     As of the date hereof, the Acquired Companies are in material compliance with all applicable Law and Orders governing labor or employment.

          (a)   Except as set forth on Part 3.13 of the Company Disclosure Schedule, no Acquired Company is party to any collective bargaining agreement or similar labor agreement (excluding personal services contracts). The employees of the Acquired Companies currently are not represented by a labor union or works council and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Acquired Companies (including any written demand for recognition or certification by any labor organization or group of employees of any Acquired Company). There are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or the Company's Knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, no strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Acquired Companies has materially affected the Acquired Companies or is being threatened in writing.

          (b)   No Legal Proceeding by any employee of the Acquired Companies for unpaid wages, bonuses, commissions, employment withholding Taxes, penalties, unpaid overtime, child labor or record keeping violations is pending or, to the Knowledge of the Company, is threatened under the FLSA, the Davis Bacon Act, the Walsh Healey Act or the Service Contract Act, or any other Law. No discrimination, harassment and/or retaliation Legal Proceeding by any employee of the Acquired Companies, is pending or, to the Knowledge of the Company, is threatened against the Acquired Companies or any employee, officer or trustee of the Acquired Companies in their capacity as such, under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other applicable Law or comparable state fair employment practices act. To the Knowledge of the Company, no wrongful discharge, retaliation, libel, slander or other Legal Proceeding by any employee of the Acquired Companies that arises out of the employment relationship between the Acquired Companies and their respective employees is pending or, to the Knowledge of the Company, is threatened against the Acquired Companies under any applicable Law.

          (c)   To the Knowledge of the Company, no employee of the Acquired Companies is in violation of any material term of any non-disclosure agreement, non-competition agreement or any other restrictive covenant agreement with a former employer relating to the right of any such employee to be employed by the Acquired Companies because of the nature of the business conducted by the Acquired Companies or to the use of trade secrets or proprietary information of others.

          (d)   Within the past two (2) years, none of the Acquired Companies has implemented any plant closing or layoff of employees that (in either case) required notification under the WARN Act.

        Section 3.14    Intellectual Property.

          (a)   Part 3.14(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Patents, registered Marks and registered Copyrights that are owned by the Acquired Companies ("Registered Company Intellectual Property Assets").

          (b)   Except as set forth in Part 3.14(b) of the Company Disclosure Schedule and as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect:

              (i)  one of the Acquired Companies exclusively owns the Company Intellectual Property Assets, free and clear of all Liens;

             (ii)  all Registered Company Intellectual Property Assets have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Knowledge of the Company, are valid and enforceable, except for issuances, registrations or applications that the applicable Acquired Company has permitted to expire or has cancelled or abandoned in its reasonable business judgment;

            (iii)  there are no pending or, to the Knowledge of the Company, threatened claims in writing against the Acquired Companies alleging that the operation of the business of such the Acquired Company as currently conducted infringes the rights of any Person in or to any Intellectual Property Assets ("Third Party IP Rights") or that any of the Company Intellectual Property Assets are invalid or unenforceable;

            (iv)  to the Knowledge of the Company, the operation of the business of the Acquired Companies as currently conducted does not infringe the rights of any Person in or to any Third Party IP Rights; and

             (v)  to the Knowledge of the Company, there is no infringement by any Person of any of the Company Intellectual Property Assets.

        Section 3.15    Insurance.

          (a)   The Company has made available to Parent the material insurance policies held by, or for the benefit of the Acquired Companies as of the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all insurance policies maintained by the Acquired Companies are in full force and effect, (ii) all premiums due and payable thereon have been paid, and (iii) none of the Acquired Company is in breach of or default under any of such insurance policies.

          (b)   From January 1, 2016 through the date hereof, none of the Acquired Companies has received any written communication notifying any of the Acquired Companies of any (i) premature cancellation or invalidation of any material insurance policy held by any Acquired Company (except with respect to policies that have been replaced with similar policies), (ii) written refusal of any coverage or rejection of any material claim under any material insurance policy held by the Acquired Companies or (iii) other than increases commencing in April 2018, material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company. Except as set forth in Part 3.15(b) of the Company Disclosure Schedule, as of the date hereof, there is no pending material claim by any Acquired Company against any insurance carrier under any insurance policy held by any Acquired Company.

        Section 3.16    Authority; Binding Nature of Agreement.

          (a)   The Company has the requisite real estate investment trust power and authority to enter into and to perform its obligations under this Agreement and, subject to the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Company Common Shares entitled to vote on the matter at the Shareholders Meeting to approve this Agreement (the "Company Shareholder Approval"), to consummate the Transactions. The Company Board has duly adopted resolutions unanimously (i) approving and declaring advisable this Agreement and the Mergers and the other Transactions, (ii) approving the execution, delivery and performance of this Agreement and, subject to obtaining the Company Shareholder Approval, the consummation by the Company of the Transactions, including the Company Merger, (iii) directing that, subject to the terms and conditions of this Agreement, the Company Merger be submitted to the shareholders of the Company for their approval, and (iv) resolving to, subject to the terms and conditions of this Agreement, recommend the approval of the Company Merger by the shareholders of the Company (the "Company Board Recommendation"), which resolutions, except as permitted under Section 5.2, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement other than, with respect to consummation of the Company Merger, obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered on behalf of the Company Parties and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Parent Parties, constitutes the valid and binding obligation of the Company, enforceable against the Company Parties in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The Operating Partnership has the requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The Company, as the general partner of the Operating Partnership, has (i) determined that the Transactions are in the best interests of, the Operating Partnership and its limited partners, (ii) declared that this Agreement is advisable, and (iii) authorized and approved the execution, delivery and performance of this Agreement by the Operating Partnership. The execution and delivery of this Agreement by the Operating Partnership and the consummation by the Operating Partnership of the Transactions have been duly authorized by all necessary action on the part of the Operating Partnership, and no other proceedings on the part of the Operating Partnership are necessary to authorize this Agreement or to consummate the Transactions.

        Section 3.17    Vote Required.     The Company Shareholder Approval is the only vote or consent of the holders of any class of securities of the Company necessary to approve the Company Merger and the other Transactions. The Company, as the sole general partner of the Operating Partnership and as a limited partner, has approved this Agreement and the Partnership Merger, and such approval is the only approval necessary from the holders of any class of securities of the Operating Partnership for the approval of this Agreement, the Partnership Merger and the other Transactions.

        Section 3.18    Non-Contravention; Consents.     Except in the case of clauses (b) and (c), for violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and as set forth on Part 3.18 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company Parties and the consummation by the Company Parties of the Transactions will not: (a) cause a violation of any of the provisions of the Organizational Documents of any Acquired Company; (b) cause a violation by the Acquired Companies of any Law applicable to the business of any Acquired Company; or (c) require any consent, notice or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, notification, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Company Permitted Lien) upon any of the respective properties or assets (including rights) of any Acquired Company, pursuant to, any Contract to which any Acquired Company is a party (or by which any of their respective properties or assets (including rights) are bound) or any Company Permit. Except as may be required by the Exchange Act, the MRL, the DRULPA, the listing requirements of the NYSE, and such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Mergers, including the Proxy Statement, none of the Company Parties is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by the Company Parties or the consummation by the Company Parties of the Transactions, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.19    Opinion of Financial Advisor.     The Company Board has received from each of (i) Citigroup Global Markets Inc. ("Citigroup") and (ii) Goldman Sachs & Co. LLC ("Goldman Sachs") an opinion, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the Merger Consideration to be paid to the holders of Company Common Shares, other than Parent or any Affiliate of Parent, pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of each such opinion shall be made available to Parent as soon as practicable after receipt thereof by the Company, for information purposes only.

        Section 3.20    Brokers.     Except for Citigroup and Goldman Sachs, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company Parties who are entitled to any banking, broker's, finder's or similar fee or commission in connection with the Mergers and the other Transactions. The Company has made available to Parent true and complete copies of all Contracts between the Company Parties and Citigroup, and between the Company Parties and Goldman Sachs, relating to the Transactions, which agreements disclose all fees payable thereunder.

        Section 3.21    Investment Company Act.     None of the Acquired Companies is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

        Section 3.22    Takeover Statutes.     (a) the Company Board has taken all action necessary to render inapplicable to the Company Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), (b) the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Company Merger and (c) to the Knowledge of the Company, no other "business combination," "control share acquisition," "fair price," "moratorium" or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company Parties, including the DRULPA (collectively, "Takeover Statutes") are applicable to the Mergers or the other Transactions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

        The Parent Parties hereby jointly and severally represent and warrant to the Company Parties as follows:

        Section 4.1    Organization and Good Standing.

          (a)   Each of the Parent Parties (i) is a limited partnership that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of Delaware, (ii) has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign Entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), where the failure to have such power and authority or be so qualified or licensed would not reasonably be expected to have a Parent Material Adverse Effect. Parent was formed solely for the purpose of engaging in the Transactions and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

          (b)   All of the issued and outstanding limited partnership interests of Merger Sub are, and at the Company Merger Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions and it has not conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

          (c)   All of the issued and outstanding limited partnership interests of Merger OP are, and at the Partnership Merger Effective Time will be, owned by Merger Sub. Merger OP was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

        Section 4.2    Legal Proceedings; Orders.

          (a)   As of the date hereof, there is no Legal Proceeding pending (or, to the knowledge of Parent, threatened) against any of the Parent Parties that is expected by Parent to have a Parent Material Adverse Effect.

          (b)   As of the date hereof, there is no material Order, specific to any of the Parent Parties under which any of them is subject to ongoing obligations that is expected by Parent to have a Parent Material Adverse Effect.

          (c)   As of the date hereof, to the knowledge of Parent, there is no pending or threatened investigation by any Governmental Entity with respect to any of the Parent Parties that is expected by Parent to have a Parent Material Adverse Effect.

        Section 4.3    Authority; Binding Nature of Agreement.

          (a)   Parent has the requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Transactions have been duly authorized by all necessary action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize the execution, delivery and performance by Parent of this Agreement. This Agreement has been duly executed and delivered on behalf of the Parent Parties and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company Parties, constitutes the valid and binding obligation of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   Merger Sub has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the Transactions.

          (c)   Merger OP has the requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Merger OP and the consummation by Merger OP of the Transactions have been duly authorized by all necessary action on the part of the Parent Parties, and no other proceedings on the part of Merger OP are necessary to authorize this Agreement.

        Section 4.4    Non-Contravention; Consents.     Except for violations and defaults that would not have a Parent Material Adverse Effect, the execution and delivery of this Agreement by the Parent Parties, and the consummation by the Parent Parties of the Transactions, will not: (a) cause a violation of any of the provisions of the Organizational Documents of any Parent Party or (b) assuming that all consents, approvals and authorizations described in the immediately succeeding sentence have been obtained and all filings and notifications described in the immediately succeeding sentence have been made, cause a violation by any Parent Party of any Law applicable to any Parent Party. Except as may be required by the Exchange Act, the MRL, the DRULPA, none of the Parent Parties is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of the Mergers, except where the failure to make any such filing or obtain any such consent would not have a Parent Material Adverse Effect. No vote of Parent's equity holders is necessary to adopt this Agreement or to approve any of the Transactions.

        Section 4.5    Not an Interested Stockholder.     None of the Parent Parties or any of their respective Affiliates, within the past five years, has beneficially owned (as defined in Rule 13d-3 under the

Exchange Act) any Company Capital Shares or Partnership Units or any securities that are convertible into or exchangeable or exercisable for Company Capital Shares or Partnership Units, or holds any rights to acquire or vote any Company Capital Shares or Partnership Units, other than pursuant to this Agreement. None of the Parent Parties or any of their Subsidiaries, or the "Affiliates" or, to the knowledge of the Parent Parties, the "associates" of any such person, within the past five years, has been an "interested stockholder" of the Company, in each case as defined in Section 3-601 of the MGCL.

        Section 4.6    Available Funds.     Parent has received and accepted, and has delivered to the Company, a true, correct and complete fully executed copy of the Equity Commitment Letter from the Sponsor to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being referred to as the "Equity Financing"). The Equity Commitment Letter has not been withdrawn, terminated, repudiated, rescinded, supplemented, amended or modified, no terms thereunder have been waived, and no such withdrawal, termination, repudiation, rescission, supplement, amendment, modification or waiver is contemplated. Parent or Merger Sub has fully paid any and all commitment fees or other fees required to be paid pursuant to the terms of the Equity Commitment Letter on or before the date of this Agreement. Assuming the Equity Financing is funded in accordance with the Equity Commitment Letter, the accuracy of the representations and warranties set forth in this Agreement and the performance in all material respects by the Company Parties of their obligations under this Agreement, at the Closing, Parent will have sufficient cash on hand to consummate the Transactions and satisfy all of its obligations under this Agreement, including the payment of the Merger Consideration, any fees and expenses of or payable by the Parent Parties or the Surviving Entity, any payments in respect of equity compensation obligations required to be made in connection with the Mergers, and any repayment or refinancing of any outstanding Indebtedness of Parent, the Company, and their respective Subsidiaries required in connection therewith. The Equity Commitment Letter is, as to Parent and the other parties thereto, enforceable against such Persons in accordance with its terms, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception. The Equity Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto; and no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Equity Commitment Letter. Parent does not have any reason to believe that any of the conditions to the funding of the full amount of the Equity Financing will not be satisfied on a timely basis or that the full amount of the Equity Financing will not be available to Parent or Merger Sub on the date of the Closing should it occur pursuant to Section 2.3. The Equity Commitment Letter contains all of the conditions precedent and other conditions and contingencies to the obligations of the parties thereunder to make the full amount of the Equity Financing available to Parent on the terms therein. There are no side letters or other agreements, arrangements or understandings (written or oral) to which Parent or any of its Affiliates is a party related (directly or indirectly) to the Equity Financing other than as expressly set forth in the Equity Commitment Letter. The obligations of the Parent Parties under this Agreement are not subject to any conditions regarding Parent's, Merger Sub's, their respective Affiliates' or any other Person's (including, for the avoidance of doubt, any of the Acquired Companies') ability to obtain the Equity Financing.

        Section 4.7    Solvency.     Assuming (a) satisfaction or waiver of the conditions to Parent's, Merger Sub's and Merger OP's obligation to consummate the Mergers, (b) the accuracy of the representations and warranties of the Company Parties set forth in Article 3 hereof, and (c) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, then after giving effect to all of the Transactions, including the Equity Financing, each of Parent and the Surviving Entity will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (A) the value of all "liabilities of such Person, including an estimate of contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable Liabilities of such Person on its existing debts (including contingent and other Liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its Liabilities, including contingent and other Liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 4.8    Guarantee.     Parent has furnished the Company with a duly executed, accurate and complete copy of the Guarantee. The Guarantee is in full force and effect. The Guarantee is (i) a legal, valid and binding obligation of the Sponsor and (ii) enforceable in accordance with its respective terms against the Sponsor, except as enforceability may be limited by the Bankruptcy and Equity Exception. There is no breach or default under the Guarantee by the Sponsor, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Sponsor.

        Section 4.9    Brokers.     There are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Parent Parties who are entitled to any banking, broker's, finder's or similar fee or commission payable by the Company or any of its Affiliates or any of their respective shareholders in connection with the Mergers and the other Transactions based upon arrangements made by and on behalf of the Parent Parties.

        Section 4.10    Absence of Certain Agreements.     As of the date hereof, none of the Parent Parties nor any of their respective controlled Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any shareholder of the Company or limited partner of the Operating Partnership would be entitled to receive, in respect of any Company Common Share or Partnership Unit, consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company or limited partner of the Operating Partnership has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any shareholder of the Acquired Companies has agreed to make an investment in, or contribution to, any of the Parent Parties in connection with the Transactions, in each case that would not terminate and be void concurrently with any termination of this Agreement. Other than this Agreement, the Guarantee and the Confidentiality Agreement, as of the date hereof, there are no Contracts or any commitments to enter into any Contract between Parent, Merger Sub or Merger OP or any of their respective controlled Affiliates, on the one hand, and any trustee, officer, employee or shareholder of the Company or the Operating Partnership, on the other hand, relating to the Transactions or the operations of the Surviving Entity after the Company Merger Effective Time or the Surviving Partnership after the Partnership Merger Effective Time.

        Section 4.11    Compliance.     Each of the Parent Parties is in, and since January 1, 2016 has been in, compliance with all Laws applicable to its businesses, except where the failure to comply with such Laws has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Parties has, during the past five years: (i) received any written notice from any Governmental Entity regarding any material violation by the Parent Parties of any Law; or (ii) provided any written notice to any Governmental Entity regarding any material violation by any of the Parent Parties of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

 ARTICLE 5
COVENANTS

        Section 5.1    Interim Operations of the Company Parties.     The Company Parties agree that, between the date hereof and the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, except (i) to the extent Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as set forth in Part 5.1 of the Company Disclosure Schedule, (iii) as contemplated or permitted by this Agreement, (iv) as may be necessary or appropriate to carry out the Transactions, (v) as may be required to facilitate compliance with any Law or Contract, or (vi) as required by the rules or regulations of NYSE, the Company Parties shall, and shall cause their Subsidiaries to, (x) use commercially reasonable efforts to conduct their operations in the ordinary course of business consistent with past practice in all material respects and (y) use commercially reasonable efforts to maintain and preserve substantially intact the business organization of the Acquired Companies, to retain the services of their current officers and key employees, to preserve their assets and properties in good repair and condition and to preserve the goodwill and current relationships of the Acquired Companies with persons with which the Acquired Companies have significant business relations. Without limiting the foregoing, except as set forth in Part 5.1 of the Company Disclosure Schedule, as contemplated or required by any other provision of this Agreement or any Management Agreement Document to which any Acquired Company is bound or as required by applicable Law, or by any Governmental Entity of competent jurisdiction, the Company Parties shall not, nor shall they permit any of their Subsidiaries to, between the date hereof and the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a)   amend any of the Acquired Companies' Organizational Documents (whether by merger, consolidation or otherwise);

          (b)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of any Acquired Company, other than (A) the payment of dividends or distributions declared prior to the date of this Agreement, (B) the declaration and payment by the Company and the Operating Partnership of the regular quarterly dividend per Company Common Share or Partnership Common Unit for the fiscal quarter ending June 30, 2018 with an anticipated declaration date on or about June 15, 2018, in accordance with past practice and in an amount not to exceed $0.225 per Company Common Share or Partnership Common Unit, (C) dividends on Company Preferred Shares in accordance with their respective terms as set forth in the Company Declaration of Trust, (D) for distributions on the Partnership Preferred Units in accordance with their respective terms, (E) dividends or distributions, declared, set aside or paid by any Acquired Company to any other Acquired Company that is, directly or indirectly, wholly owned by the Company, (F) distributions required for the Company or any Subsidiary REIT to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise Taxes by the Company or any Subsidiary REIT pursuant to Section 5.15, and (G) distributions resulting from the vesting or settlement of Company Compensatory Awards set forth in Part 5.1(b) of the Company Disclosure Schedule, (ii) split, combine or reclassify any capital stock of the Acquired Companies, (iii) except as otherwise provided in Section 5.1(c), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of any Acquired Company, (iv) except as otherwise provided in Section 5.1(c), purchase, redeem or otherwise acquire any Company securities, except for acquisitions of Company Common Shares by the Company in satisfaction by holders of Company Compensatory Awards of applicable withholding Taxes, or (v) enter into any amendment or other modification to the material terms of any material Indebtedness for borrowed money of the Acquired Companies;

          (c)   (i) issue, deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), sell, grant, pledge, transfer, subject to any Lien or dispose of any Company or Operating Partnership securities or any other securities convertible into or exchangeable for Company or Operating Partnership securities, other than (A) the issuance of Company Common Shares upon the settlement of Deferred Share Awards or Performance Awards that are outstanding on the date hereof, in accordance with the equity award's terms as in effect on the date hereof, (B) the issuance of Company Common Shares upon conversion of Company Preferred Shares or upon redemption of Partnership Units, in accordance with their respective terms existing on the date hereof, or (C) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof and expressly identified on Part 5.1(c)(i)(C) of the Company Disclosure Schedule, or (ii) amend any term of any security of the Acquired Companies (in each case, whether by merger, consolidation or otherwise);

          (d)   adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to any of the Acquired Companies;

          (e)   except as set forth on Part 5.1(e) of the Company Disclosure Schedule, (i) increase the salary, wages, benefits, bonuses, severance or other compensation payable or to become payable to the Company's current or former trustees or employees, except for (x) increases or payments in the ordinary course of business consistent with past practice with respect to any employee with an annual base salary below $150,000, or (y) increases required under any Company Benefit Plan or under applicable Law and expressly identified in Part 5.1(e)(i)(y) of the Company Disclosure Schedule; (ii) terminate the employment of any employee, other than for "cause," or hire any new employee other than those for whom an offer of employment has already been extended prior to the date hereof; or (iii) enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement enter into, adopt, amend or terminate any Company Benefit Plan or take any action to fund, accelerate or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan;

          (f)    acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than (i) one or more acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $2,500,000 and (ii) acquisitions of assets or real property pursuant to Contracts listed in Part 5.1(f) of the Company Disclosure Schedule;

          (g)   sell, lease, license, pledge, transfer, ground lease, subject to any Lien or otherwise dispose of any material assets or material properties except (i) pursuant to existing Contracts, (ii) Permitted Liens incurred in the ordinary course of business, (iii) sales of inventory or used equipment in the ordinary course of business, or (iv) other than with respect to any real property (including any Company Real Property) in cases that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (h)   change any of the accounting methods used by the Company Parties materially affecting their assets, Liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company SEC Documents filed prior to the date hereof;

          (i)    (i) incur, assume, refinance or guarantee any long-term or short-term Indebtedness or issue any debt securities, except (A) for borrowings and guarantees under the Company's or any of its Subsidiaries' current credit facilities in the ordinary course of business (including to the extent necessary to pay dividends permitted by Section 5.1(b)), or (B) in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Acquired Company); (iii) prepay any Indebtedness, except for (A) repayments of Indebtedness in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any Company Real Property), and (B) mandatory payments under the terms of any Indebtedness in accordance with its terms, or (iv) make loans, advances or capital contributions to or investments in any Person (other than (x) as required by any joint venture agreement or (y) as permitted pursuant to Section 5.1(j);

          (j)    make any capital expenditures or enter into any Contract for any renovation, construction or capital expenditure other than (i) capital expenditures set forth in the capital expenditure budget set forth on Part 5.1(j) of the Company Disclosure Schedule; provided, however, that the Company shall not commit capital of $1,000,000 or more to any project referred to in such capital expenditure budget without the prior written consent of Parent, (ii) capital expenditures required by Law, (iii) expenditures permitted to be made by Management Companies from reserved funds pursuant to and as permitted under the Management Agreement Documents, (iv) emergency capital expenditures in any amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (v) capital expenditures in any amount not exceeding $5,000,000 in the aggregate for all projects of the Acquired Companies; provided that the Company shall consult in good faith with Parent before undertaking any capital expenditures exceeding $20,000 per key at any Company Real Property, and (vi) Contracts related to capital expenditures permitted by clauses (i) through (v);

          (k)   settle or compromise any claim or Legal Proceeding (whether or not commenced prior to the date of this Agreement), other than any Legal Proceeding providing solely for the payment of an amount less than $2,000,000 individually or $5,000,000 in the aggregate (net of any amount covered by insurance or indemnification), but in no event shall the Acquired Companies settle any Transaction Litigation except in accordance with the provisions of Section 5.11;

          (l)    enter into any new line of business;

          (m)  fail to maintain in full force and effect material insurance policies or comparable replacement policies covering Acquired Companies and their respective properties, assets and businesses in a form and amount consistent with past practice;

          (n)   (i) amend in any material respect or terminate, or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any Material Space Lease or Material Company Lease, (ii) enter into, amend, terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any other Material Contract or (iii) enter into a new Contract that, if entered into prior to the date of this Agreement, would have been a Company Material Contract;

          (o)   (i) initiate or consent to any material zoning reclassification of any Company Real Property or any material change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any material Company Real Property in any material respect or (ii) amend, modify or terminate, or authorize any Person to amend, modify, terminate or allow to lapse, any material Company Permit;

          (p)   except in each case to the extent the Company determines, after prior consultation with Parent, that such action is reasonably necessary to preserve the status of the Company as a REIT or to preserve the status of any Company Subsidiary as a REIT, partnership, disregarded entity,

  TRS, or QRS for U.S. federal income tax purposes, file any material Tax Return materially inconsistent with past practice, make or change any material Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code), settle or compromise any material Tax claim or assessment by any Governmental Entity, change any accounting method with respect to Taxes, enter into any closing agreement with a taxing authority, surrender any right to claim a refund of a material amount of Taxes or consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;

          (q)   enter into or amend any Tax Protection Agreement or take any action or fail to take any action that would violate or be inconsistent with any Tax Protection Agreement or otherwise give rise to a material liability with respect thereto; or

          (r)   authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to the Parent Parties, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Effective Time. In addition, notwithstanding the foregoing, nothing in this Section 5.1 shall restrict the Acquired Companies from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Acquired Companies.

        Section 5.2    No Solicitation.

          (a)   The Company will not, and shall cause each of its Subsidiaries and its and their officers, trustees and directors not to, and will not authorize and shall use commercially reasonable efforts to cause its and their other Representatives not to:

              (i)  solicit, initiate, or knowingly encourage or knowingly facilitate the submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person acquiring Company Capital Shares such that the Person does not become an "interested stockholder," for purposes of the MGCL);

             (ii)  furnish any non-public information regarding the Acquired Companies to any Third Party with respect to an Acquisition Proposal or Acquisition Inquiry;

            (iii)  engage in or otherwise participate in any discussions or negotiations with any Third Party with respect to any Acquisition Proposal or Acquisition Inquiry;

            (iv)  otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or Acquisition Inquiry;

             (v)  terminate, waive, amend, release or modify any provision of, grant permission under, or take any other action having a similar effect with respect to, any standstill, confidentiality or similar agreement to which the Acquired Companies is a party, except to the extent necessary to allow the counterparty thereof to make a private Acquisition Proposal to the Company Board in accordance with this Agreement;

            (vi)  provide any further information with respect to the Acquired Companies or any Acquisition Proposal (and shall turn off any data rooms maintained by the Company) to any Third Party or its Representatives;

           (vii)  approve or recommend an Acquisition Proposal or enter into any Alternative Acquisition Agreement; or

          (viii)  resolve, propose or agree to do any of the foregoing;

provided, however, that, notwithstanding anything to the contrary contained in this Agreement, but subject to the Company's compliance with the provisions of this Section 5.2, prior to obtaining the

Company Shareholder Approval, the Company and its Representatives may engage in any such discussions or negotiations and provide any such information in response to an unsolicited bona fide written Acquisition Proposal made after the date of this Agreement (that did not result from a breach of this Section 5.2) if: (A) prior to providing any non-public information regarding the Company to any Third Party in response to an Acquisition Proposal, the Company receives from such Third Party (or there is then in effect with such party) an executed Acceptable Confidentiality Agreement, a copy of the executed Acceptable Confidentiality Agreement shall be provided to Parent promptly (and, in any event, within twenty-four (24) hours); and (B) the Company Board (or a committee thereof) determines in good faith, after consultation with the Company's outside legal counsel and financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal. Promptly (and, in any event, within twenty-four (24) hours) with providing any non-public information to such Third Party, the Company shall make such non-public information available to Parent (to the extent such non-public information has not been previously made available to Parent).

          (b)   If the Company receives an Acquisition Proposal or Acquisition Inquiry, then the Company shall:

              (i)  promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal or Acquisition Inquiry): (1) notify Parent in writing of such Acquisition Proposal or Acquisition Inquiry; (2) identify the Third Party or group making such Acquisition Proposal or Acquisition Inquiry; (3) indicate the material terms and conditions of such Acquisition Proposal or Acquisition Inquiry, to the extent known, and (4) provide to Parent copies of any such Acquisition Proposal or Acquisition Inquiry made in writing and any proposed agreements related thereto;

             (ii)  promptly (and in no event later than twenty-four (24) hours) notify Parent in writing if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information to any Third Party in each case in accordance with Section 5.2; and

            (iii)  keep Parent reasonably informed, on a reasonably prompt basis, of any material change to the status and any change to the financial and other material terms of any and all Acquisition Proposals or Acquisition Inquiries it has received (including any amendments and updates thereto), including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

          (c)   Neither the Company Board nor any committee thereof shall, except as permitted by this Section 5.2: (i) withdraw, withhold, modify, amend or qualify, in a manner adverse to the Parent Parties, the Company Board Recommendation; (ii) adopt, endorse, approve, recommend or otherwise declare advisable any Acquisition Proposal; (iii) fail to include the Company Board Recommendation in the Proxy Statement; (iv) if any Acquisition Proposal (other than an Acquisition Proposal in the circumstances described in clause "(v)" below) has been made public, fail to publicly affirm or reaffirm the Company Board Recommendation upon request of Parent within five (5) Business Days after the date an Acquisition Proposal shall have been publicly announced (or if the Shareholders Meeting is scheduled to be held within five (5) Business Days from the date an Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Shareholders Meeting is scheduled to be held); provided that Parent may make any such request only once with respect to such Acquisition Proposal unless such Acquisition Proposal is subsequently materially modified in which case Parent may make such request once each time such material modification is made is; (v) fail to publicly recommend against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company's shareholders) within ten (10) Business Days after the commencement of such tender or exchange offer; (vi) publicly propose or publicly announce an intention to take any of the foregoing actions (any action described in clause "(i)" through clause "(vi)" being referred to as a "Change in Recommendation"); or (vii) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit any Acquired Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other Contract (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.2(a)) contemplating an Acquisition Proposal or requiring the Company or the Operating Partnership to abandon, terminate or fail to consummate the Transactions (any such agreement, an "Alternative Acquisition Agreement") or otherwise resolve or agree to do so.

          (d)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Company Shareholder Approval, the Company Board may:

              (i)  make a Change in Recommendation in response to an unsolicited written bona fide Acquisition Proposal and/or terminate this Agreement pursuant to Section 7.1(h) if and only if: (A) such Acquisition Proposal is not withdrawn and the Company is not in breach of this Section 5.2; (B) the Company Board (or a committee thereof) determines in good faith after consultation with the Company's outside legal counsel and financial advisor, (1) that such Acquisition Proposal would, if this Agreement was not amended or an alternative transaction with Parent were not entered into, constitute a Superior Proposal and (2) that in light of such Acquisition Proposal, a failure to make a Change in Recommendation and/or to cause the Company to terminate this Agreement pursuant to Section 7.1(h), absent revision to the terms of this Agreement as contemplated in clause "(D)" below, would be inconsistent with the Company Board's fiduciary obligations to the Company's shareholders under applicable Law; (C) the Company delivers to Parent a written notice (a "Superior Proposal Notice") that includes (1) a statement that the Company Board intends to make a Change in Recommendation and/or terminate this Agreement pursuant to Section 7.1(h) as described above, (2) the identity of the Third Party or group making the Acquisition Proposal and (3) all material terms and conditions of the Acquisition Proposal (including copies of all material documents, relevant proposed agreements, amendments and financing commitments, relating to the proposed Alternative Acquisition Agreement); (D) during the four (4) Business Day period commencing on the date of Parent's receipt of such Superior Proposal Notice, the Company shall have made its Representatives reasonably available for the purpose of engaging in negotiations and shall have negotiated, and shall have caused its Representatives to negotiate, in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to constitute a Superior Proposal; (E) after the expiration of the negotiation period described in clause "(D)" above, the Company Board (or a committee thereof) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, and after taking into account any amendments to this Agreement proposed in writing by the Parent Parties as a result of the negotiations contemplated by clause "(D)" above, that (1) such Acquisition Proposal continues to constitute a Superior Proposal, and (2) the failure to make a Change in Recommendation and/or terminate this Agreement pursuant to Section 7.1(h) would be inconsistent with the Company Board's fiduciary obligations to the Company's shareholders under applicable Law; and (F) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Acquisition Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause "(C)" above and a new notice period shall commence (except that the four (4) Business Day notice period referred to in clause "(D)" above shall instead be equal to the longer of (1) two (2) Business Days and (2) the period remaining under the notice period under clause "(D)" immediately prior to the delivery of such additional notice under this clause "(F)" during which time the Company shall be required to comply with the requirements of this Section 5.2 anew with respect to such additional notice); or

             (ii)  make a Change in Recommendation not related to an Acquisition Proposal if: (A) any material change in circumstances with respect to the Company and its Subsidiaries, taken as a whole that, in each case, occurred or arose after the date hereof, which (x) was not known by, nor reasonably foreseeable to, the Company Board as of, or prior to, the date hereof and (y) becomes known to the Company Board prior to the Company Shareholder Approval (any such material change in circumstances described in this clause (A) referred to as a "Change in Circumstances"); provided, however, that none of the following will constitute, or be considered in determining whether there has been, a Change in Circumstances: (1) the receipt by the Company of, existence of or terms of an Acquisition Proposal or Acquisition Inquiry or any matter relating thereto or consequence thereof, (2) any change in Law or GAAP, (3) changes, in and of itself, in the market price or trading volume of the Company Common Shares or the credit rating of the Company or (4) the fact that, in and of itself, the Company meets or exceeds internal or public projections or forecasts or estimates of revenues, earnings or other financial results for any period; (B) the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would be inconsistent with the Company Board's fiduciary obligations to the Company's shareholders under applicable Laws; (C) such Change in Recommendation is not effected prior to the fourth (4th) Business Day after Parent receives written notice from the Company that includes (1) a statement confirming that the Company Board intends to effect such Change in Recommendation and (2) a reasonably detailed description of the Change in Circumstances; (D) during such four (4) Business Day period, if requested by Parent, the Company engages in good faith negotiations, and shall have caused its Representatives to engage in good faith negotiations, with Parent to amend this Agreement, or to enter into an alternative transaction in order to obviate the need to make such Change in Recommendation; and (E) at the end of such four (4) Business Day period, the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel and after taking into account any amendments to this Agreement proposed in writing by the Parent Parties as a result of the negotiations contemplated by clause "(D)" above, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would continue to be inconsistent with the Company Board's fiduciary obligations to the Company's shareholders under applicable Law.

          (e)   The Company agrees that all references to the Company or the Company Board in this Section 5.2 shall include its Representatives, all references to the Company in this Section 5.2, shall include the Company Board and any breach of this Section 5.2 by the Company Board or any Representatives of the Company or the Company Board will be deemed to be a breach of this Agreement by the Company.

          (f)    Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company, the Company Board or its Representatives from: (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder, provided that any such disclosure does not contain an express Change in Recommendation; (ii) disclosing to the Company's shareholders any factual information regarding the business, financial condition or results of operations of the Company or the fact that an Acquisition Proposal has been made, the identity of the party making such Acquisition Proposal or the material terms of such Acquisition Proposal, in each case, that the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) is required under applicable Law (it being understood that disclosure under this clause (ii) shall not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) under this Agreement and no such disclosure shall, taken by itself, be deemed to be a Change in Recommendation); or (iii) communicating in writing with any Third Party (or the Representatives of such Person) that makes any Acquisition Proposal or Acquisition Inquiry to the extent necessary to direct such Third Party to the provisions of this Section 5.2; provided, however, that (A) the Company Board shall not make any Change in Recommendation except in accordance with Section 5.2(d) and (B) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this sentence must be subject to the terms and conditions of this Agreement and that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Change in Recommendation.

          (g)   The Company will, and shall cause each of its Subsidiaries and its and their officers, trustees and directors to, and shall direct its and their other Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Acquisition Proposal.

        Section 5.3    Preparation of Proxy Statement; Shareholders Meeting; Vote of Parent.

          (a)   As promptly as reasonably practicable (but no later than thirty (30) days) after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Shareholders Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement") and, after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall use commercially reasonable efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond promptly to any comments made by the SEC with respect to the Proxy Statement, and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company's shareholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies. The Company shall notify Parent and Merger Sub promptly upon the receipt of any comments from the SEC or its staff or any other Government Officials and of any request by the SEC or its staff or any other Government Officials for amendments or supplements to the Proxy Statement and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other Government Officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required to be set forth in the Proxy Statement under applicable Law. The Proxy Statement shall contain the Company Board Recommendation, except to the extent that the Company Board shall have effected a Change in Recommendation, as permitted by and determined in accordance with Section 5.2. Parent shall ensure that such information supplied by it in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to shareholders of the Company and at the time of the Shareholders Meeting or filed with the SEC

  (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent's comments in good faith. The Company shall ensure that the Proxy Statement (i) will not on the date it is first mailed to shareholders of the Company and at the time of the Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

          (b)   If at any time prior to the Shareholders Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers, trustees or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company's shareholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

          (c)   As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with applicable Law and the Company's Organizational Documents, duly call, give notice of, convene and hold a special meeting of the Company's shareholders (including any adjournments and postponements thereof, the "Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval; provided that notwithstanding anything else to the contrary herein, that the Company may postpone or adjourn the Shareholders Meeting after consultation with Parent (A) with the consent of Parent, (B) for the absence of a quorum, (C) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Common Shares within a reasonable amount of time in advance of the Shareholders Meeting, or (D) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval; provided that, in the case of clause (B) and this clause (D), without the written consent of Parent, in no event shall the Shareholders Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Shareholders Meeting was originally scheduled. Unless the Company Board or any committee thereof has withdrawn the Company Board Recommendation in compliance with Section 5.2, the Company, through the Company Board, shall recommend to holders of the Company Common Shares that they vote in favor of the Company Merger so that the Company may obtain the Company Shareholder Approval and the Company shall use its commercially reasonable efforts to solicit the Company Shareholder Approval (including by soliciting proxies from the Company's shareholders) and shall take all other action necessary or advisable to secure the Company Shareholder Approval. The Company shall keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent. Unless this Agreement is terminated in accordance with Article 7, (x) the Company shall not submit to the vote of its shareholders any Acquisition Proposal and (y) the obligation of the Company to duly call, give notice of, convene and hold the Shareholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company's shareholders shall not be affected by an Change in Recommendation.

        Section 5.4    Filings; Other Action.

          (a)   Each of the Company Parties and the Parent Parties shall: (i) as promptly as practicable make and effect all registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the Exchange Act and other applicable Law with respect to the Mergers; (ii) use commercially reasonable efforts to obtain all consents and approvals required from Third Parties in connection with the Transactions; and (iii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions, including if necessary the divestiture, hold separate or other disposition of any asset or business of the Parent Parties or the Acquired Companies; provided, however, that (A) without the prior written consent of Parent, in no event shall any Company Party (x) take any action referenced in clause (iii) above relating to the divestiture, holding separate or other disposition of any asset or business of the Parent Parties or the Acquired Companies, or (y) pay any fee, penalty or other consideration, make any commitment or incur any Liability to any Person for any consent or approval in connection with the Transactions and (B) in no event shall any of the Parent Parties or any of their Affiliates be required to pay any fee, penalty or other consideration, make any commitment or incur any Liability to any Person for any consent or approval in connection with the Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.4 or elsewhere in this Agreement shall require the Parent Parties to take or agree to take any action with respect to any of their Affiliates, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies (as such term is understood in the private equity industry) of investment funds advised or managed by one or more Affiliates of the Parent Parties. In the event that any party fails to obtain any such consent or approval, the parties shall use commercially reasonable efforts to minimize any adverse effect upon the Company and Parent and their respective Affiliates and business resulting, or which would reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.

          (b)   Without limiting the generality of anything contained in Section 5.4(a), subject to applicable Law, each party shall: (i) give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding; and (iii) promptly inform the other parties of (and provide copies of) any communication to or from any Governmental Entity and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the Mergers or other Transactions. Each party hereto will have the right to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the Transactions. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding, each party will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any Governmental Entity in connection with such request, inquiry, investigation, action or Legal Proceeding.

          (c)   In the event that any Legal Proceeding is commenced challenging the Mergers or any of the other Transactions and such Legal Proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of the Mergers or the other Transactions, the Parent Parties and the Company Parties shall use reasonable best efforts to resolve any such Legal Proceeding and each of the Parent Parties and the Company Parties shall cooperate with each other and use their respective reasonable best efforts to contest any such Legal Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers or the other Transactions.

        Section 5.5    Access.     Upon reasonable advance notice, the Company shall, and shall cause each of its Subsidiaries to, (x) afford Parent's Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to all properties, facilities, officers, offices and other facilities, and books and records of the Acquired Companies and, during such period, the Company shall furnish promptly to Parent all readily available information concerning its business, properties, Contracts, assets and liabilities of the Acquired Companies as Parent may reasonably request and (y) permit such inspections as Parent may reasonably require and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and each of its Subsidiaries as Parent may reasonably request; provided, however, that the Acquired Companies shall not be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company could: (a) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy to a Third Party; (b) jeopardize protections afforded to any of the Acquired Companies under the attorney-client privilege or the attorney work product doctrine, and in any such event, the parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements; (c) violate any Law; or (d) materially interfere with the conduct of the Acquired Companies' business (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in clauses (a) through (d)). No investigation pursuant to this Section 5.5 shall affect or be deemed to qualify, modify or limit any representation or warranty in this Agreement of any party or any condition to the obligations of the parties. All requests for access pursuant to this Section 5.5 must be directed to the Chief Executive Officer of the Company or another Person designated in writing by the Company. All information obtained by Parent and its Representatives pursuant to this Section 5.5 shall be treated as "Evaluation Material" of the Acquired Companies for purposes of the Confidentiality Agreement.

        Section 5.6    Interim Operations of Merger Sub and Merger OP.     During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub and Merger OP shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

        Section 5.7    Publicity.     The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, and thereafter the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that (i) a party may, without the prior consent of the other parties hereto, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of NYSE if it has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement, and (ii) the Company will not be obligated to engage in such consultation with respect to communications that are (1) principally directed to employees, customers, partners or vendors so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), or (2) relating to a Change in Recommendation or "stop-look-and-listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, made in accordance with Section 5.2.

        Section 5.8    Other Employee Benefits.

          (a)   For a period of not less than twelve (12) months after the Closing Date, Parent shall or shall cause the Surviving Entity to provide to each employee of the Acquired Companies who continues employment with Parent or the Surviving Entity following the Effective Time (each, a "Continuing Employee") with (i) a base salary and annual cash bonus opportunity that are each no less favorable than the base salary and annual cash bonus opportunity, in each case, as provided to such Continuing Employee immediately prior to the Effective Time and (ii) other compensation and benefits (including severance benefits, paid-time off and health insurance, but excluding equity-based compensation and long-term incentive compensation) that are substantially comparable, in the aggregate, to the other compensation and benefits provided to each such Continuing Employee immediately prior to the Effective Time.

          (b)   Parent shall cause the Surviving Entity to ensure that, as of the Effective Time, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits) for service with the Acquired Companies (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Parent or the Surviving Entity, as applicable, in which such employees became participants; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. As of the Effective Time, Parent shall, or shall cause the Surviving Entity to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the Effective Time. With respect to each health or welfare benefit plan maintained by Parent or the Surviving Entity for the benefit of Continuing Employees, Parent shall cause the Surviving Entity to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Benefit Plan for the plan year that includes the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or the Surviving Entity, as applicable, for the plan year in which the Effective Time occurs.

          (c)   From and after the Closing Date, Parent shall honor, and shall cause the Surviving Entity and their respective Subsidiaries to honor, in accordance with its terms, (i) each existing (as of immediately prior to the Effective Time) employment, change in control, retention, severance and termination protection plan, policy or agreement of or between the Acquired Companies and any current or former officer, trustee, director or employee of that company, in each case as set forth on Part 5.8(c)(i) of the Company Disclosure Schedule, (ii) all obligations in effect as of the Effective Time under any equity-based, bonus or compensation deferral plans, programs or agreements of the Acquired Companies or their respective Affiliates and (iii) all vested and accrued benefits under any Company Benefit Plan. Parent acknowledges and agrees that the Transactions shall constitute a "change in control" for purposes of each Company Benefit Plan that uses such term or a similar term, including without limitation those agreements set forth on Part 5.8(c)(ii) of the Company Disclosure Schedule (the "Specified Agreements"). Parent shall, and shall cause the Surviving Company to, comply with their respective obligations set forth in Part 5.8(c)(iii) of the Company Disclosure Schedule. If directed by Parent in writing at least ten

  (10) Business Days prior to the Effective Time, the Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code, effective not later than the Business Day immediately preceding the Effective Time. In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and reasonable approval by Parent).

          (d)   Nothing in this Section 5.8 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular Company Benefit Plan, (ii) prevent Parent or the Surviving Entity from amending or terminating any of its benefit plans in accordance their terms, (iii) create a right in any employee to employment with Parent or the Surviving Entity, or (iv) create any third-party beneficiary rights in any employee of any Acquired Company with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Company or the Surviving Entity or under any benefit plan which Parent, the Company or the Surviving Entity may maintain.

        Section 5.9    Indemnification; Directors' and Officers' Insurance.

          (a)   For a period of six (6) years from and after the Effective Time, Parent shall, or shall cause the Surviving Entity to, maintain officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy (accurate and complete copies of which have been made available to Parent) on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 5.9(a), neither Parent nor the Surviving Entity shall be obligated to pay an aggregate amount for such insurance policy in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the "Current Premium") and if such aggregate amount for such insurance policy would at any time exceed 300% of the Current Premium, then the Surviving Entity shall cause to be maintained policies of insurance that, in the Surviving Entity's good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to 300% of the Current Premium. Except as set forth on Part 5.9(a) of the Company Disclosure Schedule, prior to the Effective Time, and in lieu of maintaining insurance policies pursuant to this Section 5.9(a), Parent shall have the option to cause coverage to be extended under the Company's officers' and directors' liability insurance policy by obtaining a "tail" policy or policies, on terms and conditions no less favorable than the Company's existing officers' and directors' liability insurance policy, which provide such Persons currently covered by such policy with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time; subject to the limitations set forth in the provisos above in this Section 5.9(a) and such "tail" policy or policies shall satisfy the provisions of this Section 5.9(a). If such prepaid policies have been obtained prior to the Effective Time, the Surviving Entity shall (and Parent shall cause the Surviving Entity to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

          (b)   From and after the Effective Time, each of Parent and the Surviving Entity shall: (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a trustee, director or officer of the Company or of a Subsidiary of the Company (each an "Indemnified Party") for any and all costs and expenses (including reasonable fees and expenses of legal counsel, which shall be advanced as they are incurred; provided that the Indemnified Party shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 5.9(b)), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit or Legal Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an "Indemnified Party Proceeding") (A) by reason of such Indemnified Party's being or having been such trustee, director or officer or an employee or agent of any of the Acquired Companies or otherwise in connection with any action taken or not taken at the request of any of the Acquired Companies at, or at any time prior to, the Effective Time or (B) arising out of such Indemnified Party's service in connection with any other corporation or organization for which he or she serves or has served as a trustee, director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan) at, or at any time prior to, the Effective Time, in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened (including any Indemnified Party Proceeding relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted under applicable Law; provided, that Parent and the Surviving Entity shall not be (x) liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or (y) obligated under this Section 5.9(b) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Legal Proceeding except to the extent that, on the advice of any such Indemnified Party's counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such Legal Proceeding; and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (1) each indemnification agreement set forth on Part 5.9(b) of the Company Disclosure Schedule and in effect as of the date hereof between the Company and any Indemnified Party; and (2) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the Organizational Documents of the Acquired Companies as in effect on the date hereof. Parent shall pay all expenses, including reasonable attorneys' fees, that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 5.9. Parent's and the Surviving Entity's obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

          (c)   If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, or if Parent dissolves the Surviving Entity, then, and in each such case Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Entity shall assume the obligations set forth in this Section 5.9.

          (d)   The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any Organizational Documents, by Contract or otherwise. The obligations of Parent and the Surviving Entity under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect in any material respect the rights of any Indemnified Party unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 5.9). Nothing in this Agreement, including this Section 5.9, is intended to, shall be construed to or shall release, waive or impair any rights to trustees' and officers'

  insurance claims under any policy that is or has been in existence with respect to the Company, any Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

        Section 5.10    Section 16 Matters.     Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the Transactions, including any dispositions of Company Common Shares or Partnership Common Units (including any shares subject to Company Compensatory Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

        Section 5.11    Transaction Litigation.     The Company shall as promptly as reasonably practicable notify Parent in writing of, and shall give Parent the opportunity to participate in the defense, negotiations and settlement of, any Transaction Litigation brought or, to the Knowledge of the Company, threatened in writing, shall keep Parent reasonably informed with respect to the status thereof and shall give consideration to Parent's advice with respect to such Transaction Litigation. The Company shall give Parent and its Representatives a reasonable opportunity to review, and shall consider in good faith all reasonable comments, on all material filings or responses to be given to any Third Party or Governmental Entity in connection therewith. None of the Acquired Companies shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation unless Parent shall have consented in writing (such consent not to be unreasonably conditioned, withheld or delayed). Without otherwise limiting the Indemnified Parties' rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

        Section 5.12    Financing and Cooperation.

          (a)   Prior to the Closing Date, upon the request of the Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange the Debt Financing (as defined below). The Parent Parties acknowledge and agree that the obtaining of the Debt Financing is not a condition to Closing and the consummation of the Transactions shall not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) the Debt Financing.

          (b)   Prior to the Closing Date, the Company shall use its commercially reasonable efforts to provide, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to provide, to Parent and Merger Sub, in each case at Parent's sole expense, all cooperation reasonably necessary and customary in connection with the arrangement of debt financing with respect to the Company, the Acquired Companies or the Company Real Property (collectively, the "Debt Financing"), reasonably requested in writing by Parent, including using commercially reasonable efforts to (i) upon reasonable notice, cause management of the Acquired Companies with appropriate seniority and expertise to participate in a reasonable number of meetings and presentations with prospective lenders and rating agencies at reasonable times and locations mutually agreed, (ii) assist with the preparation of materials for customary rating agency presentations and bank information memoranda and similar documents reasonably necessary in connection with the Debt Financing and provide reasonable cooperation with the due diligence efforts of any source of any Debt Financing to the extent reasonable and customary, (iii) furnish Parent and its potential debt financing sources for the Debt Financing (the "Lenders") reasonably promptly upon written request with such financial, statistical and other pertinent information and projections relating to the Acquired Companies as may be reasonably requested by Parent and reasonably available and prepared by or for the Acquired Companies (or made available to the

  Acquired Companies pursuant to the Management Agreement Documents) in the ordinary course of business; (iv) assist with the preparation of customary definitive loan documentation contemplated by the Debt Financing (including schedules), including executing and delivering any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents shall be effective no earlier than as of the Effective Time); (v) provide to Parent upon written request all documentation and other information with respect to the Company and the Acquired Companies required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Debt Financing, (vi) as may be reasonably requested by Parent to facilitate the Debt Financing, following the obtainment of the Company Shareholder Approval, form new direct and indirect wholly owned Subsidiaries of the Company and the other Acquired Companies pursuant to documentation reasonably satisfactory to Parent and the Company, (vii) as may be reasonably requested by Parent, and no earlier than immediately prior to the Effective Time on the Closing Date and provided such actions would not adversely affect the Tax status of the Company or any of its Subsidiaries or cause the Company to be subject to additional Taxes that are not indemnified by Parent under Section 5.12(d), transfer or otherwise restructure its ownership of existing Acquired Companies, properties or other assets, in each case, pursuant to documentation reasonably acceptable to Parent and the Company, (viii) subject to the confidentiality requirements of Section 5.12(e), provide reasonably timely and customary access to diligence materials reasonably available to the Acquired Companies and properties during normal business hours and on reasonable advance notice to allow Lenders and their representatives to complete all reasonable and customary due diligence, (ix) provide reasonable and customary assistance with respect to attempting to obtain any consents associated therewith (effective no earlier than the Effective Time), (x) to the extent reasonably requested by a Lender, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to REAs in form and substance reasonably satisfactory to such Lender, (xi) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or any Acquired Companies as of the Effective Time and the release of related Liens following the repayment in full of such indebtedness, including using commercially reasonably efforts to deliver such customary payoff, defeasance or similar notices under any existing loans of the Company or any of Acquired Companies as are reasonably requested by Parent (provided that the Company and the Acquired Companies shall not be required to deliver any notices that are not conditioned on the occurrence of the Effective Time), (xii) to the extent reasonably requested by Parent, obtain customary accountants' comfort letters and consents to the use of accountants' audit reports relating to the Company and the Company Subsidiaries, (xiii) cooperate with obtaining title insurance with respect to each Owned Real Property and Ground Leased Real Property and (xiv) to the extent reasonably requested by a Lender, permit Parent and its Representatives to conduct survey, appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Company shall use reasonable efforts to obtain), leased by the Company or any of the Company Subsidiaries (provided, however, that (A) neither Parent, any Lender, their respective Representatives, nor any other Person shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 5.5, and (C) the Company shall be entitled to have representatives present at all times during any such inspection); it being understood that, other than with respect to any obligation to deliver notice to or make a request of any Person, the Company shall have satisfied its obligations set forth in clauses (i)-(xiv) of this sentence if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. Notwithstanding the foregoing, the Company shall not be required to provide, or cause its Subsidiaries to provide, cooperation under this Section 5.12 to the extent that it: (A) unreasonably interferes with the ongoing business of the Acquired Companies; (B) requires the Acquired Companies to incur any Liability (including, without limitation, any commitment fees and expense reimbursement) in connection with the Debt Financing prior to the Closing (except those fees and expenses that are reimbursed promptly or advanced by Parent); (C) except with respect to clauses (v), (vi) and (vii), requires the Acquired Companies or their respective directors, trustees, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing (other than with respect to customary authorization letters with respect to bank information memoranda) or adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained that is not contingent upon the Closing or that would be effective at or prior to the Company Merger Effective Time; (D) requires the Acquired Companies or their counsel to give any legal opinion; (E) requires the Acquired Companies to provide any information that is prohibited or restricted by applicable Law; (F) provide access to or disclose information that the Company or any of its Subsidiaries determines would result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause (F)); (G) requires the Acquired Companies to take any action that is prohibited or restricted by, or will conflict with or violate, its organizational documents, or would result in a violation or breach of, or default under, any Material Contract to which the Acquired Companies is a party; (H) results in any officer, trustee or director of the Acquired Companies incurring personal Liability with respect to any matter relating to the Debt Financing or requires any officer, trustee, director or other Representative of the Company or any of its Subsidiaries to deliver any certificate that such officer, trustee, director or other Representative reasonably believes, in good faith, contains any untrue certifications; or (I) requires the Acquired Companies or their Representatives, as applicable, to waive or amend any terms of this Agreement. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to the Acquired Companies (other than information which an Acquired Company is entitled to receive and actually receives following request pursuant to Management Agreement Documents or Franchise Agreement Documents) on the date hereof or is not otherwise prepared in the ordinary course of business of Acquired Companies at the time requested by Parent or for the failure to obtain review of any financial or other information by its accountants. In no event shall the Acquired Companies be required to pay any commitment or other fee or give an indemnity or incur any Liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or Representatives) or expense (including legal and accounting expenses) in connection with assisting Parent and Merger Sub in arranging the Debt Financing or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or Representatives in connection with the Debt Financing (except those fees and expenses reimbursed promptly by Parent). None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of its Subsidiaries, or any of their respective Representatives at the request of Parent pursuant to this Section 5.12(b). For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 5.12(b) represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to cooperation in connection with the Debt Financing. Notwithstanding anything to the contrary, the condition precedent set forth in Section 6.2(b), as it applies to the Company's obligations under this Section 5.12, shall be deemed satisfied, unless the Company has materially and willfully breached its obligations under this Section 5.12, Parent has provided to the Company written notice of such breach within ten (10) Business Days of first becoming aware of such breach and the Company fails to cure such breach by the earlier of ten (10) Business Days after such notice is provided or five (5) Business Days prior to the End Date.

          (c)   The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Acquired Companies or the reputation or goodwill of the Acquired Companies.

          (d)   Parent shall reimburse the Acquired Companies promptly upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' and accountants' fees) incurred by the Acquired Companies in connection with the cooperation under this Section 5.12, any action taken by them at the request of Parent pursuant to this Section 5.12 (including the dissolution and termination of any subsidiaries formed and documentation entered into pursuant to this Section 5.12) and shall indemnify and hold harmless the Acquired Companies from and against any and all out-of-pocket costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and Liabilities suffered or incurred by any of them in connection with the arrangement and consummation of the Debt Financing and any information used in connection therewith (other than the information provided in writing by the Company or the Acquired Companies to Parent specifically in connection with their obligations pursuant to Section 5.12(b)). This Section 5.12(d) shall survive the termination of this Agreement (and in the event the Mergers and the other Transactions are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in connection with the cooperation under this Section 5.12 and not previously reimbursed).

          (e)   Notwithstanding anything to the contrary in the Confidentiality Agreement, the Company agrees that Parent and its Representatives may initiate contact with and pursue potential Lenders in connection with the consummation of the transactions contemplated by this Agreement, in each case subject to the confidentiality and use restrictions applicable to "Representatives" (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, in no event will Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub) enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential debt financing source or sources that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of such debt financing source or sources (including any Lender) to provide debt financing or other assistance to any other party in any other transaction involving the Acquired Company (provided that the foregoing shall not prohibit the establishment of customary "tree" arrangements).

        Section 5.13    Confidentiality.     All information provided by or on behalf of the Acquired Companies pursuant to this Agreement (including in connection with the Debt Financing) will be kept confidential in accordance with the Confidentiality Agreement, which shall continue in full force and effect, notwithstanding clause (a) of Section 22 thereof; provided that Parent and its Representatives may disclose Evaluation Material (as defined in the Confidentiality Agreement) subject to the confidentiality restrictions applicable to "Representatives" (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement to (i) potential purchasers (and their financing sources) of one or more Company Real Properties or Subsidiaries of the Company that directly or indirectly own Company Real Properties and (ii) Parent's potential Lenders as permitted by Section 5.12(e); provided, further, that with respect to the preceding clause (i), (A) such potential purchasers (and their financing sources) shall not use any such Evaluation Material (as defined in the Confidentiality Agreement) other than in connection with their consideration, evaluation, negotiation, financing and if applicable, consummation of such a transaction and (B) Parent shall require that any such potential purchasers (and their affiliates) not enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential debt financing source or sources that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of such debt financing source or sources to provide debt financing or other assistance to any other party in any other transaction involving the Company (provided that the foregoing shall not prohibit the establishment of customary "tree" arrangements). Parent shall keep the Company reasonably informed on a reasonably current basis with respect to potential transactions involving Company Real Properties, including the identities of potential purchasers to whom Parent has furnished Evaluation Material.

        Section 5.14    Other Transactions; Parent-Approved Transactions.     The Company shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) convert or cause the conversion of one or more wholly-owned Subsidiaries of the Company that are organized as corporations into limited liability companies and one or more of its Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more of its wholly-owned Subsidiaries at a price and on such other terms as designated by Parent, (c) exercise any right of the Company or one of its Subsidiaries to terminate or cause to be terminated any Contract to which the Company or one of its wholly-owned Subsidiaries is a party and (d) sell or cause to be sold any of the assets of the Company or one or more of its wholly-owned Subsidiaries at a price and on such other terms as designated by Parent (any action or transaction described in clause (a) through (d), a "Parent-Approved Transaction"); provided, that (i) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Company or any of its Subsidiaries, (B) any Material Contract, or (C) applicable Law, (ii) any such conversions, exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Company or its Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article 6 having been satisfied (or, with respect to Section 6.2, waived) and receipt by the Company of a written notice from Parent to such effect and that the Parent Parties are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Merger Consideration, (iv) neither the Company nor any of its Subsidiaries shall be required to take any such action that could adversely affect the classification of the Company, or any Company Subsidiary that is classified as a REIT, as a REIT or could subject the Company or any such Subsidiary to any "prohibited transactions" Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes) and (v) neither the Company nor any of its Subsidiaries shall be required to take any such action that could result in any United States federal, state or local income Tax being imposed on any holder of Partnership Common Units other than the Company or any of its Subsidiaries. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of its Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 5.14. The Company shall not be deemed to have made an Change in Recommendation or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any

Parent-Approved Transaction shall not constitute consummation of an Acquisition Proposal for purposes of Section 7.3(b)(iii), nor shall any Acquisition Proposal made in respect of a Parent-Approved Transaction constitute an Acquisition Proposal for purposes of Section 7.3(b)(iii). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in performing their obligations under this Section 5.14, and Parent shall indemnify the Company and its Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom (and in the event the Mergers and the other Transactions are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or its Subsidiaries not previously reimbursed).

        Section 5.15    Distribution by Company of REIT Taxable Income.     Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, any of the Company and its Subsidiary REITs may declare and pay a dividend to their shareholders distributing cash in such amounts determined by the Company in its sole discretion exercised in good faith to be required to be distributed in order for the Company or the Subsidiary REIT to qualify as a REIT for such year and to avoid to the extent reasonably possible the incurrence of income or excise Tax by the Company or the Subsidiary REIT. If the Company declares a distribution to its shareholders pursuant to this Section 5.15, the Merger Consideration shall be decreased by an amount equal to such distribution.

        Section 5.16    Certain Tax Matters.

          (a)   The Company shall take such actions as the Company determines are reasonably necessary to ensure that the Company and any Subsidiary REIT (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year and, if the Closing Date occurs in 2019, its 2019 taxable year, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code. Prior to the Closing Date, the Company shall promptly notify Parent if the Company becomes aware of any issue that it believes would adversely impact the maintenance of the REIT status of the Company and its Subsidiary REITs for the Company's 2018 taxable year and, if the Closing Date occurs in 2019, the Company's 2019 taxable year, and cooperate and consult in good faith with Parent with respect thereto.

          (b)   All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the Transactions ("Transfer Taxes") will be borne by Parent. Parent and the Company shall cooperate to file or cause to be filed in a timely manner all necessary documents (including, but not limited to, all Tax Returns) with respect to such Transfer Taxes.

          (c)   On the Closing Date, prior to the Company Merger, the Company shall deliver to Merger Sub a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B). The Operating Partnership shall use its commercially reasonable efforts to obtain and deliver to Merger Sub at or prior to the Partnership Merger a duly executed certificate of non-foreign status, dated as of the Closing Date, from each holder of Partnership Common Units (other than the Company or any Subsidiary of the Company), substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(A) or (B), as applicable, in compliance with Code Sections 1445 and 1446(f); provided, however, that in the event that any such certificate of non-foreign status is not delivered to Merger Sub at or prior to the Partnership Merger, Parent's remedy shall be limited to withholding pursuant to this Agreement.

          (d)   Parent and the Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

        Section 5.17    Stock Exchange Delisting; Deregistration.     Prior to the Effective Time, the Company shall cooperate with Parent and shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE to cause the delisting of the Company and of the Company Common Shares and Company Preferred Shares from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Company Common Shares and Company Preferred Shares under the Exchange Act as promptly as practicable after such delisting.

        Section 5.18    Takeover Statutes.     The Company Parties shall not take any action that would cause the Transactions, including the Mergers, to be subject to requirements imposed by any Takeover Statute. If any Takeover Statute may become, or may purport to be, applicable to this Agreement, the Mergers or any other Transactions, each of the Company and Parent shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Parent Parties and the Transactions.

ARTICLE 6
CONDITIONS TO THE MERGERS

        Section 6.1    Conditions to the Obligations of Each Party.     The obligation of each party to consummate the Mergers are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by each of Parent and the Company of, on or prior to the Closing, of the following conditions:

          (a)   the Company Shareholder Approval shall have been obtained; and

          (b)   no temporary restraining Order, preliminary or permanent injunction or other Order preventing the consummation of the Mergers shall have been issued by any Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal or otherwise restricts or prohibits consummation of the Mergers.

        Section 6.2    Conditions to the Obligations of the Parent Parties.     The obligation of the Parent Parties to consummate the Mergers is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:

          (a)   (i) other than the representations and warranties set forth in Section 3.1 (Organization and Good Standing; Subsidiaries), Section 3.16 (Authority; Binding Nature of Agreement), Sections 3.3(a), (c), (d), (e), (g), (h) and (i) (Capitalization), Section 3.5 (Absence of Certain Changes), Section 3.20 (Brokers) and Section 3.22 (Takeover Statutes), the representations and warranties of the Company Parties set forth in Article 3 of this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties set forth in Section 3.1 (Organization and Good Standing; Subsidiaries), Section 3.3 (Capitalization) (other than Sections 3.3(a), (b) and (f)), Section 3.5(c) (Absence of Certain Changes), Section 3.16 (Authority; Binding Nature of Agreement), Section 3.20 (Brokers) and Section 3.22 (Takeover Statutes) shall be true and correct in all material respects (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (iii) the representations and warranties set forth in Section 3.3(a) (Capitalization) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except for de minimis inaccuracies, and (iv) the representations and warranties set forth in Sections 3.5(a) and (b) (Absence of Certain Changes) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

          (b)   the Company Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

          (c)   since the date hereof, there shall not have occurred any Company Material Adverse Effect;

          (d)   Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied; and

          (e)   Parent shall have received a tax opinion of DLA Piper LLP (US) (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent), substantially in the form of Exhibit A to this Agreement, dated as of the Closing Date (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Acquired Companies), to the effect that beginning with its taxable year ended December 31, 2002 and until the Closing, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

        Section 6.3    Conditions to the Obligations of the Company Parties.     The obligation of the Company Parties to consummate the Mergers is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:

          (a)   the representations and warranties of the Parent Parties set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date);

          (b)   the Parent Parties shall each have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

          (c)   the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

        Section 6.4    Frustration of Closing Conditions.     None of the Parent Parties, on the one hand, nor the Company Parties, on the other hand, may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Mergers if such failure (or inability to be satisfied) was caused by such party's failure to comply with or perform its obligations under this Agreement.

 ARTICLE 7
TERMINATION

        Section 7.1    Termination.     This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the shareholders of the Company):

          (a)   by mutual written agreement of the Company and Parent;

          (b)   by Parent or the Company upon prior written notice to the other party, if the Closing Date has not occurred on or before November 20, 2018 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose material breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Mergers to be consummated by the End Date;

          (c)   by Parent or the Company upon prior written notice to the other party, if any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such Order lifted if and to the extent required by Section 5.4;

          (d)   by Parent or the Company upon written notice to the other party, if the Company Shareholder Approval has not been obtained upon a vote taken at the Shareholders Meeting (or any adjournment or postponement thereof);

          (e)   by Parent, upon written notice to the Company, in the event of a breach by any Company Party of any representation, warranty, covenant or other agreement contained herein such that a condition set forth in Section 6.2 would be incapable of being satisfied by the End Date; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(e) if any Parent Party is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 7.1(f);

          (f)    by the Company, upon written notice to Parent, in the event of a breach by any Parent Party of any representation, warranty, covenant or other agreement contained herein such that a condition set forth in Section 6.3 would be incapable of being satisfied by the End Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(f) if any Company Party is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 7.1(e);

          (g)   by Parent, upon written notice to the Company, if the Company Board shall have (i) effected a Change in Recommendation or (ii) any Acquired Company enters into any Alternative Acquisition Agreement;

          (h)   by the Company, upon written notice to Parent, if prior to the Company Shareholder Approval the Company Board shall have effected a Change in Recommendation in respect of a Superior Proposal in accordance with Section 5.2 and the Company Board has approved, and concurrently with such termination, the Company enters into a definitive agreement providing for the implementation of such Superior Proposal, but only if the Company is not then in breach of Section 5.2; provided that such termination shall not be effective until the Company has paid the Company Termination Fee in accordance with Section 7.3(b); or

          (i)    by the Company upon written notice to Parent, if (A) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition would be satisfied on the date of the notice referenced in clause (B) of this Section 7.1(i) if the Closing were to occur on the date of such notice) have been satisfied or waived by Parent, (B) on or after the date the Closing should have occurred pursuant to Section 2.3(a), the Company has irrevocably notified Parent in writing that (i) the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition would be satisfied on the date of such notice if the Closing were to occur on the date of such notice) and (ii) the Company Parties are ready, willing and able to consummate the Mergers, and (C) the Parent Parties fail to consummate the Mergers within three (3) Business Days after the delivery by the Company to Parent of such notice and the Company Parties stood ready, willing and able to effect the Closing through the end of such three (3) Business Day period.

        Section 7.2    Effect of Termination.     If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no further force or effect without Liability of any party (or any Affiliate or Representative of such party) relating to, based on or arising under or out of this Agreement, the Transactions or the subject matter hereof (including the negotiation and performance of this Agreement); provided, however, that the provisions of (i) this Section 7.2, (ii) Section 7.3, (iii) the last sentence of Section 5.5, (iv) the last sentence of Section 5.14, (v) Section 5.12(d), (vi) Section 5.13, and (vii) Article 8 shall survive any termination hereof pursuant to Section 7.1. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if this Agreement is terminated pursuant to Section 7.1, none of the Parent Parties or the Company Parties shall be relieved or released from any Liabilities or damages arising out of its knowing or intentional breach of any provision of this Agreement or fraud, subject only, with respect to any such Liabilities or damages of the Company Parties, to Section 7.3(b), and with respect to any such Liabilities or damages of the Parent Parties, to Section 8.11. For the avoidance of doubt, (a) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms (notwithstanding clause (a) of Section 22 thereof); provided that the Parent Parties shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Advisors L.P., and (c) the Guarantee shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

        Section 7.3    Expenses; Termination Fees.

          (a)   Except as otherwise set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such cost or expense, except that Parent shall pay, whether or not the Mergers or any other Transaction is consummated, all costs and expenses incurred in connection with the Exchange Agent.

          (b)   In the event that:

              (i)  this Agreement is terminated pursuant to Section 7.1(g);

             (ii)  this Agreement is terminated pursuant to Section 7.1(h); or

            (iii)  this Agreement is terminated pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(e) and (A) an Acquisition Proposal shall have been received by the Company or its Representatives or any Person shall have publicly proposed or publicly announced an intention (whether or not conditional) to make an Acquisition Proposal (and, in the case of a termination pursuant to Section 7.1(d), such Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the Shareholders Meeting) and (B) within twelve months after the date of such termination, the Company enters into a definitive agreement in respect of, or consummates, any Acquisition Proposal (provided that for purposes of this subsection (iii), each reference to "20% or more" in the definition of Acquisition Proposal shall be deemed to be references to "more than 50%");

  then the Company shall pay as directed by Parent the Company Termination Fee by wire transfer of same-day funds to an account designated by Parent (1) in the case of Section 7.3(b)(i), within two Business Days after such termination, (2) in the case of Section 7.3(b)(ii), prior to or concurrently with the termination of this Agreement pursuant to Section 7.1(h), and (3) in the case of Section 7.3(b)(iii), within two Business Days after the earlier of entry into a definitive agreement in respect of the Acquisition Proposal referred to in clause (B) of Section 7.3(b)(iii), or the consummation of, such Acquisition Proposal. For the avoidance of doubt, any payment made by the Company under this Section 7.3(b) shall be payable only once with respect to Section 7.3(b) and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that Parent shall receive full payment of the Company Termination Fee pursuant to this Section 7.3(b) under circumstances where a Company Termination Fee was payable, the receipt of the Company Termination Fee shall be deemed to be liquidated damages (and not a penalty) in a reasonable amount to compensate the Parent Parties for any and all losses or damages suffered or incurred by the Parent Parties, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and except as provided in the last proviso of this Section 7.3(b), the Company Parties shall have no further Liability, whether pursuant to a claim at Law or in equity, to the Parent Parties or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Parent Parties, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Acquired Companies or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided that if the Company fails to pay the Company Termination Fee and any Parent Party commences a suit against the Company for the Company Termination Fee or any portion thereof and prevails in such suit, then the Company shall pay the Parent Parties their costs and expenses (including reasonable attorney's fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee at the "prime rate" as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

          (c)   In the event that this Agreement is terminated pursuant to Section 7.1(f) or Section 7.1(i), then Parent shall pay the Company the Parent Termination Fee by wire transfer of same-day funds on the third Business Day following such termination in accordance with Section 7.4. For the avoidance of doubt, any payment made by Parent under this Section 7.3(c) shall be payable only once and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that the Company shall receive full payment of the Parent Termination Fee pursuant to this Section 7.3(c), the receipt of the Parent Termination Fee shall be deemed to be liquidated damages (and not a penalty) in a reasonable amount to compensate the Company Parties for any and all losses or damages suffered or incurred by the Company Parties, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and except for the amounts payable or reimbursable by the Parent Parties pursuant to Section 5.12(d), the last sentence of Section 5.14 (collectively, the "Parent Expenses") and the last sentence of this Section 7.3(c), none of the Parent Parties shall have any further Liability, whether pursuant to a claim at Law or in equity, to the Company or any of its Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company Parties, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Parent Parties or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided that if Parent fails to pay the Parent Termination Fee and/or any Parent Expenses and the Company commences a suit against Parent for the Parent Termination Fee and/or any Parent Expenses, or any portions thereof and prevails in such suit, then Parent shall pay the Company in accordance with Section 7.4, its costs and expenses (including reasonable attorney's fees and disbursements) in connection with such suit, together with interest on the Parent Termination Fee and/or Parent Expenses at the "prime rate" as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the "Recovery Costs").

        Section 7.4    Payment of Amount or Expense.

          (a)   In the event that Parent is obligated to pay the Company the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs set forth in Section 7.3, Parent shall pay to the Company from the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs and (ii) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code ("Qualifying Income"), as determined by the Company's independent certified public accountants, plus (2) in the event the Company receives either (X) a letter from the Company's counsel indicating that the Company has received a ruling from the IRS described in Section 7.4(b)(ii) or (B) an opinion from the Company's outside counsel as described in Section 7.4(b)(ii), an amount equal to the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs less the amount payable under clause (1) above. To secure Parent's obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs with an escrow agent selected by Parent and on such terms (subject to Section 7.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs pursuant to this Section 7.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 7.3 by wire transfer.

          (b)   The escrow agreement shall provide that the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company's accountants revising that amount, in which case the escrow agent shall release such amount to the Company, (ii) a letter from the Company's counsel indicating that the Company's outside counsel has rendered a legal opinion to the effect that the release of the remainder of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs (or portion thereof) from the escrow should not cause the Company to fail to qualify as a REIT, in which case the escrow agent shall release the remainder of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs (or portion thereof) to the Company, or (iii) a letter from the Company's counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that the Company's outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs to the Company. Parent agrees to amend this Section 7.4 at the request of the Company in order to (x) maximize the portion of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company's chances of securing a favorable ruling described in this Section 7.4(b) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.4(b). The escrow agreement shall also provide that any portion of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs that remains unpaid as of the end of a tax year shall be paid as soon as possible during the following tax year, subject to the foregoing limitations of this Section 7.4; provided, any portion of the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs that remains unpaid as of December 31 following the date which is five years from the date of this Agreement shall be released by the escrow agent to Parent. Parent shall not be a party to such escrow agreement and shall not bear any cost of or have Liability resulting from the escrow agreement. The Company shall fully indemnify Parent and hold Parent harmless from and against any such cost or Liability.

ARTICLE 8
MISCELLANEOUS PROVISIONS

        Section 8.1    Amendment.     Prior to the Effective Time, this Agreement may be amended with the mutual agreement of the Company Parties and the Parent Parties at any time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 8.2    Waiver.     No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption.

        Section 8.3    No Survival of Representations and Warranties.     None of the representations and warranties of the Company Parties or the Parent Parties contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the Transactions, shall survive the Effective Time.

        Section 8.4    Entire Agreement.     This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and the Guarantee constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing: (a) the Parent Parties acknowledge and agree that the Company Parties have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), and that no employee, agent, advisor or other Representative of the Company Parties has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; (b) without limiting the foregoing, the Parent Parties acknowledge and agree that, except as expressly set forth in this Agreement (i) neither the Company Parties nor any of their Representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company Parties or their Affiliates furnished or made available to the Parent Parties and their Representatives, and (ii) neither the Company nor any other Person shall be subject to any Liability to the Parent Parties or any other Person resulting from the Company's making available to the Parent Parties or Parent Parties' use of such information, or any information, documents or material made available to the Parent Parties in any due diligence materials provided to the Parent Parties, including in the "data room," management presentations (formal or informal) or in any other form in connection with the Transactions; (c) without limiting the foregoing, except as expressly set forth in this Agreement, the Parent Parties acknowledge and agree that the Company Parties have not made and are not making any representations or warranties whatsoever regarding any forecasts, projections, estimates or budgets discussed with, delivered to or made available to the Parent Parties, or otherwise regarding the future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company Parties or the future business and operations of the Company Parties; (d) the Company Parties acknowledge and agree that the Parent Parties have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, and that no Affiliate or Representative of the Parent Parties has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; and (e) without limiting the foregoing, the Company Parties acknowledge and agree that neither the Parent Parties nor any of their Representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Parent Parties or their Affiliates furnished or made available to the Company Parties and their Representatives except as expressly set forth in this Agreement, and neither the Parent nor any other Person shall be subject to any Liability to the Company Parties or any other Person resulting from Parent making available to the Company Parties or Company Parties' use of such information, except as expressly set forth in this Agreement.

        Section 8.5    Applicable Law; Jurisdiction; Wavier of Jury Trial.     This Agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Maryland applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of Law, except with respect to matters under the DRULPA relating to the Company Merger and the Partnership Merger, which shall be governed by the Laws of the State of Delaware. Each of the parties hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), Business and Technology Case Management Program and/or the U.S. District Court for the District of Maryland (the "Chosen Courts") for any litigation arising out of this Agreement and the Transactions (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in a Chosen Court and agree not to plead or claim in a Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding in the courts of the State of Maryland to the Maryland Court's Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Nothing in this Agreement shall limit or affect the rights of any party to pursue appeals from any judgments or Order of a Chosen Court as provided by Law. Each of the parties agrees, that service of process may be made on such party by prepaid certified mail in the manner provided in Section 8.7 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such party personally within the State of Maryland. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

        Section 8.6    Assignability; Parties in Interest.     This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party without the express written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that, prior to the mailing of the Proxy Statement to the Company's shareholders, Parent may designate, by written notice to the Company, one or more wholly owned direct or indirect Subsidiaries to be a party to the Mergers in lieu of Merger Sub and/or Merger OP, in which event all references herein to Merger Sub and/or Merger OP shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub and/or Merger OP as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, further, that any such designation shall not impede or delay the consummation of the Transactions. After the Effective Time, the Parent Parties may assign their rights under this Agreement to any parties providing secured debt financing for purposes of creating a security interest herein. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to or shall confer on any Person other than the parties hereto or their respective permitted assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement, except as provided in Section 5.9, which provision shall inure to the benefit of the Indemnified Parties who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.9 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 8.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.7    Notices.     Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date delivered or sent if delivered in Person or sent by email, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, or (c) on the next Business Day if transmitted by nationally recognized overnight courier, in each case as follows:

        if to the Parent Parties or the Surviving Entity, to:

BRE Landmark Parent L.P. c/o The Blackstone Group 345 Park Avenue New York, NY 10154
Attention:	Tyler Henritze
E-mail:	henritze@blackstone.com

        with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, NY 10017
Attention:	Brian M. Stadler Benjamin P. Schaye
E-mail:	bstadler@stblaw.com ben.schaye@stblaw.com

        if to the Company Parties (prior to the Company Merger) to:

LaSalle Hotel Properties 7550 Wisconsin Avenue, 10th Floor Bethesda, Maryland 20814
Attention:	Michael D. Barnello President and Chief Executive Officer
E-mail:	mbarnello@lasallehotels.com

        with copies (which shall not constitute notice) to:

Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210
Attention:	Joseph L. Johnson III Andrew H. Goodman
E-mail:	jjohnson@goodwinlaw.com agoodman@goodwinlaw.com
and
DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020
Attention:	Kerry E. Johnson
E-mail:	kerry.johnson@dlapiper.com

        Section 8.8    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        Section 8.9    Counterparts.     This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

        Section 8.10    Obligation of Parent.     Parent shall cause Merger Sub and Merger OP to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub and Merger OP in accordance with the terms of this Agreement, the Mergers, and the other Transactions. As a material inducement to the Company's willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub and Merger OP of each of their respective covenants, obligations and undertakings required to be performed by Merger Sub and Merger OP under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub and Merger OP shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 8.10 to "Merger Sub" shall also include the Surviving Entity following the Effective Time and references in this Section 8.10 to "Merger OP" shall also include the Surviving Partnership following the Effective Time.

        Section 8.11    Specific Performance; Parent Liability Cap.

          (a)   The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by the Company Parties in accordance with their specific terms or were otherwise breached, and that money damages (even if available) or other legal remedies would not be an adequate remedy for any such harm. The parties hereto agree that unless and until this Agreement is terminated in accordance with Section 7.1 and any dispute over the right to termination has been finally resolved, (i) the Parent Parties shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 8.5 to prevent breaches of this Agreement by the Company Parties, to enforce specifically the terms and provisions of this Agreement or provide other equitable relief, without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 7.2 or Section 7.3 or otherwise, and (ii) the right of specific enforcement is an integral part of the Transactions, including the Mergers, and without that right, none of the Parent Parties would have entered into this Agreement. Each of the Company Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any of the Parent Parties has an adequate remedy at Law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The parties hereto agree that no Company Party shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by any of the Parent Parties or to enforce specifically the terms and provisions hereof and that each Company Party's sole and exclusive remedy relating to a breach of this Agreement by any Parent Party or otherwise shall be the remedy set forth in Section 7.3(c); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent of Section 5.13 or the second sentence of Section 7.4(b).

          (b)   The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.11, a Parent Party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.11 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.11 shall require any Parent Party to institute any Legal Proceeding for (or limit any Parent Party's right to institute any Legal Proceeding for) specific performance under this Section 8.11 prior or as a condition to exercising any termination right under Article 7 (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 8.11 or anything set forth in this Section 8.11 restrict or limit any Parent Party's right to terminate this Agreement in accordance with the terms of Article 7 or pursue any other remedies under this Agreement that may be available at any time.

          (c)   Notwithstanding anything to the contrary in this Agreement, the maximum aggregate Liability of the Parent Parties for losses, damages, costs or expenses relating to the failure of the Transactions to be consummated, breach of this Agreement by any Parent Party or otherwise in connection with this Agreement, the Equity Commitment Letter, the Guarantee and the Transactions shall be limited to an amount equal to the Parent Termination Fee, plus the Parent Expenses and the Recovery Costs (collectively, the "Parent Liability Cap"), and in no event shall the Company Parties or any of their Affiliates seek any amount in excess of the Parent Liability Cap in connection with this Agreement, the Equity Commitment Letter, the Guarantee or the

  Transactions or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of the Company Parties agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent-Related Parties (other than Parent, Merger Sub or Merger OP to the extent provided in this Agreement and Blackstone Real Estate Advisors L.P. to the extent provided in the Confidentiality Agreement), through Parent, Merger Sub or Merger OP or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, Merger Sub or Merger OP against any Parent-Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Sponsor (but not any other Parent-Related Party) under and to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described therein. Recourse against the Sponsor under the Guarantee shall be the sole and exclusive remedy of the Company, the Operating Partnership and their respective Affiliates against the Sponsor and any other Parent-Related Party (other than Parent, Merger Sub or Merger OP to the extent provided in this Agreement and Blackstone Real Estate Advisors L.P. to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against Parent, Merger Sub or Merger OP hereunder and Blackstone Real Estate Advisors L.P. under the Confidentiality Agreement, in no event shall the Company or its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent-Related Party (other than the Sponsor to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described therein).

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

LASALLE HOTEL PROPERTIES
By:	/s/ MICHAEL D. BARNELLO
	Name:	Michael D. Barnello
	Title:	President and Chief Executive Officer
LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
By: LaSalle Hotel Properties, its general partner
By:	/s/ MICHAEL D. BARNELLO
	Name:	Michael D. Barnello
	Title:	President and Chief Executive Officer
BRE LANDMARK PARENT L.P.
By:	/s/ TYLER HENRITZE
	Name:	Tyler Henritze
	Title:	Senior Managing Director and Vice President
BRE LANDMARK L.P.
By:	/s/ TYLER HENRITZE
	Name:	Tyler Henritze
	Title:	Senior Managing Director and Vice President
BRE LANDMARK ACQUISITION L.P.
By:	/s/ TYLER HENRITZE
	Name:	Tyler Henritze
	Title:	Senior Managing Director and Vice President

[Signature Page to Merger Agreement]

 Exhibit B

[Letterhead of Citigroup Global Markets Inc.]

May 20, 2018

The Board of Trustees
LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, MD 20814

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common shares of beneficial interest of LaSalle Hotel Properties (the "Company") of the Merger Consideration (defined below) to be paid to such holders (other than BRE Landmark Parent L.P. ("Parent") and its affiliates) pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of May 20, 2018 (the "Merger Agreement"), among Parent, BRE Landmark L.P. ("Merger Sub"), a wholly owned subsidiary of Parent, BRE Landmark Acquisition L.P. ("Merger OP"), the Company, and LaSalle Hotel Operating Partnership, L.P. As more fully described in the Merger Agreement, (i) the Company will be merged with and into Merger Sub (the "Merger") and (ii) each outstanding common share of beneficial interest, par value $0.01 per share, of the Company (the "Company Common Shares"), other than the Company Common Shares held by the Company or held by Parent, Merger Sub, Merger OP or any of their subsidiaries, will be converted into the right to receive $33.50 in cash (the "Merger Consideration").

        In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, trustees and other representatives and advisors of the Company concerning the business, operations and prospects of the Company. We examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data relating to the Company which were provided to or discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Company Common Shares; the historical and projected earnings and other operating data of the Company; and the capitalization and financial condition of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company. In connection with our engagement and at the direction of the Company, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed, with your consent, that the financial results reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected. We have relied, at your direction, upon the assessments of the management of the Company as to the potential impact on the Company of certain market trends and other developments in and prospects for, and governmental or other regulatory matters relating to or affecting, the lodging real estate market and related credit and financial markets and potential future acquisitions and dispositions (including, in each case, the timing and amount thereof) of lodging properties contemplated to be undertaken by the Company. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on the Company or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion.

        We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. We have been advised by the Company, and we have assumed, with your consent, that the Company has operated in conformity with the requirements for qualification as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 1998 and that the Merger will not adversely affect such status or operations of the Company. Our opinion does not address the underlying business decision of the Company to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, trustees or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

        Citigroup Global Markets Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided and currently provide services to the Company unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted or acting as (i) joint book-running manager for the Company's preferred equity offering in 2016, (ii) administrative agent for a term loan in 2017, (iii) administrative agent, joint lead arranger and joint bookrunner for a revolving credit facility and term loan in 2017, and (iv) administrative agent, joint lead arranger and joint bookrunner for the Westin CopleyPlace mortgage loan in 2018. We have also provided services to the Company with respect to securitization lending, the Company's share buyback program and, in 2016, we provided derivative-related services to the Company. We and our affiliates in the past have also provided, and currently provide services to Blackstone Real Estate Advisors L.P. unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) financial advisory services related to the acquisition of BioMed Realty Trust, Inc. in January 2016, the acquisition of International Market Centers, Inc. in September 2017, the disposal of Logicor Europe in December 2017, the pending acquisition of Gramercy Property Trust, and the pending acquisition of Pure Industrial Real Estate Trust, (ii) margin loans on shares of Hilton Worldwide Holdings, Brixmor Property Group, and Hudson Pacific Properties in January 2016, advisory services for an Extended Stay America follow-on equity offering in February 2016, block trade execution for Brixmor Property Group in June 2016, block trade execution for

Extended Stay America in December 2016, March 2017 and May 2017, a margin loan on Hudson Pacific Properties shares in April 2017, acting as joint bookrunner for a Blackstone Mortgage Trust convertible senior note offering in May 2017, margin loans on shares of Invitation Homes and Hilton Worldwide Holdings in September 2017, block trade execution for Blackstone Mortgage Trust in November 2017, acting as joint bookrunner for Blackstone Mortgage Trust's convertible senior notes offering in March 2018, and margin loans on shares of Hilton Worldwide Holdings and Invitations Homes in Aprial 2018, (iii) acting as sole underwriter of secured financing for the Greensborough Plaza shopping center in Melbourne, Australia for Blackstone Real Estate Australia in 2016, joint bookrunner for ESH Hospitality's senior notes offering in March 2016, joint bookrunner for Brixmor Property Group's senior notes offering in June 2016, joint lead arranger for Extended Stay America's revolving credit facility and term loan in August 2016, co-manager for Hilton Worldwide Holdings' high yield bond offering in November 2016, joint lead arranger for Extended Stay America's term loan repricing in March 2017, joint bookrunner for Brixmore Property Group's senior notes offering in March 2017, co-lead manager and joint bookrunner for Blackstone Mortgage Trust's collateralized loan obligation in December 2017 and co-manager for Hilton Worldwide Holdings' high yield bond offering in April 2018, (iv) committed capital in connection with the pending take-private of Pure Industrial Real Estate Trust, a senior secured guidance facility of Blackstone REIT, a revolving credit facility of Hilton Worldwide Holdings and a revolving credit facility of La Quinta Holdings and (v) securitization and CMBS services. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Parent and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of the Board of Trustees of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed Merger.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to holders of the Company Common Shares pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Company Common Shares (other than Parent and its affiliates).

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.

 Exhibit C

[Letterhead of Goldman Sachs & Co. LLC]

PERSONAL AND CONFIDENTIAL

May 20, 2018

Board of Trustees
LaSalle Hotel Properties
7550 Wisconsin Avenue, 10th Floor
Bethesda, MD

Lady and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than BRE Landmark Parent L.P. ("Parent") and its affiliates) of the outstanding common shares of beneficial interest, par value $0.01 per share (the "Shares"), of LaSalle Hotel Properties (the "Company") of the $33.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of May 20, 2018 (the "Agreement"), by and among Parent, BRE Landmark L.P., a wholly owned subsidiary of Parent, BRE Landmark Acquisition L.P., the Company, and LaSalle Hotel Operating Partnership, L.P.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including The Blackstone Group L.P. ("Blackstone"), an affiliate of Parent, and any of its affiliates and portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We also have provided certain financial advisory and/or underwriting services to Parent and/or its affiliates, including Blackstone and its affiliates and portfolio companies, from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the offering of 5.000% Senior Secured Notes due 2027 by Cheniere Energy Partners LP Holdings ($1,500,000,000 aggregate principal amount), a portfolio company of Blackstone, in September 2016; as joint lead arranger with respect to a bank loan ($1,500,000,000 aggregate principal amount) for Blackstone in December 2016; as financial advisor to Fisterra Energy, an affiliate of Blackstone, in connection with the sale of Ventika wind farm in December 2016; as joint lead arranger with respect to a bank loan (aggregate principal amount $2,270,000,000) for Michaels Stores, Inc., a portfolio company of Blackstone, in March 2017; as joint lead agent with respect to a bank loan (aggregate principal amount $2,425,000,000) for Avaya Inc., a portfolio company of Blackstone, in December 2017; and as joint bookrunner with respect to the offering of 5.125% Senior Notes due 2026 by Hilton Worldwide Inc. (aggregate principal amount $1,500,000,000), a portfolio company of Blackstone, in April 2018. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates, including Blackstone and any of its affiliates and portfolio companies, for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Blackstone and its affiliates from time to time and may have invested in limited partnership units of affiliates of Blackstone from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2017; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the U.S. real estate investment trust industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, including a proposal for a transaction provided by a third party that may have resulted in greater value than the $33.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement, which proposal you have advised us you have determined not to pursue; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $33.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the merger of BRE Landmark Acquisition L.P. with and into LaSalle Hotel Operating Partnership, L.P., the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities of the Company, including the 6.375% Series I Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Company and the 6.3% Series J Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Company, any class of securities of LaSalle Hotel Operating Partnership, L.P., or any other person, creditors, or other constituencies of the Company or LaSalle Hotel Operating Partnership, L.P.; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, trustees or employees of the Company, or class of such persons, in connection with the

Transaction, whether relative to the $33.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Trustees of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $33.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ ]/[ ]/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. LaSalle Hotel Properties 7550 Wisconsin Avenue 10th Floor Bethesda, Maryland 20814 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ ]/[ ]/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Trustees recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1To approve the merger of LaSalle Hotel Properties with and into BRE Landmark L.P. and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 20, 2018 and as it may be amended from time to time, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P., BRE Landmark Parent L.P., BRE Landmark L.P. and BRE Landmark Acquisition L.P., as more particularly described in the Proxy Statement. For 0 Against 0 Abstain 0 3 To approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement. 0 0 0 2To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to LaSalle Hotel Properties' named executive officers that is based on or NOTE: The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement with respect thereto, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the special meeting. This proxy may be revoked at any time before it is exercised. otherwise relates to the merger, as more particularly described in the Proxy Statement. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

. SUBJECT TO COMPLETION - PRELIMINARY PROXY CARD DATED JUNE 18, 2018 LASALLE HOTEL PROPERTIES Special Meeting of Shareholders [ ], 2018 [ ] This proxy is solicited by the Board of Trustees The common shareholder(s) of LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust, that have signed on the other side of this proxy card (the "shareholder(s)") hereby constitute(s) and appoint(s) Michael D. Barnello and Kenneth G. Fuller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to attend, to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of LASALLE HOTEL PROPERTIES that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at [ ], EDT on [ ], 2018, at [ ], and any adjournments or postponements thereof, and otherwise to represent the shareholder(s) at such meeting with all powers possessed by the shareholder(s) as if personally present at such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is executed but no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations. The Board of Trustees recommends a vote "FOR" each of Proposals 1, 2 and 3. A common shareholder wishing to vote in accordance with the Board of Trustees' recommendations need only sign and date this proxy and return it in the executed envelope. Pursuant to LASALLE HOTEL PROPERTIES' bylaws, no business may be transacted at a special meeting of shareholders except as specifically designated in the Notice of Special Meeting. Please authorize your proxy by signing on the other side and return promptly in the enclosed envelope. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side